Prospectus Supplement
(To Prospectus dated April 11, 2025)
Up to 2,000,000 Shares

John Hancock Premium Dividend Fund

Common Shares
John Hancock Premium Dividend Fund (the “Fund” or “fund”) is a diversified, closed-end management investment company. The fund commenced operations in December 1989 following an initial public offering.
Investment Objectives.

The Fund’s investment objective is to provide high current income, consistent with modest growth of capital for holders of its
Common Shares. The Fund will pursue its objective by investing in a diversified portfolio comprised primarily of dividend-paying preferred securities and common equity securities. There can be no assurance that the Fund will achieve its investment objective.
The Offering.

John Hancock Investment Management Distributors LLC (the “Distributor”) has entered into a distribution agreement with the fund, dated April 21, 2022, authorizing it to act as distributor for the fund’s common shares of beneficial interest, no par value (“Common Shares”), offered by this prospectus supplement (“Prospectus Supplement”) and the accompanying prospectus dated April 11, 2025 (the “Prospectus”). The
Distributor also has entered into a dealer agreement, dated April 21, 2022 (the “Dealer Agreement”), with UBS Securities LLC (the “Dealer”) with respect to the fund relating to the Common Shares offered by this Prospectus Supplement and the Prospectus. In accordance with the terms of the
Dealer Agreement, the fund may offer and sell its Common Shares from time to time through the Dealer as sub-placement agent for the offer and sale of the Common Shares. Under the Investment Company Act of 1940, as amended (the “1940 Act”), the fund may not sell any Common Shares at a price below the current net asset value (“NAV”) of such Common Shares, exclusive of any distributing commission or discount.
Sales of Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”), including sales made directly on the New York Stock Exchange (“NYSE”) or sales made to or through a market maker other than on an exchange.
The fund will compensate the Distributor with respect to sales of the Common Shares at a commission rate of 1% of the gross proceeds of the sale of
Common Shares. The Distributor will compensate the Dealer out of this commission at a certain percentage rate of the gross proceeds of the sale of
Common Shares sold under the Dealer Agreement, with the exact amount of such compensation to be mutually agreed upon by the Distributor and the
Dealer from time to time. In connection with the sale of the Common Shares on the fund’s behalf, the Distributor may be deemed to be an “underwriter”
within the meaning of the 1933 Act and the compensation of the Dealer may be deemed to be underwriting commissions or discounts.
Investment Strategy.

Under normal circumstances, the Fund will invest at least 80% (plus any borrowings for investment purposes) of its net assets in dividend-paying securities. The Fund will focus on common stocks of those issuers which, in the opinion of the Advisor (as defined below), have strong fundamental characteristics, large market capitalizations, favorable credit quality and current dividend yields generally higher than the currently available dividend yield quoted on the Standard & Poor’s 500 Index. The Advisor intends to manage the Fund’s portfolio to generate income qualifying for the dividends received deduction (the “Dividends Received Deduction”) allowed corporations under Section 243(a)(1) of the Internal
Revenue Code of 1986, as amended (the “Code”).
Investment Advisor and Subadvisor

The fund’s investment advisor is John Hancock Investment Management LLC (the “Advisor” or “JHIM”) and its
subadvisor is Manulife Investment Management (US) LLC (the “Subadvisor” or “subadvisor”).
Exchange listing.

The fund’s currently outstanding Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “PDT.” Any new Common Shares offered and sold hereby are expected to be listed on the NYSE and trade under this symbol. The last reported sale price, NAV per share and percentage discount to NAV per share of the Common Shares as of March 26, 2025 were $12.91, $13.70 and -5.77%, respectively.
Leverage.

The fund may use leverage to the extent permitted by the 1940 Act, this Prospectus, and a liquidity agreement dated December 2, 2015
(the “LA”). See “—Other Investment Policies—Borrowing.” The LA includes a line of credit and may utilize securities lending and reverse repurchase agreements. The fund’s leverage strategy may not be successful. See “Hedging, Derivative and Other Strategic Transactions Risk” for additional information.
Manulife, Manulife Investments, Stylized M Design, and Manulife Investments & Stylized M Design are trademarks of The Manufacturers Life Insurance Company and John
Hancock, and the Stylized John Hancock Design are trademarks of John Hancock Life Insurance Company (U.S.A.). Each are used by it and by its affiliates under license.

The Common Shares have traded both at a premium and a discount to NAV. The fund cannot predict whether Common Shares will trade in the future at a premium or discount to NAV. The provisions of the 1940 Act generally require that the public offering price of common shares (less any underwriting commissions and discounts) must equal or exceed the NAV per share of a company’s common stock (calculated within 48 hours of pricing). The fund’s issuance of Common Shares may have an adverse effect on prices in the secondary market for the fund’s Common Shares by increasing the number of Common Shares available, which may put downward pressure on the market price for the fund’s Common Shares. Shares of common stock of closed-end investment companies frequently trade at a discount from NAV, which may increase investors’ risk of loss.
Investing in the fund’s Common Shares involves certain risks. You could lose all or some of your investment. You should consider carefully these risks together with all of the other information contained in this Prospectus Supplement and the accompanying
Prospectus before making a decision to purchase the fund’s securities. See “Risk Factors” beginning on page 19 of the accompanying
Prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined whether this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This Prospectus Supplement and accompanying Prospectus set forth concisely the information about the fund that a prospective investor should know before investing. You should read this Prospectus Supplement and the accompanying Prospectus, which contain important information, before deciding whether to invest in the Common Shares. You should retain this Prospectus Supplement and the accompanying Prospectus for future reference. A Statement of Additional Information (“SAI”), dated April 11, 2025, as may be supplemented from time to time, containing additional information about the fund, has been filed with the SEC and is incorporated by reference in its entirety into this Prospectus Supplement and the accompanying Prospectus. This Prospectus Supplement, together with the accompanying Prospectus and SAI, set forth concisely the information about the fund that you should know before investing. A copy of the SAI may be obtained without charge by visiting the fund’s website
(https://www.jhinvestments.com/investments/closed-end-fund/us-equity-funds/premium-dividend-fund-ce-pdt) or by calling 800-225-6020
(toll-free) or from the SEC’s website at www.sec.gov. Copies of the fund’s annual report and semi-annual report and other information about the fund may be obtained upon request by writing to the fund, by calling 800-225-6020, or by visiting the fund’s website at https://www.jhinvestments.com/investments/closed-end-fund/us-equity-funds/premium-dividend-fund-ce-pdt.
You also may obtain a copy of any information regarding the fund filed with the SEC from the SEC’s website (www.sec.gov). You may also e-mail requests for these documents to publicinfo@sec.gov.
The fund’s Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
Prospectus Supplement dated April 11, 2025
You should rely only on the information contained in, or incorporated by reference into, this Prospectus Supplement, the accompanying Prospectus and the SAI in making your investment decisions. The fund has not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus
Supplement, which describes the specific terms of this offering including the method of distribution, also adds to and updates information contained in the accompanying Prospectus, the SAI and the documents incorporated by reference into the accompanying
Prospectus and the SAI. If the description of this offering varies between this Prospectus Supplement and the accompanying
Prospectus or the SAI, you should rely on the information contained in this Prospectus Supplement. The fund is not making an offer to sell the Common Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this
Prospectus Supplement, the accompanying Prospectus and the SAI is accurate only as of the dates on their covers. The fund’s business, financial condition and prospects may have changed since the date of its description in this Prospectus Supplement or the date of its description in the accompanying Prospectus and SAI.

Prospectus Supplement

Prospectus
Prospectus Summary	1
Summary of Risks	4
Summary of Fund Expenses	7
Financial Highlights	9
Market and Net Asset Value Information	11
The Fund	11
Use of Proceeds	11
Investment Objective	12
Principal investment strategies	12
Risk Factors	19
Management of the Fund	30
Custodian and Transfer Agent	32
Determination of Net Asset Value	32
Distribution Policy	33
Dividend Reinvestment Plan	34
Closed-End Fund Structure	35
U.S. Federal Income Tax Matters	36
Plan of Distribution	38
Description of Capital Structure	39
Certain Provisions in the Declaration of Trust and By-Laws	42
Reports to Shareholders	43
Independent Registered Public Accounting Firm	43
Legal and Regulatory Matters	43
Incorporation by Reference	43
Additional Information	43
The Fund’s Privacy Policy	44

Until May 6, 2025 (25 days after the date of this Prospectus Supplement), all dealers that buy, sell or trade the Common Shares, whether or not participating in this offering, may be required to deliver the Prospectus and this Prospectus Supplement. This requirement is in addition to the dealers’ obligation to deliver the Prospectus and this Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.
iii

Cautionary Notice Regarding Forward-Looking Statements
This Prospectus Supplement, the accompanying Prospectus and the SAI contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. Such forward-looking statements may be contained in this Prospectus Supplement as well as in the accompanying Prospectus and the SAI. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the fund’s actual results are the performance of the portfolio of securities the fund holds, the price at which the Common Shares will trade in the public markets and other factors discussed in the fund’s periodic filings with the SEC. Currently known risk factors that could cause actual results to differ materially from the fund’s expectations include, but are not limited to, the factors described in the “Risk Factors” section of the accompanying Prospectus. You are urged to review carefully those sections for a more detailed discussion of the risks of an investment in the fund’s securities.
Although the fund believes that the expectations expressed in the fund’s forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in the fund’s forward-looking statements. The fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risk
Factors” section of the accompanying Prospectus. All forward-looking statements contained or incorporated by reference in this Prospectus
Supplement, the accompanying Prospectus or the SAI are made as of the date of this Prospectus Supplement, the accompanying Prospectus or the SAI, as the case may be. Except for the fund’s ongoing obligations under the federal securities laws, the fund does not intend, and the fund undertakes no obligation, to update any forward-looking statement. The forward-looking statements contained in this Prospectus Supplement, the accompanying
Prospectus and the SAI are excluded from the safe harbor protection provided by section 27A of the 1933 Act.
iv

Prospectus Supplement Summary

This is only a summary. You should review the more detailed information elsewhere in this prospectus supplement (“Prospectus Supplement”), the accompanying prospectus (the “Prospectus”), and in the Statement of Additional Information (the “SAI”) prior to making an investment in the fund. See
“Risk Factors” in the accompanying Prospectus.
The Fund
John Hancock Premium Dividend Fund (the “Fund” or “fund”) is a diversified, closed-end management investment company. The fund commenced operations in December 1989 following an initial public offering.
Investment Objectives
The Fund’s investment objective is to provide high current income, consistent with modest growth of capital for holders of its Common Shares. The Fund will pursue its objective by investing in a diversified portfolio comprised primarily of dividend-paying preferred securities and common equity securities.
There can be no assurance that the Fund will achieve its investment objective. The Fund’s investment objective is not fundamental and may be changed without shareholder approval.
The Offering
John Hancock Investment Management Distributors LLC (the “Distributor”) has entered into a distribution agreement with the fund, dated April 21,
2022, authorizing it to act as distributor to the fund’s common shares of beneficial interest, no par value (the “Common Shares”), offered by this
Prospectus Supplement and the accompanying Prospectus dated April 11, 2025. The Distributor also has entered into a dealer agreement, dated
April 21, 2022 (the “Dealer Agreement”) with UBS Securities LLC (the “Dealer”) with respect to the fund relating to the Common Shares offered by this
Prospectus Supplement and the Prospectus. In accordance with the terms of the Dealer Agreement, the fund may offer and sell up to 2,000,000
Common Shares from time to time through the Dealer as sub-placement agent for the offer and sale of the Common Shares.
Offerings of the Common Shares will be subject to the provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), which generally require that the public offering price of common shares of a closed-end investment company (exclusive of distribution commissions and discounts)
must equal or exceed the net asset value (“NAV”) per share of the company’s common shares (calculated within 48 hours of pricing), absent shareholder approval or under certain other circumstances.
Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”), including sales made directly on the New York Stock Exchange (“NYSE”) or sales made to or through a market maker other than on an exchange. The Common
Shares may not be sold through agents, underwriters or dealers without delivery or deemed delivery of this Prospectus Supplement and the accompanying Prospectus describing the method and terms of the offering of Common Shares.
Listing and Symbol
The fund’s currently outstanding Common Shares are listed on the NYSE under the symbol “PDT.” Any new Common Shares offered and sold hereby will be listed on the NYSE and trade under this symbol. As of March 26, 2025, the last reported sale price per share of Common Shares in the market as of the close of regular trading on the NYSE was $12.91.
Use of Proceeds
The fund currently intends to invest substantially all of the net proceeds of any sales of Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus in accordance with its investment objectives and policies as described in the accompanying Prospectus under
“Investment Objectives” and “Investment Strategies” within three months of receipt of such proceeds. Such investments may be delayed up to three months if suitable investments are unavailable at the time or for other reasons, such as market volatility and lack of liquidity in the markets of suitable investments. Pending such investment, the fund anticipates that it will invest the proceeds in short-term money market instruments, securities with remaining maturities of less than one year, cash or cash equivalents. A delay in the anticipated use of proceeds could lower returns and reduce the fund’s distribution to the holders of Common Shares (“Common Shareholders”) or result in a distribution consisting principally of a return of capital.
Investment Advisor and Subadvisor
The fund’s investment Advisor is John Hancock Investment Management LLC (the “Advisor” or “JHIM”) and its subadvisor is Manulife Investment
Management (US) LLC (the “Subadvisor” or ”subadvisor”).
The Advisor is an indirect principally owned subsidiary of John Hancock Life Insurance Company (U.S.A.), a subsidiary of Manulife Financial
Corporation. The Advisor is responsible for overseeing the management of the fund, including its day-to-day business operations and monitoring the subadvisor. As of December 31, 2024, the Advisor had total assets under management of approximately $165.2 billion.

The subadvisor handles the fund’s portfolio management activity, subject to oversight by the Advisor. The subadvisor is a wholly owned subsidiary of
John Hancock Life Insurance Company (U.S.A.) (a subsidiary of Manulife Financial Corporation). As of December 31, 2024, the subadvisor had total assets under management of approximately $218.6 billion.
See “Management of the Fund—The Advisor” and “—The Subadvisor”.
Summary of Fund Expenses

The purpose of the table below is to help you understand all fees and expenses that you, as a Common Shareholder, would bear directly or indirectly. In accordance with SEC requirements, the table below shows the fund’s expenses as a percentage of its average net assets as of October 31, 2024, and not as a percentage of total assets. By showing expenses as a percentage of average net assets, expenses are not expressed as a percentage of all of the assets in which the fund invests. The offering costs to be paid or reimbursed by the fund are not included in the Annual Expenses table below.
However, these expenses will be borne by Common Shareholders and may result in a reduction in the NAV of Common Shares. See “Management of the
fund” and “Dividend Reinvestment Plan” in the accompanying Prospectus. The table and example are based on the fund’s capital structure as of
October 31, 2024.

Shareholder Transaction Expenses (%)
Sales load (as a percentage of offering price) 1	1.00
Offering expenses (as a percentage of offering price) 2	0.93
Dividend Reinvestment Plan fees 3	None

Annual Expenses (Percentage of Net Assets Attributable to Common Shares) (%)
Management fees 4	1.29
Interest Payments on Borrowed Funds 5	3.72
Other expenses	0.25
Total Annual Operating Expenses	5.26
Contractual Expense Reimbursement 6	(0.01)
Total Annual Fund Operating Expenses After Expense Reimbursements	5.25
1
Represents the estimated commission with respect to the Common Shares being sold in this offering. There is no guarantee that there will be any sales of the Common
Shares pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales of the Common Shares under this Prospectus Supplement and the accompanying Prospectus, if any,
may
be less than as set forth under “Capitalization” below. In addition, the price per share of any such sale may be greater or less than the price set forth under “Capitalization” below, depending on market price of the Common Shares at the time of any such sale.
2
Offering costs charged upon sale of the shares, based on the last reported sale price on March 26, 2025.
3
Participants in the fund’s dividend reinvestment plan do not pay brokerage charges with respect to Common Shares issued directly by the fund. However, whenever
Common Shares are purchased or sold on the NYSE or otherwise on the open market, each participant will pay a pro rata portion of brokerage trading fees, currently
$0.05 per share purchased or sold. Brokerage trading fees will be deducted from amounts to be invested. Shareholders participating in the dividend reinvestment plan may buy additional Common Shares of the fund through the plan at any time and will be charged a $5 transaction fee plus $0.05 per share brokerage trading fee for each order. See “Distribution Policy” and “Dividend Reinvestment Plan” in the accompanying Prospectus.
4
See “Management of the Fund—The Advisor” in the accompanying Prospectus.
5
The fund uses leverage by borrowing under the LA. See “Other Investment Policies – Borrowing” and “Use of Leverage by the Fund” in the accompanying Prospectus.
6
The Advisor contractually agrees to waive a portion of its management fee and/or reimburse expenses for the fund and certain other John Hancock funds according to an asset level breakpoint schedule that is based on the aggregate net assets of all the funds participating in the waiver or reimbursement, including the fund (the participating portfolios). This waiver equals, on an annualized basis, 0.0100% of that portion of the aggregate net assets of all the participating portfolios that exceeds $75 billion but is less than or equal to $125 billion; 0.0125% of that portion of the aggregate net assets of all the participating portfolios that exceeds
$125 billion but is less than or equal to $150 billion; 0.0150% of that portion of the aggregate net assets of all the participating portfolios that exceeds $150 billion but is less than or equal to $175 billion; 0.0175% of that portion of the aggregate net assets of all the participating portfolios that exceeds $175 billion but is less than or equal to $200 billion; 0.0200% of that portion of the aggregate net assets of all the participating portfolios that exceeds $200 billion but is less than or equal to $225 billion; and 0.0225% of that portion of the aggregate net assets of all the participating portfolios that exceeds $225 billion. The amount of the reimbursement is calculated daily and allocated among all the participating portfolios in proportion to the daily net assets of each participating portfolio. During its most recent fiscal year, the fund’s reimbursement amounted to 0.01% of the fund’s average daily net assets. This agreement expires on July 31, 2026, unless renewed by mutual agreement of the fund and the Advisor based upon a determination that this is appropriate under the circumstances at that time.
Example
The following example illustrates the expenses that Common Shareholders would pay on a $1,000 investment in Common Shares, assuming (i) total annual expenses set forth above, including any reimbursements through their current expiration date; (ii) sales load of 1.00%; (iii) offering expenses of
0.93%; (iv) a 5% annual return; and (v) all distributions are reinvested at NAV:

	1 Year	3 Years	5 Years	10 Years
Total Expenses ($)	$71	$173	$275	$528

The above table and example and the assumption in the example of a 5% annual return are required by regulations of the SEC that are applicable to all investment companies; the assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the fund’s
Common Shares. For more complete descriptions of certain of the fund’s costs and expenses, see “Management of the Fund” in the accompanying
Prospectus. In addition, while the example assumes reinvestment of all dividends and distributions at NAV, participants in the fund’s dividend reinvestment plan may receive Common Shares purchased or issued at a price or value different from NAV. See “Distribution Policy” and “Dividend
Reinvestment Plan” in the accompanying Prospectus.
The example should not be considered a representation of past or future expenses, and the fund’s actual expenses may be greater or less than those shown. Moreover, the fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.
Capitalization

The fund may offer and sell up to 2,000,000 Common Shares from time to time through the Dealer as sub-placement agent under this Prospectus
Supplement and the accompanying Prospectus. Of the 2,000,000 Common Shares, 213,044 have been issued and 1,786,956 are unsold. In addition, the fund has registered, and may take down, additional shares at a later date. There is no guarantee that there will be any sales of the Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus. The table below assumes that the fund will sell 1,786,956 Common
Shares at a price of $12.91 per share (the last reported sale price per share of Common Shares in the market as of the close of regular trading on the
NYSE on March 26, 2025). Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be greater or less than $ 12.91 per share, depending on the market price of the Common Shares at the time of any such sale. To the extent that the market price per share of the Common Shares on any given day is less than the net asset value per share on such day, the fund will instruct the Dealer not to make any sales on such day.
The following table sets forth the fund’s capitalization:
●
on a historical basis as of October 31, 2024 (audited);
●
on an actual basis as of March 26, 2025 to reflect the sale and reinvestment of Common Shares from November 1, 2024 through March 26, 2025, and the application of the net proceeds from such sale of Common Shares; and
●
on a pro forma as adjusted basis to reflect the assumed sale of 1,786,956 Common Shares at $12.91 per share (the last reported sale price for the fund’s Common Shares in the market as of the close of regular trading on the NYSE on March 26, 2025), in an offering under this Prospectus
Supplement and the accompanying Prospectus, after deducting the assumed commission of $230,696 (representing an estimated commission to the Distributor of 1.00% of the gross proceeds of the sale of Common Shares, of which a certain percentage will be paid to the Dealer in connection with sales of Common Shares effected in this offering) and the offering expenses of $214,229 related to the issuance of Common Shares.

	As of October 31, 2024 (audited)	As of March 26, 2025, (unaudited)	Pro Forma (unaudited)
	Actual	Actual	As Adjusted
Net assets ($)	668,480,701	673,902,612	696,523,757
Common Shares of beneficial interest outstanding — unlimited number of shares authorized with no par value	49,185,225	49,185,225	50,972,181
Paid-in capital ($)	600,857,245	610,007,296	632,628,441
Total distributable earnings (loss)	67,623,456	63,895,316	63,895,316
Net assets ($)	668,480,701	673,902,612	696,523,757
Net asset value per share ($)	13.59	13.70	13.66
Market and Net Asset Value Information

The fund’s currently outstanding Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “PDT” and commenced trading on the NYSE in 1989.
The Common Shares have traded both at a premium and at a discount to their net asset value (“NAV”). The fund cannot predict whether its shares will trade in the future at a premium or discount to NAV. The provisions of the 1940 Act generally require that the public offering price of common shares
(less any underwriting commissions and discounts) must equal or exceed the NAV per share of a company’s common stock (calculated within 24 hours of pricing). The fund’s issuance of Common Shares may have an adverse effect on prices in the secondary market for Common Shares by increasing the number of Common Shares available, which may put downward pressure on the market price for Common Shares. Shares of common stock of closed-end investment companies frequently trade at a discount from NAV. See “Risk Factors—General Risks—Market Discount Risk” in the
accompanying Prospectus.

The following table sets forth for each of the periods indicated the high and low closing market prices for Common Shares on the NYSE, and the corresponding NAV per share and the premium or discount to NAV per share at which the Common Shares were trading as of such date. NAV is determined once daily as of the close of regular trading on the NYSE (typically 4:00

p.m.
, Eastern Time). See “Determination of Net Asset Value” in the
accompanying Prospectus for information as to the determination of the fund’s NAV.

	Market Price		NAV per Share on Date of Market Price High and Low		Premium/(Discount) on Date of Market Price High and Low
Fiscal Quarter Ended	High ($)	Low ($)	High ($)	Low ($)	High (%)	Low (%)
January 31, 2023	14.2	12.72	12.95	12.84	9.65	-0.93
April 30, 2023	13.39	11.81	13.69	11.31	-2.19	4.42
July 31, 2023	12.57	11.10	12.13	11.25	3.63	-1.33
October 31, 2023	11.14	8.97	11.94	10.41	-6.70	-13.83
January 31, 2024	11.08	9.83	11.69	10.67	-5.22	-7.87
April 30, 2024	11.84	10.71	12.08	11.51	-1.99	-6.95
July 31, 2024	12.37	11.23	12.92	12.33	-4.26	-8.92
October 31, 2024	13.54	11.87	13.83	12.61	-2.10	-5.87
January 31, 2025	13.23	12.01	14.03	13.02	-5.70	-7.76
The last reported sale price, NAV per share and percentage discount to NAV per share of the Common Shares as of March 26, 2025 were $12.91,
$13.70 and -5.77%, respectively. As of March 26, 2025, the fund had 49,185,225 Common Shares outstanding and net assets of the fund were
$673,902,612.
The Fund

The fund is a diversified, closed-end management investment company registered under the 1940 Act. The fund was organized on September 26, 1989 as a Massachusetts business trust pursuant to an Agreement and Declaration of Trust (as amended and restated from time to time, the “Declaration of
Trust”). The fund commenced operations following an initial public offering on December 15, 1989, pursuant to which the fund issued an aggregate of
13,000,000 Common Shares of beneficial interest, no par value. The fund issued an additional 41,176,463.295 shares in aggregate in connection with reorganizations of certain acquired funds into the fund on May 29, 2007, June 4, 2007, June 25, 2007, and October 10, 2007. The fund’s principal office is located at 200 Berkeley Street, Boston, Massachusetts 02116 and its phone number is 800-225-6020.
The following provides information about the fund’s outstanding securities as of October 31, 2024.

Title of Class	Amount Authorized	Amount Held by the Fund or for its Account	Amount Outstanding
Common Shares, no par value	Unlimited	0	49,185,225
Use of Proceeds

Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the 1933 Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange. There is no guarantee that there will be any sales of the Common Shares pursuant to this
Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be less than as set forth in this paragraph. In addition, the price per share of any such sale may be greater or less than the price set forth in this paragraph, depending on the market price of the Common Shares at the time of any such sale. As a result, the actual net proceeds the fund receives may be more or less than the amount of net proceeds estimated in this Prospectus Supplement. Assuming the sale of all of the Common Shares offered under this Prospectus Supplement and the accompanying Prospectus, at the last reported sale price of $12.91 per share for the Common Shares in the market as of the close of regular trading on the NYSE as of March 26, 2025 the fund estimates that the net proceeds of this offering will be approximately $22,621,145 after deducting the estimated sales load and the estimated offering expenses payable by the fund.
Subject to the remainder of this section, the fund currently intends to invest substantially all of the net proceeds of any sales of Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus in accordance with its investment objectives and policies as described in the accompanying Prospectus under “Investment Objectives” and “Investment Strategies” within three months of receipt of such proceeds. Such investments may be delayed up to three months if suitable investments are unavailable at the time or for other reasons, such as market volatility and lack of liquidity in the markets of suitable investments. Pending such investment, the fund anticipates that it will invest the proceeds in short-term money market instruments, securities with remaining maturities of less than one year, cash or cash equivalents. A delay in the anticipated use of proceeds could lower returns and reduce the fund’s distribution to Common Shareholders or result in a distribution consisting principally of a return of capital.
Plan of Distribution

Under the Dealer Agreement between the Distributor and the Dealer, upon written instructions from the Distributor, the Dealer will use its reasonable best efforts, to sell, as sub-placement agent, the Common Shares under the terms and subject to the conditions set forth in the Dealer Agreement. The
Dealer’s solicitation will continue until the Distributor instructs the Dealer to suspend the solicitations and offers. The Distributor will instruct the Dealer as to the amount of Common Shares to be sold by the Dealer. The Distributor may instruct the Dealer not to sell Common Shares if the sales cannot be effected at or above the price designated by the Distributor in any instruction. To the extent that the market price per share of the Common Shares on any given day is less than the NAV per share on such day, the Distributor will instruct the Dealer not to make any sales on such day. The Distributor or the
Dealer may suspend the offering of Common Shares upon proper notice and subject to other conditions.
The Dealer will provide written confirmation to the Distributor following the close of trading on the day on which Common Shares are sold under the
Dealer Agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to the fund and the compensation payable by the Distributor to the Dealer in connection with the sales.
The fund will compensate the Distributor with respect to sales of the Common Shares at a commission rate of 1% of the gross proceeds of the sale of
Common Shares. The Distributor will compensate the Dealer for its services in acting as sub-placement agent in the sale of Common Shares out of this commission at a certain percentage rate of the gross proceeds of the sale of Common Shares sold under the Dealer Agreement, with the exact amount of such compensation to be mutually agreed upon by the Distributor and the Dealer from time to time. There is no guarantee that there will be any sales of the Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be greater or less than the price set forth in this paragraph, depending on the market price of Common Shares at the time of any such sale. Assuming the 2,000,000 Common Shares offered hereby are sold at a market price of
$12.91 per share (the last reported sale price per share of Common Shares in the market as of the close of regular trading on the NYSE on March 26,
2025), the fund estimates that the total expenses for the offering, excluding compensation payable to the Distributor and the Dealer, would be approximately $214,229.
Settlement for sales of Common Shares will occur on the first trading day following the date on which such sales are made, in return for payment of the net proceeds to the fund. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The Distributor has agreed to provide indemnification and contribution to the Dealer against certain civil liabilities, including liabilities under the 1933
Act.
The Dealer Agreement will remain in full force and effect unless terminated by either party upon 30 days’ written notice to the other party.
The principal business address of the Dealer is 1285 Avenue of the Americas, New York, NY 10019.
Incorporation by Reference

This Prospectus is part of a registration statement filed with the SEC. Pursuant to General Instruction A.2 of Form N-2, the fund is permitted to
“incorporate by reference” the information filed with the SEC, which means that the fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus Supplement, and later information that the fund files with the SEC will automatically update and supersede this information.
The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and
Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering will be incorporated by reference into this Prospectus Supplement and deemed to be part of this Prospectus Supplement from the date of the filing of such reports and documents:
●
The fund’s Statement of Additional Information, dated April 11, 2025, filed with the accompanying Prospectus;
●
The fund’s
Annual Report
on Form N-CSR, filed on December 26, 2024;
●
The fund’s description of Common Shares on Form 8-A, filed on September 26, 1989.
You may obtain copies of any information incorporated by reference into this Prospectus Supplement, at no charge, by calling 800-225-6020
(toll-free), from the fund’s website
https://www.jhinvestments.com/investments/closed-end-fund/us-equity-funds/premium-dividend-fund-ce-pdt
or
from the SEC’s website at sec.gov. The fund’s periodic reports filed pursuant to Section 30(b)(2) of the 1940 Act and Sections 13 and 15(d) of the
Exchange Act, as well as this Prospectus Supplement, accompanying Prospectus, and the Statement of Additional Information, are available on the fund’s website
https://www.jhinvestments.com/investments/closed-end-fund/us-equity-funds/premium-dividend-fund-ce-pdt
. The SEC maintains an

internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, and you also may obtain a copy of any information regarding the fund filed with the SEC from the SEC’s website (sec.gov).
Additional Information

This Prospectus Supplement, the accompanying Prospectus, and the SAI do not contain all of the information set forth in the Registration Statement that the fund has filed with the SEC (file Nos.811-05908; 333-284570). The complete Registration Statement may be obtained from the SEC at
sec.gov. See the cover page of the accompanying Prospectus for information about how to obtain a paper copy of the Registration Statement or SAI without charge.

John Hancock Premium Dividend Fund

Common Shares

PROSPECTUS SUPPLEMENT

April 11, 2025
Until May 6, 2025 (25 days after the date of this Prospectus Supplement), all dealers that buy, sell or trade the Common Shares, whether or not participating in this offering, may be required to deliver a prospectus and the applicable prospectus supplement. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus and the applicable prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

Base Prospectus Dated April 11, 2025
2,000,000 Shares

John Hancock Premium Dividend Fund

Common Shares
John Hancock Premium Dividend Fund (the “Fund” or “fund”) is a diversified, closed-end management investment company. The fund commenced operations in December 1989 following an initial public offering.
Investment Objectives.

The fund’s investment objective is to provide high current income, consistent with modest growth of capital for holders of its
Common Shares. The fund will pursue its objective by investing in a diversified portfolio comprised primarily of dividend-paying preferred securities and common equity securities. There can be no assurance that the fund will achieve its investment objective.
The Offering.

The fund may offer, from time to time, in one or more offerings, the fund’s common shares of beneficial interest, no par value (“Common
Shares”). Common Shares may be offered at prices and on terms to be set forth in one or more supplements to this Prospectus (each, a “Prospectus
Supplement”). You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in Common Shares.
Common Shares may be offered directly to one or more purchasers, through agents designated from time to time by the fund, or to or through underwriters or dealers. The Prospectus Supplement relating to the offering will identify any agents, underwriters or dealers involved in the offer or sale of Common Shares, and will set forth any applicable offering price, sales, load, fee, commission or discount arrangement between the fund and its agents or underwriters, or among its underwriters, or the basis upon which such amount may be calculated, net proceeds and use of proceeds, and the terms of any sale. The fund may not sell any Common Shares through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular offering of the Common Shares.
Investment Strategy.

Under normal circumstances, the fund will invest at least 80% (plus any borrowings for investment purposes) of its net assets in dividend-paying securities. The fund will focus on common stocks of those issuers which, in the opinion of the Advisor (as defined below), have strong fundamental characteristics, large market capitalizations, favorable credit quality and current dividend yields generally higher than the currently available dividend yield quoted on the Standard & Poor’s 500 Index. The Advisor intends to manage the fund’s portfolio to generate income qualifying for the dividends received deduction (the “Dividends Received Deduction”) allowed corporations under Section 243(a) (1) of the Internal
Revenue Code of 1986, as amended (the “Code”).
Investment Advisor and Subadvisor.

The fund’s investment advisor is John Hancock Investment Management LLC (the “Advisor” or “JHIM”) and its
subadvisor is Manulife Investment Management (US) LLC (the “Subadvisor” or “subadvisor”).
Exchange listing.

The fund’s currently outstanding Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “PDT.” Any new Common Shares offered and sold hereby are expected to be listed on the NYSE and trade under this symbol. As of March 26, 2025, the last reported sale price for the Common Shares was $12.91.
Leverage.

The fund may use leverage to the extent permitted by the Investment Company Act of 1940 (the “1940 Act”), this Prospectus, and a liquidity agreement dated December 2, 2015 (the “LA”). See “—Other Investment Policies—Borrowing.” The LA includes a line of credit and may utilize securities lending and reverse repurchase agreements. The fund’s leverage strategy may not be successful. See “Hedging, Derivative and Other
Strategic Transactions Risk” for additional information.
The Common Shares have traded both at a premium and a discount to net asset value (“NAV”). The fund cannot predict whether
Common Shares will trade in the future at a premium or discount to NAV. The provisions of the 1940 Act generally require that the public offering price of common shares (less any underwriting commissions and discounts) must equal or exceed the NAV per share of a company’s common stock (calculated within 48 hours of pricing). The fund’s issuance of Common Shares may have an adverse effect on prices in the secondary market for the fund’s Common Shares by increasing the number of Common Shares available, which may put downward pressure on the market price for the fund’s Common Shares. Shares of common stock of closed-end investment companies frequently trade at a discount from NAV, which may increase investors’ risk of loss.
Manulife, Manulife Investments, Stylized M Design, and Manulife Investments & Stylized M Design are trademarks of The Manufacturers Life Insurance Company and John
Hancock, and the Stylized John Hancock Design are trademarks of John Hancock Life Insurance Company (U.S.A.). Each are used by it and by its affiliates under license.

Investing in the fund’s Common Shares involves certain risks. You could lose all or some of your investment. You should consider carefully these risks together with all of the other information contained in this Prospectus before making a decision to purchase the fund’s securities. See “Risk Factors” beginning on page
19
.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined whether this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This Prospectus, together with any applicable Prospectus Supplement, sets forth concisely the information about the fund that a prospective investor should know before investing. You should read this Prospectus and the applicable Prospectus Supplement, which contain important information, before deciding whether to invest in the Common Shares. You should retain the Prospectus and Prospectus Supplement for future reference. A
Statement of Additional Information (“SAI”), dated April 11, 2025, as may be supplemented from time to time, containing additional information about the fund, has been filed with the SEC and is incorporated by reference in its entirety into this Prospectus. A copy of the SAI may be obtained without charge by visiting the fund’s website
https://www.jhinvestments.com/investments/closed-end-fund/us-equity-funds/premium-dividend-fund-ce-pdt
or
by calling 800-225-6020 (toll-free) or from the SEC’s website at sec.gov. Copies of the fund’s annual report and semi-annual report and other information about the fund may be obtained upon request by writing to the fund, by calling 800-225-6020, or by visiting the fund’s website
https://www.jhinvestments.com/investments/closed-end-fund/us-equity-funds/premium-dividend-fund-ce-pdt
. You also may obtain a copy of any
information regarding the fund filed with the SEC from the SEC’s website (sec.gov). You may also e-mail requests for these documents to
publicinfo@sec.gov.
The fund’s Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
Prospectus dated April 11, 2025
You should rely only on the information contained in, or incorporated by reference into, this Prospectus, any related Prospectus
Supplement and the SAI in making your investment decisions. The fund has not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The fund is not making an offer to sell the Common Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this
Prospectus and any Prospectus Supplement is accurate only as of the dates on their covers. The fund’s business, financial condition and prospects may have changed since the date of its description in this Prospectus or the date of its description in any Prospectus
Supplement.

Prospectus Summary

This is only a summary. You should review the more detailed information elsewhere in this prospectus (“Prospectus”), in any related supplement to this
Prospectus (each, a “Prospectus Supplement”), and in the Statement of Additional Information (the “SAI”) prior to making an investment in the fund. See
“Risk Factors.”
The Fund
John Hancock Premium Dividend Fund (the “Fund” or “fund”) is a diversified, closed-end management investment company. The fund commenced operations in December 1989 following an initial public offering.
The fund’s investment objective is to provide high current income, consistent with modest growth of capital for holders of its Common Shares. The fund will pursue its objective by investing in a diversified portfolio comprised primarily of dividend-paying preferred securities and common equity securities.
There can be no assurance that the fund will achieve its investment objective. The fund’s investment objective is not fundamental and may be changed without shareholder approval.
The Offering
The fund may offer, from time to time, in one or more offerings, up to 2,000,000 of the fund’s common shares of beneficial interest, no par value
(“Common Shares”), on terms to be determined at the time of the offering. The Common Shares may be offered at prices and on terms to be set forth in one or more Prospectus Supplements. You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in
Common Shares. Common Shares may be offered directly to one or more purchasers, through agents designated from time to time by the fund, or to or through underwriters or dealers. The Prospectus Supplement relating to the offering will identify any agents, underwriters or dealers involved in the offer or sale of Common Shares, and will set forth any applicable offering price, sales load, fee, commission or discount arrangement between the fund and its agents or underwriters, or among its underwriters, or the basis upon which such amount may be calculated, net proceeds and use of proceeds, and the terms of any sale. See “Plan of Distribution.” The fund may not sell any Common Shares through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular offering of Common Shares.
Listing and Symbol
The fund’s currently outstanding Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “PDT.” Any new Common Shares offered and sold hereby will be listed on the NYSE and trade under this symbol. As of March 26, 2025, the last reported sale price for the Common
Shares was $12.91.
Investment Strategy
Under normal circumstances, the fund will invest at least 80% of its net assets (plus borrowings for investment purposes) in dividend-paying securities.
This is a non-fundamental policy and may be changed by the Board of Trustees of the fund provided that shareholders are provided with at least 60 days prior written notice of any change as required by the rules under the 1940 Act. The fund will focus on common stocks of those issuers which, in the opinion of the Advisor (as defined below), have strong fundamental characteristics, large market capitalizations, favorable credit quality and current dividend yields generally higher than the currently available dividend yield quoted on the Standard & Poor’s 500 Index. The Advisor intends to manage the fund’s portfolio to generate income qualifying for the dividends received deduction (the “Dividends Received Deduction”) allowed corporations under
Section 243(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”).
The fund may invest in floating-rate, fixed-to-floating rate, and fixed-rate preferred securities and debt obligations rated investment grade (at least
“BBB” by S&P Global Ratings (“S&P”) or “Baa” by Moody’s Investors Service, Inc. (“Moody’s”) at the time of investment or that are preferred securities of issuers of investment grade senior debt, some of which may have speculative characteristics, or, if not rated, will be of comparable quality as determined by the Advisor. The fund will invest in common stocks of issuers whose senior debt is rated investment grade or, in the case of issuers that have no rated senior debt outstanding, whose senior debt is considered by the Advisor to be of comparable quality.
The fund may invest in money market instruments, which include short-term U.S. Government securities, investment grade commercial paper
(unsecured promissory notes issued by corporations to finance their short-term credit needs), certificates of deposit and bankers’ acceptances.
The fund may invest up to 10% of the value of its total assets in dividend-paying securities of registered investment companies that invest primarily in investment grade securities. The investment companies in which the fund intends to invest include those open- and closed-end investment companies whose distributions qualify for the Dividends Received Deduction.
The fund concentrates its investments in securities of issuers primarily engaged in the utilities industry. The fund may also invest in derivatives such as futures contracts, options, interest rate swaps and reverse repurchase agreements. The fund intends to use reverse repurchase agreements to obtain investment leverage either alone and/or in combination with other forms of investment leverage or for temporary purposes. The fund also utilizes a liquidity agreement to increase its assets available for investments. The fund may seek to obtain additional income or portfolio leverage by making secured loans of its portfolio securities with a value of up to 33 1/3% of its total assets.

The fund may invest up to 20% of its net assets in restricted securities purchased in direct (private) placements.
The manager may consider environmental, social, and/or governance (ESG) factors, alongside other relevant factors, as part of its investment process.
ESG factors may include, but are not limited to, matters regarding board diversity, climate change policies, and supply chain and human rights policies.
The ESG characteristics utilized in the fund’s investment process may change over time and one or more characteristics may not be relevant with respect to all issuers that are eligible fund investments. Because ESG factors are considered alongside other relevant factors, the manager may determine that an investment is appropriate notwithstanding its relative ESG characteristics.
Investment Advisor and Subadvisor
The fund’s investment advisor is John Hancock Investment Management LLC (the “Advisor” or “JHIM”) and its subadvisor is Manulife Investment
Management (US) LLC (the “Subadvisor” or “subadvisor”).
JHIM, the fund’s investment advisor, is an indirect principally owned subsidiary of John Hancock Life Insurance Company (U.S.A.), a subsidiary of
Manulife Financial Corporation. The Advisor is responsible for overseeing the management of the fund, including its day-to-day business operations and monitoring the subadvisor. As of December 31, 2024, the Advisor had total assets under management of approximately $165.2 billion.
The subadvisor handles the fund’s portfolio management activity, subject to oversight by the Advisor. The subadvisor is a wholly owned subsidiary of
John Hancock Life Insurance Company (U.S.A.) (a subsidiary of Manulife Financial Corporation). As of December 31, 2024, the subadvisor had total assets under management of approximately $218.6 billion.
See “Management of the Fund—The Advisor” and “—The Subadvisor.”
Distributions
The fund makes regular monthly distributions to holders of Common Shares (the “Common Shareholders”) sourced from the fund’s cash available for distribution. “Cash available for distribution” consists of the fund’s (i) investment company taxable income, which includes among other things, dividend, and ordinary income after payment of fund expenses, the excess of net short-term capital gain over net long-term capital loss, and income from certain hedging and interest rate transactions, and (ii) net long-term capital gain (gain from the sale of capital assets held longer than one year). The Board of
Trustees of the fund (the “Board”) may modify this distribution policy at any time without obtaining the approval of Common Shareholders.
Pursuant to the requirements of the 1940 Act, in the event the fund makes distributions from sources other than income, a notice will accompany each monthly distribution with respect to the estimated sources of the distribution made. Such notices will describe the portion, if any, of the monthly dividend which, in the fund’s good faith judgment, constitutes long-term capital gain, short-term capital gain, net investment income or a return of capital. The actual character of such dividend distributions for U.S. federal income tax purposes, however, will only be determined finally by the fund at the close of its fiscal year, based on the fund’s full year performance and its actual net investment company taxable income and net capital gain for the year, which may result in a recharacterization of amounts distributed during such fiscal year from the characterization in the monthly estimates.
If, for any calendar year, as discussed above, the total distributions made exceed the fund’s net investment taxable income and net capital gain, the excess generally will be treated as a return of capital to each Common Shareholder (up to the amount of the Common Shareholder’s basis in his or her
Common Shares) and thereafter as gain from the sale of Common Shares. The amount treated as a return of capital reduces the Common Shareholder’s adjusted basis in his or her Common Shares, thereby increasing his or her potential gain or reducing his or her potential loss on the subsequent sale of his or her Common Shares. Distributions in any year may include a substantial return of capital component.
Distribution rates are based on projected monthly cash available for distribution, which may result in fluctuations in monthly rates. As a result, the distributions paid by the fund for any particular month may be more or less than the amount of cash available for distribution from that monthly period.
In certain circumstances, the fund may be required to sell a portion of its investment portfolio to fund distributions. Distributions will reduce the
Common Shares’ net asset value (“NAV”).
The fund has adopted a managed distribution plan (Plan). Under the Plan, the fund makes monthly distributions of an amount equal to $0.0825 per share, which will be paid monthly until further notice. The fund may make additional distributions: (i) for purposes of not incurring federal income tax at the fund level of investment company taxable income and net capital gain, if any, not included in such regular distributions; and (ii) for purposes of not incurring federal excise tax on ordinary income and capital gain net income, if any, not included in such regular distributions. The Plan provides that the
Board of Trustees of the fund may amend the terms of the Plan or terminate the Plan at any time without prior notice to the fund’s shareholders. The Plan is subject to periodic review by the fund’s Board of Trustees.
Dividend Reinvestment Plan
The fund has established an automatic dividend reinvestment plan (the “Plan”). Under the Plan, distributions of dividends and capital gain are automatically reinvested in Common Shares of the fund by Computershare Trust Company, N.A. Every shareholder who became a shareholder of the fund after June 30, 2011 and holds at least one full share of the fund will be automatically enrolled in the Plan. Shareholders who do not participate in the Plan will receive all distributions in cash. Common Shareholders who intend to hold their Common Shares through a broker or nominee should contact such broker or nominee regarding the Plan. See “Dividend Reinvestment Plan.”

Closed-End Fund Structure
Closed-end funds differ from open-end management investment companies (which generally are referred to as “mutual funds”) in that closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the shareholder. Mutual funds do not trade on securities exchanges and issue securities redeemable at the option of the shareholder. The continuous outflows of assets in a mutual fund can make it difficult to manage the fund’s investments. Closed-end funds generally are able to stay more fully invested in securities that are consistent with their investment objectives and also have greater flexibility to make certain types of investments and to use certain investment strategies, such as financial leverage and investments in illiquid securities. The fund’s Common Shares are designed primarily for long-term investors; you should not purchase Common Shares if you intend to sell them shortly after purchase.
Common shares of closed-end funds frequently trade at prices lower than their NAV. Since inception, the market price of the Common Shares has fluctuated and at times has traded below the fund’s NAV and at times has traded above the fund’s NAV. The fund cannot predict whether in the future the
Common Shares will trade at, above or below NAV. In addition to NAV, the market price of the fund’s Common Shares may be affected by such factors as the fund’s dividend stability, dividend levels, which are in turn affected by expenses, and market supply and demand.
In recognition of the possibility that the Common Shares may trade at a discount from their NAV, and that any such discount may not be in the best interest of Common Shareholders, the Board, in consultation with the Advisor, from time to time may review possible actions to reduce any such discount. There can be no assurance that the Board will decide to undertake any of these actions or that, if undertaken, such actions would result in the
Common Shares trading at a price equal to or close to NAV per Common Share. In the event that the fund conducts an offering of new Common Shares and such offering constitutes a “distribution” under Regulation M, the fund and certain of its affiliates may be subject to an applicable restricted period that could limit the timing of any repurchases by the fund.

Summary of Risks

The fund’s principal risk factors are listed below by general risks and strategy risks. The fund’s main risks are listed below in alphabetical order, not in order of importance. Before investing, be sure to read the additional descriptions of these risks beginning on page
19
of this Prospectus.
General Risks
Anti-takeover Provisions.

The fund’s Declaration of Trust includes provisions that could limit the ability of other persons or entities to acquire control of the fund or to change the composition of its Board. These provisions may deprive shareholders of opportunities to sell their Common Shares at a premium over the then current market price of the Common Shares. See “Certain Provisions in the Declaration of Trust and By-Laws—Anti-takeover provisions.”
Defensive Positions Risk.

During periods of adverse market or economic conditions, the fund may temporarily invest all or a substantial portion of its total assets in short-term money market instruments, securities with remaining maturities of less than one year, cash or cash equivalents. The fund will not be pursuing its investment objective in these circumstances and could miss favorable market developments.
Distribution Risk.

There can be no assurance that distributions paid by the fund to shareholders will be maintained at current levels or increase over time. The distributions shareholders receive from the fund are derived from the fund’s dividends and interest income after payment of fund expenses.
The fund’s cash available for distribution may vary widely over the short- and long-term. If, for any calendar year, the total distributions made exceed the fund’s net investment taxable income and net capital gain, the excess generally will be treated as a return of capital to each Common Shareholder (up to the amount of the Common Shareholder’s basis in his or her Common Shares) and thereafter as gain from the sale of Common Shares. The amount treated as a return of capital reduces the Common Shareholder’s adjusted basis in his or her Common Shares, thereby increasing his or her potential gain or reducing his or her potential loss on the subsequent sale of his or her Common Shares. Distributions in any year may include a substantial return of capital component.
Economic and market events risk.

Events in the U.S. and global financial markets, including actions taken by the U.S. Federal Reserve or foreign central banks to stimulate or stabilize economic growth, may at times result in unusually high market volatility, which could negatively impact performance. Reduced liquidity in credit and fixed-income markets could adversely affect issuers worldwide. Banks and financial services companies could suffer losses if interest rates rise or economic conditions deteriorate.
ESG integration risk.

The manager considers ESG factors that it deems relevant or additive, along with other material factors and analysis, when managing the fund. ESG factors may include, but are not limited to, matters regarding board diversity, climate change policies, and supply chain and human rights policies. The manager may consider these ESG factors on all or a meaningful portion of the fund’s investments. Incorporating ESG criteria and making investment decisions based on certain ESG characteristics, as determined by the manager, carries the risk that the fund may perform differently, including underperforming, funds that do not utilize ESG criteria, or funds that utilize different ESG criteria.
Industry or sector investing risk.

The performance of a fund that focuses on a single industry or sector of the economy depends in large part on the performance of that industry or sector. As a result, the value of an investment may fluctuate more widely since it is more susceptible to market, economic, political, regulatory, and other conditions and risks affecting that industry or sector than a fund that invests more broadly across industries and sectors.
Leverage Risk.

The fund is authorized to utilize leverage through borrowings, reinvestment of securities lending collateral or reverse repurchase agreement proceeds, and/or the issuance of preferred shares, including the issuance of debt securities. The fund is party to the LA as described in
“—Description of Capital Structure—Liquidity Facility.”
The fund utilizes the LA to increase its assets available for investment. When the fund leverages its assets, Common Shareholders bear the fees associated with the LA and have the potential to benefit or be disadvantaged from the use of leverage. In addition, the fee paid to the Advisor is calculated on the basis of the fund’s average daily managed assets, including proceeds from borrowings and/or the issuance of any preferred shares, so the fee will be higher when leverage is utilized, which may create an incentive for the Advisor to employ financial leverage. Consequently, the fund and the Advisor may have differing interests in determining whether to leverage the fund’s assets. Leverage creates risks that may adversely affect the return for the Common Shareholders, including:
●
the likelihood of greater volatility of NAV and market price of Common Shares;
●
fluctuations in the interest rate paid for the use of the LA;
●
increased operating costs, which may reduce the fund’s total return;
●
the potential for a decline in the value of an investment acquired through leverage, while the fund’s obligations under such leverage remains fixed;
and
●
the fund is more likely to have to sell securities in a volatile market in order to meet asset coverage or other debt compliance requirements.
To the
extent the returns derived from securities purchased with proceeds received from leverage exceeds the cost of leverage, the fund’s distributions may be greater than if leverage had not been used. Conversely, if the returns from the securities purchased with such proceeds are not sufficient to cover the cost of leverage, the amount available for distribution to Common Shareholders will be less than if leverage had not been used. In the latter case, the Advisor, in its best judgment, may nevertheless determine to maintain the fund’s leveraged position if it deems such action to be appropriate. The costs of a borrowing program and/or an offering of preferred shares would be borne by Common Shareholders and consequently would result in a reduction of the NAV of Common Shares.
In addition to the risks created by the fund’s use of leverage, the fund is subject to the risk that it would be unable to timely, or at all, obtain replacement financing if the LA is terminated. For more information regarding termination, see “—Description of Capital Structure—Liquidity Facility.”
Liquidity risk.

The extent (if at all) to which a security may be sold or a derivative position closed without negatively impacting its market value may be impaired by reduced market activity or participation, legal restrictions, or other economic and market impediments.
Market Discount Risk.

The fund’s Common Shares will be offered only when Common Shares of the fund are trading at a price equal to or above the fund’s NAV per Common Share plus the per Common Share amount of commissions. As with any security, the market value of the Common Shares may increase or decrease from the amount initially paid for the Common Shares. The fund’s Common Shares have traded at both a premium and at a discount to NAV. The shares of closed-end management investment companies frequently trade at a discount from their NAV. This characteristic is a risk separate and distinct from the risk that the fund’s NAV could decrease as a result of investment activities. Investors bear a risk of loss to the extent that the price at which they sell their shares is lower in relation to the fund’s NAV than at the time of purchase, assuming a stable NAV.
Operational and cybersecurity risk.

Cybersecurity breaches may allow an unauthorized party to gain access to fund assets, customer data, or proprietary information, or cause a fund or its service providers to suffer data corruption or lose operational functionality. Similar incidents affecting issuers of a fund’s securities may negatively impact performance. Operational risk may arise from human error, error by third parties, communication errors, or technology failures, among other causes.
Secondary Market for the Common Shares.

The issuance of new Common Shares may have an adverse effect on the secondary market for the
Common Shares. When Common Shares are trading at a premium, the fund may issue new Common Shares of the fund. The increase in the amount of the fund’s outstanding Common Shares resulting from the offering of new Common Shares may put downward pressure on the market price for the
Common Shares of the fund. Common Shares will not be issued at any time when Common Shares are trading at a price lower than a price equal to the fund’s NAV per Common Share plus the per Common Share amount of commissions.
The fund also issues Common Shares through its dividend reinvestment plan. Common Shares may be issued under the plan at a discount to the market price for such Common Shares, which may put downward pressure on the market price for Common Shares of the fund.
The voting power of current Common Shareholders will be diluted to the extent that such shareholders do not purchase shares in any future Common
Share offerings or do not purchase sufficient shares to maintain their percentage interest. In addition, if the proceeds of such offering are unable to be invested as intended, the fund’s per Common Share distribution may decrease (or may consist of return of capital) and the fund may not participate in market advances to the same extent as if such proceeds were fully invested as planned.
Tax Risk.

To qualify for the special tax treatment available to regulated investment companies, the fund must: (i) derive at least 90% of its annual gross income from certain kinds of investment income; (ii) meet certain asset diversification requirements at the end of each quarter; and (iii) distribute in each taxable year at least 90% of its net investment income (including net interest income and net short-term capital gain). If the fund failed to meet any of these requirements, subject to the opportunity to cure such failures under applicable provisions of the Internal Revenue Code of 1986, as amended
(the “Code”), the fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income, including its net capital gain, even if such income were distributed to its shareholders. All distributions by the fund from earnings and profits, including distributions of net capital gain (if any), would be taxable to the shareholders as ordinary income. To the extent designated by the fund, such distributions generally would be eligible (i) to be treated as qualified dividend income in the case of individual and other non-corporate shareholders and (ii) for the dividends received deduction in the case of corporate shareholders, provided that in each case the shareholder meets applicable holding period requirements. In addition, in order to requalify for taxation as a regulated investment company, the fund might be required to recognize unrealized gain, pay substantial taxes and interest, and make certain distributions. See “U.S. Federal Income Tax Matters.”
The tax treatment and characterization of the fund’s distributions may vary significantly from time to time due to the nature of the fund’s investments.
The ultimate tax characterization of the fund’s distributions in a calendar year may not finally be determined until after the end of that calendar year. The fund may make distributions during a calendar year that exceed the fund’s net investment income and net realized capital gain for that year. In such a situation, the amount by which the fund’s total distributions exceed net investment income and net realized capital gain generally would be treated as a return of capital up to the amount of the Common Shareholder’s tax basis in his or her Common Shares, with any amounts exceeding such basis treated as gain from the sale of his or her Common Shares. The fund’s income distributions that qualify for favorable tax treatment may be affected by Internal
Revenue Service (“IRS”) interpretations of the Code and future changes in tax laws and regulations all of which may apply with retroactive effect. See
“U.S. Federal Income Tax Matters.”
No assurance can be given as to what percentage of the distributions paid on the Common Shares, if any, will consist of long-term capital gain or what the tax rates on various types of income will be in future years.

Strategy Risks
Concentration risk.

Because the fund may focus on one or more industries or sectors of the economy, its performance depends in large part on the performance of those industries or sectors. As a result, the value of an investment may fluctuate more widely since it is more susceptible to market, economic, political, regulatory, and other conditions and risks affecting those industries or sectors than a fund that invests more broadly across industries and sectors.
Credit and counterparty risk.

The issuer or guarantor of a fixed-income security, the counterparty to an over-the-counter derivatives contract, or a borrower of fund securities may not make timely payments or otherwise honor its obligations. U.S. government securities are subject to varying degrees of credit risk depending upon the nature of their support. A downgrade or default affecting any of the fund’s securities could affect the fund’s performance.
Dividend Strategy Risk.

The Subadvisor may not be able to anticipate the level of dividends that companies will pay in any given timeframe. In accordance with the fund’s strategies, the Subadvisor attempts to identify and take advantage of opportunities such as the announcement of major corporate actions that may lead to high current dividend income. These situations typically are non-recurring or infrequent, may be difficult to predict and may not result in an opportunity that allows the Subadvisor to fulfill the fund’s investment objective. In addition, the dividend policies of the fund’s target companies are heavily influenced by the current economic climate and the favorable U.S. federal tax treatment afforded to dividends.
Equity securities risk.

The price of equity securities may decline due to changes in a company’s financial condition or overall market conditions.
Fixed-income securities risk.

A rise in interest rates typically causes bond prices to fall. The longer the average maturity or duration of the bonds held by a fund, the more sensitive it will likely be to interest-rate fluctuations. An issuer may not make all interest payments or repay all or any of the principal borrowed. Changes in a security’s credit quality may adversely affect fund performance.
Foreign securities risk.

Less information may be publicly available regarding foreign issuers, including foreign government issuers. Foreign securities may be subject to foreign taxes and may be more volatile than U.S. securities. Currency fluctuations and political and economic developments may adversely impact the value of foreign securities.
Hedging, derivatives, and other strategic transactions risk.

Hedging, derivatives, and other strategic transactions may increase the fund’s volatility and could produce disproportionate losses, potentially more than the fund’s principal investment. Risks of these transactions are different from and possibly greater than risks of investing directly in securities and other traditional instruments. Under certain market conditions, derivatives could become harder to value or sell and may become subject to liquidity risk (i.e., the inability to enter into closing transactions). Derivatives and other strategic transactions that the fund intends to utilize include: foreign currency forward contracts, futures contracts, interest-rate swaps and options.
Foreign currency forward contracts, futures contracts, swaps and options generally are subject to counterparty risk. In addition, swaps may be subject to interest-rate and settlement risk, and the risk of default of the underlying reference obligation. Derivatives associated with foreign currency transactions are subject to currency risk.
Illiquid and Restricted Securities Risk.

The fund may invest without limit in securities for which there is no readily available trading market or which are otherwise illiquid (i.e., investments that the fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment). The fund may have significant exposure to restricted securities. Restricted securities are securities with restrictions on public resale, such as securities offered in accordance with an exemption under Rule 144A under the Securities Act of 1933 (the “1933 Act”), or commercial paper issued under Section 4(a)(2) of the 1933 Act. Restricted securities are often required to be sold in private sales to institutional buyers, markets for restricted securities may or may not be well developed, and restricted securities can be illiquid.
Illiquid and restricted securities may be difficult to value and may involve greater risks than liquid securities. Illiquidity may have an adverse impact on a particular security’s market price and the fund’s ability to see the security. Illiquid investments may become harder to value, especially in changing markets. The fund’s investments in illiquid securities may reduce the returns of the fund because it may be unable to sell the illiquid investments at an advantageous time or price or possibly require the fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations, which could prevent the fund from taking advantage of other investment opportunities. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer.
The extent (if at all) to which a security may be sold or a derivative position closed without negatively impacting its market value may be impaired by reduced market activity or participation, legal restrictions, or other economic and market impediments. Liquidity risk may be magnified in rising interest rate environments due to higher than normal redemption rates. Widespread selling of fixed income securities to satisfy obligations during periods of reduced demand may adversely impact the price or salability of such securities. Periods of heavy redemption could cause the fund to sell assets at a loss or depressed value, which could negatively affect performance.
In addition, limited liquidity could affect the market price of the investments, thereby adversely affecting the fund’s NAV and ability to make dividend distributions. The financial markets in general have in recent years experienced periods of extreme secondary market supply and demand imbalance, resulting in a loss of liquidity during which market prices were suddenly and substantially below traditional measures of intrinsic value. During such periods, some investments could be sold only at arbitrary prices and with substantial losses. Periods of such market dislocation may occur again at any time. The fund has no limitation on the amount of its assets which may be invested in investments which are not readily marketable or are subject to restrictions on resale.
Investment company securities risk.

Fund shareholders indirectly bear their proportionate share of the expenses of any investment company in which the fund invests. The total return on such investments will be reduced by the operating expenses and fees of such other investment companies, including advisory fees.
Large company risk.

Larger companies may grow more slowly than smaller companies or be slower to respond to business developments.
Large-capitalization securities may underperform the market as a whole.
Preferred and convertible securities risk.

Preferred stock dividends are payable only if declared by the issuer’s board. Preferred stock may be subject to redemption provisions. The market values of convertible securities tend to fall as interest rates rise and rise as interest rates fall. Convertible preferred stock’s value can depend heavily upon the underlying common stock’s value.
Reverse Repurchase Agreement Risk.

Reverse repurchase agreement transactions involve the risk that the market value of the securities that the fund is obligated to repurchase under such agreements may decline below the repurchase price. Any fluctuations in the market value of either the securities transferred to the other party or the securities in which the proceeds may be invested would affect the market value of the fund’s assets, thereby potentially increasing fluctuations in the market value of the fund’s assets. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the fund’s use of proceeds received under the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the fund’s obligation to repurchase the securities. An event of default of insolvency of the counterparty to a reverse repurchase agreement could result in delays or restrictions with respect to the fund’s ability to dispose of the underlying securities, in addition, a reverse repurchase agreement may be considered a form of leverage and may, therefore, increase fluctuations in the fund’s net asset value per share (NAV).
Sector risk.

When a fund focuses its investments in certain sectors of the economy, its performance may be driven largely by sector performance and could fluctuate more widely than if the fund were invested more evenly across sectors. To the extent that a fund invests in securities of companies in the financial services sector, the fund may be significantly affected by economic, market, and business developments, borrowing costs, interest-rate fluctuations, competition, and government regulation, among other factors, impacting that sector.
U.S. government agency securities risk.

No assurance can be given that the U.S. government will provide financial support in the future to
U.S. government agencies, authorities or instrumentalities that are not supported by the full faith and credit of the U.S. Securities guaranteed as to principal and interest by the United States government, its agencies, authorities or instrumentalities include: (i) securities for which the payment of principal and interest is backed by an irrevocable letter of credit issued by the U.S. government or any of its agencies, authorities or instrumentalities;
and (ii) participations in loans made to non-U.S. governments or other entities that are so guaranteed. The secondary market for certain of these participations is limited and therefore may be regarded as illiquid.
Utilities sector risk.

Issuers in the utilities sector are subject to many risks, including the following: increases in fuel and other operating costs;
restrictions on operations; increased costs and delays as a result of environmental and safety regulations; coping with the impact of energy conservation and other factors reducing the demand for services; technological innovations that may render existing plants, equipment or products obsolete; the potential impact of natural or man-made disasters; difficulty in obtaining adequate returns on invested capital; difficulty in obtaining approval for rate increases; the high cost of obtaining financing, particularly during periods of inflation; increased competition resulting from deregulation, overcapacity and pricing pressures; and the negative impact of regulation. Because utility companies are faced with the same obstacles, issues and regulatory burdens, their securities may react similarly and more in unison to these or other market conditions.
Given the risks described above, an investment in Common Shares may
not be appropriate for all investors. You should carefully
consider your ability to assume these risks before making an investment in the fund.
Summary of Fund Expenses

The purpose of the table below is to help you understand all fees and expenses that you, as a Common Shareholder, would bear directly or indirectly. In accordance with SEC requirements, the table below shows the fund’s expenses as a percentage of its average net assets as of October 31, 2024, and not as a percentage of total assets. By showing expenses as a percentage of average net assets, expenses are not expressed as a percentage of all of the assets in which the fund invests. The offering costs to be paid or reimbursed by the fund are not included in the Annual Expenses table below.
However, these expenses will be borne by Common Shareholders and may result in a reduction in the NAV of the Common Shares. See “Management of
the Fund” and “Dividend Reinvestment Plan.” The table and example are based on the fund’s capital structure as of October 31, 2024.

Shareholder Transaction Expenses (%)
Sales load (as a percentage of offering price) 1
Offering expenses (as a percentage of offering price) 1
Dividend Reinvestment Plan fees 2	None

Annual Expenses (Percentage of Net Assets Attributable to Common Shares) (%)
Management fees 3	1.29
Interest Payments on Borrowed Funds 4	3.72
Other expenses	0.25
Total Annual Operating Expenses	5.26
Contractual Expense Reimbursement 5	(0.01)
Total Annual Fund Operating Expenses After Expense Reimbursements	5.25
1
If Common Shares are sold to or through underwriters, the Prospectus Supplement will set forth any applicable sales load and the estimated offering expenses.
2
Participants in the fund’s dividend reinvestment plan do not pay brokerage charges with respect to Common Shares issued directly by the fund. However, whenever
Common Shares are purchased or sold on the NYSE or otherwise on the open market, each participant will pay a pro rata portion of brokerage trading fees, currently
$0.05 per share purchased or sold. Brokerage trading fees will be deducted from amounts to be invested. Shareholders participating in the dividend reinvestment plan may buy additional Common Shares of the fund through the plan at any time and will be charged a $5 transaction fee plus $0.05 per share brokerage trading fee for each order. See “Distribution Policy” and “Dividend Reinvestment Plan.”
3
See “Management of the Fund—The Advisor.”
4
The Fund uses leverage by borrowing under the LA. See “Other Investment Policies – Borrowing” and “Use of Leverage by the Fund.”
5
The Advisor contractually agrees to waive a portion of its management fee and/or reimburse expenses for the fund and certain other John Hancock funds according to an asset level breakpoint schedule that is based on the aggregate net assets of all the funds participating in the waiver or reimbursement, including the fund (the participating portfolios). This waiver equals, on an annualized basis, 0.0100% of that portion of the aggregate net assets of all the participating portfolios that exceeds $75 billion but is less than or equal to $125 billion; 0.0125% of that portion of the aggregate net assets of all the participating portfolios that exceeds
$125 billion but is less than or equal to $150 billion; 0.0150% of that portion of the aggregate net assets of all the participating portfolios that exceeds $150 billion but is less than or equal to $175 billion; 0.0175% of that portion of the aggregate net assets of all the participating portfolios that exceeds $175 billion but is less than or equal to $200 billion; 0.0200% of that portion of the aggregate net assets of all the participating portfolios that exceeds $200 billion but is less than or equal to $225 billion; and 0.0225% of that portion of the aggregate net assets of all the participating portfolios that exceeds $225 billion. The amount of the reimbursement is calculated daily and allocated among all the participating portfolios in proportion to the daily net assets of each participating portfolio. During its most recent fiscal year, the fund’s reimbursement amounted to 0.01% of the fund’s average daily net assets. This agreement expires on July 31, 2026, unless renewed by mutual agreement of the fund and the Advisor based upon a determination that this is appropriate under the circumstances at that time.
Expense example

The following example illustrates the expenses that Common Shareholders would pay on a $1,000 investment in Common Shares, assuming (i) total annual expenses set forth above, including any reimbursements through their current expiration date; (ii) a 5% annual return; and (iii) all distributions are reinvested at NAV:

	1 Year	3 Years	5 Years	10 Years
Total Expenses	$52	$157	$261	$519
The above table and example and the assumption in the example of a 5% annual return are required by regulations of the SEC that are applicable to all investment companies; the assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the fund’s
Common Shares. For more complete descriptions of certain of the fund’s costs and expenses, see “Management of the Fund.” In addition, while the example assumes reinvestment of all dividends and distributions at NAV, participants in the fund’s dividend reinvestment plan may receive Common
Shares purchased or issued at a price or value different from NAV. See “Distribution Policy” and “Dividend Reinvestment Plan.” The example does not include sales load or estimated offering costs, which would cause the expenses shown in the example to increase.
The example should not be considered a representation of past or future expenses, and the fund’s actual expenses may be greater or less than those shown. Moreover, the fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

Financial Highlights

This table details the financial performance of the Common Shares, including total return information showing how much an investment in the fund has increased or decreased each period (assuming reinvestment of all dividends and distributions).
The financial statements of the fund as of October 31, 2024, 2023, 2022, 2021, and 2020 have been audited by PricewaterhouseCoopers LLP
(“PwC”), the fund's independent registered public accounting firm. The report of PwC, along with the fund's financial statements in the fund’s annual report for the fiscal period ended October 31, 2024, has been incorporated by reference into the SAI. Copies of the fund’s most recent annual report are available upon request.
Common Shares

Period ended	10-31-24	10-31-23	10-31-22	10-31-21	10-31-20
Per share operating performance
Net asset value, beginning of period	$10.58	$12.60	$14.88	$12.84	$15.74
Net investment income 1	0.52	0.48	0.72	0.83	0.83
Net realized and unrealized gain (loss) on investments	3.48	(1.39)	(1.83)	2.40	(2.53)
Total from investment operations	4.00	(0.91)	(1.11)	3.23	(1.70)
Less distributions
From net investment income	(0.99)	(0.98)	(1.17)	(1.17)	(1.17)
From net realized gain	—	—	—	(0.02)	(0.03)
From tax return of capital	—	(0.13)	—	—	—
Total distributions	(0.99)	(1.11)	(1.17)	(1.19)	(1.20)
Premium from shares sold through shelf offering	—	— 2	— 2	—	—
Net asset value, end of period	$13.59	$10.58	$12.60	$14.88	$12.84
Per share market value, end of period	$12.83	$9.57	$13.99	$17.27	$12.55
Total return at net asset value (%) 3,4	39.63	(7.65)	(8.30)	25.56	(10.89)
Total return at market value (%) 3	45.73	(24.77)	(12.28)	49.09	(22.55)
Ratios and supplemental data
Net assets, end of period (in millions)	$668	$521	$619	$726	$625
Ratios (as a percentage of average net assets):
Expenses before reductions	5.26	5.07	2.42	1.82	2.32
Expenses including reductions 5	5.25	5.06	2.41	1.81	2.31
Net investment income	4.17	3.93	5.08	5.78	6.07
Portfolio turnover (%)	27	26	16	17	24
Senior securities
Total debt outstanding end of period (in millions)	$374	$374	$374	$374	$374
Asset coverage per $1,000 of debt 6	$2,789	$2,393	$2,655	$2,943	$2,672
1
Based on average daily shares outstanding.
2
Less than $0.005 per share.
3
Total return based on net asset value reflects changes in the fund’s net asset value during each period. Total return based on market value reflects changes in market value. Each figure assumes that distributions from income, capital gains and tax return of capital, if any, were reinvested.
4
Total returns would have been lower had certain expenses not been reduced during the applicable periods.
5
Expenses including reductions excluding interest expense were 1.52%, 1.54%, 1.39%, 1.41% and 1.48% for the periods ended 10-31-24, 10-31-23, 10-31-22,
10-31-21 and 10-31-20, respectively.
6
Asset coverage equals the total net assets plus borrowings divided by the borrowings of the fund outstanding at period end (Note 8). As debt outstanding changes, the level of invested assets may change accordingly. Asset coverage ratio provides a measure of leverage.

Period ended	10-31-19	10-31-18	10-31-17	10-31-16	10-31-15
Per share operating performance
Net asset value, beginning of period	$14.33	$15.95	$16.17	$15.14	$15.43
Net investment income 1	0.72	0.85	1.11	0.98	0.97
Net realized and unrealized gain (loss) on investments	1.89	(0.77)	0.14	1.16	(0.21)
Total from investment operations	2.61	0.08	1.25	2.14	0.76
Less distributions
From net investment income	(1.17)	(1.17)	(1.17)	(0.97)	(0.89)
From net realized gain	(0.03)	(0.53)	(0.30)	(0.14)	(0.20)
Total distributions	(1.20)	(1.70)	(1.47)	(1.11)	(1.09)
Anti-dilutive impact of repurchase plan	—	—	—	— 2,3	0.043
Net asset value, end of period	$15.74	$14.33	$15.95	$16.17	$15.14
Per share market value, end of period	$17.69	$15.65	$16.97	$14.96	$13.68
Total return at net asset value (%) 4,5	18.52	0.19	8.26	14.83	6.18
Total return at market value (%) 4	22.04	2.84	24.50	17.58	8.29
Ratios and supplemental data
Net assets, end of period (in millions)	$764	$695	$771	$781	$733
Ratios (as a percentage of average net assets):
Expenses before reductions	3.01	2.80	2.28	1.95	1.86
Expenses including reductions 6	3.00	2.79	2.27	1.94	1.85
Net investment income	4.79	5.75	7.00	6.14	6.38
Portfolio turnover (%)	18	24	14	19	15
Senior securities
Total debt outstanding end of period (in millions)	$384	$384	$384	$384	$384
Asset coverage per $1,000 of debt 7	$2,992	$2,811	$3,009	$3,035	$2,909
1
Based on average daily shares outstanding.
2
Less than $0.005 per share.
3
The repurchase plan was completed at an average repurchase price of $13.27 and $13.41 for 105,700 and 1,218,436 shares for the periods ended 10-31-16 and
10-31-15, respectively.
4
Total return based on net asset value reflects changes in the fund’s net asset value during each period. Total return based on market value reflects changes in market value. Each figure assumes that distributions from income, capital gains and tax return of capital, if any, were reinvested.
5
Total returns would have been lower had certain expenses not been reduced during the applicable periods.
6
Expenses including reductions excluding interest expense were 1.41%, 1.44%, 1.45, 1.40% and 1.41% for the periods ended 10-31-19, 10-31-18, 10-31-17,
10-31-16 and 10-31-15, respectively.
7
Asset coverage equals the total net assets plus borrowings divided by the borrowings of the fund outstanding at period end (Note 8). As debt outstanding changes, the level of invested assets may change accordingly. Asset coverage ratio provides a measure of leverage.

Market and Net Asset Value Information

The fund’s currently outstanding Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “PDT” and commenced trading on the NYSE in 1989.
The fund’s Common Shares have traded both at a premium and at a discount to its net asset value (“NAV”). The fund cannot predict whether its shares will trade in the future at a premium or discount to NAV. The provisions of the 1940 Act generally require that the public offering price of common shares
(less any underwriting commissions and discounts) must equal or exceed the NAV per share of a company’s common stock (calculated within 24 hours of pricing). The fund’s issuance of Common Shares may have an adverse effect on prices in the secondary market for Common Shares by increasing the number of Common Shares available, which may put downward pressure on the market price for Common Shares. Shares of common stock of closed-end investment companies frequently trade at a discount from NAV. See “Risk Factors—General Risks—Market Discount Risk” and “—Secondary
Market for the Common Shares.”
The following table sets forth for each of the periods indicated the high and low closing market prices for Common Shares on the NYSE, and the corresponding NAV per share and the premium or discount to NAV per share at which the fund’s Common Shares were trading as of such date. NAV is determined once daily as of the close of regular trading of the NYSE (typically 4:00

p.m.
, Eastern Time). See “Determination of Net Asset Value” for
information as to the determination of the fund’s NAV.

	Market Price		NAV per Share on Date of Market Price High and Low		Premium/(Discount) on Date of Market Price High and Low
Fiscal Quarter Ended	High ($)	Low ($)	High ($)	Low ($)	High (%)	Low (%)
January 31, 2023	14.2	12.72	12.95	12.84	9.65	-0.93
April 30, 2023	13.39	11.81	13.69	11.31	-2.19	4.42
July 31, 2023	12.57	11.10	12.13	11.25	3.63	-1.33
October 31, 2023	11.14	8.97	11.94	10.41	-6.70	-13.83
January 31, 2024	11.08	9.83	11.69	10.67	-5.22	-7.87
April 30, 2024	11.84	10.71	12.08	11.51	-1.99	-6.95
July 31, 2024	12.37	11.23	12.92	12.33	-4.26	-8.92
October 31, 2024	13.54	11.87	13.83	12.61	-2.10	-5.87
January 31, 2025	13.23	12.01	14.03	13.02	-5.70	-7.76
The last reported sale price, NAV per share and percentage discount to NAV per share of the Common Shares as of March 26, 2025 were $12.91,
$13.70 and -5.77%, respectively. As of March 26, 2025, the fund had
49,185,225
Common Shares outstanding and net assets of the fund were
$
673,902,612
.
The Fund

The fund is a diversified, closed-end management investment company registered under the 1940 Act. The fund was organized on September 26, 1989 as a Massachusetts business trust pursuant to an Agreement and Declaration of Trust (as amended and restated from time to time, the “Declaration of
Trust”). The fund commenced operations following an initial public offering on December 15, 1989, pursuant to which the fund issued an aggregate of
13,000,000 Common Shares of beneficial interest. The fund issues an additional 41,176,463.295 shares in aggregate in connection with reorganizations of certain acquired funds into the fund on May 29, 2007, June 4, 2007, June 25, 2007, and October 10, 2007. The fund’s principal office is located at 200 Berkeley Street, Boston, Massachusetts 02116 and its phone number is 800-225-6020.
The following provides information about the fund’s outstanding securities as of October 31, 2024.

Title of Class	Amount Authorized	Amount Held by the Fund or for its Account	Amount Outstanding
Common Shares	Unlimited	0	49,185,225
Use of Proceeds

Subject to the remainder of this section, and unless otherwise specified in a Prospectus Supplement, the fund currently intends to invest substantially all of the net proceeds of any sales of Common Shares pursuant to this Prospectus in accordance with its investment objective and policies as described under “Investment Objective” and “Investment Strategies” within three months of receipt of such proceeds. Such investments may be delayed up to three months if suitable investments are unavailable at the time or for other reasons, such as market volatility and lack of liquidity in the markets of suitable investments. Pending such investment, the fund anticipates that it will invest the proceeds in short-term money market instruments, securities with remaining maturities of less than one year, cash or cash equivalents. A delay in the anticipated use of proceeds could lower returns and reduce the fund’s distribution to Common Shareholders or result in a distribution consisting principally of a return of capital.
Investment Objective

The fund’s investment objective is to provide high current income, consistent with modest growth of capital for holders of its Common Shares. The fund will pursue its objective by investing in a diversified portfolio comprised primarily of dividend-paying preferred securities and common equity securities.
There can be no assurance that the fund will achieve its investment objective. The fund’s investment objective is not a fundamental policy and may be changed without the approval of a majority of the outstanding voting securities (as defined in the 1940 Act) of the fund.
Principal investment strategies

Under normal circumstances, the fund will invest at least 80% of its net assets (plus borrowings for investment purposes) in dividend-paying securities.
This is a non-fundamental policy and may be changed by the Board of Trustees of the fund provided that shareholders are provided with at least 60 days prior written notice of any change as required by the rules under the 1940 Act. The fund will focus on common stocks of those issuers which, in the opinion of the Advisor, have strong fundamental characteristics, large market capitalizations, favorable credit quality and current dividend yields generally higher than the currently available dividend yield quoted on the Standard & Poor’s 500 Index. The Advisor intends to manage the fund’s portfolio to generate income qualifying for the dividends received deduction (the “Dividends Received Deduction”) allowed corporations under
Section 243(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”).
The fund may invest in floating-rate, fixed-to-floating rate, and fixed-rate preferred securities and debt obligations rated investment grade (at least
“BBB” by S&P or “Baa” by Moody’s) at the time of investment or that are preferred securities of issuers of investment grade senior debt, some of which may have speculative characteristics, or, if not rated, will be of comparable quality as determined by the Advisor. In selecting preferred securities, the
Advisor will consider current yield, price stability and the underlying fundamental characteristics of the issuer, with particular emphasis on debt and dividend coverage and the potential for timely payment of dividends. The fund will invest in common stocks of issuers whose senior debt is rated investment grade or, in the case of issuers that have no rated senior debt outstanding, whose senior debt is considered by the Advisor to be of comparable quality.
The fund may invest in money market instruments, which include short-term U.S. Government securities, investment grade commercial paper
(unsecured promissory notes issued by corporations to finance their short-term credit needs), certificates of deposit and bankers’ acceptances.
The fund may invest up to 10% of the value of its total assets in dividend-paying securities of registered investment companies that invest primarily in investment grade securities. The investment companies in which the fund intends to invest include those open- and closed-end investment companies whose distributions qualify for the Dividends Received Deduction.
The fund concentrates its investments in securities of issuers primarily engaged in the utilities industry. Companies in the utilities industry generally include companies engaged in the generation, transmission, or distribution of electric energy, gas, water, or telecommunications. Certain segments of the industry and individual companies within such segments may not perform as well as the industry as a whole. Many utility companies, especially electric and gas and other energy-related utility companies, historically have been subject to risks of increases in fuel and other operating costs, high interest costs on borrowings needed for capital improvement programs and costs associated with compliance with and changes in environmental and other governmental regulations. In particular, regulatory changes with respect to nuclear and conventionally fueled power generating facilities could increase costs or impair the ability of the utility companies to operate such facilities, thus reducing the utility companies’ earnings or resulting in losses.
Rates of return on investment of certain utility companies are subject to review by government regulators. There can be no assurance that changes in regulatory policies or accounting standards will not negatively affect utility companies’ earnings or dividends. Certain utilities, especially gas and telephone utilities, have in recent years been affected by increased competition, which could adversely affect the profitability of such utilities.
The fund may also invest in derivatives such as futures contracts, options, interest rate swaps and reverse repurchase agreements. The fund intends to use reverse repurchase agreements to obtain investment leverage either alone and/or in combination with other forms of investment leverage or for temporary purposes. The fund also utilizes a liquidity agreement to increase its assets available for investments. The fund may seek to obtain additional income or portfolio leverage by making secured loans of its portfolio securities with a value of up to 33 1/3% of its total assets.
The fund may invest up to 20% of its net assets in restricted securities purchased in direct (private) placements.
The manager may consider environmental, social, and/or governance (ESG) factors, alongside other relevant factors, as part of its investment process.
ESG factors may include, but are not limited to, matters regarding board diversity, climate change policies, and supply chain and human rights policies.
The ESG characteristics utilized in the fund’s investment process may change over time and one or more characteristics may not be relevant with respect to all issuers that are eligible fund investments. Because ESG factors are considered alongside other relevant factors, the manager may determine that an investment is appropriate notwithstanding its relative ESG characteristics.

Portfolio Investments
Common stocks
Common stocks are shares of a corporation or other entity that entitle the holder to a pro rata share of the profits, if any, of the corporation without preference over any other shareholder or class of shareholders, including holders of such entity’s preferred securities and other senior equity securities.
Common stock usually carries with it the right to vote and frequently an exclusive right to do so. In selecting common stocks for investment, the fund expects generally to focus more on the security’s dividend paying capacity than on its potential for capital appreciation.
Preferred securities
The fund may invest in preferred securities. Preferred securities, like common stock, represent an equity ownership in an issuer. Generally, preferred securities have a priority of claim over common stock in dividend payments and upon liquidation of the issuer. Unlike common stock, preferred securities do not usually have voting rights. Preferred securities in some instances are convertible into common stock. Although they are equity securities, preferred securities have characteristics of both debt and common stock. Like debt, their promised income is contractually fixed. Like common stock, they do not have rights to precipitate bankruptcy proceedings or collection activities in the event of missed payments. Other equity characteristics are their subordinated position in an issuer’s capital structure and that their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows.
Distributions on preferred securities must be declared by the board of directors and may be subject to deferral, and thus they may not be automatically payable. Income payments on preferred securities may be cumulative, causing dividends and distributions to accrue even if not declared by the board or otherwise made payable, or they may be non-cumulative, so that skipped dividends and distributions do not continue to accrue. There is no assurance that dividends on preferred securities in which the fund invests will be declared or otherwise made payable. The fund may invest in non-cumulative preferred securities, although the subadvisor (the “Subadvisor” or “subadvisor”) would consider, among other factors, their non-cumulative nature in making any decision to purchase or sell such securities.
Shares of preferred securities have a liquidation value that generally equals the original purchase price at the date of issuance. The market values of preferred securities may be affected by favorable and unfavorable changes impacting the issuers’ industries or sectors, including companies in the utilities and financial services sectors, which are prominent issuers of preferred securities. They also may be affected by actual and anticipated changes or ambiguities in the tax status of the security and by actual and anticipated changes or ambiguities in tax laws, such as changes in corporate and individual income tax rates, and in the dividends received deduction for corporate taxpayers or the characterization of dividends as tax-advantaged as described herein.
Because the claim on an issuer’s earnings represented by preferred securities may become onerous when interest rates fall below the rate payable on the security or for other reasons, the issuer may redeem preferred securities, generally after an initial period of call protection during which the security is not redeemable. Thus, in declining interest rate environments in particular, the fund’s holdings of higher dividend-paying preferred securities may be reduced and the fund may be unable to acquire securities paying comparable rates with the redemption proceeds. For the fund to receive tax-advantaged dividend income on preferred securities, the fund must hold securities paying an otherwise tax-advantaged dividend for more than
90 days during the associated 180-day period. In addition, as is the case for Common Shares the fund cannot be obligated to make related payments
(pursuant to a short sale or otherwise) with respect to substantially similar or related property. Similar provisions apply to each Common Shareholder’s investment in the fund as discussed herein.
Convertible Securities
The fund may invest in convertible securities, which are bonds, debentures, notes, preferred stock or other securities that may be converted into or exchanged for a specified amount of equity securities of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest generally paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally: (i) have higher yields than common stocks, but lower yields than comparable non-convertible securities; (ii) are less subject to fluctuation in value than the underlying stock because they have fixed income characteristics; and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.
The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security's worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security's investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. Generally, the conversion value decreases as the convertible security approaches maturity. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed income security.
A convertible security might be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument. If a convertible security held by the fund is called for redemption, the fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the fund's ability to achieve its investment objective. In evaluating a convertible security, the Adviser will give primary emphasis to the attractiveness of the underlying equity security.
Direct (Private) Placements
The fund may invest in securities that are sold in private placement transactions between their issuers and their purchasers and that are neither listed on an exchange nor traded in the over-the-counter secondary market. However, the fund will not invest more than 20% of its total assets in privately placed securities. In many cases, privately placed securities will be subject to contractual or legal restrictions on transfer. As a result of the absence of a public trading market, privately placed securities may in turn be less liquid and more difficult to value than publicly traded securities. Although privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales could, due to illiquidity, be less than if such securities were more widely traded. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded.
Debt Securities
The fund may invest in U.S. and foreign debt securities including, but not limited to, bonds, notes, bills and debentures. Capital appreciation in debt securities in which the fund invests may arise as a result of favorable changes in relative interest rate levels and/or in the creditworthiness of issuers.
The fund may also earn income on such debt securities. There is no requirement with respect to the maturity or duration of debt securities in which the fund may invest. Debt securities in which the fund may invest are subject to the risk of an issuer's inability to meet principal and interest payments on the obligations (credit risk) and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (market risk). Particular debt securities will be selected based upon credit risk analysis of potential issuers, the characteristics of the security and interest rate sensitivity of the various debt issues available with respect to a particular issuer and analysis of the anticipated volatility and liquidity of the particular debt instruments.
Illiquid securities
The fund may invest without limit in illiquid securities (i.e., securities that are not readily marketable). For this purpose, “illiquid securities” may include certain securities that are not registered (“restricted securities”) under the Securities Act of 1933, as amended (the “1933 Act”), including commercial paper issued in reliance on Section 4(a)(2) of the 1933 Act and securities offered and sold to “qualified institutional buyers” under Rule 144A under the
1933 Act. The Board of Trustees (the “Board”) has adopted guidelines and delegated to the Advisor the daily function of determining the monitoring and liquidity of restricted securities. The Board will, however, retain sufficient oversight and be ultimately responsible for these determinations. The Board will carefully monitor the fund’s investments in these securities, focusing on such important factors, among others, as valuation, liquidity and availability of information. This investment practice could have the effect of increasing the level of illiquidity in the fund if qualified institutional buyers become for a time uninterested in purchasing these restricted securities.
Repurchase agreements maturing in more than seven days are considered illiquid, unless an agreement can be terminated after a notice period of seven days or less.
As long as the SEC maintains the position that most swap contracts, caps, floors, and collars are illiquid, the fund will continue to designate these instruments as illiquid unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Board.
Temporary Investments
The fund may invest its assets in cash and temporary investments (as defined below) for cash management purposes, pending investment in accordance with the fund's investment objective and polices, to pay distributions to shareholders and to meet its operating expenses and obligations under any tender offer or share repurchases. In addition, as described below, the fund may take a temporary defensive posture and invest without limitation in Temporary Investments. To the extent that the fund invests in Temporary Investments, it may not achieve its investment objective.
Temporary Investments are debt securities including: (i) short-term (less than 12 months to maturity) and medium-term (not greater than five to seven years to maturity) obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities; (ii) finance company obligations, corporate commercial paper and other short-term commercial obligations, in each case rated, or issued by companies with similar securities outstanding that are rated, Prime-1 or A or better by Moody's or A-1 or A or better by S&P or, if unrated, of comparable quality as determined by the
Adviser, (iii) obligations (including certificates of deposit, time deposits, demand deposits and bankers' acceptances) of banks and (iv) repurchase agreement with respect to securities in which the fund may invest.

Temporary Defensive Strategies
There may be times when, in the subadvisor’s judgment, conditions in the securities markets would make pursuit of the fund’s investment strategy inconsistent with achievement of the fund’s investment objective. At such times, the subadvisor may employ alternative strategies primarily to seek to reduce fluctuations in the value of the fund’s assets. In implementing these temporary defensive strategies, depending on the circumstances, the fund may invest an unlimited portion of its portfolio in short-term money market instruments, securities with remaining maturities of less than one year, cash or cash equivalents. It is impossible to predict when, or for how long, the fund may use these alternative strategies.
Additional Portfolio Investments
When-Issued and Forward Commitment Securities
The fund may make contracts to purchase securities on a “when-issued” or “delayed delivery” basis. Pursuant to such contracts, delivery and payment for the securities occurs at a date later than the customary settlement date. The payment obligation and the interest rate on the securities will be fixed at the time the fund enters into the commitment, but interest will not accrue to the fund until delivery of and payment for the securities. Although the fund would generally purchase securities on a when-issued or delayed delivery basis with the intention of actually acquiring the securities for its portfolio (or for delivery pursuant to options or futures contracts it has entered into) and not for leverage purposes, the fund could dispose of a security prior to settlement if the Adviser deemed it advisable. The purchase of securities on a when-issued or delayed delivery basis involves a risk of loss if the value of the security to be purchased declines prior to the settlement date. This risk is in addition to the risk of a decline in value of the fund's other assets. Furthermore, when such purchases are made through a dealer, the dealer's failure to consummate the sale may result in the loss to the fund of an advantageous yield or price.
Short Sales
The fund may from time to time sell securities short, provided that the amount of such short sales does not exceed 5% of the fund's total assets. The foregoing limitation does not apply to “short-sales against the box” where at all times a short position is open the fund owns an equal amount of such securities or securities convertible or exchangeable into such securities without payment of additional consideration. A short sale is a transaction in which the fund would sell securities it does not own (but has borrowed) in anticipation of a decline in the market price of the securities. When the fund makes a short sale, the proceeds it receives from the sale will be held on behalf of a broker until the fund replaces the borrowed securities. To deliver the securities to the buyer, the fund will need to arrange through a broker to borrow the securities and, in so doing, the fund will become obligated to replace the securities borrowed at their market price at the time of replacement, whatever the price may be. The fund may have to pay a premium to borrow the securities and must pay any dividends or interest payable on the securities until they are replaced.
The fund's obligation to replace the securities borrowed in connection with a short sale will be secured by collateral deposited with the broker that consists of cash or liquid, high grade debt securities. Short sales by the fund involve certain risks and special considerations. Possible losses from short sales differ from losses that could be incurred from a purchase of a security, because losses from short sales may be unlimited, whereas losses from purchases can equal only the total amount invested.
Options on Securities and Securities Indices
The fund may write and purchase call and put options on securities and securities indices. The fund typically will limit notional exposure of the options to
5% of the value of the fund’s portfolio securities, although this amount is expected to vary over time based upon U.S. equity market conditions and other factors. A call option written by the fund obligates the fund to sell specified securities to the holder of the option at a specified price if the option is exercised before the expiration date. All call options written by the fund will be covered, which means that the fund will own the securities subject to the option so long as the option is outstanding. The purpose of writing covered call options is to realize greater income than would be realized on portfolio securities transactions alone. However, in writing covered call options for additional income, the fund may forego the opportunity to profit from an increase in the market price of the underlying security. A put written by the fund would obligate the fund to purchase specified securities from the option holder at a specified price if the option is exercised at any time before the expiration date. The purpose of writing such options is to generate additional income for the fund. However, in return for the option premium, the fund accepts the risk that it may be required to purchase the underlying securities at a price in excess of the market value at the time of purchase. The fund may terminate its obligations under an exchange traded call or put option written by the fund by purchasing an option identical to the one it has written. Obligations under over-the-counter options may be terminated only by entering into an offsetting transaction with the counter party to such option. Such purchases are referred to as “closing purchase transactions.”
The fund may also write (sell) covered call and put options on any securities index composed of securities in which it may invest. Options on securities indices are similar to options on securities, except that the exercise of securities index options requires cash payments and does not involve the actual purchase or sale of securities. In addition, securities index options are designed to reflect price fluctuations in a group of securities or segment of the securities market rather than price fluctuations in a single security.
The fund may purchase put and call options on any securities in which it may invest or options on any securities index based on securities in which it may invest. The fund will purchase such options on securities that are listed on securities exchanges or traded in the over-the-counter market. The fund would also be able to enter into closing sale transactions in order to realize gains or minimize losses on options it has purchased. The fund would normally purchase call options in anticipation of an increase in the market value of securities of the type in which it may invest. The purchase of a call option would entitle the fund, in return for the premium paid, to purchase specified securities at a specified price at any time during the option period.
The fund would ordinarily realize a gain if, during the option period, the value of such securities exceeded the sum of the exercise price, the premium paid and transaction costs. Otherwise, the fund would realize either no gain or a loss on the purchase of the call option. The fund would normally purchase put options in anticipation of a decline in the market value of securities in its portfolio (“protective puts”) or in securities in which it may invest.
The purchase of a put option would entitle the fund, in exchange for the premium paid, to sell specified securities at a specified price during the option period. The purchase of protective puts is designed to offset or hedge against a decline in the market value of the fund's securities. Put options may also be purchased by the fund for the purpose of affirmatively benefiting from a decline in the price of securities which it does not own. The fund would ordinarily realize a gain if, during the option period, the value of the underlying securities decreased below the exercise price sufficiently to more than cover the premium and transaction costs. Otherwise, the fund would realize either no gain or a loss on the purchase of the put option. Gains and losses on the purchase of protective put options would tend to be offset by countervailing changes in the value of underlying portfolio securities.
Other investment companies
The fund may invest in the securities of other investment companies to the extent that such investments are consistent with the fund’s investment objectives and policies and permissible under the 1940 Act. As a stockholder in an investment company, the fund will bear its ratable share of that investment company’s expenses, and would remain subject to payment of the fund’s investment management fees and other expenses with respect to the assets so invested. Common Shareholders would therefore be subject to duplicative expenses to the extent the fund invests in other investment companies. In addition, these other investment companies may utilize leverage, in which case an investment would subject the fund to additional risks associated with leverage. See “Risk Factors—Leverage Risk.” The fund, as a holder of the securities of other investment companies, will bear its pro rata portion of the other investment companies’ expenses, including advisory fees. These expenses are in addition to the direct expenses of the fund’s own operations.
Other Investment Policies
Borrowing
The fund may use leverage to the extent permitted by the 1940 Act, this Prospectus, and the LA. The fund is authorized to utilize leverage through borrowings, reinvestment of securities lending collateral or reverse repurchase agreement proceeds, and/or the issuance of preferred shares, including the issuance of debt securities. The fund is party to the LA as described in “—Description of Capital Structure—Liquidity Facility.” Borrowings, together with the issuance of preferred shares, or other “senior securities” as that term is defined in the 1940 Act, may not be in an aggregate amount that would, immediately after giving effect to the drawdown, exceed 33
 1
∕
3
% of the fund’s total assets (including any assets attributable to financial leverage from senior securities) minus the sum of accrued liabilities (other than liabilities from senior securities).
Portfolio turnover
In general, the fund intends to purchase and hold securities for long-term capital appreciation and not to trade in securities for short-term gain. The fund's portfolio turnover rate is calculated by dividing the lesser of sales or purchases of portfolio securities by the average monthly value of the fund's portfolio securities. For purposes of this calculation, portfolio securities exclude securities having a maturity when purchased of one year or less.
Notwithstanding the foregoing, the Adviser may, from time to time, make short-term investments when it believes such investments are in the best interest of the fund. The portfolio turnover rate for the fund for the fiscal years ended October 31, 2024 and October 31, 2023 was 27% and 26%, respectively.
Securities loans
The fund is party to the LA as described in “—Description of Capital Structure—Liquidity Facility.” The fund may seek to obtain additional income or portfolio leverage by making secured loans of its portfolio securities with a value of up to 33
 1
∕
3
% of total assets. In such transactions, the borrower pays
to the fund an amount equal to any dividends or interest received on loaned securities. The fund retains all or a portion of the dividends, interest, capital gains, and/or other distributions received on investment of cash collateral in short-term obligations of the U.S. government, cash equivalents (including shares of a fund managed by the fund’s investment adviser or an affiliate thereof), or other investments consistent with the fund’s investment objective, policies, and restrictions, or receives a fee from the borrower. If the fund receives a fee in lieu of dividends with respect to securities on loan pursuant to a securities lending transaction, such income will not be eligible for the dividends-received deduction for corporate shareholders. As a result of investing such cash collateral in such investments, the fund will receive the benefit of any gains and bear any losses generated by such investments. All securities loans will be made pursuant to agreements requiring that the loans be continuously secured by collateral in cash or short-term debt obligations at least equal at all times to the market value of the loaned securities. The fund may pay reasonable finders’, administrative and custodial fees in connection with loans of its portfolio securities. Although voting rights or rights to consent accompanying loaned securities pass to the borrower, the fund retains the right to call the loans at any time on reasonable notice, and it will do so in order that the securities may be voted by the fund with respect to matters materially affecting the fund’s investment. The fund may also call a loan in order to sell the securities involved. Lending portfolio securities involves risks of delay in recovery of the loaned securities or, in some cases, loss of rights in the collateral should the borrower commence an action relating to bankruptcy, insolvency or reorganization. The use of securities lending collateral to obtain leverage in the fund’s investment portfolio may subject the fund to greater risk of loss than the use of traditional securities lending to earn incremental income via investing collateral solely in short-term U.S. government securities or cash equivalents.
Foreign currency transactions
The value of non-U.S. assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in foreign currency rates and exchange control regulations. Currency exchange rates also can be affected unpredictably by intervention by U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the U.S. or abroad. The fund may (but is not required to) engage in transactions to hedge against changes in foreign currencies, and will use such hedging techniques when the Advisor or the subadvisor deems appropriate. Foreign currency exchange transactions may be conducted on a spot (
i.e.
, cash) basis at the spot rate prevailing in the foreign currency exchange market or through entering into derivative currency transactions. Currency futures contracts are exchange-traded and change in value to reflect movements of a currency or a basket of currencies. Settlement must be made in a designated currency.
Forward foreign currency exchange contracts are individually negotiated and privately traded so they are dependent upon the creditworthiness of the counterparty. Such contracts may be used when a security denominated in a foreign currency is purchased or sold, or when the receipt in a foreign currency of dividend or interest payments on such a security is anticipated. A forward contract can then “lock in” the U.S. dollar price of the security or the U.S. dollar equivalent of such dividend or interest payment, as the case may be.
Additionally, when the Advisor or the subadvisor believes that the currency of a particular foreign country may suffer a substantial decline against the
U.S. dollar, it may enter into a forward contract to sell, for a fixed amount of dollars, the amount of foreign currency approximating the value of some or all of the securities held that are denominated in such foreign currency. The precise matching of the forward contract amounts and the value of the securities involved generally will not be possible. In addition, it may not be possible to hedge against long-term currency changes. Cross-hedging may be performed by using forward contracts in one currency (or basket of currencies) to hedge against fluctuations in the value of securities denominated in a different currency if the Advisor or the subadvisor determines that there is an established historical pattern of correlation between the two currencies
(or the basket of currencies and the underlying currency). Use of a different foreign currency magnifies exposure to foreign currency exchange rate fluctuations. Forward contracts also may be used to shift exposure to foreign currency exchange rate changes from one currency to another. Short-term hedging provides a means of fixing the dollar value of only a portion of portfolio assets. Income or gain earned on any of the fund’s foreign currency transactions generally will be treated as fully taxable income (
i.e.
, income other than tax-advantaged dividends).
Currency transactions are subject to the risk of a number of complex political and economic factors applicable to the countries issuing the underlying currencies. Furthermore, unlike trading in most other types of instruments, there is no systematic reporting of last sale information with respect to the foreign currencies underlying the derivative currency transactions. As a result, available information may not be complete. In an over-the-counter trading environment, there are no daily price fluctuation limits. There may be no liquid secondary market to close out options purchased or written, or forward contracts entered into, until their exercise, expiration or maturity. There also is the risk of default by, or the bankruptcy of, the financial institution serving as counterparty.
Use of Leverage by the Fund
The fund may use leverage to the extent permitted by the 1940 Act, this Prospectus, and the LA. The fund is authorized to utilize leverage through borrowings, reinvestment of securities lending collateral or reverse repurchase agreement proceeds, and/or the issuance of preferred shares, including the issuance of debt securities. See “—Other Investment Policies—Borrowing.” The fund is party to the LA as described in “—Description of Capital
Structure—Liquidity Facility.”
The fund’s leverage strategy may not be successful. By leveraging its investment portfolio, the fund creates an opportunity for increased net income or capital appreciation. However, the use of leverage also involves risks, which can be significant. These risks include the possibility that the value of the assets acquired with such borrowing decreases although the fund’s liability is fixed, greater volatility in the fund’s NAV and the market price of the fund’s
Common Shares and higher expenses. Because the Advisor’s fee is based upon a percentage of the fund’s managed assets, the Advisor’s fee will be higher if the fund is leveraged and the Advisor will have an incentive to leverage the fund. The Advisor intends only to leverage the fund when it believes that the potential return on the additional investments acquired through the use of leverage is likely to exceed the costs incurred in connection with the offering.
At October 31, 2024, the fund had borrowings under the LA of $373,700,000. The average daily loan balance, weighted average interest rate and maximum daily loan outstanding for the year ended October 31, 2024, were as follows:

Average Daily Loan Balance ($)	Weighted Average Interest Rate (%)	Maximum Daily Loan Outstanding ($)
373,700,000	6.06	383,700,000
The fund’s borrowings under the LA as of October 31, 2024 equaled approximately 35.78% of the fund’s total assets (including the proceeds of such leverage). The fund’s asset coverage ratio as of October 31, 2024 was 279%. See “—Other Investment Policies—Borrowing” for a brief description of the fund’s liquid facility agreement.

Assuming the utilization of leverage in the amount of 35.78% of the fund’s total assets and an annual interest rate of 5.53% payable on such leverage based on market rates as of October 31, 2024, the additional income that the fund must earn (net of expenses) in order to cover such leverage is approximately $20,665,610. Actual costs of leverage may be higher or lower than that assumed in the previous example. Under normal market conditions, interest charged under the LA is at the rate of the one-month Overnight Bank Funding Rate (OBFR) plus 0.700%.
Following an offering of additional Common Shares from time to time, the fund may increase the amount of leverage outstanding. The fund may engage in additional borrowings, securities lending, and reverse repurchase agreements in order to maintain the fund’s desired leverage ratio. Leverage creates a greater risk of loss, as well as a potential for more gain, for the Common Shares than if leverage was not used. Interest on borrowings may be at a fixed or floating rate and generally will be based on short-term rates. The costs associated with the fund’s use of leverage, including the issuance of such leverage and the payment of dividends or interest on such leverage, will be borne entirely by the Common Shareholders. As long as the rate of return, net of applicable fund expenses, on the fund’s investment portfolio investments purchased with leverage exceeds the costs associated with such leverage, the fund will generate more return or income than will be needed to pay such costs. In this event, the excess will be available to pay higher dividends to
Common Shareholders. Conversely, if the fund’s return on such assets is less than the cost of leverage and other fund expenses, the return to the
Common Shareholders will diminish. To the extent that the fund uses leverage, the NAV and market price of the Common Shares and the yield to
Common Shareholders will be more volatile. The fund’s leveraging strategy may not be successful. See “Risk Factors—Leverage Risk.”
The following table is designed to illustrate the effect on the return to a holder of the fund’s Common Shares of leverage in the amount of approximately
35.78% of the fund’s total assets, assuming hypothetical annual returns of the fund’s investment portfolio of minus 10% to plus 10%. As the table shows, leverage generally increases the return to Common Shareholders when portfolio return is positive and greater than the cost of leverage and decreases the return when the portfolio return is negative or less than the cost of leverage. The figures appearing in the table are hypothetical. Actual returns may be greater or less than those appearing in the table.

Assumed Portfolio Return (%)	-10.00	-5.00	0.00	5.00	10.00
Corresponding Common Shares Total Return (%)	-17.14	-10.56	-3.97	2.62	9.21

Risk Factors

The principal risks of investing in the fund are summarized in the Prospectus Summary above. Below are descriptions of the principal factors that may play a role in shaping the fund’s overall risk profile. The descriptions appear in alphabetical order by general risks, equity strategy risks, and options strategy risks, not in order of importance. For further details about the fund’s risks, including additional risk factors that are not discussed in this
Prospectus because they are considered non-principal factors, see the fund’s SAI.
General Risks
Anti-Takeover Provisions
The fund’s Declaration of Trust includes provisions that could limit the ability of other persons or entities to acquire control of the fund or to change the composition of its Board. These provisions may deprive shareholders of opportunities to sell their Common Shares at a premium over the then current market price of the Common Shares. See “Certain Provisions in the Declaration of Trust and By-Laws—Anti-takeover provisions.”
Defensive Positions Risk
During periods of adverse market or economic conditions, the fund may temporarily invest all or a substantial portion of its total assets in short-term money market instruments, securities with remaining maturities of less than one year, cash or cash equivalents. The fund will not be pursuing its investment objectives in these circumstances and could miss favorable market developments.
Distribution Risk
There can be no assurance that distributions paid by the fund to shareholders will be maintained at current levels or increase over time. The distributions shareholders receive from the fund are derived from the fund’s dividends and interest income after payment of fund expenses, net option premiums and net realized gain on equity securities investments. If stock market volatility and/or stock prices decline, the premiums available from writing call options and writing put options on individual stocks likely will decrease as well. Payments to purchase put options and to close written call and put options will reduce amounts available for distribution. Net realized gain on the fund’s stock investments will be determined primarily by the direction and movement of the stock market and the equity securities held. The fund’s cash available for distribution may vary widely over the short- and long-term. If, for any calendar year, the total distributions made exceed the fund’s net investment taxable income and net capital gain, the excess generally will be treated as a return of capital to each Common Shareholder (up to the amount of the Common Shareholder’s basis in his or her Common
Shares) and thereafter as gain from the sale of Common Shares. The amount treated as a return of capital reduces the Common Shareholder’s adjusted basis in his or her Common Shares, thereby increasing his or her potential gain or reducing his or her potential loss on the subsequent sale of his or her
Common Shares. Distributions in any year may include a substantial return of capital component. Dividends on common stocks are not fixed but are declared at the discretion of the issuer’s board of directors.
Economic and market events risk
Events in certain sectors historically have resulted, and may in the future result, in an unusually high degree of volatility in the financial markets, both domestic and foreign. These events have included, but are not limited to: bankruptcies, corporate restructurings, and other similar events; bank failures; governmental efforts to limit short selling and high frequency trading; measures to address U.S. federal and state budget deficits; social, political, and economic instability in Europe; economic stimulus by the Japanese central bank; dramatic changes in energy prices and currency exchange rates; and China’s economic slowdown. Interconnected global economies and financial markets increase the possibility that conditions in one country or region might adversely impact issuers in a different country or region. Both domestic and foreign equity markets have experienced increased volatility and turmoil, with issuers that have exposure to the real estate, mortgage, and credit markets particularly affected. Financial institutions could suffer losses as interest rates rise or economic conditions deteriorate.
In addition, relatively high market volatility and reduced liquidity in credit and fixed-income markets may adversely affect many issuers worldwide.
Actions taken by the U.S. Federal Reserve (Fed) or foreign central banks to stimulate or stabilize economic growth, such as interventions in currency markets, could cause high volatility in the equity and fixed-income markets. Reduced liquidity may result in less money being available to purchase raw materials, goods, and services from emerging markets, which may, in turn, bring down the prices of these economic staples. It may also result in emerging-market issuers having more difficulty obtaining financing, which may, in turn, cause a decline in their securities prices.
In response to certain economic conditions, including periods of high inflation, governmental authorities and regulators may respond with significant fiscal and monetary policy changes such as raising interest rates. The fund may be subject to heightened interest rate risk when the Federal Reserve
Board (Fed) raises interest rates. Recent and potential future changes in government monetary policy may affect interest rates. It is difficult to accurately predict the timing, frequency or magnitude of potential interest rate increases or decreases by the Fed and the evaluation of macro-economic and other conditions that could cause a change in approach in the future. If the Fed and other central banks increase the federal funds rate and equivalent rates, such increases generally will cause market interest rates to rise and could cause the value of a fund’s investments, and the fund’s net asset value (NAV), to decline, potentially suddenly and significantly.

In addition, if the Fed increases the target Fed funds rate, any such rate increases, among other factors, could cause markets to experience continuing high volatility. A significant increase in interest rates may cause a decline in the market for equity securities. These events and the possible resulting market volatility may have an adverse effect on the fund.
Political turmoil within the United States and abroad may also impact the fund. Although the U.S. government has honored its credit obligations, it remains possible that the United States could default on its obligations. While it is impossible to predict the consequences of such an unprecedented event, it is likely that a default by the United States would be highly disruptive to the U.S. and global securities markets and could significantly impair the value of the fund’s investments. Similarly, political events within the United States at times have resulted, and may in the future result, in a shutdown of government services, which could negatively affect the U.S. economy, decrease the value of many fund investments, and increase uncertainty in or impair the operation of the U.S. or other securities markets. In recent years, the U.S. renegotiated many of its global trade relationships and imposed or threatened to impose significant import tariffs. These actions could lead to price volatility and overall declines in U.S. and global investment markets.
Uncertainties surrounding the sovereign debt of a number of European Union (EU) countries and the viability of the EU have disrupted and may in the future disrupt markets in the United States and around the world. If one or more countries leave the EU or the EU dissolves, the global securities markets likely will be significantly disrupted. On January 31, 2020, the United Kingdom (UK) left the EU, commonly referred to as “Brexit,” the UK ceased to be a member of the EU, and the UK and EU entered into a Trade and Cooperation Agreement. While the full impact of Brexit is unknown, Brexit has already resulted in volatility in European and global markets. There remains significant market uncertainty regarding Brexit’s ramifications, and the range and potential implications of possible political, regulatory, economic, and market outcomes are difficult to predict.
A widespread health crisis such as a global pandemic could cause substantial market volatility, exchange trading suspensions and closures, which may lead to less liquidity in certain instruments, industries, sectors or the markets generally, and may ultimately affect fund performance. For example, the coronavirus (COVID-19) pandemic has resulted and may continue to result in significant disruptions to global business activity and market volatility due to disruptions in market access, resource availability, facilities operations, imposition of tariffs, export controls and supply chain disruption, among others. While many countries have lifted some or all restrictions related to the coronavirus (COVID-19) and the United States ended the public health emergency and national emergency declarations relating to the coronavirus (COVID-19) pandemic on May 11, 2023, the continued impact of coronavirus (COVID-19) and related variants is uncertain. The impact of a health crisis and other epidemics and pandemics that may arise in the future, could affect the global economy in ways that cannot necessarily be foreseen at the present time. A health crisis may exacerbate other pre-existing political, social and economic risks. Any such impact could adversely affect the fund’s performance, resulting in losses to your investment.
Political and military events, including in Ukraine, North Korea, Russia, Venezuela, Iran, Syria, and other areas of the Middle East, and nationalist unrest in Europe and South America, also may cause market disruptions.
As a result of continued political tensions and armed conflicts, including the Russian invasion of Ukraine commencing in February of 2022, the extent and ultimate result of which are unknown at this time, the United States and the EU, along with the regulatory bodies of a number of countries, have imposed economic sanctions on certain Russian corporate entities and individuals, and certain sectors of Russia’s economy, which may result in, among other things, the continued devaluation of Russian currency, a downgrade in the country’s credit rating, and/or a decline in the value and liquidity of
Russian securities, property or interests. These sanctions could also result in the immediate freeze of Russian securities and/or funds invested in prohibited assets, impairing the ability of a fund to buy, sell, receive or deliver those securities and/or assets. These sanctions or the threat of additional sanctions could also result in Russia taking counter measures or retaliatory actions, which may further impair the value and liquidity of Russian securities. The United States and other nations or international organizations may also impose additional economic sanctions or take other actions that may adversely affect Russia-exposed issuers and companies in various sectors of the Russian economy. Any or all of these potential results could lead
Russia’s economy into a recession. Economic sanctions and other actions against Russian institutions, companies, and individuals resulting from the ongoing conflict may also have a substantial negative impact on other economies and securities markets both regionally and globally, as well as on companies with operations in the conflict region, the extent to which is unknown at this time. The United States and the EU have also imposed similar sanctions on Belarus for its support of Russia’s invasion of Ukraine. Additional sanctions may be imposed on Belarus and other countries that support
Russia. Any such sanctions could present substantially similar risks as those resulting from the sanctions imposed on Russia, including substantial negative impacts on the regional and global economies and securities markets.
In addition, there is a risk that the prices of goods and services in the United States and many foreign economies may decline over time, known as deflation. Deflation may have an adverse effect on stock prices and creditworthiness and may make defaults on debt more likely. If a country’s economy slips into a deflationary pattern, it could last for a prolonged period and may be difficult to reverse. Further, there is a risk that the present value of assets or income from investments will be less in the future, known as inflation. Inflation rates may change frequently and drastically as a result of various factors, including unexpected shifts in the domestic or global economy, and a fund’s investments may be affected, which may reduce a fund’s performance. Further, inflation may lead to the rise in interest rates, which may negatively affect the value of debt instruments held by the fund, resulting in a negative impact on a fund’s performance. Generally, securities issued in emerging markets are subject to a greater risk of inflationary or deflationary forces, and more developed markets are better able to use monetary policy to normalize markets.

ESG integration risk
The manager considers ESG factors that it deems relevant or additive, along with other material factors and analysis, when managing the fund. The manager may consider these ESG factors on all or a meaningful portion of the fund’s investments. In certain situations, the extent to which these ESG factors may be applied according to the manager’s integrated investment process may not include U.S. Treasuries, government securities, or other asset classes. ESG factors may include, but are not limited to, matters regarding board diversity, climate change policies, and supply chain and human rights policies. Incorporating ESG criteria and making investment decisions based on certain ESG characteristics, as determined by the manager, carries the risk that the fund may perform differently, including underperforming, funds that do not utilize ESG criteria, or funds that utilize different ESG criteria. Integration of ESG factors into the fund’s investment process may result in a manager making different investments for the fund than for a fund with a similar investment universe and/or investment style that does not incorporate such considerations in its investment strategy or processes, and the fund’s investment performance may be affected. Because ESG factors are one of many considerations for the fund, the manager may nonetheless include companies with low ESG characteristics or exclude companies with high ESG characteristics in the fund’s investments.
The ESG characteristics utilized in the fund’s investment process may change over time, and different ESG characteristics may be relevant to different investments. Although the manager has established its own structure to oversee ESG integration in accordance with the fund’s investment objective and strategies, successful integration of ESG factors will depend on the manager’s skill in researching, identifying, and applying these factors, as well as on the availability of relevant data. The method of evaluating ESG factors and subsequent impact on portfolio composition, performance, proxy voting decisions and other factors, is subject to the interpretation of the manager in accordance with the fund’s investment objective and strategies. ESG factors may be evaluated differently by different managers, and may not carry the same meaning to all investors and managers. The manager may employ active shareowner engagement to raise ESG issues with the management of select portfolio companies. The regulatory landscape with respect to ESG investing in the United States is evolving and any future rules or regulations may require the fund to change its investment process with respect to ESG integration.
Leverage risk
By leveraging its investment portfolio, the fund creates an opportunity for increased net income or capital appreciation. However, the use of leverage also involves risks, which can be significant. These risks include the possibility that the value of the assets acquired with such borrowing decreases although the fund’s liability is fixed, greater volatility in the fund’s NAV and the market price of the fund’s Common Shares and higher expenses. Since the
Advisor’s fee is based upon a percentage of the fund’s managed assets, the Advisor’s fee will be higher if the fund is leveraged and the Advisor will have an incentive to leverage the fund. The Board will monitor this potential conflict. The Advisor intends to leverage the fund only when it believes that the potential return on the additional investments acquired through the use of leverage is likely to exceed the costs incurred in connection with the offering.
The fund is authorized to utilize leverage through borrowings, reinvestment of securities lending collateral or reverse repurchase agreement proceeds, and/or the issuance of preferred shares, including the issuance of debt securities. The fund is party to the LA as described in “—Description of Capital
Structure—Liquidity Facility.”
The fund utilizes the LA to increase its assets available for investment. When the fund leverages its assets, Common Shareholders bear the fees associated with the liquidity facility and have the potential to benefit or be disadvantaged from the use of leverage. In addition, the fee paid to the
Advisor is calculated on the basis of the fund’s average daily managed assets, including proceeds from borrowings and/or the issuance of preferred shares, so the fee will be higher when leverage is utilized, which may create an incentive for the Advisor to employ financial leverage. Consequently, the fund and the Advisor may have differing interests in determining whether to leverage the fund’s assets. Leverage creates risks that may adversely affect the return for the Common Shareholders, including:
●
the likelihood of greater volatility of NAV and market price of Common Shares;
●
fluctuations in the interest rate paid for the use of the LA;
●
increased operating costs, which may reduce the fund’s total return;
●
the potential for a decline in the value of an investment acquired through leverage, while the fund’s obligations under such leverage remains fixed;
and
●
the fund is more likely to have to sell securities in a volatile market in order to meet asset coverage or other debt compliance requirements.
To the extent the returns derived from securities purchased with proceeds received from leverage exceed the cost of leverage, the fund’s distributions may be greater than if leverage had not been used. Conversely, if the returns from the securities purchased with such proceeds are not sufficient to cover the cost of leverage, the amount available for distribution to Common Shareholders will be less than if leverage had not been used. In the latter case, the Advisor, in its best judgment, may nevertheless determine to maintain the fund’s leveraged position if it deems such action to be appropriate.
The costs of a borrowing program and/or an offering of preferred shares would be borne by Common Shareholders and consequently would result in a reduction of the NAV of Common Shares.
In addition to the risks created by the fund’s use of leverage, the fund is subject to the risk that the liquidity facility agreement is terminated due to the occurrence of one or more events of default under the LA. If the LA is terminated in such circumstances, the fund would be subject to additional risk that it would be unable to timely, or at all, obtain replacement financing. The fund might also be required to de-leverage, selling securities at a potentially inopportune time and incurring tax consequences. Further, the fund’s ability to generate income from the use of leverage would be adversely affected.
The fund may be required to maintain minimum average balances in connection with borrowings or to pay a commitment or other fee to maintain a liquidity facility; either of these requirements will increase the cost of borrowing over the stated interest rate. To the extent that the fund borrows through the use of reverse repurchase agreements, it would be subject to a risk that the value of the portfolio securities transferred may substantially exceed the purchase price received by the fund under the reverse repurchase agreement transaction. Alternatively, during the life of any reverse repurchase agreement transaction, the fund may be required to transfer additional securities if the market value of those securities initially transferred declines. In addition, capital raised through borrowing or the issuance of preferred shares will be subject to interest costs or dividend payments that may or may not exceed the income and appreciation on the assets purchased. The issuance of additional classes of preferred shares involves offering expenses and other costs, which will be borne by the Common Shareholders, and may limit the fund’s freedom to pay dividends on Common Shares or to engage in other activities.
The fund may be subject to certain restrictions on investments imposed by guidelines of one or more nationally recognized statistical rating organizations which may issue ratings for the preferred shares or short-term debt instruments issued by the fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. Certain types of borrowings may result in the fund being subject to covenants in credit agreements, including those relating to asset coverage, borrowing base and portfolio composition requirements and additional covenants that may affect the fund’s ability to pay dividends and distributions on Common Shares in certain instances. The fund also may be required to pledge its assets to the lenders in connection with certain types of borrowing. Under the current LA, the fund is subject to covenants that include, but are not limited to, certain minimum net asset value and collateral requirements, as well as a requirement to provide timely certain financial information to the lender. The Advisor does not anticipate that these covenants or restrictions will adversely affect its ability to manage the fund’s portfolio in accordance with the fund’s investment objectives and principal investment strategies. Due to these covenants or restrictions, the fund may be forced to liquidate investments at times and at prices that are not favorable to the fund, or the fund may be forced to forego investments that the Advisor otherwise views as favorable.
The extent that the fund employs leverage, if any, will depend on many factors, the most important of which are investment outlook, market conditions and interest rates. Successful use of a leveraging strategy depends on the Advisor’s ability to predict correctly interest rates and market movements.
There is no assurance that a leveraging strategy will be successful during any period in which it is employed.
Liquidity risk
The extent (if at all) to which a security may be sold or a derivative position closed without negatively impacting its market value may be impaired by reduced market activity or participation, legal restrictions, or other economic and market impediments. Funds with principal investment strategies that involve investments in securities of companies with smaller market capitalizations, foreign securities, derivatives, or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk. Exposure to liquidity risk may be heightened for funds that invest in securities of emerging markets and related derivatives that are not widely traded, and that may be subject to purchase and sale restrictions.
The capacity of traditional dealers to engage in fixed-income trading has not kept pace with the bond market’s growth. As a result, dealer inventories of corporate bonds, which indicate the ability to “make markets,” i.e., buy or sell a security at the quoted bid and ask price, respectively, are at or near historic lows relative to market size. Because market makers provide stability to fixed-income markets, the significant reduction in dealer inventories could lead to decreased liquidity and increased volatility, which may become exacerbated during periods of economic or political stress.
Market Discount Risk
The fund’s Common Shares will be offered only when Common Shares of the fund are trading at a price equal to or above the fund’s NAV per Common
Share plus the per Common Share amount of commissions. As with any security, the market value of the Common Shares may increase or decrease from the amount initially paid for the Common Shares. The fund’s Common Shares have traded at both a premium and at a discount to NAV. The shares of closed-end management investment companies frequently trade at a discount from their NAV. This characteristic is a risk separate and distinct from the risk that the fund’s NAV could decrease as a result of investment activities. Investors bear a risk of loss to the extent that the price at which they sell their shares is lower in relation to the fund’s NAV than at the time of purchase, assuming a stable NAV.
Operational and cybersecurity risk
With the increased use of technologies, such as mobile devices and “cloud”-based service offerings and the dependence on the internet and computer systems to perform necessary business functions, the fund’s service providers are susceptible to operational and information or cybersecurity risks that could result in losses to the fund and its shareholders. Intentional cybersecurity breaches include unauthorized access to systems, networks, or devices
(such as through “hacking” activity or “phishing”); infection from computer viruses or other malicious software code; and attacks that shut down, disable, slow, or otherwise disrupt operations, business processes, or website access or functionality. Cyber-attacks can also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on the service providers’ systems or websites rendering them unavailable to intended users or via “ransomware” that renders the systems inoperable until appropriate actions are taken. In addition, unintentional incidents can occur, such as the inadvertent release of confidential information (possibly resulting in the violation of applicable privacy laws).
A cybersecurity breach could result in the loss or theft of customer data or funds, loss or theft of proprietary information or corporate data, physical damage to a computer or network system, or costs associated with system repairs. Such incidents could cause a fund, the advisor, a manager, or other service providers to incur regulatory penalties, reputational damage, additional compliance costs, litigation costs or financial loss. In addition, such incidents could affect issuers in which a fund invests, and thereby cause the fund’s investments to lose value.
Cyber-events have the potential to materially affect the fund and the advisor’s relationships with accounts, shareholders, clients, customers, employees, products, and service providers. The fund has established risk management systems reasonably designed to seek to reduce the risks associated with cyber-events. There is no guarantee that the fund will be able to prevent or mitigate the impact of any or all cyber-events.
The fund is exposed to operational risk arising from a number of factors, including, but not limited to, human error, processing and communication errors, errors of the fund’s service providers, counterparties, or other third parties, failed or inadequate processes and technology or system failures.
In addition, other disruptive events, including (but not limited to) natural disasters and public health crises may adversely affect the fund’s ability to conduct business, in particular if the fund’s employees or the employees of its service providers are unable or unwilling to perform their responsibilities as a result of any such event. Even if the fund’s employees and the employees of its service providers are able to work remotely, those remote work arrangements could result in the fund’s business operations being less efficient than under normal circumstances, could lead to delays in its processing of transactions, and could increase the risk of cyber-events.
Secondary Market for the Common Shares
The issuance of new Common Shares may have an adverse effect on the secondary market for the Common Shares. When Common Shares are trading at a premium, the fund may issue new Common Shares of the fund. The increase in the amount of the fund’s outstanding Common Shares resulting from the offering of new Common Shares may put downward pressure on the market price for the Common Shares of the fund. Common Shares will not be issued at any time when Common Shares are trading at a price lower than a price equal to the fund’s NAV per Common Share plus the per Common
Share amount of commissions.
The fund also issues Common Shares through its dividend reinvestment plan. Common Shares may be issued under the plan at a discount to the market price for such Common Shares, which may put downward pressure on the market price for Common Shares of the fund.
The voting power of current Common Shareholders will be diluted to the extent that such shareholders do not purchase shares in any future Common
Share offerings or do not purchase sufficient shares to maintain their percentage interest. In addition, if the proceeds of such offering are unable to be invested as intended, the fund’s per Common Share distribution may decrease (or may consist of return of capital) and the fund may not participate in market advances to the same extent as if such proceeds were fully invested as planned.
Tax Risk
To qualify for the special tax treatment available to regulated investment companies, the fund must: (i) derive at least 90% of its annual gross income from certain kinds of investment income; (ii) meet certain asset diversification requirements at the end of each quarter; and (iii) distribute in each taxable year at least 90% of its net investment income (including net interest income and net short term capital gain). If the fund failed to meet any of these requirements, subject to the opportunity to cure such failures under applicable provisions of the Code, the fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income, including its net capital gain, even if such income were distributed to its shareholders. All distributions by the fund from earnings and profits, including distributions of net capital gain (if any), would be taxable to the shareholders as ordinary income. To the extent designated by the fund, such distributions generally would be eligible (i) to be treated as qualified dividend income in the case of individual and other non-corporate shareholders and (ii) for the dividends received deduction in the case of corporate shareholders, provided that in each case the shareholder meets applicable holding period requirements. In addition, in order to requalify for taxation as a regulated investment company, the fund might be required to recognize unrealized gain, pay substantial taxes and interest, and make certain distributions. See “U.S. Federal
Income Tax Matters.”
The tax treatment and characterization of the fund’s distributions may vary significantly from time to time due to the nature of the fund’s investments.
The ultimate tax characterization of the fund’s distributions in a calendar year may not finally be determined until after the end of that calendar year. The fund may make distributions during a calendar year that exceed the fund’s net investment income and net realized capital gain for that year. In such a situation, the amount by which the fund’s total distributions exceed net investment income and net realized capital gain generally would be treated as a return of capital up to the amount of the Common Shareholder’s tax basis in his or her Common Shares, with any amounts exceeding such basis treated as gain from the sale of his or her Common Shares. The fund’s income distributions that qualify for favorable tax treatment may be affected by the
Internal Revenue Service’s (“IRS”) interpretations of the Code and future changes in tax laws and regulations. See “U.S. Federal Income Tax Matters.”
No assurance can be given as to what percentage of the distributions paid on Common Shares, if any, will consist of long-term capital gain or what the tax rates on various types of income will be in future years. See “U.S. Federal Income Tax Matters.”

Strategy Risks
Concentration risk
When a fund’s investments are focused in one or more industries or sectors of the economy, they are less broadly invested across industries or sectors than other funds. This means that concentrated funds tend to be more volatile than other funds, and the values of their investments tend to go up and down more rapidly. In addition, a fund that invests in particular industries or sectors is particularly susceptible to the impact of market, economic, political, regulatory, and other conditions and risks affecting those industries or sectors. From time to time, a small number of companies may represent a large portion of a single industry or sector or a group of related industries or sectors as a whole.
Credit and counterparty risk
This is the risk that an issuer of a U.S. government security, the issuer or guarantor of a fixed-income security, the counterparty to an over-the-counter
(OTC) derivatives contract (see “Hedging, derivatives, and other strategic transactions risk”), or a borrower of a fund’s securities will be unable or unwilling to make timely principal, interest, or settlement payments, or otherwise honor its obligations. Credit risk associated with investments in fixed-income securities relates to the ability of the issuer to make scheduled payments of principal and interest on an obligation. A fund that invests in fixed-income securities is subject to varying degrees of risk that the issuers of the securities will have their credit ratings downgraded or will default, potentially reducing the fund’s share price and income level. Nearly all fixed-income securities are subject to some credit risk, which may vary depending upon whether the issuers of the securities are corporations, domestic or foreign governments, or their subdivisions or instrumentalities.
U.S. government securities are subject to varying degrees of credit risk depending upon whether the securities are supported by the full faith and credit of the United States; supported by the ability to borrow from the U.S. Treasury; supported only by the credit of the issuing U.S. government agency, instrumentality, or corporation; or otherwise supported by the United States. For example, issuers of many types of U.S. government securities (e.g., the
Federal Home Loan Mortgage Corporation (Freddie Mac), Federal National Mortgage Association (Fannie Mae), and Federal Home Loan Banks),
although chartered or sponsored by Congress, are not funded by congressional appropriations, and their fixed-income securities, including asset-backed and mortgage-backed securities, are neither guaranteed nor insured by the U.S. government. An agency of the U.S. government has placed Fannie Mae and Freddie Mac into conservatorship, a statutory process with the objective of returning the entities to normal business operations.
It is unclear what effect this conservatorship will have on the securities issued or guaranteed by Fannie Mae or Freddie Mac. As a result, these securities are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States (e.g., U.S. Treasury bonds). When a fixed-income security is not rated, a manager may have to assess the risk of the security itself. Asset-backed securities, whose principal and interest payments are supported by pools of other assets, such as credit card receivables and automobile loans, are subject to further risks, including the risk that the obligors of the underlying assets default on payment of those assets.
Funds that invest in below-investment-grade securities, also called junk bonds (e.g., fixed-income securities rated Ba or lower by Moody’s Investors
Service, Inc. or BB or lower by S&P Global Ratings or Fitch Ratings, as applicable, at the time of investment, or determined by a manager to be of comparable quality to securities so rated) are subject to increased credit risk. The sovereign debt of many foreign governments, including their subdivisions and instrumentalities, falls into this category. Below-investment-grade securities offer the potential for higher investment returns than higher-rated securities, but they carry greater credit risk: their issuers’ continuing ability to meet principal and interest payments is considered speculative, they are more susceptible to real or perceived adverse economic and competitive industry conditions, and they may be less liquid than higher-rated securities.
In addition, a fund is exposed to credit risk to the extent that it makes use of OTC derivatives (such as forward foreign currency contracts and/or swap contracts) and engages to a significant extent in the lending of fund securities or the use of repurchase agreements. OTC derivatives transactions can be closed out with the other party to the transaction. If the counterparty defaults, a fund will have contractual remedies, but there is no assurance that the counterparty will be able to meet its contractual obligations or that, in the event of default, a fund will succeed in enforcing them. A fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under OTC derivatives contracts or that those payments may be delayed or made only after the fund has incurred the costs of litigation. While the manager intends to monitor the creditworthiness of contract counterparties, there can be no assurance that the counterparty will be in a position to meet its obligations, especially during unusually adverse market conditions.
Dividend strategy risk
The Subadvisor may not be able to anticipate the level of dividends that companies will pay in any given timeframe. In accordance with the fund’s strategies, the Subadvisor attempts to identify and exploit opportunities such as the announcement of major corporate actions that may lead to high current dividend income. These situations typically are non-recurring or infrequent, may be difficult to predict and may not result in an opportunity that allows the Subadvisor to fulfill the fund’s investment objective. In addition, the dividend policies of the fund’s target companies are heavily influenced by the current economic climate and the favorable U.S. federal tax treatment afforded to dividends.
Equity securities risk
Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate, and can decline and reduce the value of a fund investing in equities. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. The value of equity securities purchased by a fund could decline if the financial condition of the companies in which the fund is invested declines, or if overall market and economic conditions deteriorate. An issuer’s financial condition could decline as a result of poor management decisions, competitive pressures, technological obsolescence, undue reliance on suppliers, labor issues, shortages, corporate restructurings, fraudulent disclosures, irregular and/or unexpected trading activity among retail investors, or other factors. Changes in the financial condition of a single issuer can impact the market as a whole.
Even a fund that invests in high-quality, or blue chip, equity securities, or securities of established companies with large market capitalizations (which generally have strong financial characteristics), can be negatively impacted by poor overall market and economic conditions. Companies with large market capitalizations may also have less growth potential than smaller companies and may be less able to react quickly to changes in the marketplace.
The fund generally does not attempt to time the market. Because of its exposure to equities, the possibility that stock market prices in general will decline over short or extended periods subjects the fund to unpredictable declines in the value of its investments, as well as periods of poor performance.
Financial services sector risk
A fund investing principally in securities of companies in the financial services sector is particularly vulnerable to events affecting that sector.
Companies in the financial services sector may include, but are not limited to, commercial and industrial banks, savings and loan associations and their holding companies, consumer and industrial finance companies, diversified financial services companies, investment banking, securities brokerage and investment advisory companies, leasing companies, and insurance companies. The types of companies that compose the financial services sector may change over time. These companies are all subject to extensive regulation, rapid business changes, volatile performance dependent upon the availability and cost of capital, prevailing interest rates, and significant competition. General economic conditions significantly affect these companies.
Credit and other losses resulting from the financial difficulty of borrowers or other third parties have a potentially adverse effect on companies in this sector. Investment banking, securities brokerage, and investment advisory companies are particularly subject to government regulation and the risks inherent in securities trading and underwriting activities. In addition, certain financial services companies face shrinking profit margins due to new competitors, the cost of new technology, and the pressure to compete globally.
Fixed-income securities risk
Fixed-income securities are generally subject to two principal types of risk, as well as other risks described below: (1) interest-rate risk and (2) credit quality risk.
Credit quality risk.

Fixed-income securities are subject to the risk that the issuer of the security will not repay all or a portion of the principal borrowed and will not make all interest payments. If the credit quality of a fixed-income security deteriorates after a fund has purchased the security, the market value of the security may decrease and lead to a decrease in the value of the fund’s investments. An issuer’s credit quality could deteriorate as a result of poor management decisions, competitive pressures, technological obsolescence, undue reliance on suppliers, labor issues, shortages, corporate restructurings, fraudulent disclosures, or other factors. Funds that may invest in lower-rated fixed-income securities, commonly referred to as junk securities, are riskier than funds that may invest in higher-rated fixed-income securities.
Interest-rate risk.

Fixed-income securities are affected by changes in interest rates. When interest rates decline, the market value of fixed-income securities generally can be expected to rise. Conversely, when interest rates rise, the market value of fixed-income securities generally can be expected to decline. The longer the duration or maturity of a fixed-income security, the more susceptible it is to interest-rate risk. Duration is a measure of the price sensitivity of a debt security, or a fund that invests in a portfolio of debt securities, to changes in interest rates, whereas the maturity of a security measures the time until final payment is due. Duration measures sensitivity more accurately than maturity because it takes into account the time value of cash flows generated over the life of a debt security.
In response to certain economic conditions, including periods of high inflation, governmental authorities and regulators may respond with significant fiscal and monetary policy changes such as raising interest rates. The fund may be subject to heightened interest rate risk when the Federal Reserve
Board (Fed) raises interest rates. Recent and potential future changes in government monetary policy may affect interest rates. It is difficult to accurately predict the timing, frequency or magnitude of potential interest rate increases or decreases by the Fed and the evaluation of macro-economic and other conditions that could cause a change in approach in the future. If the Fed and other central banks increase the federal funds rate and equivalent rates, such increases generally will cause market interest rates to rise and could cause the value of a fund’s investments, and the fund’s net asset value (NAV), to decline, potentially suddenly and significantly.
In certain market conditions, governmental authorities and regulators may considerably lower interest rates, which, in some cases could result in negative interest rates. These actions, including their reversal or potential ineffectiveness, could further increase volatility in securities and other financial markets and reduce market liquidity. To the extent the fund has a bank deposit or holds a debt instrument with a negative interest rate to maturity, the fund would generate a negative return on that investment. Similarly, negative rates on investments by money market funds and similar cash management products could lead to losses on investments, including on investments of the fund’s uninvested cash.
Investment-grade fixed-income securities in the lowest rating category risk.

Investment-grade fixed-income securities in the lowest rating category (such as Baa by Moody’s Investors Service, Inc. or BBB by S&P Global Ratings or Fitch Ratings, as applicable, and comparable unrated securities) involve a higher degree of risk than fixed-income securities in the higher rating categories. While such securities are considered investment-grade quality and are deemed to have adequate capacity for payment of principal and interest, such securities lack outstanding investment characteristics and have speculative characteristics as well. For example, changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher-grade securities.
Prepayment of principal risk.

Many types of debt securities, including floating-rate loans, are subject to prepayment risk. Prepayment risk is the risk that, when interest rates fall, certain types of obligations will be paid off by the borrower more quickly than originally anticipated and the fund may have to invest the proceeds in securities with lower yields. Securities subject to prepayment risk can offer less potential for gains when the credit quality of the issuer improves.
Foreign securities risk
Funds that invest in securities traded principally in securities markets outside the United States are subject to additional and more varied risks, as the value of foreign securities may change more rapidly and extremely than the value of U.S. securities. Less information may be publicly available regarding foreign issuers, including foreign government issuers. Foreign securities may be subject to foreign taxes and may be more volatile than
U.S. securities. Currency fluctuations and political and economic developments may adversely impact the value of foreign securities. The securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers of foreign securities may not be subject to the same degree of regulation as U.S. issuers. Reporting, accounting, and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. There are generally higher commission rates on foreign portfolio transactions, transfer taxes, higher custodial costs, and the possibility that foreign taxes will be charged on dividends and interest payable on foreign securities, some or all of which may not be reclaimable. Also, adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency or assets from a country); political changes; or diplomatic developments could adversely affect a fund’s investments. In the event of nationalization, expropriation, confiscatory taxation, or other confiscation, the fund could lose a substantial portion of, or its entire investment in, a foreign security. Some of the foreign securities risks are also applicable to funds that invest a material portion of their assets in securities of foreign issuers traded in the United States.
Currency risk.

Currency risk is the risk that fluctuations in exchange rates may adversely affect the U.S. dollar value of a fund’s investments.
Currency risk includes both the risk that currencies in which a fund’s investments are traded, or currencies in which a fund has taken an active investment position, will decline in value relative to the U.S. dollar and, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly for a number of reasons, including the forces of supply and demand in the foreign exchange markets, actual or perceived changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or currency controls or political developments in the United States or abroad. Certain funds may engage in proxy hedging of currencies by entering into derivative transactions with respect to a currency whose value is expected to correlate to the value of a currency the fund owns or wants to own. This presents the risk that the two currencies may not move in relation to one another as expected. In that case, the fund could lose money on its investment and also lose money on the position designed to act as a proxy hedge. Certain funds may also take active currency positions and may cross-hedge currency exposure represented by their securities into another foreign currency. This may result in a fund’s currency exposure being substantially different than that suggested by its securities investments. All funds with foreign currency holdings and/or that invest or trade in securities denominated in foreign currencies or related derivative instruments may be adversely affected by changes in foreign currency exchange rates. Derivative foreign currency transactions (such as futures, forwards, and swaps) may also involve leveraging risk, in addition to currency risk. Leverage may disproportionately increase a fund’s portfolio losses and reduce opportunities for gain when interest rates, stock prices, or currency rates are changing.
Hedging, derivatives, and other strategic transactions risk
The ability of the fund to utilize hedging, derivatives, and other strategic transactions to benefit the fund will depend in part on its manager’s ability to predict pertinent market movements and market risk, counterparty risk, credit risk, interest-rate risk, and other risk factors, none of which can be assured. The skills required to utilize hedging and other strategic transactions are different from those needed to select the fund’s securities. Even if the manager only uses hedging and other strategic transactions in the fund primarily for hedging purposes or to gain exposure to a particular securities market, if the transaction does not have the desired outcome, it could result in a significant loss to the fund. The amount of loss could be more than the principal amount invested. These transactions may also increase the volatility of the fund and may involve a small investment of cash relative to the magnitude of the risks assumed, thereby magnifying the impact of any resulting gain or loss. For example, the potential loss from the use of futures can exceed the fund’s initial investment in such contracts. In addition, these transactions could result in a loss to a fund if the counterparty to the transaction does not perform as promised.
The fund may invest in derivatives, which are financial contracts with a value that depends on, or is derived from, the value of underlying assets, reference rates, or indexes. Derivatives may relate to stocks, bonds, interest rates, currencies or currency exchange rates, and related indexes. The fund may use derivatives for many purposes, including for hedging and as a substitute for direct investment in securities or other assets. Derivatives may be used in a way to efficiently adjust the exposure of the fund to various securities, markets, and currencies without the fund actually having to sell existing investments and make new investments. This generally will be done when the adjustment is expected to be relatively temporary or in anticipation of effecting the sale of fund assets and making new investments over time. Further, since many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate, or index can result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. When the fund uses derivatives for leverage, investments in the fund will tend to be more volatile, resulting in larger gains or losses in response to market changes. To limit risks associated with leverage, a fund is required to comply with Rule 18f-4 under the Investment Company Act of 1940, as amended (the Derivatives
Rule) as outlined below. For a description of the various derivative instruments the fund may utilize, refer to the SAI.
The regulation of the U.S. and non-U.S. derivatives markets has undergone substantial change in recent years and such change may continue. In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and regulations promulgated or proposed thereunder require many derivatives to be cleared and traded on an exchange, expand entity registration requirements, impose business conduct requirements on dealers that enter into swaps with a pension plan, endowment, retirement plan or government entity, and required banks to move some derivatives trading units to a non-guaranteed affiliate separate from the deposit-taking bank or divest them altogether. Although the Commodity Futures Trading Commission (CFTC)
has released final rules relating to clearing, reporting, recordkeeping and registration requirements under the legislation, many of the provisions are subject to further final rule making, and thus its ultimate impact remains unclear. New regulations could, among other things, restrict the fund’s ability to engage in derivatives transactions (for example, by making certain types of derivatives transactions no longer available to the fund) and/or increase the costs of such derivatives transactions (for example, by increasing margin or capital requirements), and the fund may be unable to fully execute its investment strategies as a result. Limits or restrictions applicable to the counterparties with which the fund engages in derivative transactions also could prevent the fund from using these instruments or affect the pricing or other factors relating to these instruments, or may change the availability of certain investments.
The Derivatives Rule mandates that a fund adopt and/or implement: (i) value-at-risk limitations (VaR); (ii) a written derivatives risk management program; (iii) new Board oversight responsibilities; and (iv) new reporting and recordkeeping requirements. In the event that a fund’s derivative exposure is 10% or less of its net assets, excluding certain currency and interest rate hedging transactions, it can elect to be classified as a limited derivatives user (Limited Derivatives User) under the Derivatives Rule, in which case the fund is not subject to the full requirements of the Derivatives Rule. Limited
Derivatives Users are excepted from VaR testing, implementing a derivatives risk management program, and certain Board oversight and reporting requirements mandated by the Derivatives Rule. However, a Limited Derivatives User is still required to implement written compliance policies and procedures reasonably designed to manage its derivatives risks.
The Derivatives Rule also provides special treatment for reverse repurchase agreements, similar financing transactions and unfunded commitment agreements. Specifically, a fund may elect whether to treat reverse repurchase agreements and similar financing transactions as “derivatives transactions” subject to the requirements of the Derivatives Rule or as senior securities equivalent to bank borrowings for purposes of Section 18 of the
Investment Company Act of 1940. In addition, when-issued or forward settling securities transactions that physically settle within 35-days are deemed not to involve a senior security.
At any time after the date of this prospectus, legislation may be enacted that could negatively affect the assets of the fund. Legislation or regulation may change the way in which the fund itself is regulated. The advisor cannot predict the effects of any new governmental regulation that may be implemented, and there can be no assurance that any new governmental regulation will not adversely affect the fund’s ability to achieve its investment objectives.
The use of derivative instruments may involve risks different from, or potentially greater than, the risks associated with investing directly in securities and other, more traditional assets. In particular, the use of derivative instruments exposes the fund to the risk that the counterparty to an OTC derivatives contract will be unable or unwilling to make timely settlement payments or otherwise honor its obligations. OTC derivatives transactions typically can only be closed out with the other party to the transaction, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the transaction with the counterparty or may obtain the other party’s consent to assign the transaction to a third party. If the counterparty defaults, the fund will have contractual remedies, but there is no assurance that the counterparty will meet its contractual obligations or that, in the event of default, the fund will succeed in enforcing them. For example, because the contract for each OTC derivatives transaction is individually negotiated with a specific counterparty, the fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the fund when the fund seeks to enforce its contractual rights. If that occurs, the cost and unpredictability of the legal proceedings required for the fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. The fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under OTC derivatives contracts or that those payments may be delayed or made only after the fund has incurred the costs of litigation. While a manager intends to monitor the creditworthiness of counterparties, there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions. To the extent the fund contracts with a limited number of counterparties, the fund’s risk will be concentrated and events that affect the creditworthiness of any of those counterparties may have a pronounced effect on the fund. Derivatives are also subject to a number of other risks, including market risk, liquidity risk and operational risk. Since the value of derivatives is calculated and derived from the value of other assets, instruments, or references, there is a risk that they will be improperly valued. Derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates, or indexes they are designed to hedge or closely track. Suitable derivatives transactions may not be available in all circumstances. The fund is also subject to the risk that the counterparty closes out the derivatives transactions upon the occurrence of certain triggering events. In addition, a manager may determine not to use derivatives to hedge or otherwise reduce risk exposure. Government legislation or regulation could affect the use of derivatives transactions and could limit the fund’s ability to pursue its investment strategies.

A detailed discussion of various hedging and other strategic transactions appears in the SAI. To the extent that the fund utilizes the following list of certain derivatives and other strategic transactions, it will be subject to associated risks. The main risks of each appear below.
●
Foreign currency forward contracts
. Counterparty risk, liquidity risk (i.e., the inability to enter into closing transactions), foreign currency risk, and risk of disproportionate loss are the principal risks of engaging in transactions involving foreign currency forward contracts.
●
Futures contracts.
Counterparty risk, liquidity risk (i.e., the inability to enter into closing transactions) and risk of disproportionate loss are the principal risks of engaging in transactions involving futures contracts.
●
Interest-rate swaps
. Counterparty risk, liquidity risk (i.e., the inability to enter into closing transactions), interest-rate risk and risk of disproportionate loss are the principal risks of engaging in transactions involving interest-rate swaps.
●
Options.
Counterparty risk, liquidity risk (i.e., the inability to enter into closing transactions), and risk of disproportionate loss are the principal risks of engaging in transactions involving options. Counterparty risk does not apply to exchange-traded options.
Illiquid and Restricted Securities Risk
The fund may invest without limit in securities for which there is no readily available trading market or which are otherwise illiquid (i.e., investments that the fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment). The fund may have significant exposure to restricted securities. Restricted securities are securities with restrictions on public resale, such as securities offered in accordance with an exemption under Rule 144A under the Securities Act of
1933 (the “1933 Act”), or commercial paper issued under Section 4(a)(2) of the 1933 Act. Restricted securities are often required to be sold in private sales to institutional buyers, markets for restricted securities may or may not be well developed, and restricted securities can be illiquid.
Illiquid and restricted securities may be difficult to value and may involve greater risks than liquid securities. Illiquidity may have an adverse impact on a particular security’s market price and the fund’s ability to see the security. Illiquid investments may become harder to value, especially in changing markets. The fund’s investments in illiquid securities may reduce the returns of the fund because it may be unable to sell the illiquid investments at an advantageous time or price or possibly require the fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations, which could prevent the fund from taking advantage of other investment opportunities. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer.
The extent (if at all) to which a security may be sold or a derivative position closed without negatively impacting its market value may be impaired by reduced market activity or participation, legal restrictions or other economic and market impediments. funds with principal investment strategies that involve investments in securities of companies with smaller market capitalizations, foreign securities, derivatives, or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk. Exposure to liquidity risk may be heightened for funds that invest in securities of emerging markets and related derivatives that are not widely traded, and that may be subject to purchase and sale restrictions.
The capacity of traditional dealers to engage in fixed-income trading has not kept pace with the bond market’s growth. As a result, dealer inventories of corporate bonds, which indicate the ability to “make markets,” i.e., buy or sell a security at the quoted bid and ask price, respectively, are at or near historic lows relative to market size. Because market makers provide stability to fixed-income markets, the significant reduction in dealer inventories could lead to decreased liquidity and increased volatility, which may become exacerbated during periods of economic or political stress.
In addition, limited liquidity could affect the market price of the investments, thereby adversely affecting the fund’s NAV and ability to make dividend distributions. The financial markets in general have in recent years experienced periods of extreme secondary market supply and demand imbalance, resulting in a loss of liquidity during which market prices were suddenly and substantially below traditional measures of intrinsic value. During such periods, some investments could be sold only at arbitrary prices and with substantial losses. Periods of such market dislocation may occur again at any time. The fund has no limitation on the amount of its assets which may be invested in investments which are not readily marketable or are subject to restrictions on resale.
Investment company securities risk
Fund shareholders indirectly bear their proportionate share of the expenses of any investment company in which the fund invests. The total return on such investments will be reduced by the operating expenses and fees of such other investment companies, including advisory fees. Investments in closed-end funds may involve the payment of substantial premiums above the value of such investment companies’ portfolio securities.
Large company risk
Larger, more established companies may be unable to respond quickly to new competitive challenges such as changes in technology and consumer tastes. Many larger companies also may not be able to attain the high growth rate of successful smaller companies, especially during extended periods of economic expansion. For purposes of the fund’s investment policies, the market capitalization of a company is based on its capitalization at the time the fund purchases the company’s securities. Market capitalizations of companies change over time. The fund is not obligated to sell a company’s security simply because, subsequent to its purchase, the company’s market capitalization has changed to be outside the capitalization range, if any, in effect for the fund.

Preferred and convertible securities risk
Unlike interest on debt securities, preferred stock dividends are payable only if declared by the issuer’s board. Also, preferred stock may be subject to optional or mandatory redemption provisions. The market values of convertible securities tend to fall as interest rates rise and rise as interest rates fall.
The value of convertible preferred stock can depend heavily upon the value of the security into which such convertible preferred stock is converted, depending on whether the market price of the underlying security exceeds the conversion price.
Reverse Repurchase Agreement Risk
Reverse repurchase agreement transactions involve the risk that the market value of the securities that the Fund is obligated to repurchase under such agreements may decline below the repurchase price. Any fluctuations in the market value of either the securities transferred to the other party or the securities in which the proceeds may be invested would affect the market value of the fund’s assets, thereby potentially increasing fluctuations in the market value of the fund’s assets. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the fund’s use of proceeds received under the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the fund’s obligation to repurchase the securities.
Sector risk
When a fund’s investments are focused in one or more sectors of the economy, they are less broadly invested across industries or sectors than other funds. This means that focused funds tend to be more volatile than other funds, and the values of their investments tend to go up and down more rapidly.
In addition, a fund that invests in particular sectors is particularly susceptible to the impact of market, economic, political, regulatory, and other conditions and risks affecting those sectors. From time to time, a small number of companies may represent a large portion of a single sector or a group of related sectors as a whole.
U.S. government securities risk
The fund may invest in U.S. government securities issued or guaranteed by the U.S. government or by an agency or instrumentality of the
U.S. government. Not all U.S. government securities are backed by the full faith and credit of the United States. Some are supported only by the credit of the issuing agency or instrumentality, which depends entirely on its own resources to repay the debt. U.S. government securities that are backed by the full faith and credit of the United States include U.S. Treasuries and mortgage-backed securities guaranteed by the Government National Mortgage
Association. Securities that are only supported by the credit of the issuing agency or instrumentality include Fannie Mae, FHLBs and Freddie Mac. See
“Credit and counterparty risk” for additional information on Fannie Mae and Freddie Mac securities.
Utilities sector risk
Companies in the utilities sector may be affected by general economic conditions, supply and demand, financing and operating costs, rate caps, interest rates, liabilities arising from governmental or civil actions, consumer confidence and spending, competition, technological progress, energy prices, resource conservation and depletion, man-made or natural disasters, geopolitical events, and environmental and other government regulations.
The value of securities issued by companies in the utilities sector may be negatively impacted by variations in exchange rates, domestic and international competition, energy conservation and governmental limitations on rates charged to customers. Although rate changes of a regulated utility usually vary in approximate correlation with financing costs, due to political and regulatory factors rate changes usually happen only after a delay after the changes in financing costs. Deregulation may subject utility companies to increased competition and can negatively affect their profitability as it permits utility companies to diversify outside of their original geographic regions and customary lines of business, causing them to engage in more uncertain ventures. Deregulation can also eliminate restrictions on the profits of certain utility companies, but can simultaneously expose these companies to an increased risk of loss. Although opportunities may permit certain utility companies to earn more than their traditional regulated rates of return, companies in the utilities industry may have difficulty obtaining an adequate return on invested capital, raising capital, or financing large construction projects during periods of inflation or unsettled capital markets. Utility companies may also be subject to increased costs because of the effects of man-made or natural disasters. Current and future regulations or legislation can make it more difficult for utility companies to operate profitably. Government regulators monitor and control utility revenues and costs, and thus may restrict utility profits. There is no assurance that regulatory authorities will grant rate increases in the future, or that those increases will be adequate to permit the payment of dividends on stocks issued by a utility company. Because utility companies are faced with the same obstacles, issues and regulatory burdens, their securities may react similarly and more in unison to these or other market conditions.
Given the risks described above, an investment in Common Shares may not be appropriate for all investors. You should carefully consider your ability to assume these risks before making an investment in the fund.
Management of the Fund

Trustees
The overall management of the fund, including supervision of the duties performed by the Advisor and the subadvisor, is the responsibility of the Board of Trustees, under the laws of The Commonwealth of Massachusetts and the 1940 Act. The Board of Trustees is responsible for the fund’s overall management, including adopting the investment and other policies of the fund, electing and replacing officers and selecting and supervising the fund’s

Advisor and subadvisor. The names and business addresses of the Trustees and officers of the fund and their principal occupations and other affiliations during the past five years, as well as a description of committees of the Board, are set forth under “Those Responsible for Management” in the SAI.
A discussion regarding the basis for the Trustees’ approval of the Advisory Agreement and the Subadvisory Agreement (each, as defined below) is available in the fund’s most recent annual shareholder report for the period ended October 31.
The Advisor
The advisor is a Delaware limited liability company whose principal offices are located at 200 Berkeley Street, Boston, Massachusetts 02116 and
serves as the fund’s investment advisor. The advisor is registered with the SEC as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).
Founded in 1968, the advisor is an indirect principally owned subsidiary of John Hancock Life Insurance Company (U.S.A.), a subsidiary of Manulife
Financial Corporation (“Manulife Financial” or the “Company”). Manulife Financial is the holding company of The Manufacturers Life Insurance Company
(the “Life Company”) and its subsidiaries. John Hancock Life Insurance Company (U.S.A.) and its subsidiaries (“John Hancock”) today offer a broad range of financial products and services, including whole, term, variable, and universal life insurance, as well as college savings products, mutual funds, fixed and variable annuities, long-term care insurance and various forms of business insurance.
The advisor’s parent company has been helping individuals and institutions work toward their financial goals since 1862. The advisor offers investment solutions managed by institutional money managers, taking a disciplined team approach to portfolio management and research, leveraging the expertise of seasoned investment professionals. The advisor has been managing closed-end funds since 1971. As of December 31, 2024, the Advisor had total assets under management of approximately $165.2 billion.
Subject to general oversight by the Board of Trustees, the advisor manages and supervises the investment operations and business affairs of the fund.
The advisor selects, contracts with and compensates one or more subadvisors to manage all or a portion of the fund’s portfolio assets, subject to oversight by the advisor. In this role, the advisor has supervisory responsibility for managing the investment and reinvestment of the fund, as described in further detail below. In this role, the advisor has supervisory responsibility for managing the investment and reinvestment of the fund as described in further detail below. The advisor is responsible for developing overall investment strategies for the fund and overseeing and implementing the fund’s continuous investment program and provides a variety of advisory oversight and investment research services. The advisor also provides management and transition services associated with certain fund events (e.g., strategy, portfolio manager or subadvisor changes) and coordinates and oversees services provided under other agreements.
The advisor has ultimate responsibility to oversee a subadvisor and recommended to the Board of Trustees its hiring, termination, and replacement. In this capacity, the advisor, among other things: (i) monitors on a daily basis the compliance of the subadvisor with the investment objective and related policies of the fund; (ii) monitors significant changes that may impact the subadvisor’s overall business and regularly performs due diligence reviews of the subadvisor; (iii) reviews the performance of the subadvisor; and (iv) reports periodically on such performance to the Board of Trustees. The advisor employs a team of investment professionals who provide these ongoing research and monitoring services.
The advisor contractually agrees to waive a portion of its management fee and/or reimburse expenses for the fund and certain other John Hancock funds according to an asset level breakpoint schedule that is based on the aggregate net assets of all the funds participating in the waiver or reimbursement, including the fund (the participating portfolios). This waiver equals, on an annualized basis, 0.0100% of that portion of the aggregate net assets of all the participating portfolios that exceeds $75 billion but is less than or equal to $125 billion; 0.0125% of that portion of the aggregate net assets of all the participating portfolios that exceeds $125 billion but is less than or equal to $150 billion; 0.0150% of that portion of the aggregate net assets of all the participating portfolios that exceeds $150 billion but is less than or equal to $175 billion; 0.0175% of that portion of the aggregate net assets of all the participating portfolios that exceeds $175 billion but is less than or equal to $200 billion; 0.0200% of that portion of the aggregate net assets of all the participating portfolios that exceeds $200 billion but is less than or equal to $225 billion; and 0.0225% of that portion of the aggregate net assets of all the participating portfolios that exceeds $225 billion. The amount of the reimbursement is calculated daily and allocated among all the participating portfolios in proportion to the daily net assets of each participating portfolio. During its most recent fiscal year, the fund's reimbursement amounted to 0.01% of the fund’s average daily net assets. This agreement expires on July 31, 2026, unless renewed by mutual agreement of the fund and the advisor based upon a determination that this is appropriate under the circumstances at that time.
Manulife Financial Corporation is a leading international financial services group with principal operations in Asia, Canada and the United States.
Operating primarily as John Hancock in the United States and Manulife elsewhere, it provides financial protection products and advice, insurance, as well as wealth and asset management services through its extensive network of solutions for individuals, groups and institutions.
Advisory Agreement.

he fund entered into an amended and restated investment management contract dated June 30, 2020 (the “Advisory
Agreement”) with the Advisor. As compensation for its advisory services under the Advisory Agreement, the Advisor receives a fee from the fund, calculated and paid daily, at an annual rate of the fund’s average daily managed assets. “Managed assets” means, for the purposes of calculating the advisory fee, the total assets of the fund (including any assets attributable to any leverage that may be outstanding) minus the sum of accrued liabilities
(other than liabilities representing financial leverage). The liquidation preference of any preferred shares is not a liability.

Pursuant to the Advisory Agreement and subject to the general supervision of the Trustees, the Advisor selects, contracts with, and compensates the
Subadvisor to manage the investments and determine the composition of the assets of the fund. The Advisor does not itself manage any of the fund’s portfolio assets but has ultimate responsibility to oversee the Subadvisor and recommend its hiring, termination and replacement. In this capacity, the
Advisor monitors the Subadvisor’s management of the fund’s investment operations in accordance with the investment objective and related investment policies of the fund, reviews the performance of the Subadvisor and reports periodically on such performance to the Board.
Administration Agreement.

The fund entered into an administration contract dated May 6, 1992 (the “Administration Agreement”) with JHIM, under which the fund receives Non-Advisory Services. These “Non-Advisory Services” include, but are not limited to, preparing tax returns, preparing and transmitting periodic reports to shareholders, preparing and submitting filings with the SEC and other regulatory authorities, maintaining fund records, providing personnel and clerical services, and other services that are not investment advisory in nature. The fund pays a monthly fee to JHIM equal to
0.10% of the fund’s average weekly managed assets for such Non-Advisory Services under the Administration Agreement.
The Subadvisor
Subadvisory Agreement.

The Advisor entered into a Subadvisory Agreement dated December 31, 2005 with the subadvisor (the “Subadvisory
Agreement”). The subadvisor handles the fund’s portfolio management activities, subject to oversight by the Advisor. The subadvisor is a wholly owned subsidiary of John Hancock Life Insurance Company (U.S.A.) (a subsidiary of Manulife Financial Corporation). As of December 31, 2024, the
subadvisor had total assets under management of approximately $218.6 billion. The subadvisor is located at 197 Clarendon Street, Boston, MA
02116.
Under the terms of the Subadvisory Agreement, the subadvisor is responsible for managing the investment and reinvestment of the assets of the fund, subject to the supervision and control of the Board and the Advisor. For services rendered by the subadvisor under the Subadvisory Agreement, the
Advisor (and not the fund) pays the subadvisor a fee.
Portfolio Managers
Below is a list of the fund’s investment management team at the subadvisor, listed in alphabetical order, which includes a brief summary of their business careers during the past five years. These managers are jointly and primarily responsible for the day-to-day management of the fund’s portfolio.
These managers are employed by the subadvisor. For more details about these individuals, including information about their compensation, other accounts they manage and any investments they may have in the fund, see the SAI.
Joseph H. Bozoyan, CFA
●
Managing Director and Portfolio Manager
●
Manulife Investment Management (US) LLC since 2015
●
Managed the fund since 2015
●
Began business career in 1993
James Gearhart, CFA
●
Managing Director and Portfolio Manager
●
Manulife Investment Management (US) LLC since 2022
●
Managed the Fund since 2022
●
Began business career in 2011
Jonas Grazulis, CFA
●
Managing Director and Portfolio Manager
●
Manulife Investment Management (US) LLC since 2022
●
Managed the Fund since 2022
●
Began business career in 2011
Caryn E. Rothman, CFA
●
Managing Director and Portfolio Manager
●
Manulife Investment Management (US) LLC since 1996
●
Managed the fund since 2022
●
Began business career in 1996

Custodian and Transfer Agent

The fund’s portfolio securities are held pursuant to a custodian agreement between the fund and State Street Bank and Trust Company (“State Street” or
the “Custodian”), One Congress Street, Suite 1, Boston, Massachusetts 02114. Under the custodian agreement, State Street performs custody, foreign custody manager and fund accounting services.
Computershare Shareowner Services LLC, P.O. Box 43006, Providence, RI 02940-3078, is the transfer agent and dividend disbursing agent of the fund.
Determination of Net Asset Value

The fund’s net asset value per Common Share (“NAV”) is normally determined each business day at the close of regular trading on the NYSE (typically
4:00

p.m.
Eastern Time, on each business day that the NYSE is open) by dividing the fund’s net assets by the number of Common Shares outstanding. In case of emergency or other disruption resulting in the NYSE not opening for trading or the NYSE closing at a time other than the regularly scheduled close, the NAV may be determined as of the regularly scheduled close of the NYSE pursuant to the Advisor's Valuation Policies and Procedures. The time at which shares and transactions are priced and until which orders are accepted may vary to the extent permitted by the Securities and Exchange
Commission and applicable regulations. On holidays or other days when the NYSE is closed, the NAV is not calculated. Trading of securities that are primarily listed on foreign exchanges may take place on weekends and U.S. business holidays on which the fund’s NAV is not calculated. Consequently, the fund’s portfolio securities may trade and the NAV of the fund’s Common Shares may be significantly affected on days when a shareholder will not be able to purchase or sell the fund’s Common Shares.
The Board has designated the fund’s Advisor as the valuation designee to perform fair value functions for the fund in accordance with the Advisor's valuation policies and procedures. As valuation designee, the Advisor will determine the fair value, in good faith, of securities and other assets held by the fund for which market quotations are not readily available and, among other things, will assess and manage material risks associated with fair value determinations, select, apply and test fair value methodologies, and oversee and evaluate pricing services and other valuation agents used in valuing the fund's investments. The Advisor is subject to Board oversight and reports to the Board information regarding the fair valuation process and related material matters. The Advisor carries out its responsibilities as valuation designee through its Pricing Committee.
Portfolio securities are valued by various methods that are generally described below. Portfolio securities also may be fair valued by the Advisor’s
Pricing Committee in certain instances pursuant to procedures established by the Advisor and adopted by the Board. Equity securities are generally valued at the last sale price or, for certain markets, the official closing price as of the close of the relevant exchange. Securities not traded on a particular day are valued using last available bid prices. A security that is listed or traded on more than one exchange is typically valued at the price on the exchange where the security was acquired or most likely will be sold. In certain instances, the Pricing Committee may determine to value equity securities using prices obtained from another exchange or market if trading on the exchange or market on which prices are typically obtained did not open for trading as scheduled, or if trading closed earlier than scheduled, and trading occurred as normal on another exchange or market. Equity securities traded principally in foreign markets are typically valued using the last sale price or official closing price in the relevant exchange or market, as adjusted by an independent pricing vendor to reflect fair value as of the close of the NYSE. On any day a foreign market is closed and the NYSE is open, any foreign securities will typically be valued using the last price or official closing price obtained from the relevant exchange on the prior business day adjusted based on information provided by an independent pricing vendor to reflect fair value as of the close of the NYSE. Debt obligations are typically valued based on evaluated prices provided by an independent pricing vendor. The value of securities denominated in foreign currencies is converted into U.S. dollars at the exchange rate supplied by an independent pricing vendor. Forward foreign currency contracts are valued at the prevailing forward rates which are based on foreign currency exchange spot rates and forward points supplied by an independent pricing vendor.
Exchange-traded options are valued at the mid-price of the last quoted bid and ask prices. Futures contracts whose settlement prices are determined as of the close of the NYSE are typically valued based on the settlement price, while other futures contracts are typically valued at the last traded price on the exchange on which they trade as of the close of the NYSE. Foreign equity index futures that trade in the electronic trading market subsequent to the close of regular trading may be valued at the last traded price in the electronic trading market as of the close of the NYSE, or may be fair valued based on fair value adjustment factors provided by an independent pricing vendor in order to adjust for events that may occur between the close of foreign exchanges or markets and the close of the NYSE. Swaps and unlisted options are generally valued using evaluated prices obtained from an independent pricing vendor. Shares of open-end investment companies that are not exchange-traded funds (“ETFs”) held by the fund are valued based on the NAVs of such other investment companies.
Pricing vendors may use matrix pricing or valuation models that utilize certain inputs and assumptions to derive values, including transaction data, broker-dealer quotations, credit quality information, general market conditions, news, and other factors and assumptions. The fund may receive different prices when it sells odd-lot positions than it would receive for sales of institutional round lot positions. Pricing vendors generally value securities assuming orderly transactions of institutional round lot sizes, but the fund may hold or transact in such securities in smaller, odd lot sizes.
The Pricing Committee engages in oversight activities with respect to the fund’s pricing vendors, which includes, among other things, monitoring significant or unusual price fluctuations above predetermined tolerance levels from the prior day, back-testing of pricing vendor prices against actual trades, conducting periodic due diligence meetings and reviews, and periodically reviewing the inputs, assumptions and methodologies used by these vendors. Nevertheless, market quotations, official closing prices, or information furnished by a pricing vendor could be inaccurate, which could lead to a security being valued incorrectly.
If market quotations, official closing prices, or information furnished by a pricing vendor are not readily available or are otherwise deemed unreliable or not representative of the fair value of such security because of market- or issuer-specific events, a security will be valued at its fair value as determined in good faith by the Board’s valuation designee, the Advisor. In certain instances, therefore, the Pricing Committee may determine that a reported valuation does not reflect fair value, based on additional information available or other factors, and may accordingly determine in good faith the fair value of the assets, which may differ from the reported valuation.
Fair value pricing of securities is intended to help ensure that the fund’s NAV reflects the fair market value of the fund’s portfolio securities as of the close of regular trading on the NYSE (as opposed to a value that no longer reflects market value as of such close). The use of fair value pricing has the effect of valuing a security based upon the price the fund might reasonably expect to receive if it sold that security in an orderly transaction between market participants, but does not guarantee that the security can be sold at the fair value price. Further, because of the inherent uncertainty and subjective nature of fair valuation, a fair valuation price may differ significantly from the value that would have been used had a readily available market price for the investment existed and these differences could be material.
Regarding the fund’s investment in an open-end investment company that is not an ETF, which (as noted above) is valued at such investment company’s
NAV, the prospectus for such investment company explains the circumstances and effects of fair value pricing for that investment company.
Distribution Policy

The fund makes regular monthly distributions to Common Shareholders sourced from the fund’s cash available for distribution. “Cash available for distribution” consists of the fund’s (i) investment company taxable income, which includes among other things, dividend and ordinary income after payment of fund expenses, the excess of net short-term capital gain over net long-term capital loss, and income from certain hedging and interest rate transactions and (ii) net long-term capital gain (gain from the sale of capital assets held longer than one year). The Board may modify this distribution policy at any time without obtaining the approval of Common Shareholders.
Expenses of the fund are accrued each day. To the extent that the fund’s net investment income for any year exceeds the total monthly distributions paid during the year, the fund may make a special distribution at or near year-end of such excess amount as may be required. If it does, over time, all of the fund’s investment company taxable income will be distributed.
If, for any calendar year, as discussed above, the total distributions made exceed the fund’s net investment taxable income and net capital gain, the excess generally will be treated as a return of capital to each Common Shareholder (up to the amount of the Common Shareholder’s basis in his or her
Common Shares) and thereafter as gain from the sale of Common Shares. The amount treated as a return of capital reduces the Common Shareholder’s adjusted basis in his or her Common Shares, thereby increasing his or her potential gain or reducing his or her potential loss on the subsequent sale of his or her Common Shares. Distributions in any year may include a substantial return of capital component.
Pursuant to the requirements of the 1940 Act, in the event the fund makes distributions from sources other than income, a notice will accompany each monthly distribution with respect to the estimated source of the distribution made. Such notices will describe the portion, if any, of the monthly dividend which, in the fund’s good faith judgment, constitutes long-term capital gain, short-term capital gain, net investment income or a return of capital. The actual character of such dividend distributions for U.S. federal income tax purposes, however, will only be determined finally by the fund at the close of its fiscal year, based on the fund’s full year performance and its actual net investment company taxable income and net capital gain for the year, which may result in a recharacterization of amounts distributed during such fiscal year from the characterization in the monthly estimates.
At least annually, the fund intends to distribute any net capital gain (which is the excess of net long-term capital gain over net short-term capital loss) or, alternatively, to retain all or a portion of the year’s net capital gain and pay U.S. federal income tax on the retained gain. As provided under U.S. federal tax law, Common Shareholders of record as of the end of the fund’s taxable year will include their attributable share of the retained gain in their income for the year as a long-term capital gain, and will be entitled to a tax credit or refund for the tax deemed paid on their behalf by the fund. The fund may treat the cash value of tax credit and refund amounts in connection with retained capital gain as a substitute for equivalent cash distributions.
The tax treatment and characterization of the fund’s distributions may vary substantially from time to time because of the varied nature of the fund’s investments. If the fund’s total monthly distributions in any year exceed the amount of its net investment taxable income for the year, any such excess would be characterized as a return of capital for U.S. federal income tax purposes to the extent not designated as a capital gain dividend. Distributions in any year may include a substantial return of capital component. Under the 1940 Act, for any distribution that includes amounts from sources other than net income (calculated on a book basis), the fund is required to provide Common Shareholders a written statement regarding the components of such distribution. Such a statement will be provided at the time of any distribution believed to include any such amounts. A return of capital is a distribution to Common Shareholders that is not attributable to the fund’s earnings but, represents a return of part of the Common Shareholder’s investment. If the fund’s distributions exceed the fund’s current and accumulated earnings and profits, such excess will be treated first as a return of capital to the extent of the shareholder’s tax basis in Common Shares (thus reducing a shareholder’s adjusted tax basis in his or her Common Shares), and thereafter as capital gain assuming Common Shares are held as a capital asset. Upon the sale of Common Shares, a shareholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale and the shareholder’s adjusted tax basis in Common
Shares sold. For example, in year one, a Common Shareholder purchased 100 shares of the fund at $10 per Share. In year two, the Common
Shareholder received a $1-per-share return of capital distribution, which reduced the basis in each share by $1, to give the Common Shareholder an adjusted basis of $9 per share. In year three, the Common Shareholder sells the 100 shares for $15 per Share. Assuming no other transactions during this period, a Common Shareholder would have a capital gain in year three of $6 per share ($15 minus $9) for a total capital gain of $600.
The fund has adopted a managed distribution plan (Plan). Under the Plan, the fund makes monthly distributions of an amount equal to $0.0825 per share, which will be paid monthly until further notice. The fund may make additional distributions: (i) for purposes of not incurring federal income tax at the fund level of investment company taxable income and net capital gain, if any, not included in such regular distributions; and (ii) for purposes of not incurring federal excise tax on ordinary income and capital gain net income, if any, not included in such regular distributions. The Plan provides that the
Board of Trustees of the fund may amend the terms of the Plan or terminate the Plan at any time without prior notice to the fund’s shareholders. The Plan is subject to periodic review by the fund’s Board of Trustees.
Distribution rates are based on projected monthly cash available for distribution, which may result in fluctuations in monthly rates. As a result, the distributions paid by the fund for any particular month may be more or less than the amount of cash available for distribution from that monthly period.
In certain circumstances, the fund may be required to sell a portion of its investment portfolio to fund distributions. Distributions will reduce the
Common Shares’ NAV.
Common Shareholders may automatically reinvest some or all of their distributions in additional Common Shares under the fund’s dividend reinvestment plan. See “Dividend Reinvestment Plan.”
Dividend Reinvestment Plan

Pursuant to the fund’s Dividend Reinvestment Plan (the “Plan”), distributions of dividends and capital gain are automatically reinvested in Common
Shares by Computershare Trust Company, N.A. (the “Plan Agent”). Every shareholder who became a shareholder of the fund after June 30, 2011 and holds at least one full share of the fund will be automatically enrolled in the Plan. Shareholders who do not participate in the Plan will receive all distributions in cash.
If the fund declares a dividend or distribution payable either in cash or in Common Shares and the market price of shares on the payment date for the distribution or dividend equals or exceeds the fund’s NAV per share, the fund will issue Common Shares to participants at a value equal to the higher of
NAV or 95% of the market price. The number of additional Common Shares to be credited to each participant’s account will be determined by dividing the dollar amount of the distribution or dividend by the higher of NAV or 95% of the market price. If the market price is lower than NAV, or if dividends or distributions are payable only in cash, then participants will receive Common Shares purchased by the Plan Agent on participants’ behalf on the NYSE or otherwise on the open market. If the market price exceeds NAV before the Plan Agent has completed its purchases, the average per share purchase price may exceed NAV, resulting in fewer Common Shares being acquired than if the fund had issued new Common Shares.
There are no brokerage charges with respect to Common Shares issued directly by the fund. However, whenever shares are purchased or sold on the
NYSE or otherwise on the open market, each participant will pay per share fees, currently $0.05 per share purchased or sold. Per share fees will be deducted from amounts to be invested. All per share fees include any applicable brokerage commissions the Plan Agent is required to pay.
The reinvestment of dividends and net capital gain distributions does not relieve participants of any income tax that may be payable on such dividends or distributions even though cash is not received by the participant.
Shareholders participating in the Plan may buy additional Common Shares of the fund through the Plan at any time in amounts of at least $50 per investment, up to a maximum of $10,000, with a total calendar year limit of $100,000. The Plan Agent will wait up to three business days after receipt of the check or electronic funds transfer to ensure it receives good funds and will then seek to purchase shares from additional cash investments promptly on the investment date. Shareholders will be charged a $5 transaction fee plus $0.05 per share fee for each order. Purchases of additional shares of the fund will be made on the open market. Shareholders who elect to utilize monthly electronic fund transfers to buy additional shares of the fund will be charged a $2 transaction fee plus $0.05 per share fee for each automatic purchase. Shareholders also can sell fund shares held in the Plan account at any time by contacting the Plan Agent by telephone, in writing or by visiting the Plan Agent’s website a www.computershare.com/investor The
Plan Agent will mail a check (less applicable fees) on settlement date (one business day after the shares have been sold). If shareholders choose to sell shares through their stockbroker, they will need to request that the Plan Agent electronically transfer those shares to their stockbroker through the
Direct Registration System.
Shareholders participating in the Plan may elect to receive all distributions in cash by withdrawing from the Plan at any time by contacting the Plan
Agent by telephone, in writing or by visiting the Plan Agent’s website at www.computershare.com/investor. Such termination will be effective immediately if the notice is received by the Plan Agent prior to any dividend or distribution record date; otherwise, such termination will be effective on the first trading day after the payment date for such dividend or distribution, with respect to any subsequent dividend or distribution. If you withdraw, your shares will be credited to your account; or, if you wish, the Plan Agent will sell your full and fractional shares and send you the proceeds, less a transaction fee of $5.00 and less per share fees of $0.05 per share. If a shareholder does not maintain at least one whole share of common stock in the

Plan account, the Plan Agent may terminate such shareholder’s participation in the Plan after written notice. Upon termination, shareholders will be sent a check for the cash value of any fractional share in the Plan account, less any applicable fees and taxes.
Shareholders who hold at least one full share of the fund may join the Plan by notifying the Plan Agent by telephone, in writing or by visiting the Plan
Agent’s website at
www.computershare.com/investor
. If received in proper form by the Plan Agent before the record date of a dividend, the election will be effective with respect to all dividends paid after such record date. If you wish to participate in the Plan and your shares are held in the name of a brokerage firm, bank or other nominee, please contact your nominee to see if it will participate in the Plan for you. If you wish to participate in the Plan, but your brokerage firm, bank or other nominee is unable to participate on your behalf, you will need to request that your shares be re-registered in your own name, or you will not be able to participate. The Plan Agent will administer the Plan on the basis of the number of shares certified from time to time by you as representing the total amount registered in your name and held for your account by your nominee.
Experience under the Plan may indicate that changes are desirable. Accordingly, the fund and the Plan Agent reserve the right to amend or terminate the Plan. Participants generally will receive written notice at least 30 days before the effective date of any amendment. In the case of termination, participants will receive written notice at least 30 days before the record date for the payment of any dividend or distribution by the fund.
All correspondence or additional information about the Plan should be directed to Computershare Trust Company, N.A. (Telephone: 800-852-0218
(within the U.S. and Canada), 201-680-6578 (International Telephone Inquiries), and 201-368-0328 (For the Hearing Impaired (TDD)).
Closed-End Fund Structure

Closed-end funds differ from open-end management investment companies (which generally are referred to as “mutual funds”) in that closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the shareholder. Mutual funds do not trade on securities exchanges and issue securities redeemable at the option of the shareholder. The continuous outflows of assets in a mutual fund can make it difficult to manage the fund’s investments. Closed-end funds generally are able to stay more fully invested in securities that are consistent with their investment objectives and also have greater flexibility to make certain types of investments and to use certain investment strategies, such as financial leverage and investments in illiquid securities. The fund’s Common Shares are designed primarily for long-term investors; you should not purchase Common Shares if you intend to sell them shortly after purchase.
Common shares of closed-end funds frequently trade at prices lower than their NAV. Since inception, the market price of the Common Shares has fluctuated and at times has traded below the fund’s NAV and at times has traded above the fund’s NAV. The fund cannot predict whether in the future the
Common Shares will trade at, above or below NAV. In addition to NAV, the market price of the fund’s Common Shares may be affected by such factors as the fund’s dividend stability, dividend levels, which are in turn affected by expenses, and market supply and demand.
In recognition of the possibility that Common Shares may trade at a discount from their NAV, and that any such discount may not be in the best interest of Common Shareholders, the Board, in consultation with the Advisor, from time to time may review possible actions to reduce any such discount. There can be no assurance that the Board will decide to undertake any of these actions or that, if undertaken, such actions would result in Common Shares trading at a price equal to or close to NAV per Common Share. In the event that the fund conducts an offering of new Common Shares and such offering constitutes a “distribution” under Regulation M, the fund and certain of its affiliates may be subject to an applicable restricted period that could limit the timing of any repurchases by the fund.
U.S. Federal Income Tax Matters

The following discussion of U.S. federal income tax matters is based on the advice of K&L Gates LLP. The fund has elected to be treated and to qualify each year as a regulated investment company (a “RIC”) under the Code. Accordingly, the fund intends to satisfy certain requirements relating to sources of its income and diversification of its total assets and to distribute substantially all of its net income and net short-term capital gain (after reduction by net long-term capital loss and any available capital loss carryforwards) in accordance with the timing requirements imposed by the Code, so as to maintain its RIC status and to avoid paying U.S. federal income or excise tax thereon. To the extent it qualifies for treatment as a RIC and satisfies the above-mentioned distribution requirements, the fund will not be subject to U.S. federal income tax on income paid to its shareholders in the form of dividends or capital gain distributions.
For U.S. federal income tax purposes, distributions paid out of the fund's current or accumulated earnings and profits will, except in the case of distributions of qualified dividend income and capital gain dividends described below, be taxable as ordinary dividend income. Certain income distributions paid by the fund (whether paid in cash or reinvested in additional fund shares) to individual taxpayers that are attributable to the fund's qualified dividend income and capital gain are taxed at rates applicable to net long-term capital gains (maximum rates of 20% 15%, or 0% for individuals depending on the amount of their taxable income for the year). This tax treatment applies only if certain holding period requirements and other requirements are satisfied by the shareholder and the dividends are attributable to qualified dividend income received by the fund itself. For this purpose, “qualified dividend income” means dividends received by the fund from United States corporations and “qualified foreign corporations,”
provided that the fund satisfies certain holding period and other requirements in respect of the stock of such corporations. An additional 3.8% Medicare tax will also apply in the case of some individuals.

At least annually, the fund intends to distribute any net capital gain (which is the excess of net long-term capital gain over net short-term capital loss) or, alternatively, to retain all or a portion of the year’s net capital gain and pay U.S. federal income tax on the retained gain. As provided under U.S. federal tax law, if the fund retains net capital gain, Common Shareholders of record as of the end of the fund’s taxable year will include their attributable share of the retained gain in their income for the year as long-term capital gain (regardless of holding period in Common Shares), and will be entitled to a tax credit or refund for the tax paid on their behalf by the fund. Common Shareholders of record for the retained capital gain also will be entitled to increase their tax basis in their Common Shares by an amount equal to the deemed distribution less the tax credit. Distributions of the fund’s net capital gain
(“capital gain distributions”), if any, are taxable to Common Shareholders as long-term capital gain, regardless of their holding period in Common
Shares. Distributions of the fund’s net realized short-term capital gain will be taxable as ordinary income.
If, for any calendar year, the fund’s total distributions exceed the fund’s current and accumulated earnings and profits, the excess will be treated as a return of capital to each Common Shareholder (up to the amount of the Common Shareholder’s basis in his or her Common Shares) and thereafter as gain from the sale of Common Shares (assuming Common Shares are held as a capital asset). The amount treated as a return of capital reduces the
Common Shareholder’s adjusted basis in his or her Common Shares, thereby increasing his or her potential gain or reducing his or her potential loss on the subsequent sale or other disposition of his or her Common Shares. See below for a summary of the current maximum tax rates applicable to long-term capital gain (including capital gain distributions).
For federal income tax purposes, the fund is generally permitted to carry forward a net capital loss incurred in any taxable year, for an unlimited period to offset net capital gains, if any, during its taxable years following the year of the loss. Capital losses carried forward will retain their character as either short-term or long-term capital losses. To the extent subsequent net capital gains are offset by such losses, they would not result in federal income tax liability to the fund and would not be distributed as such to shareholders.
To qualify as a RIC for income tax purposes, the fund must derive at least 90% of its annual gross income from dividends, interest, payments with respect to securities loans, gain from the sale or other disposition of stock, securities or foreign currencies, or other income (including, but not limited to, gain from options, futures or forward contracts) derived with respect to its business of investing in stock, securities and currencies, and net income derived from an interest in a qualified publicly traded partnership. A “qualified publicly traded partnership” is a publicly traded partnership that meets certain requirements with respect to the nature of its income. To qualify as a RIC, the fund must also satisfy certain requirements with respect to the diversification of its assets. The fund must have, at the close of each quarter of the taxable year, at least 50% of the value of its total assets represented by cash, cash items, U.S. government securities, securities of other regulated investment companies, and other securities that, in respect of any one issuer, do not represent more than 5% of the value of the assets of the fund nor more than 10% of the voting securities of that issuer. In addition, at those times not more than 25% of the value of the fund’s assets can be invested in securities (other than U.S. government securities or the securities of other regulated investment companies) of any one issuer, or of two or more issuers, which the fund controls and which are engaged in the same or similar trades or businesses or related trades or businesses, or of one or more qualified publicly traded partnerships. If the fund fails to meet the annual gross income test described above, the fund will nevertheless be considered to have satisfied the test if (i) (a) such failure is due to reasonable cause and not due to willful neglect and (b) the fund reports the failure, and (ii) the fund pays an excise tax equal to the excess non-qualifying income. If the fund fails to meet the asset diversification test described above with respect to any quarter, the fund will nevertheless be considered to have satisfied the requirements for such quarter if the fund cures such failure within 6 months and either (i) such failure is de minimis or (ii) (a) such failure is due to reasonable cause and not due to willful neglect and (b) the fund reports the failure and pays an excise tax.
As a RIC, the fund generally will not be subject to federal income tax on its investment company taxable income (as that term is defined in the Code, but without regard to the deductions for dividend paid) and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes in each taxable year to its shareholders, provided that it distributes at least the sum of 90% of its investment company taxable income and 90% of its net tax-exempt interest income for such taxable year. The fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income, net tax-exempt income and net capital gain. In order to avoid incurring a nondeductible 4% federal excise tax obligation, the Code requires that the fund distribute (or be deemed to have distributed) by December 31 of each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for such year, (ii) 98.2% of its capital gain net income (which is the excess of its realized net long-term capital gain over its realized net short-term capital loss), generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards and (iii) 100% of any ordinary income and capital gain net income from the prior year (as previously computed) that were not paid out during such year and on which the fund paid no U.S. federal income tax.
If the fund does not qualify as a RIC for any taxable year, the fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to the shareholder as ordinary income. Such distributions generally would be eligible (i) to be treated as qualified dividend income in the case of individual and other non-corporate shareholders and (ii) for the dividends received deduction (“DRD”) in the case of corporate shareholders. In addition, in order to requalify for taxation as a RIC, the fund may be required to recognize unrealized gain, pay substantial taxes and interest, and make certain distributions.
Certain of the fund’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i)
convert dividends that would otherwise constitute qualified dividend income into ordinary income, (ii) treat dividends that would otherwise be eligible for the corporate DRD as ineligible for such treatment, (iii) disallow, suspend or otherwise limit the allowance of certain loss or deductions, (iv) convert long-term capital gain into short-term capital gain or ordinary income, (v) convert an ordinary loss or deduction into a capital loss (the deductibility of which is more limited), (vi) cause the fund to recognize income or gain without a corresponding receipt of cash, (vii) adversely affect when a purchase or sale of stock or securities is deemed to occur, (viii) adversely alter the characterization of certain complex financial transactions, and (ix) produce income that will not qualify as good income for purposes of the income requirement that applies to RICs. While it may not always be successful in doing so, the fund will seek to avoid or minimize the adverse tax consequences of its investment practices.
The fund may recognize gain (but not loss) from a constructive sale of certain “appreciated financial positions” if the fund enters into a short sale, offsetting notional principal contract, or forward contract transaction with respect to the appreciated position or substantially identical property.
Appreciated financial positions subject to this constructive sale treatment include interests (including options and forward contracts and short sales) in stock and certain other instruments. Constructive sale treatment does not apply if the transaction is closed out not later than thirty days after the end of the taxable year in which the transaction was initiated, and the underlying appreciated securities position is held unhedged for at least the next sixty days after the hedging transaction is closed.
Gain or loss from a short sale of property generally is considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the fund’s hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date the short sale is entered into, gain on short sales generally are short-term capital gain. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the fund for more than one year. In addition, entering into a short sale may result in suspension of the holding period of “substantially identical property” held by the fund.
Gain or loss on a short sale generally will not be realized until such time as the short sale is closed. However, as described above in the discussion of constructive sales, if the fund holds a short sale position with respect to securities that have appreciated in value, and it then acquires property that is the same as or substantially identical to the property sold short, the fund generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property. Similarly, if the fund holds an appreciated financial position with respect to securities and then enters into a short sale with respect to the same or substantially identical property, the fund generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.
The fund will inform Common Shareholders of the source and tax status of all distributions promptly after the close of each calendar year.
Selling Common Shareholders generally will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the
Common Shareholder’s adjusted tax basis in the Common Shares sold. If Common Shares are held as a capital asset, the gain or loss will be a capital gain or loss. The maximum tax rate applicable to net capital gain recognized by individuals and other non-corporate taxpayers is (i) the same as the maximum ordinary income tax rate for gain recognized on the sale of capital assets held for one year or less (currently 37%), or (ii) for gain recognized on the sale of capital assets held for more than one year (as well as any capital gain distributions), 20%, 15%, or 0% for individuals depending on the amount of their taxable income for the year. An additional 3.8% Medicare tax will also apply in the case of some individuals.
Any loss on a disposition of Common Shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain distributions received with respect to those Common Shares. For purposes of determining whether Common Shares have been held for six months or less, the holding period is suspended for any periods during which the Common Shareholder’s risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property, or through certain options or short sales. Any loss realized on a sale or exchange of
Common Shares will be disallowed to the extent those Common Shares are replaced by other Common Shares within a period of 61 days beginning
30 days before and ending 30 days after the date of disposition of Common Shares (whether through the reinvestment of distributions or otherwise). In that event, the basis of the replacement Common Shares will be adjusted to reflect the disallowed loss.
An investor should be aware that, if Common Shares are purchased shortly before the record date for any taxable distribution (including a capital gain distribution), the purchase price likely will reflect the value of the distribution and the investor then would receive a taxable distribution that is likely to reduce the trading value of such Common Shares, in effect resulting in a taxable return of some of the purchase price.
Taxable distributions to certain individuals and certain other non-corporate Common Shareholders, including those who have not provided their correct taxpayer identification number and other required certifications, may be subject to “backup” U.S. federal income tax withholding at the fourth lowest rate of tax applicable to a single individual (24%). Backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against such shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service.
An investor also should be aware that the benefits of the reduced tax rate applicable to long-term capital gain and qualified dividend income may be impacted by the application of the alternative minimum tax to individual shareholders.
The fund’s investments in non-U.S. securities may be subject to foreign withholding taxes on dividends, interest, or capital gain, which will decrease the fund’s yield. Foreign withholding taxes may be reduced under income tax treaties between the U.S. and certain foreign jurisdictions.
Depending on the number of non-U.S. shareholders in the fund, however, such reduced foreign withholding tax rates may not be available for investments in certain jurisdictions.

The foregoing briefly summarizes some of the important U.S. federal income tax consequences to Common Shareholders of investing in Common
Shares, reflects the U.S. federal tax law as of the date of this Prospectus, and does not address special tax rules applicable to certain types of investors, such as corporate and non-U.S. investors. A more complete discussion of the tax rules applicable to the fund and the Common Shareholders can be found in the SAI that is incorporated by reference into this Prospectus. Unless otherwise noted, this discussion assumes that an investor is a
U.S. person and holds Common Shares as a capital asset. This discussion is based upon current provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change or differing interpretations by the courts or the IRS retroactively or prospectively. Investors should consult their tax advisors regarding other U.S. federal, state or local tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes.
Plan of Distribution

The fund may sell the Common Shares being offered under this Prospectus in any one or more of the following ways: (i) directly to purchasers; (ii)
through agents; (iii) to or through underwriters; or (iv) through dealers. The Prospectus Supplement relating to the offering will identify any agents, underwriters or dealers involved in the offer or sale of Common Shares, and will set forth any applicable offering price, sales load, fee, commission or discount arrangement between the fund and its agents or underwriters, or among its underwriters, or the basis upon which such amount may be calculated, net proceeds and use of proceeds, and the terms of any sale.
The fund may distribute Common Shares from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed; (ii) market prices prevailing at the time of sale; (iii) prices related to prevailing market prices; or (iv) negotiated prices; provided, however, that in each case the offering price per Common Share (less any underwriting commission or discount) must equal or exceed the NAV per Common Share.
The fund from time to time may offer its Common Shares through or to certain broker-dealers, including UBS Securities LLC, that have entered into selected dealer agreements relating to at-the-market offerings.
The fund may directly solicit offers to purchase Common Shares, or the fund may designate agents to solicit such offers. The fund will, in a Prospectus
Supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the
“Securities Act”), and describe any commissions the fund must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable Prospectus Supplement or other offering materials, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the fund in the ordinary course of business.
If any underwriters or agents are used in the sale of Common Shares in respect of which this Prospectus is delivered, the fund will enter into an underwriting agreement or other agreement with them at the time of sale to them, and the fund will set forth in the Prospectus Supplement relating to such offering their names and the terms of the fund’s agreement with them.
If a dealer is utilized in the sale of Common Shares in respect of which this Prospectus is delivered, the fund will sell such Common Shares to the dealer, as principal. The dealer may then resell such Common Shares to the public at varying prices to be determined by such dealer at the time of resale.
The fund may engage in at-the-market offerings to or through a market maker or into an existing trading market, on an exchange or otherwise, in accordance with Rule 415(a)(4) under the Securities Act. An at-the-market offering may be through an underwriter or underwriters acting as principal or agent for the fund.
Agents, underwriters and dealers may be entitled under agreements which they may enter into with the fund to indemnification by the fund against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the fund in the ordinary course of business.
In order to facilitate the offering of Common Shares, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of Common Shares or any other Common Shares the prices of which may be used to determine payments on the Common Shares. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of Common Shares or of any such other Common Shares, the underwriters may bid for, and purchase, Common Shares or any such other Common Shares in the open market. Finally, in any offering of Common Shares through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing Common Shares in the offering if the syndicate repurchases previously distributed Common Shares in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of Common Shares above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
The fund may enter into derivative transactions with third parties, or sell Common Shares not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell Common
Shares covered by this Prospectus and the applicable Prospectus Supplement or other offering materials, including in short sale transactions. If so, the third parties may use Common Shares pledged by the fund or borrowed from the fund or others to settle those sales or to close out any related open borrowings of securities, and may use Common Shares received from the fund in settlement of those derivatives to close out any related open borrowings of securities. The third parties in such sale transactions will be underwriters and, if not identified in this Prospectus, will be identified in the applicable Prospectus Supplement or other offering materials (or a post-effective amendment).
The fund or one of the fund’s affiliates may loan or pledge Common Shares to a financial institution or other third party that in turn may sell Common
Shares using this Prospectus. Such financial institution or third party may transfer its short position to investors in Common Shares or in connection with a simultaneous offering of other Common Shares offered by this Prospectus or otherwise.
The maximum amount of compensation to be received by any member of the Financial Industry Regulatory Authority, Inc. will not exceed 8% of the initial gross proceeds from the sale of any security being sold with respect to each particular offering of Common Shares made under a single
Prospectus Supplement.
Any underwriter, agent or dealer utilized in the initial offering of Common Shares will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.
Description of Capital Structure

The fund is a business trust established under the laws of The Commonwealth of Massachusetts by the Declaration of Trust. The Declaration of Trust
provides that the Board may authorize separate classes of shares of beneficial interest. The Board has authorized an unlimited number of Common
Shares. The fund holds annual meetings of Common Shareholders in compliance with the requirements of the NYSE.
Common Shares
The Declaration of Trust permits the fund to issue an unlimited number of full and fractional Common Shares of beneficial interest, with or without par value. Each Common Share represents an equal proportionate interest in the assets of the fund with each other Common Share in the fund. Common
Shareholders will be entitled to the payment of distributions when, and if declared by the fund. The 1940 Act or the terms of any future borrowings or issuance of preferred shares may limit the payment of distributions to the Common Shareholders. Each whole Common Share is entitled to one vote and each fractional Common Share is entitled to a proportionate fractional vote as to matters on which it is entitled to vote pursuant to the terms of the
Declaration of Trust. Upon termination of the fund, after paying or adequately providing for the payment of all liabilities of the fund and the liquidation preference with respect to any outstanding preferred shares, and upon receipt of such releases, indemnities and refunding agreements as the Trustees deem necessary , the Trustees may distribute the remaining assets of the fund among the Common Shareholders. The Declaration of Trust provides that
Common Shareholders are not liable for any liabilities of the fund, and indemnifies shareholders against any such liability. Although shareholders of a business trust established under Massachusetts law, in certain limited circumstances, may be held personally liable for the obligations of the business trust as though they were general partners, the provisions of the Declaration of Trust described in the foregoing sentence make the likelihood of such personal liability remote. The fund will not issue Common Share certificates.
The fund has no current intention to issue preferred shares. However, if at some future time there are any preferred shares outstanding, subject to certain exceptions, the fund might not be permitted to declare any cash distribution on its Common Shares, unless at the time of such declaration, (i) all accrued distributions on preferred shares and any accrued interest on borrowings, if any, have been paid and (ii) the value of the fund’s total assets
(determined after deducting the amount of such distribution), less all liabilities and indebtedness of the fund not represented by senior securities, is at least 300% of the aggregate amount of any securities representing indebtedness and at least 200% of the aggregate amount of any securities representing indebtedness plus the aggregate liquidation value of the outstanding preferred shares. In addition to the requirements of the 1940 Act, the fund may be required to comply with other asset coverage requirements under a liquidity facility or as a condition of the fund obtaining a rating of preferred shares from a nationally recognized statistical rating organization (a “Rating Agency”). These requirements may include an asset coverage test more stringent than under the 1940 Act. This limitation on the fund’s ability to make distributions on its Common Shares could in certain circumstances impair the ability of the fund to maintain its qualification for taxation as a RIC for U.S. federal income tax purposes. If the fund were in the future to issue preferred shares, it would intend, however, to the extent possible, to purchase or redeem preferred shares from time to time to maintain compliance with such asset coverage requirements and may pay special distributions to the holders of the preferred shares in certain circumstances in connection with any potential impairment of the fund’s status as a RIC. Depending on the timing of any such redemption or repayment, the fund may be required to pay a premium in addition to the liquidation preference of the preferred shares to the holders thereof.
The fund has no present intention of offering additional Common Shares, except as described herein. Other offerings of its Common Shares, if made, will require approval of the Board. Any additional offering will not be sold at a price per Common Share below the then current NAV (exclusive of underwriting discounts and commissions) except in connection with an offering to existing Common Shareholders or with the consent of a majority of the fund’s outstanding Common Shares. Common Shares have no preemptive rights.
Liquidity Facility
The fund has entered into the LA with State Street Bank and Trust Company (“SSB”) that allows it to borrow or otherwise access funds through a line of credit, securities lending and reverse repurchase agreements. The fund pledges its assets as collateral to secure obligations under the LA. The fund retains the risks and rewards of the ownership of assets pledged to secure obligations under the LA and makes these assets available for securities lending and reverse repurchase transactions with SSB acting as the fund's authorized agent for these transactions. All transactions initiated through

SSB are required to be secured with cash collateral received from the securities borrower or cash is received from the reverse repurchase agreement counterparties. Securities lending transactions will be secured with cash collateral in amounts at least equal to 100% of the market value of the securities utilized in these transactions. Cash received by SSB from securities lending or reverse repurchase transactions is credited against the amounts borrowed under the line of credit.
Upon return of securities by the borrower or reverse repurchase counterparty, SSB will return the cash collateral to the borrower or proceeds from the reverse repurchase transaction, as applicable, which will eliminate the credit against the line of credit and will cause the drawdowns under the line of credit to increase by the amounts returned. Income earned on the loaned securities is retained by SSB, and any interest due on the reverse repurchase agreements is paid by SSB.
SSB has indemnified the fund for certain losses that may arise if the borrower or a reverse repurchase counterparty fails to return securities when due.
With respect to securities lending transactions, upon a default of the securities borrower, SSB uses the collateral received from the borrower to purchase replacement securities of the same issue, type, class and series. If the value of the collateral is less than the purchase cost of replacement securities, SSB is responsible for satisfying the shortfall, but only to the extent that the shortfall is not due to any of the fund's losses on the reinvested cash collateral. Although the risk of the loss of the securities is mitigated by receiving collateral from the borrower or proceeds from the reverse repurchase counterparty and through SSB indemnification, the fund could experience a delay in recovering securities or could experience a lower than expected return if the borrower or reverse repurchase counterparty fails to return the securities on a timely basis.
Under normal circumstances, interest charged is at the rate of one month OBFR plus 0.700%, and is payable monthly on the aggregate balance of the drawdowns outstanding under the LA. As of October 31, 2024, the fund had an average daily loan balance of $373,700,000 at an average interest rate of 6.06%.
After the six month anniversary of the effective date of the agreement, the fund may terminate the LA with 60 days' notice. If certain asset coverage and collateral requirements, or other covenants are not met, the LA could be deemed in default and result in termination. The fund’s asset coverage ratio is a minimum of 220% with a two-day cure period. Absent a default or facility termination event, SSB is required to provide the fund with 360 days' notice prior to terminating the LA.
By leveraging its investment portfolio, the fund creates an opportunity for increased net income or capital appreciation. However, the use of leverage also involves risks, which can be significant. See “Leverage Risk.“
Repurchase of Shares and Other Discount Measures
In recognition of the possibility that Common Shares might trade at a discount to NAV and that any such discount may not be in the interest of the fund’s shareholders, the Board, in consultation with the Advisor, from time to time may review possible actions to help reduce any such discount. The Board, in consultation with the Advisor, may review the possibility of open market repurchases and/or tender offers for the Common Shares and consider such factors as the market price of the Common Shares, the NAV of the Common Shares, the liquidity of the assets of the fund, effect on the fund’s expenses, whether such transactions would impair the fund’s status as a RIC or result in a failure to comply with applicable asset coverage requirements, general economic conditions and such other events or conditions, which may have a material effect on the fund’s ability to consummate such transactions.
There are no assurances that the Board will, in fact, decide to undertake either of these actions or, if undertaken, that such actions will result in the fund’s Common Shares trading at a price which is equal to or approximates their NAV.
In the event that the fund conducts an offering of new Common Shares and such offering constitutes a “distribution” under Regulation M, the fund and certain of its affiliates may be subject to an applicable restricted period that could limit the timing of any repurchases by the fund.
Preferred Shares
The Declaration of Trust authorizes the issuance of an unlimited number of shares of beneficial interest with preference rights, including preferred shares (“Preferred Shares”), having no par value per share or such other amount as the Board may establish, in one or more series, with rights as determined by the Board, by action of the Board without the approval of the Common Shareholders. The Board has no current intention to issue
Preferred Shares.
Under the requirements of the 1940 Act, the fund must, immediately after the issuance of any Preferred Shares, have an “asset coverage” of at least
200%. Asset coverage means the ratio which the value of the total assets of the fund, less all liability and indebtedness not represented by senior securities (as defined in the 1940 Act), bears to the aggregate amount of senior securities representing indebtedness of the fund, if any, plus the aggregate liquidation preference of the Preferred Shares. If the fund seeks a rating of the Preferred Shares, asset coverage requirements, in addition to those set forth in the 1940 Act, may be imposed. The liquidation value of the Preferred Shares is expected to equal their aggregate original purchase price plus redemption premium, if any, together with any accrued and unpaid dividends thereon (on a cumulative basis), whether or not earned or declared. The terms of the Preferred Shares, including their dividend rate, voting rights, liquidation preference and redemption provisions, will be determined by the Board (subject to applicable law and the Declaration of Trust) if and when it authorizes the Preferred Shares. The fund may issue
Preferred Shares that provide for the periodic redetermination of the dividend rate at relatively short intervals through an auction or remarketing procedure, although the terms of the Preferred Shares also may enable the fund to lengthen such intervals. At times, the dividend rate as redetermined on the fund’s Preferred Shares may approach or exceed the fund’s return after expenses on the investment of proceeds from the Preferred Shares and the fund’s leveraged capital structure would result in a lower rate of return to Common Shareholders than if the fund were not so structured.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the fund, the terms of any Preferred Shares may entitle the holders of
Preferred Shares to receive a preferential liquidating distribution (expected to equal the original purchase price per share plus redemption premium, if any, together with accrued and unpaid dividends, whether or not earned or declared and on a cumulative basis) before any distribution of assets is made to Common Shareholders. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Preferred Shares would not be entitled to any further participation in any distribution of assets by the fund.
Under the 1940 Act, if at any time dividends on the Preferred Shares are unpaid in an amount equal to two full years’ dividends thereon, the holders of all outstanding Preferred Shares, voting as a class, will be allowed to elect a majority of the fund’s Trustees until all dividends in default have been paid or declared and set apart for payment. In addition, if required by the Rating Agency rating the Preferred Shares or if the Board determines it to be in the best interests of the Common Shareholders, issuance of the Preferred Shares may result in more restrictive provisions than required by the 1940 Act being imposed. In this regard, holders of the Preferred Shares may be entitled to elect a majority of the Board in other circumstances, for example, if one payment on the Preferred Shares is in arrears.
If the fund were to issue Preferred Shares, it is expected that the fund would seek a credit rating for the Preferred Shares from a Rating Agency. In that case, as long as Preferred Shares are outstanding, the composition of its portfolio would reflect guidelines established by such Rating Agency.
Although, as of the date hereof, no such Rating Agency has established guidelines relating to any such Preferred Shares, based on previous guidelines established by such Rating Agencies for the securities of other issuers, the fund anticipates that the guidelines with respect to the Preferred Shares would establish a set of tests for portfolio composition and asset coverage that supplement (and in some cases are more restrictive than) the applicable requirements under the 1940 Act. Although, at this time, no assurance can be given as to the nature or extent of the guidelines, which may be imposed in connection with obtaining a rating of the Preferred Shares, the fund currently anticipates that such guidelines will include asset coverage requirements, which are more restrictive than those under the 1940 Act, restrictions on certain portfolio investments and investment practices, requirements that the fund maintain a portion of its total assets in short-term, high-quality, fixed-income securities and certain mandatory redemption requirements relating to the Preferred Shares. No assurance can be given that the guidelines actually imposed with respect to the Preferred Shares by such Rating Agency will be more or less restrictive than as described in this Prospectus.
Certain Provisions in the Declaration of Trust and By-Laws

Under Massachusetts law, shareholders, in certain circumstances, could be held personally liable for the obligations of the fund. However, the
Declaration of Trust contains an express disclaimer of shareholder liability in connection with fund property or the acts, obligations or affairs of the fund and provides for indemnification out of the assets of the fund for all loss and expense of any shareholder held personally liable for the obligations of the fund. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the fund would be unable to meet its obligations. The fund believes that the likelihood of such circumstances is remote.
The Declaration of Trust provides that the Trustees may amend the Declaration of Trust without Common Shareholder approval to change the name of the fund or to supply any omission, clear any ambiguity or correct or supplement a defective or inconsistent provision. The Declaration of Trust does not permit amendments that impair the exemption from personal liability of the shareholders, Trustees, officers, employees and agents of the fund or permit assessments upon shareholders.
The By-laws provide that the Trustees have the power, to the exclusion of shareholders, to adopt, alter, amend or repeal any of the By-laws, except for any By-law that requires a vote of the shareholders to be amended, adopted or repealed by the terms of the Declaration of Trust, By-laws or applicable law.
The Declaration of Trust also places certain limitations on the ability of a shareholder to sue the Fund or bring a derivative action on behalf of the Fund, except with respect to claims arising under the U.S. federal securities laws. Such limitations include, but are not limited to: (a) the power of the Trustees, in the exercise of their good faith business judgment, to dismiss or terminate any such action, suit, proceeding, dispute, claim or demand; (b) if a shareholder brings a claim in a jurisdiction other than as specified in the Declaration of Trust, the shareholder may be required to reimburse all expenses incurred by the Fund or any other person in effecting a change of venue; (c) shareholders are required to make a pre-suit demand upon the
Trustees to bring a derivative action, unless the demanding shareholder(s) make a specific showing that irreparable nonmonetary injury to the Fund that the shareholder(s) could not reasonably have prevented would otherwise result; (d) the Trustees may, in their sole discretion, submit the question of whether to proceed with a derivative action claim to a vote of shareholders of the Fund; and (e) any diminution in the value of a shareholder’s shares, or any other claim arising out of or relating to an allegation regarding the actions, inaction, or omissions of or by the Trustees, the Fund’s officers, or the
Adviser is a legal claim belonging only to the Fund and not to the shareholders individually.
The Declaration of Trust also places limitations on the forum in which claims against or on behalf of the Fund may be heard. Claims against the Fund are required to be brought in the United States District Court for the District of Massachusetts, or to the extent such court does not have jurisdiction then such actions and/or claims shall be brought in the Superior Court of Suffolk County for the Commonwealth of Massachusetts.

Anti-Takeover Provisions
The Declaration of Trust and By-laws include provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the fund or to change the composition of its Board and could have the effect of depriving Common Shareholders of an opportunity to sell their Common
Shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the fund. These provisions may have the effect of discouraging attempts to acquire control of the fund, which attempts could have the effect of increasing the expenses of the fund and interfering with the normal operation of the fund. They provide, however, the advantage of potentially requiring persons seeking control of the fund to negotiate with its management regarding the price to be paid and facilitating the continuity of the fund’s investment objectives and policies. The Board has considered and approved the following anti-takeover provisions. The following is only a summary and is qualified in its entirety by reference to the
Declaration of Trust and By-laws on file with the SEC.
The number of Trustees is currently twelve, but by action of a majority of the Trustees, the Board may from time to time be increased or decreased. If the fund issues Preferred Shares, the fund may establish a separate class for the Trustees elected by the holders of the Preferred Shares. Subject to applicable provisions of the 1940 Act, vacancies on the Board may be filled by a majority action of the remaining Trustees. Such provisions may work to delay a change in the majority of the Board.
Generally, the shareholders have power to vote only: (a) for the election of Trustees; (b) with respect to any investment advisory or management contract; (c) with respect to a termination of the fund; (d) with respect to an amendment of the Declaration of Trust; (e) with respect to a merger, consolidation or sale of assets of the fund; (f) with respect to incorporation of the fund; (g) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the fund or the shareholders; and (h) with respect to such additional matters relating to the fund as may be required by the
Declaration of Trust or the By-Laws or by reason of the registration of the fund or the shares with the SEC or any state or by any applicable law or any regulation or order of the SEC or any state or as the Trustees may consider necessary or desirable. On any matter required or permitted to be voted on by the shareholders, all shares then entitled to vote shall be voted in the aggregate as a single class without regard to class, except (i) when required by the Declaration of Trust, the By-Laws, the 1940 Act, or when the Trustees have determined that any matter to be submitted to a vote of the shareholders affects the rights or interests of the shareholders of one or more classes, if any, materially differently, shares shall be voted by each such affected class individually; and (ii) when the Trustees shall have determined that the matter affects only the interests of one or more classes, then only the shareholders of such affected class shall be entitled to vote thereon.
Additionally, the fund’s By-laws contain certain provisions that may tend to make a change of control of the fund more difficult. For example, the By-laws
(i) require a shareholder to give written advance notice and other information to the fund of the shareholder’s nominees for Trustees and proposals for other business to be considered at annual shareholders’ meetings, or in the event a shareholder proposes to seek a shareholder action by written consent or requests a special meeting of shareholders; (ii) require any such notice by a shareholder to be accompanied by certain information as provided in the By-laws; (iii) provide that Trustees may be nominated by shareholders only at an annual meeting of the fund or special meeting in lieu of an annual meeting; and (iv) reserve to the Trustees the exclusive power to alter, amend or repeal any provision of the By-laws or to make new By-laws, except where the Declaration of Trust, By-laws or applicable law would also require a shareholder vote to effect such alteration, amendment or repeal.
The foregoing description of the By-laws is qualified in its entirety by the full text of the Amended and Restated By-laws effective as of September 27,
2013, last amended March 10, 2016.
Potential Conversion to Open-End Fund
Conversion of the fund to an open-end management investment company would require an amendment to the fund’s Declaration of Trust. Such amendment would require approval by each of the following: (i) a majority of the Trustees then in office, (ii) a majority of the outstanding voting securities, and (iii) by such vote or votes of the holders of any class or classes or series of shares as may be required by the 1940 Act. In the event of conversion, the Common Shares would cease to be listed on the NYSE or other national securities exchange or market system. The Board believes, however, that the closed-end structure is desirable, given the fund’s investment objective and policies. Investors should assume, therefore, that it is unlikely that the Board would vote to convert the fund to an open-end management investment company. Shareholders of an open-end management investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940
Act) at their NAV, less such redemption charge, if any, as might be in effect at the time of a redemption. The fund would expect to pay all such redemption requests in cash, but intends to reserve the right to pay redemption requests in a combination of cash or securities. If such partial payment in securities were made, investors may incur brokerage costs in converting such securities to cash. If the fund were converted to an open-end fund, it is likely that new Common Shares would be sold at NAV plus a sales load.
Reports to Shareholders

The fund sends to its shareholders unaudited semi-annual and audited annual reports, including a list of investments held.
Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP, who has offices at 101 Seaport Boulevard, Suite 500, Boston Massachusetts 02210, is the independent registered public accounting firm for the fund and audits the fund’s
financial statements
.

Legal and Regulatory Matters

There are no legal proceedings to which the fund, the Advisor, or any of its affiliates is a party that are likely to have a material adverse effect on the fund, or the ability of the Advisor to perform its contract with the fund.
Incorporation by Reference

As noted above, this Prospectus is part of a registration statement filed with the SEC. Pursuant to General Instruction A.2 of Form N-2, the fund is permitted to “incorporate by reference” the information filed with the SEC, which means that the fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information that the fund files with the SEC will automatically update and supersede this information.
The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and
Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering will be incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:
●
The fund’s Statement of Additional Information, dated April 11, 2025, filed with this Prospectus;
●
The fund’s
Annual Report
on Form N-CSR, filed on December 26, 2024;
●
The fund’s description of Common Shares on Form 8-A, filed on September 26, 1989.
You may obtain copies of any information incorporated by reference into this Prospectus, at no charge, by calling 800-225-6020 (toll-free), from the fund’s website https://www.jhinvestments.com/investments/closed-end-fund/us-equity-funds/premium-dividend-fund-ce-pdt. The fund’s periodic reports filed pursuant to Section 30(b)(2) of the 1940 Act and Sections 13 and 15(d) of the Exchange Act, as well as this Prospectus and the Statement of Additional Information, are available on the fund’s website https://www.jhinvestments.com/investments/closed-end-fund/us-equity-funds/premium-dividend-fund-ce-pdt.
The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, and you also may obtain a copy of any information regarding the fund filed with the SEC from the SEC’s website (sec.gov).
Additional Information

The fund has entered into contractual arrangements with various parties that provide services to the fund, which may include, among others, the
Advisor, subadvisor, Custodian, and transfer agent, as described above and in the SAI. Fund shareholders are not parties to, or intended or “third-party”
beneficiaries of, any of these contractual arrangements. These contractual arrangements are not intended to, nor do they, create in any individual shareholder or group of shareholders any right, either directly or on behalf of the fund, to either: (a) enforce such contracts against the service providers; or (b) seek any remedy under such contracts against the service providers.
This Prospectus provides information concerning the fund that you should consider in determining whether to purchase shares of the fund. Each of this prospectus, the SAI, or any contract that is an exhibit to the fund’s registration statement, is not intended to, nor does it, give rise to an agreement or contract between the fund and any investor. Each such document also does not give rise to any contract or create rights in any individual shareholder, group of shareholders, or other person. The foregoing disclosure should not be read to suggest any waiver of any rights conferred by federal or state securities laws.
This Prospectus and the SAI do not contain all of the information set forth in the Registration Statement that the fund has filed with the SEC (file No.
811-05908; 333-284570). The complete Registration Statement may be obtained from the SEC at sec.gov. See the cover page of this Prospectus for information about how to obtain a paper copy of the Registration Statement or SAI without charge.
The Fund’s Privacy Policy

The fund is committed to maintaining the privacy of its shareholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information the fund collects, how the fund protects that information and why, in certain cases, the fund may share information with select other parties.
Generally, the fund does not receive any non-public personal information relating to its shareholders, although certain non-public personal information of its shareholders may become available to the fund. The fund does not disclose any non-public personal information about its shareholders or former shareholders to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account). The fund may share information with unaffiliated third parties that perform various required services, such as transfer agents, custodians and broker/dealers.
The fund restricts access to non-public personal information about its shareholders to employees of the fund’s investment advisor and its affiliates with a legitimate business need for the information. The fund maintains physical, electronic and procedural safeguards designed to protect the non-public personal information of its shareholders.

2,000,000 Shares
John Hancock Premium Dividend Fund
Common Shares
PROSPECTUS
April 11, 2025
P2PN 4/11/25

Statement of Additional Information
John Hancock Premium Dividend Fund
200 Berkeley Street

Boston, Massachusetts 02116

800-225-6020
April 11, 2025

This Statement of Additional Information (“SAI”) is not a prospectus and is authorized for distribution to prospective investors only if preceded or accompanied by the prospectus of John Hancock Premium Dividend Fund (the “Fund” or “fund”) dated April 11, 2025, (the “Prospectus”) and any related supplement thereto (“Prospectus Supplements”), which are incorporated herein by reference. This SAI should be read in conjunction with such
Prospectus and any related Prospectus Supplements, copies of which may be obtained without charge by contacting your financial intermediary or calling the fund at 800-225-6020.
Capitalized terms used in this SAI and not otherwise defined have the meanings given them in the fund’s Prospectus and any related Prospectus
Supplements.
Manulife, Manulife Investments, Stylized M Design, and Manulife Investments & Stylized M Design are trademarks of The Manufacturers Life Insurance Company and John
Hancock, and the Stylized John Hancock Design are trademarks of John Hancock Life Insurance Company (U.S.A.). Each are used by it and by its affiliates under license.
P2SAI

1

Organization of the Fund

The fund is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940
Act”). The fund was organized on September 26, 1989 as a Massachusetts business trust pursuant to an Agreement and Declaration of Trust (as amended and restated from time to time, the “Declaration of Trust”).
John Hancock Investment Management LLC (the “Advisor” or “JHIM”) is the fund’s investment advisor and is registered with the Securities and Exchange
Commission (the “SEC”) as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Advisor is responsible for overseeing the management of the fund, including its day-to-day business operations and monitoring the Subadvisor (as defined below).
The Advisor has been managing closed-end funds since 1971.
Founded in 1968, the Advisor is an indirect principally owned subsidiary of John Hancock Life Insurance Company (U.S.A.), a subsidiary of Manulife
Financial Corporation (“Manulife Financial” or the “Company”). John Hancock Life Insurance Company (U.S.A.) and its subsidiaries (“John Hancock”)
today offer a broad range of financial products, including life insurance, annuities, investments, 401(k) plans, college savings plans, and certain forms of business insurance. Additional information about John Hancock may be found on the Internet at johnhancock.com.
The Advisor’s parent company has been helping individuals and institutions work toward their financial goals since 1862. The Advisor offers investment solutions managed by institutional money managers, taking a disciplined team approach to portfolio management and research, leveraging the expertise of seasoned investment professionals.
Manulife Financial is a leading Canada-based financial services group with principal operations in Asia, Canada and the United States. Operating as
Manulife in Canada and Asia, and primarily as John Hancock in the United States, the Manulife Financial group of companies offers clients a diverse range of financial protection products and wealth management services through its extensive network of employees, agents, and distribution partners.
The fund’s subadvisor is Manulife Investment Management (US) LLC (the “Subadvisor,” “subadvisor” or “Manulife IM (US)”). The Subadvisor is responsible for the day-to-day management of the fund’s portfolio investments. The Subadvisor, organized in 1968, is a wholly owned subsidiary of John
Hancock Life Insurance Company (U.S.A.) (a subsidiary of Manulife Financial).
Additional Investment Policies and Risks

The principal strategies and risks of investing in the fund are described in the Prospectus. Unless otherwise stated in the Prospectus or this SAI, the investment objective and policies of the fund may be changed without shareholder approval. The fund may invest in the instruments below, in accordance with its principal and non-principal investment strategies and such instruments and investment policies apply to the fund, but only if and to the extent that such policies are consistent with and permitted by the fund’s investment objective and policies. The fund may also have indirect exposure to the instruments described below through derivative contracts.
Ratings as Investment Criteria
In general, the ratings of Moody’s and S&P Global Ratings (S&P) represent the opinions of these agencies as to the quality of the securities which they rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality. There is no guarantee that these institutions will continue to provide ratings. These ratings will be used by the fund as initial criteria for the selection of debt securities. Among the factors which will be considered are the long-term ability of the issuer to pay principal and interest and general economic trends. Appendix A contains further information concerning the ratings of Moody’s and S&P and their significance. Subsequent to its purchase by the fund, an issue of securities may cease to be rated or its rating may be reduced below the minimum required for purchase by the fund. Neither of these events will require the sale of the securities by the fund.
Repurchase Agreements, Reverse Repurchase Agreements, and Sale-Buybacks
Repurchase agreements are arrangements involving the purchase of an obligation and the simultaneous agreement to resell the same obligation on demand or at a specified future date and at an agreed-upon price. A repurchase agreement can be viewed as a loan made by the fund to the seller of the obligation with such obligation serving as collateral for the seller’s agreement to repay the amount borrowed with interest. Repurchase agreements provide the opportunity to earn a return on cash that is only temporarily available. Repurchase agreements may be entered with banks, brokers, or dealers. However, a repurchase agreement will only be entered with a broker or dealer if the broker or dealer agrees to deposit additional collateral should the value of the obligation purchased decrease below the resale price.
Generally, repurchase agreements are of a short duration, often less than one week but on occasion for longer periods. Securities subject to repurchase agreements will be valued every business day and additional collateral will be requested if necessary so that the value of the collateral is at least equal to the value of the repurchase obligation, including the interest accrued thereon.
A subadvisor shall engage in a repurchase agreement transaction only with those banks or broker dealers who meet the subadvisor’s quantitative and qualitative criteria regarding creditworthiness, asset size and collateralization requirements. The Advisor also may engage in repurchase agreement transactions on behalf of the funds. The counterparties to a repurchase agreement transaction are limited to a:
●
Federal Reserve System member bank;
●
primary government securities dealer reporting to the Federal Reserve Bank of New York’s Market Reports Division; or
●
broker dealer that reports U.S. government securities positions to the Federal Reserve Board.
2

A fund also may participate in repurchase agreement transactions utilizing the settlement services of clearing firms that meet the subadvisors'
creditworthiness requirements.
The Advisor and the subadvisor will continuously monitor repurchase agreement transactions to ensure that the collateral held with respect to a repurchase agreement equals or exceeds the amount of the obligation.
The risk of a repurchase agreement transaction is limited to the ability of the seller to pay the agreed-upon sum on the delivery date. In the event of bankruptcy or other default by the seller, the instrument purchased may decline in value, interest payable on the instrument may be lost and there may be possible difficulties and delays in obtaining collateral and delays and expense in liquidating the instrument. If an issuer of a repurchase agreement fails to repurchase the underlying obligation, the loss, if any, would be the difference between the repurchase price and the underlying obligation’s market value. A fund also might incur certain costs in liquidating the underlying obligation. Moreover, if bankruptcy or other insolvency proceedings are commenced with respect to the seller, realization upon the underlying obligation might be delayed or limited.
Under a reverse repurchase agreement, a fund sells a debt security and agrees to repurchase it at an agreed-upon time and at an agreed-upon price.
The fund retains record ownership of the security and the right to receive interest and principal payments thereon. At an agreed-upon future date, the fund repurchases the security by remitting the proceeds previously received, plus interest. The difference between the amount the fund receives for the security and the amount it pays on repurchase is payment of interest. In certain types of agreements, there is no agreed-upon repurchase date and interest payments are calculated daily, often based on the prevailing overnight repurchase rate. A reverse repurchase agreement may be considered a form of leveraging and may, therefore, increase fluctuations in a fund’s NAV per share.
The fund may effect simultaneous purchase and sale transactions that are known as “sale-buybacks.” A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty that purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of the fund’s repurchase of the underlying security.
Subject to the requirements noted under “Government Regulation of Derivatives”, a fund will either treat reverse repurchase agreements and similar financings, including sale-buybacks, as derivatives subject to the Derivatives Rule limitations or not as derivatives and treat reverse repurchase agreements and similar financings transactions as senior securities equivalent to bank borrowings subject to asset coverage requirements of
Section 18 of the1940 Act. A fund will ensure that its repurchase agreement transactions are “fully collateralized” by maintaining in a custodial account cash, Treasury bills, other U.S. government securities, or certain other liquid assets having an aggregate value at least equal to the amount of such commitment to repurchase including accrued interest, until payment is made.
Foreign Repurchase Agreements.

Foreign repurchase agreements involve an agreement to purchase a foreign security and to sell that security back to the original seller at an agreed-upon price in either U.S. dollars or foreign currency. Unlike typical U.S. repurchase agreements, foreign repurchase agreements may not be fully collateralized at all times. The value of a security purchased may be more or less than the price at which the counterparty has agreed to repurchase the security. In the event of default by the counterparty, the fund may suffer a loss if the value of the security purchased is less than the agreed-upon repurchase price, or if it is unable to successfully assert a claim to the collateral under foreign laws. As a result, foreign repurchase agreements may involve higher credit risks than repurchase agreements in U.S. markets, as well as risks associated with currency fluctuations. In addition, as with other emerging market investments, repurchase agreements with counterparties located in emerging markets, or relating to emerging markets, may involve issuers or counterparties with lower credit ratings than typical U.S. repurchase agreements.
Under a reverse repurchase agreement, the fund sells a debt security and agrees to repurchase it at an agreed-upon time and at an agreed-upon price.
The fund retains record ownership of the security and the right to receive interest and principal payments thereon. At an agreed-upon future date, the fund repurchases the security by remitting the proceeds previously received, plus interest. The difference between the amount the fund receives for the security and the amount it pays on repurchase is payment of interest. In certain types of agreements, there is no agreed-upon repurchase date and interest payments are calculated daily, often based on the prevailing overnight repurchase rate. A reverse repurchase agreement may be considered a form of leveraging and may, therefore, increase fluctuations in the fund’s NAV per share.
The fund may effect simultaneous purchase and sale transactions that are known as “sale-buybacks.” A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty that purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of the fund’s repurchase of the underlying security. The fund’s obligations under a sale-buyback typically would be offset by liquid assets equal in value to the amount of the fund’s forward commitment to repurchase the subject security.
Short-Term Bank and Corporate Obligations

The fund may invest in depository-type obligations of banks and savings and loan associations and other high-quality money market instruments consisting of short-term obligations of the U.S. government or its agencies and commercial paper.
Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations and finance companies. Depository-type obligations in which the fund may invest include certificates of deposit, bankers’ acceptances and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return.
Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are
“accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument at maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation.
3

There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits. Bank notes and bankers’ acceptances rank junior to domestic deposit liabilities of the bank and pari passu with other senior, unsecured obligations of the bank. Bank notes are not insured by the Federal Deposit Insurance Corporation or any other insurer. Deposit notes are insured by the
Federal Deposit Insurance Corporation only to the extent of $100,000 per depositor per bank.
Preferred Securities

The fund may invest in preferred securities. Preferred securities, like common stock, represent an equity ownership in an issuer.
Generally, preferred securities have a priority of claim over common stock in dividend payments and upon liquidation of the issuer. Unlike common stock, preferred securities do not usually have voting rights. Preferred securities in some instances are convertible into common stock. Although they are equity securities, preferred securities have characteristics of both debt and common stock. Like debt, their promised income is contractually fixed.
Like common stock, they do not have rights to precipitate bankruptcy proceedings or collection activities in the event of missed payments. Other equity characteristics are their subordinated position in an issuer’s capital structure and that their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows.
Distributions on preferred securities must be declared by the board of directors and may be subject to deferral, and thus they may not be automatically payable. Income payments on preferred securities may be cumulative, causing dividends and distributions to accrue even if not declared by the board or otherwise made payable, or they may be non-cumulative, so that skipped dividends and distributions do not continue to accrue. There is no assurance that dividends on preferred securities in which the fund invests will be declared or otherwise made payable. The fund may invest in non-cumulative preferred securities.
Shares of preferred securities have a liquidation value that generally equals the original purchase price at the date of issuance. The market values of preferred securities may be affected by favorable and unfavorable changes impacting the issuers’ industries or sectors, including companies in the utilities and financial services sectors, which are prominent issuers of preferred securities. They may also be affected by actual and anticipated changes or ambiguities in the tax status of the security and by actual and anticipated changes or ambiguities in tax laws, such as changes in corporate and individual income tax rates, and in the dividends received deduction for corporate taxpayers or the characterization of dividends as tax-advantaged as described herein.
Because the claim on an issuer’s earnings represented by preferred securities may become onerous when interest rates fall below the rate payable on the stock or for other reasons, the issuer may redeem preferred securities, generally after an initial period of call protection during which the stock is not redeemable. Thus, in declining interest rate environments in particular, the fund’s holdings of higher dividend-paying preferred securities may be reduced and the fund may be unable to acquire securities paying comparable rates with the redemption proceeds.
Foreign Government Securities
Foreign government securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies, or instrumentalities or by supra-national agencies. Different kinds of foreign government securities have different kinds of government support. For example, some foreign government securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. Foreign government securities of some countries may involve varying degrees of credit risk as a result of financial or political instability in those countries and the possible inability of the fund to enforce its rights against the foreign government issuer. As with other fixed income securities, sovereign issuers may be unable or unwilling to make timely principal or interest payments. Supra-national agencies are agencies whose member nations make capital contributions to support the agencies’ activities.
Investments in Non-U.S. Securities

The fund may invest directly in the securities of non-U.S. issuers as well as securities in the form of sponsored or unsponsored American Depository Receipts (“ADRs”), European Depository Receipts (“EDRs”) and Global Depository Receipts (“GDRs”) or other securities convertible into non-U.S. securities. The fund may invest up to 30% of its total assets in securities denominated in non-U.S. currencies. ADRs are receipts typically issued by a U.S. bank or trust company which evidence ownership of underlying securities issued by a non-U.S. corporation. EDRs are receipts issued in Europe which evidence a similar ownership arrangement. Issuers of unsponsored ADRs are not contractually obligated to disclose material information, including financial information, in the United States. Generally, ADRs are designed for use in the United States securities markets and EDRs are designed for use in European securities markets.
An investment in non-U.S. securities including ADRs may be affected by changes in currency rates and in exchange control regulations. Issuers of unsponsored ADRs are not contractually obligated to disclose material information, including financial information, in the United States and, therefore, there may not be a correlation between such information and the market value of the unsponsored ADR. Non-U.S. companies may not be subject to accounting standards or government supervision comparable to U.S. companies, and there is often less publicly available information about their operations. Non-U.S. companies may also be affected by political or financial instability abroad. These risk considerations may be intensified in the case of investments in ADRs of non-U.S. companies that are located in emerging market countries. ADRs of companies located in these countries may have limited marketability and may be subject to more abrupt or erratic price movements.
Emerging Markets Risk.

In addition, the fund may invest in the securities of issuers based in countries with “emerging market” economies. funds that invest a significant portion of their assets in the securities of issuers based in countries with “emerging market” economies are subject to greater levels of foreign investment risk than funds investing primarily in more-developed foreign markets, since emerging market securities may present market, credit, currency, liquidity, legal, political and other risks greater than, or in addition to, the risks of investing in developed foreign countries. These risks include: high currency exchange-rate fluctuations; increased risk of default (including both government and private issuers); greater social, economic and political uncertainty and instability (including the risk of war); more substantial governmental involvement in the economy; less governmental
4

supervision and regulation of the securities markets and participants in those markets; controls on foreign investment and limitations on repatriation of invested capital and on the fund’s ability to exchange local currencies for U.S. dollars; unavailability of currency hedging techniques in certain emerging market countries; the fact that companies in emerging market countries may be newly organized, smaller and less seasoned; the difference in, or lack of, auditing and financial reporting standards, which may result in the unavailability of material information about issuers; different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions; difficulties in obtaining and/or enforcing legal judgments in foreign jurisdictions; and significantly smaller market capitalizations of emerging market issuers.
European Risk
Countries in Europe may be significantly affected by fiscal and monetary controls implemented by the European Union (“EU”) and Economic and
Monetary Union (“EMU”), which require member countries to comply with restrictions on inflation rates, deficits, interest rates, debt levels and fiscal and monetary controls. Decreasing imports or exports, changes in governmental or other regulations on trade, changes in the exchange rate or dissolution of the Euro, the default or threat of default by one or more EU member countries on its sovereign debt, and/or an economic recession in one or more EU member countries may have a significant adverse effect on other European economies and major trading partners outside Europe.
In recent years, the European financial markets have experienced volatility and adverse trends due to concerns about economic downturns, rising government debt levels and the possible default of government debt in several European countries. The European Central Bank and IMF have previously bailed-out several European countries. There is no guarantee that these institutions will continue to provide financial support, and markets may react adversely to any reduction in financial support. A default or debt restructuring by any European country can adversely impact holders of that country’s debt and sellers of credit default swaps linked to that country’s creditworthiness, which may be located in countries other than those listed above, and can affect exposures to other EU countries and their financial companies as well.
Uncertainties surrounding the sovereign debt of a number of EU countries and the viability of the EU have disrupted and may in the future disrupt markets in the United States and around the world. If one or more countries leave the EU or the EU dissolves, the global securities markets likely will be significantly disrupted. On January 31, 2020, the UK left the EU, commonly referred to as “Brexit,” the UK ceased to be a member of the EU, and the UK and EU entered into a Trade and Cooperation Agreement. While the full impact of Brexit is unknown, Brexit has already resulted in volatility in European and global markets. There remains significant market uncertainty regarding Brexit’s ramifications, and the range and potential implications of possible political, regulatory, economic, and market outcomes are difficult to predict. It is also possible that various countries within the UK, such as Scotland or
Northern Ireland, could seek to separate and remain a part of the EU. Other secessionist movements including countries seeking to abandon the Euro or withdraw from the EU may cause volatility and uncertainty in the EU.
The UK has one of the largest economies in Europe and is a major trading partner with the EU countries and the United States. Brexit might negatively affect The City of London’s economy, which is heavily dominated by financial services, as banks might be forced to move staff and comply with two separate sets of rules or lose business to banks in Continental Europe.
Investing in the securities of Eastern European issuers is highly speculative and involves risks not usually associated with investing in the more developed markets of Western Europe. Securities markets of Eastern European countries typically are less efficient and have lower trading volume, lower liquidity, and higher volatility than more developed markets. Eastern European economies also may be particularly susceptible to disruption in the international credit market due to their reliance on bank related inflows of capital.
To the extent that a fund invests in European securities, it may be exposed to these risks through its direct investments in such securities, including sovereign debt, or indirectly through investments in money market funds and financial institutions with significant investments in such securities. In addition, Russia’s increasing international assertiveness could negatively impact EU and Eastern European economic activity. Please see “Market
Events” for additional information regarding risks related to sanctions imposed on Russia.
Hedging and Other Strategies
Hedging refers to protecting against possible changes in the market value of securities or other assets that the fund already owns or plans to buy, or protecting unrealized gains in the fund. When securities prices are falling, the fund can seek to offset a decline in the value of its current portfolio securities through the sale of futures contracts. When securities prices are rising, the fund, through the purchase of futures contracts, can attempt to secure better rates or prices than might later be available in the market when it effects anticipated purchases.
If, in the opinion of the Advisor, there is a sufficient degree of correlation between price trends for the fund’s portfolio securities and futures contracts based on other financial instruments, securities indices or other indices, the fund may also enter into such futures contracts as part of its hedging strategy. Although under some circumstances prices of securities in the fund’s portfolio may be more or less volatile than prices of such futures contracts, the Advisor will attempt to estimate the extent of this volatility difference based on historical patterns and compensate for any differential by having the fund enter into a greater or lesser number of futures contracts or by attempting to achieve only a partial hedge against price changes affecting the fund’s portfolio securities.
When a short hedging position is successful, any depreciation in the value of portfolio securities will be substantially offset by appreciation in the value of the futures position. On the other hand, any unanticipated appreciation in the value of the fund’s portfolio securities would be substantially offset by a decline in the value of the futures position. On other occasions, the fund may take a “long” position by purchasing futures contracts.
5

Options on Securities and Securities Indices

The fund may purchase and write (sell) call and put options on any securities and securities indices.
These options may be listed on national domestic securities exchanges or foreign securities exchanges or traded in the over-the-counter market. The fund may write covered put and call options and purchase put and call options as a substitute for the purchase or sale of securities or to protect against declines in the value of portfolio securities and against increases in the cost of securities to be acquired.
Writing Covered Options

A call option on securities written by the fund obligates the fund to sell specified securities to the holder of the option at a specified price if the option is exercised at any time before the expiration date. A put option on securities written by the fund obligates the fund to purchase specified securities from the option holder at a specified price if the option is exercised at any time before the expiration date. Options on securities indices are similar to options on securities, except that the exercise of securities index options requires cash settlement payments and does not involve the actual purchase or sale of securities. In addition, securities index options are designed to reflect price fluctuations in a group of securities or segment of the securities market rather than price fluctuations in a single security. Writing covered call options may deprive the fund of the opportunity to profit from an increase in the market price of the securities in its portfolio. Writing covered put options may deprive the fund of the opportunity to profit from a decrease in the market price of the securities to be acquired for its portfolio.
All call and put options are subject to the requirements outlined in the “Government Regulation of Derivatives” section.
The fund may terminate its obligations under an exchange-traded call or put option by purchasing an option identical to the one it has written.
Obligations under over-the-counter options may be terminated only by entering into an offsetting transaction with the counterparty to such option. Such purchases are referred to as “closing purchase transactions.”
ESG Integration Risk
Certain subadvisors may integrate research on environmental, social and governance (“ESG”) factors into a fund’s investment process. Such subadvisors may consider ESG factors that it deems relevant or additive, along with other material factors and analysis, when managing a fund. ESG factors may include, but are not limited to, matters regarding board diversity, climate change policies, and supply chain and human rights policies.
Incorporating ESG criteria and making investment decisions based on certain ESG characteristics, as determined by a subadvisor, carries the risk that a fund may perform differently, including underperforming, funds that do not utilize ESG criteria, or funds that utilize different ESG criteria. Integration of
ESG factors into a fund’s investment process may result in a subadvisor making different investment decisions for a fund than for a fund with a similar investment universe and/or investment style that does not incorporate such considerations in its investment strategy or processes, and a fund's investment performance may be affected. Integration of ESG factors into a fund’s investment process does not preclude a fund from including companies with low ESG characteristics or excluding companies with high ESG characteristics in a fund's investments.
The ESG characteristics utilized in a fund’s investment process may change over time, and different ESG characteristics may be relevant to different investments. Successful integration of ESG factors will depend on a subadvisor’s skill in researching, identifying, and applying these factors, as well as on the availability of relevant data. The method of evaluating ESG factors and subsequent impact on portfolio composition, performance, proxy voting decisions and other factors, is subject to the interpretation of a subadvisor in accordance with the fund’s investment objective and strategies. ESG factors may be evaluated differently by different subadvisors, and may not carry the same meaning to all investors and subadvisors. The regulatory landscape with respect to ESG investing in the United States is evolving and any future rules or regulations may require a fund to change its investment process with respect to ESG integration.
Illiquid and Restricted Securities Risk

The fund may have significant exposure to restricted securities. Restricted securities are securities with restrictions on public resale, such as securities offered in accordance with an exemption under Rule 144A under the Securities Act of 1933 (the “1933
Act”), or commercial paper issued under Section 4(a)(2) of the 1933 Act. Restricted securities are often required to be sold in private sales to institutional buyers, markets for restricted securities may or may not be well developed, and restricted securities can be illiquid. The extent (if at all) to which a security may be sold or a derivative position closed without negatively impacting its market value may be impaired by reduced market activity or participation, legal restrictions or other economic and market impediments. funds with principal investment strategies that involve investments in securities of companies with smaller market capitalizations, foreign securities, derivatives, or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk. Exposure to liquidity risk may be heightened for funds that invest in securities of emerging markets and related derivatives that are not widely traded, and that may be subject to purchase and sale restrictions.
The capacity of traditional dealers to engage in fixed-income trading has not kept pace with the bond market’s growth. As a result, dealer inventories of corporate bonds, which indicate the ability to “make markets,”
i.e
., buy or sell a security at the quoted bid and ask price, respectively, are at or near historic lows relative to market size. Because market makers provide stability to fixed-income markets, the significant reduction in dealer inventories could lead to decreased liquidity and increased volatility, which may become exacerbated during periods of economic or political stress.
Multinational Companies Risk
To the extent that the fund invests in the securities of companies with foreign business operations, it may be riskier than funds that focus on companies with primarily U.S. operations. Multinational companies may face certain political and economic risks, such as foreign controls over currency exchange;
restrictions on monetary repatriation; possible seizure, nationalization or expropriation of assets; and political, economic or social instability. These risks are greater for companies with significant operations in developing countries.
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Negative Interest Rates
Certain countries have recently experienced negative interest rates on deposits and debt instruments have traded at negative yields. A negative interest rate policy is an unconventional central bank monetary policy tool where nominal target interest rates are set with a negative value (i.e., below zero percent) intended to help create self-sustaining growth in the local economy. Negative interest rates may become more prevalent among
non-U.S. issuers, and potentially within the U.S. For example, if a bank charges negative interest, instead of receiving interest on deposits, a depositor must pay the bank fees to keep money with the bank.
These market conditions may increase a fund’s exposures to interest rate risk. To the extent a fund has a bank deposit or holds a debt instrument with a negative interest rate to maturity, the fund would generate a negative return on that investment. While negative yields can be expected to reduce demand for fixed-income investments trading at a negative interest rate, investors may be willing to continue to purchase such investments for a number of reasons including, but not limited to, price insensitivity, arbitrage opportunities across fixed-income markets or rules-based investment strategies. If negative interest rates become more prevalent in the market, it is expected that investors will seek to reallocate assets to other income-producing assets such as investment grade and high-yield debt instruments, or equity investments that pay a dividend. This increased demand for higher yielding assets may cause the price of such instruments to rise while triggering a corresponding decrease in yield and the value of debt instruments over time.
Risks of Non-U.S. Securities
Investments in non-U.S. securities may involve a greater degree of risk than those in domestic securities. There is generally less publicly available information about non-U.S. companies in the form of reports and ratings similar to those that are published about issuers in the United States. Also,
non-U.S. issuers generally are not subject to uniform accounting, auditing and financial reporting requirements comparable to those applicable to
U.S. issuers.
Because non-U.S. securities may be denominated in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the fund’s net asset value (“NAV”), the value of dividends and interest earned, gains and losses realized on the sale of securities, and any net investment income and gains that the fund distributes to shareholders. Securities transactions undertaken in some non-U.S. markets may not be settled promptly so that the fund’s investments on non-U.S. exchanges may be less liquid and subject to the risk of fluctuating currency exchange rates pending settlement.
Non-U.S. securities will be purchased in the best available market, whether through OTC markets or exchanges located in the countries where principal offices of the issuers are located. Non-U.S. securities markets generally are not as developed or efficient as those in the United States. While growing in volume, they usually have substantially less volume than the NYSE, and securities of some non-U.S. issuers are less liquid and more volatile than securities of comparable U.S. issuers. Fixed commissions on non-U.S. exchanges generally are higher than negotiated commissions on U.S. exchanges;
nevertheless, the fund will endeavor to achieve the most favorable net results on its portfolio transactions. There is generally less government supervision and regulation of securities exchanges, brokers and listed issuers than in the United States.
With respect to certain non-U.S. countries, there is the possibility of adverse changes in investment or exchange control regulations, expropriation, nationalization or confiscatory taxation limitations on the removal of funds or other assets of the fund, political or social instability, or diplomatic developments, which could affect United States investments in those countries. Moreover, individual non-U.S. economies may differ favorably or unfavorably from the United States’ economy in terms of growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position.
The dividends, in some cases capital gains and interest payable on certain of the fund’s non-U.S. portfolio securities, may be subject to
non-U.S. withholding or other non-U.S. taxes, thus reducing the net amount of income or gains available for distribution to the fund’s shareholders.
These risks may be intensified in the case of investments in emerging markets or countries with limited or developing capital markets.
The fund’s ability and decision to purchase or sell portfolio securities may be affected by laws or regulations relating to the convertibility and repatriation of assets. Under present conditions, it is not believed that this consideration will have any significant effect on the fund’s portfolio strategies.
Purchasing Options
The fund would normally purchase call options in anticipation of an increase, or put options in anticipation of a decrease (“protective puts”), in the market value of securities of the type in which it may invest. The fund may also sell call and put options to close out its purchased options.
The purchase of a call option would entitle the fund, in return for the premium paid, to purchase specified securities or currency at a specified price during the option period. The fund would ordinarily realize a gain on the purchase of a call option if, during the option period, the value of such securities or currency exceeded the sum of the exercise price, the premium paid and transaction costs; otherwise the fund would realize either no gain or a loss on the purchase of the call option.
The purchase of a put option would entitle the fund, in exchange for the premium paid, to sell specified securities at a specified price during the option period. The purchase of protective puts is designed to offset or hedge against a decline in the market value of the fund’s portfolio securities. Put options may also be purchased by the fund for the purpose of affirmatively benefiting from a decline in the price of securities which it does not own. The fund would ordinarily realize a gain if, during the option period, the value of the underlying securities decreased below the exercise price sufficiently to cover
7

the premium and transaction costs; otherwise the fund would realize either no gain or a loss on the purchase of the put option. Gains and losses on the purchase of put options may be offset by countervailing changes in the value of the fund’s portfolio securities.
The fund’s options transactions will be subject to limitations established by each of the exchanges, boards of trade or other trading facilities on which such options are traded. These limitations govern the maximum number of options in each class which may be written or purchased by a single investor or group of investors acting in concert, regardless of whether the options are written or purchased on the same or different exchanges, boards of trade or other trading facilities or are held or written in one or more accounts or through one or more brokers. Thus, the number of options which the fund may write or purchase may be affected by options written or purchased by other investment advisory clients of the Advisor. An exchange, board of trade or other trading facility may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.
Risks Associated with Options Transactions
There is no assurance that a liquid secondary market on a domestic or foreign options exchange will exist for any particular exchange-traded option or at any particular time. If the fund is unable to effect a closing purchase transaction with respect to covered options it has written, the fund will not be able to sell the underlying securities. Similarly, if the fund is unable to effect a closing sale transaction with respect to options it has purchased, it would have to exercise the options in order to realize any profit and will incur transaction costs upon the purchase or sale of underlying securities or currencies.
Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options). If trading were discontinued, the secondary market on that exchange (or in that class or series of options) would cease to exist. However, outstanding options on that exchange that had been issued by the Options Clearing Corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms.
The fund’s ability to terminate over-the-counter options is more limited than with exchange-traded options and may involve the risk that broker-dealers participating in such transactions will not fulfill their obligations. The Advisor will determine the liquidity of each over-the-counter option in accordance with guidelines adopted by the Board of Trustees of the fund (the “Board”).
The writing and purchase of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. The successful use of options depends in part on the Advisor’s ability to predict future price fluctuations and, for hedging transactions, the degree of correlation between the options and securities or currency markets.
Futures Contracts and Options on Futures Contracts

The fund may purchase and sell futures contracts based on various securities (such as
U.S. government securities) and securities indices, and any other financial instruments and indices and purchase and write call and put options on these futures contracts. The fund may also enter into closing purchase and sale transactions with respect to any of these contracts and options. All futures contracts entered into by the fund are traded on U.S. or foreign exchanges or boards of trade that are licensed, regulated or approved by the
Commodity Futures Trading Commission (“CFTC”).
Futures Contracts

A futures contract may generally be described as an agreement between two parties to buy and sell particular financial instruments or currencies for an agreed price during a designated month (or to deliver the final cash settlement price, in the case of a contract relating to an index or otherwise not calling for physical delivery at the end of trading in the contract).
Positions taken in the futures markets are not normally held to maturity but are instead liquidated through offsetting transactions, which may result in a profit or a loss. While futures contracts on securities will usually be liquidated in this manner, the fund may instead make, or take, delivery of the underlying securities or currency whenever it appears economically advantageous to do so. A clearing corporation associated with the exchange on which futures contracts are traded guarantees that, if still open, the sale or purchase will be performed on the settlement date.
The fund may, for example, take a “short” position in the futures market by selling futures contracts in an attempt to hedge against an anticipated decline in market prices that would adversely affect the value of the fund’s portfolio securities. Such futures contracts may include contracts for the future delivery of securities held by the fund or securities with characteristics similar to those of the fund’s portfolio securities.
Options on Futures Contracts

The purchase of put and call options on futures contracts will give the fund the right (but not the obligation) for a specified price to sell or to purchase, respectively, the underlying futures contract at any time during the option period. As the purchaser of an option on a futures contract, the fund obtains the benefit of the futures position if prices move in a favorable direction but limits its risk of loss in the event of an unfavorable price movement to the loss of the premium and transaction costs.
The writing of a call option on a futures contract generates a premium which may partially offset a decline in the value of the fund’s assets. By writing a call option, the fund becomes obligated, in exchange for the premium (upon exercise of the option) to sell a futures contract if the option is exercised, which may have a value higher than the exercise price. Conversely, the writing of a put option on a futures contract generates a premium which may partially offset an increase in the price of securities that the fund intends to purchase. However, the fund becomes obligated (upon exercise of the
8

option) to purchase a futures contract if the option is exercised, which may have a value lower than the exercise price. The loss incurred by the fund in writing options on futures is potentially unlimited and may exceed the amount of the premium received.
The holder or writer of an option on a futures contract may terminate its position by selling or purchasing an offsetting option of the same series. There is no guarantee that such closing transactions can be effected. The fund’s ability to establish and close out positions on such options will be subject to the development and maintenance of a liquid market.
Other Considerations

The fund will engage in futures and related options transactions either for bona fide hedging or to facilitate portfolio management. The fund will not engage in futures or related options for speculative purposes. To the extent that the fund is using futures and related options for hedging purposes, futures contracts will be sold to protect against a decline in the price of securities that the fund owns or futures contracts will be purchased to protect the fund against an increase in the price of securities it intends to purchase. The fund will determine that the price fluctuations in the futures contracts and options on futures used for hedging purposes are substantially related to price fluctuations in securities held by the fund or securities or instruments which it expects to purchase. To the extent that the fund engages in non-hedging transactions in futures contracts and options on futures to facilitate portfolio management, the aggregate initial margin and premiums required to establish these nonhedging positions will not exceed 5% of the net asset value of the fund’s portfolio, after taking into account unrealized profits and losses on any such positions and excluding the amount by which such options were in-the-money at the time of purchase.
Transactions in futures contracts and options on futures involve brokerage costs, require margin deposits and, in the case of contracts and options obligating the fund to purchase securities, are subject to the requirements outlined in the “Government Regulation of Derivatives” section.
While transactions in futures contracts and options on futures may reduce certain risks, these transactions themselves entail certain other risks. For example, unanticipated changes in interest rates or securities prices may result in a poorer overall performance for the fund than if it had not entered into any futures contracts or options transactions.
Perfect correlation between the fund’s futures positions and portfolio positions will be impossible to achieve. In the event of an imperfect correlation between a futures position and a portfolio position which is intended to be protected, the desired protection may not be obtained and the fund may be exposed to risk of loss.
Some futures contracts or options on futures may become illiquid under adverse market conditions. In addition, during periods of market volatility, a commodity exchange may suspend or limit trading in a futures contract or related option, which may make the instrument temporarily illiquid and difficult to price. Commodity exchanges may also establish daily limits on the amount that the price of a futures contract or related option can vary from the previous day’s settlement price. Once the daily limit is reached, no trades may be made that day at a price beyond the limit. This may prevent the fund from closing out positions and limiting its losses.
Interest Rate Swaps, Collars, Caps and Floors

In order to hedge the value of the fund’s portfolio against interest rate fluctuations or to facilitate portfolio management, the fund may, but is not required to, enter into various interest rate transactions such as interest rate swaps and the purchase or sale of interest rate caps and floors. To the extent that the fund enters into these transactions, the fund expects to do so primarily to preserve a return or spread on a particular investment or portion of its portfolio, to protect against any increase in the price of securities the fund anticipates purchasing at a later date or to manage the fund’s interest rate exposure on any debt securities or preferred shares issued by the fund for leverage purposes. The fund intends to use these transactions only as a hedge or to facilitate portfolio management. The fund is not required to hedge its portfolio and may choose not to do so. The fund cannot guarantee that any hedging strategies it uses will work.
Interest Rate Swaps

In an interest rate swap, the fund exchanges with another party their respective commitments to pay or receive interest (e.g., an exchange of fixed rate payments for floating rate payments). For example, if the fund holds a debt instrument with an interest rate that is reset only once each year, it may swap the right to receive interest at this fixed rate for the right to receive interest at a rate that is reset every week. This would enable the fund to offset a decline in the value of the debt instrument due to rising interest rates but would also limit its ability to benefit from falling interest rates. Conversely, if the fund holds a debt instrument with an interest rate that is reset every week and it would like to lock in what it believes to be a high interest rate for one year, it may swap the right to receive interest at this variable weekly rate for the right to receive interest at a rate that is fixed for one year. Such a swap would protect the fund from a reduction in yield due to falling interest rates and may permit the fund to enhance its income through the positive differential between one week and one year interest rates, but would preclude it from taking full advantage of rising interest rates.
The fund usually will enter into interest rate swaps on a net basis (
i.e
., the two payment streams are netted out with the trust receiving or paying, as the case may be, only the net amount of the two payments). The net amount of the excess, if any, of the fund’s obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis. If the interest rate swap transaction is entered into on other than a net basis, the full amount of the fund’s obligations will be accrued on a daily basis. Please see “Government Regulation of Derivatives” section.
Credit Default Swap Agreements

The fund may enter into credit default swap agreements. The “buyer” in a credit default contract is obligated to pay the “seller” a periodic stream of payments over the term of the contract provided that no event of default on an underlying reference obligation has occurred. If an event of default occurs, the seller must pay the buyer the “par value” (full notional value) of the reference obligation in exchange for the reference obligation. The fund may be either the buyer or seller in the transaction. If the fund is a buyer and no event of default occurs, the fund loses its investment and recovers nothing. However, if an event of default occurs, the buyer receives full notional value for a reference obligation that may have little or no value. As a seller, the fund receives a fixed rate of income throughout the term of the contract, which can run between six months and ten years but is typically structured between three and five years, provided that there is no default event. If an event of default occurs, the seller must pay
9

the buyer the full notional value of the reference obligation. Credit default swaps involve greater risks than if the fund had invested in the reference obligation directly. In addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risks. The fund will enter into swap agreements only with counterparties who are rated investment grade by at least one nationally recognized statistical rating organization at the time of entering into such transaction or whose creditworthiness is believed by the Advisor to be equivalent to such rating. A buyer also will lose its investment and recover nothing should an event of default occur. If an event of default were to occur, the value of the reference obligation received by the seller, coupled with the periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the fund.
If the fund enters into a credit default swap, the fund may be required to report the swap as a “listed transaction” for tax shelter reporting purposes on the fund’s federal income tax return. If the Internal Revenue Service (the “IRS”) were to determine that the credit default swap is a tax shelter, the fund could be subject to penalties under the Internal Revenue Code of 1986, as amended (the “Code”).
Warrants and Rights

Warrants and rights generally give the holder the right to receive, upon exercise and prior to the expiration date, a security of the issuer at a stated price. funds typically use warrants and rights in a manner similar to their use of options on securities, as described in “General
Characteristics of Options” above and elsewhere in this SAI. Risks associated with the use of warrants and rights are generally similar to risks associated with the use of options. Unlike most options, however, warrants and rights are issued in specific amounts, and warrants generally have longer terms than options. Warrants and rights are not likely to be as liquid as exchange-traded options backed by a recognized clearing agency. In addition, the terms of warrants or rights may limit the fund’s ability to exercise the warrants or rights at such time, or in such quantities, as the fund would otherwise wish.
The fund may in the future employ new or additional investment strategies and hedging instruments if those strategies and instruments are consistent with the fund’s investment objectives and are permissible under applicable regulations governing the fund.
Additional Regulatory Limitations on the Use of Futures and Related Options, Interest Rate Floors, Caps and Collars and Interest Rate
and Currency Swap Contracts

The CFTC has adopted regulations that subject registered investment companies and/or their investment advisors to regulation by the CFTC if the registered investment company invests more than a prescribed level of its NAV in commodity futures, options on commodities or commodity futures, swaps, or other financial instruments regulated under the Commodity Exchange Act (“CEA”) (“commodity interests”), or if the registered investment company markets itself as providing investment exposure to such commodity interests. The Advisor is registered as a commodity pool operator (“CPO”) under the CEA and is a National Futures Association member firm; however, the Advisor does not act in the capacity of a registered CPO with respect to the fund.
Although the Advisor is a registered commodity pool operator (“CPO”) under the CEA and is a National Futures Association member firm, the Advisor has claimed an exemption from CPO registration pursuant to CFTC Rule 4.5 with respect to the fund. To remain eligible for this exemption, the fund must comply with certain limitations, including limits on trading in commodity interests, and restrictions on the manner in which the fund markets its commodity interests trading activities. These limitations may restrict the fund’s ability to pursue its investment strategy, increase the costs of implementing its strategy, increase its expenses and/or adversely affect its total return.
Please see “Government Regulation of Derivatives” for more information regarding governmental regulations of derivatives and similar transactions.
Government Regulation of Derivatives
The regulation of the U.S. and non-U.S. derivatives markets has undergone substantial change in recent years and such change may continue. In particular, on October 28, 2020, the SEC adopted new regulations governing the use of derivatives by registered investment companies (“Rule 18f-4” or the “Derivatives Rule”). Funds were required to implement and comply with Rule 18f-4 by August 19, 2022. Rule 18f-4 eliminates the asset segregation framework formerly used by funds to comply with Section 18 of the 1940 Act, as amended.
The Derivatives Rule mandates that a fund adopt and/or implement: (i) value-at-risk limitations (“VaR”); (ii) a written derivatives risk management program; (iii) new Board oversight responsibilities; and (iv) new reporting and recordkeeping requirements. In the event that a fund’s derivative exposure is 10% or less of its net assets, excluding certain currency and interest rate hedging transactions, it can elect to be classified as a limited derivatives user (“Limited Derivatives User”) under the Derivatives Rule, in which case the fund is not subject to the full requirements of the Derivatives Rule.
Limited Derivatives Users are excepted from VaR testing, implementing a derivatives risk management program, and certain Board oversight and reporting requirements mandated by the Derivatives Rule. However, a Limited Derivatives User is still required to implement written compliance policies and procedures reasonably designed to manage its derivatives risks.
The Derivatives Rule also provides special treatment for reverse repurchase agreements, similar financing transactions and unfunded commitment agreements. Specifically, a fund may elect whether to treat reverse repurchase agreements and similar financing transactions as “derivatives transactions” subject to the requirements of the Derivatives Rule or as senior securities equivalent to bank borrowings for purposes of Section 18 of the
1940 Act. Repurchase agreements are not subject to the Derivatives Rule, but are still subject to other provisions of the 1940 Act. In addition, when-issued or forward settling securities transactions that physically settle within 35-days are deemed not to involve a senior security.
Furthermore, it is possible that additional government regulation of various types of derivative instruments may limit or prevent a fund from using such instruments as part of its investment strategy in the future, which could negatively impact the fund. New position limits imposed on a fund or its counterparty may also impact the fund’s ability to invest in futures, options, and swaps in a manner that efficiently meets its investment objective.
10

Use of extensive hedging and other strategic transactions by a fund will require, among other things, that the fund post collateral with counterparties or clearinghouses, and/or are subject to the Derivatives Rule regulatory limitations as outlined above.
Real estate investment trust (REIT) risk
REITs are subject to risks associated with the ownership of real estate. Some REITs experience market risk and liquidity risk due to investment in a limited number of properties, in a narrow geographic area, or in a single property type, which increases the risk that such REIT could be unfavorably affected by the poor performance of a single investment or investment type. These companies are also sensitive to factors such as changes in real estate values and property taxes, interest rates, cash flow of underlying real estate assets, supply and demand, and the management skill and creditworthiness of the issuer. Borrowers could default on or sell investments that a REIT holds, which could reduce the cash flow needed to make distributions to investors. In addition, REITs may also be affected by tax and regulatory requirements impacting the REITs’ ability to qualify for preferential tax treatments or exemptions. REITs require specialized management and pay management expenses. REITs also are subject to physical risks to real property, including weather, natural disasters, terrorist attacks, war, or other events that destroy real property.
REITs include equity REITs and mortgage REITs. Equity REITs may be affected by changes in the value of the underlying property owned by the trusts, while mortgage REITs may be affected by the quality of any credit extended. Further, equity and mortgage REITs are dependent upon management skills and generally may not be diversified. Equity and mortgage REITs are also subject to heavy cash flow dependency, defaults by borrowers or lessees, and self-liquidations. In addition, equity and mortgage REITs could possibly fail to qualify for tax-free pass-through of income under the Internal Revenue
Code of 1986, as amended (the Code), or to maintain their exemptions from registration under the Investment Company Act of 1940, as amended. The above factors may also adversely affect a borrower’s or a lessee’s ability to meet its obligations to the REIT. In the event of a default by a borrower or lessee, the REIT may experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting its investments. In addition, even many of the larger REITs in the industry tend to be small to medium-sized companies in relation to the equity markets as a whole. Moreover, shares of REITs may trade less frequently and, therefore, are subject to more erratic price movements than securities of larger issuers.
Real Estate Securities
Investing in securities of companies in the real estate industry subjects the fund to the risks associated with the direct ownership of real estate. These risks include:
●
Declines in the value of real estate;
●
Risks related to general and local economic conditions;
●
Possible lack of availability of mortgage funds;
●
Overbuilding;
●
Extended vacancies of properties;
●
Increased competition;
●
Increases in property taxes and operating expenses;
●
Changes in zoning laws;
●
Losses due to costs resulting from the cleanup of environmental problems;
●
Liability to third parties for damages resulting from environmental problems;
●
Casualty or condemnation losses;
●
Limitations on rents;
●
Changes in neighborhood values and the appeal of properties to tenants;
●
Changes in interest rates; and
●
Liquidity risk.
Therefore, to the extent that the fund invests a substantial amount of its assets in securities of companies in the real estate industry, the value of the fund’s shares may change at different rates compared to the value of shares of the fund with investments in a mix of different industries.
Securities of companies in the real estate industry have been and may continue to be negatively affected by widespread health crisis such as a global pandemic. Potential impacts on the real estate market may include lower occupancy rates, decreased lease payments, defaults and foreclosures, among other consequences. These impacts could adversely affect corporate borrowers and mortgage lenders, the value of mortgage-backed securities, the bonds of municipalities that depend on tax revenues and tourist dollars generated by such properties, and insurers of the property and/or of corporate, municipal or mortgage-backed securities. It is not known how long such impacts, or any future impacts of other significant events, will last.
Securities of companies in the real estate industry include equity real estate investment trusts (“REITs”) and mortgage REITs. Equity REITs may be affected by changes in the value of the underlying property owned by the REIT, while mortgage REITs may be affected by the quality of any credit extended. Further, equity and mortgage REITs are dependent upon management skills and generally may not be diversified. Equity and mortgage REITs are also subject to heavy cash flow dependency, defaults by borrowers or lessees, and self-liquidations. In addition, equity and mortgage REITs could possibly fail to qualify for tax-free pass-through of income under the Code, as amended, or to maintain their exemptions from registration under the
1940 Act. The above factors may also adversely affect a borrower’s or a lessee’s ability to meet its obligations to a REIT. In the event of a default by a
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borrower or lessee, a REIT may experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting its investments.
In addition, even the larger REITs in the industry tend to be small- to medium-sized companies in relation to the equity markets as a whole. Moreover, shares of REITs may trade less frequently and, therefore, are subject to more erratic price movements, than securities of larger issuers.
Russian Securities Risk
Throughout the past decade, the United States, the EU, and other nations have imposed a series of economic sanctions on the Russian Federation. In addition to imposing new import and export controls on Russia and blocking financial transactions with certain Russian elites, oligarchs, and political and national security leaders, the United States, the EU, and other nations have imposed sanctions on companies in certain sectors of the Russian economy, including the financial services, energy, metals and mining, engineering, technology, and defense and defense-related materials sectors.
These sanctions could impair the fund’s ability to continue to price, buy, sell, receive, or deliver securities of certain Russian issuers. For example, the fund may be prohibited from investing in securities issued by companies subject to such sanctions. The fund could determine at any time that certain of the most affected securities have little or no value.
The extent and duration of Russia’s military actions and the global response to such actions are impossible to predict. More Russian companies could be sanctioned in the future, and the threat of additional sanctions could itself result in further declines in the value and liquidity of certain securities.
Widespread divestment of interests in Russia or certain Russian businesses could result in additional declines in the value of Russian securities.
Additionally, market disruptions could have a substantial negative impact on other economics and securities markets both regionally and globally, as well as global supply chains and inflation.
The Russian government may respond to these sanctions and others by freezing Russian assets held by a fund, thereby prohibiting the fund from selling or otherwise transacting in these investments. In such circumstances, the fund might be forced to liquidate non-restricted assets in order to satisfy shareholder redemptions. Such liquidation of fund assets might also result in the fund receiving substantially lower prices for its portfolio securities.
Short-Term Trading and Portfolio Turnover
Short-term trading means the purchase and subsequent sale of a security after it has been held for a relatively brief period of time. The fund may engage in short-term trading in response to stock market conditions, changes in interest rates or other economic trends and developments, or to take advantage of yield disparities between various fixed-income securities in order to realize capital gains or improve income. Short-term trading may have the effect of increasing portfolio turnover rate. A high rate of portfolio turnover (100% or greater) involves correspondingly greater brokerage expenses.
The portfolio turnover rate for the fund for the fiscal years ended October 31, 2024 and October 31, 2023, was 27% and 26%, respectively.
Gaming-Tribal Authority Investments
The value of the fund’s investments in gaming companies is subject to legislative or regulatory changes, adverse market conditions, and/or increased competition affecting the gaming sector. Securities of gaming companies may be considered speculative, and generally exhibit greater volatility than the overall market. The market value of gaming company securities may fluctuate widely due to unpredictable earnings, due in part to changing consumer tastes and intense competition, strong reaction to technological developments, and the threat of increased government regulation.
Securities issued by Indian tribal authorities are subject to particular risks. Indian tribes enjoy sovereign immunity, which is the legal privilege by which the United States federal, state, and tribal governments cannot be sued without their consent. In order to sue an Indian tribe (or an agency or instrumentality thereof), the tribe must have effectively waived its sovereign immunity with respect to the matter in dispute. Certain Indian tribal authorities have agreed to waive their sovereign immunity in connection with their outstanding debt obligations. Generally, waivers of sovereign immunity have been held to be enforceable against Indian tribes. Nevertheless, if a waiver of sovereign immunity is held to be ineffective, claimants, including investors in Indian tribal authority securities (such as the fund), could be precluded from judicially enforcing their rights and remedies.
Further, in most commercial disputes with Indian tribes, it may be difficult or impossible to obtain federal court jurisdiction. A commercial dispute may not present a federal question, and an Indian tribe may not be considered a citizen of any state for purposes of establishing diversity jurisdiction. The
U.S. Supreme Court has held that jurisdiction in a tribal court must be exhausted before any dispute can be heard in an appropriate federal court. In cases where the jurisdiction of the tribal forum is disputed, the tribal court first must rule as to the limits of its own jurisdiction. Such jurisdictional issues, as well as the general view that Indian tribes are not considered to be subject to ordinary bankruptcy proceedings, may be disadvantageous to holders of obligations issued by Indian tribal authorities, including the fund.
Operational and Cybersecurity Risk
With the increased use of technologies, such as mobile devices and “cloud”-based service offerings and the dependence on the internet and computer systems to perform necessary business functions, the fund's service providers are susceptible to operational and information or cybersecurity risks that could result in losses to the fund and its shareholders. Cybersecurity breaches are either intentional or unintentional events that allow an unauthorized party to gain access to fund assets, customer data, or proprietary information, or cause the fund or fund service provider to suffer data corruption or lose operational functionality. Intentional cybersecurity incidents include: unauthorized access to systems, networks, or devices (such as through “hacking” activity or “phishing”); infection from computer viruses or other malicious software code; and attacks that shut down, disable, slow, or otherwise disrupt operations, business processes, or website access or functionality. Cyberattacks can also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on the service providers' systems or websites rendering them
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unavailable to intended users or via “ransomware” that renders the systems inoperable until appropriate actions are taken. In addition, unintentional incidents can occur, such as the inadvertent release of confidential information.
A cybersecurity breach could result in the loss or theft of customer data or funds, loss or theft of proprietary information or corporate data, physical damage to a computer or network system, or costs associated with system repairs, any of which could have a substantial impact on the fund. For example, in a denial of service, fund shareholders could lose access to their electronic accounts indefinitely, and employees of the Advisor, the subadvisor, or the funds’ other service providers may not be able to access electronic systems to perform critical duties for the funds, such as trading,
NAV calculation, shareholder accounting, or fulfillment of fund share purchases and redemptions. Cybersecurity incidents could cause the fund, the
Advisor, the subadvisor, or other service provider to incur regulatory penalties, reputational damage, compliance costs associated with corrective measures, litigation costs, or financial loss. They may also result in violations of applicable privacy and other laws. In addition, such incidents could affect issuers in which the fund invests, thereby causing the fund’s investments to lose value.
Cyber-events have the potential to affect materially the funds and the advisor’s relationships with accounts, shareholders, clients, customers, employees, products, and service providers. The fund has established risk management systems reasonably designed to seek to reduce the risks associated with cyber-events. There is no guarantee that the funds will be able to prevent or mitigate the impact of any or all cyber-events.
The fund is exposed to operational risk arising from a number of factors, including, but not limited to, human error, processing and communication errors, errors of the funds’ service providers, counterparties, or other third parties, failed or inadequate processes, and technology or system failures.
The Advisor, the subadvisor, and their affiliates have established risk management systems that seek to reduce cybersecurity and operational risks, and business continuity plans in the event of a cybersecurity breach or operational failure. However, there are inherent limitations in such plans, including that certain risks have not been identified, and there is no guarantee that such efforts will succeed, especially since none of the Advisor, the subadvisor, or their affiliates controls the cybersecurity or operations systems of the funds’ third-party service providers (including the funds’ custodian), or those of the issuers of securities in which the fund invests.
In addition, other disruptive events, including (but not limited to) natural disasters and public health crises, may adversely affect the fund’s ability to conduct business, in particular if the fund’s employees or the employees of its service providers are unable or unwilling to perform their responsibilities as a result of any such event. Even if the fund’s employees and the employees of its service providers are able to work remotely, those remote work arrangements could result in the fund’s business operations being less efficient than under normal circumstances, could lead to delays in its processing of transactions, and could increase the risk of cyber-events.
Market Events
Events in certain sectors historically have resulted, and may in the future result, in an unusually high degree of volatility in the financial markets, both domestic and foreign. These events have included, but are not limited to: bankruptcies, corporate restructurings, and other similar events; bank failures; governmental efforts to limit short selling and high frequency trading; measures to address U.S. federal and state budget deficits; social, political, and economic instability in Europe; economic stimulus by the Japanese central bank; dramatic changes in energy prices and currency exchange rates; and China’s economic slowdown. Interconnected global economies and financial markets increase the possibility that conditions in one country or region might adversely impact issuers in a different country or region. Both domestic and foreign equity markets have experienced increased volatility and turmoil, with issuers that have exposure to the real estate, mortgage, and credit markets particularly affected. Financial institutions could suffer losses as interest rates rise or economic conditions deteriorate.
In addition, relatively high market volatility and reduced liquidity in credit and fixed-income markets may adversely affect many issuers worldwide.
Actions taken by the Fed or foreign central banks to stimulate or stabilize economic growth, such as interventions in currency markets, could cause high volatility in the equity and fixed-income markets. Reduced liquidity may result in less money being available to purchase raw materials, goods, and services from emerging markets, which may, in turn, bring down the prices of these economic staples. It may also result in emerging-market issuers having more difficulty obtaining financing, which may, in turn, cause a decline in their securities prices.
In response to certain economic conditions, including periods of high inflation, governmental authorities and regulators may respond with significant fiscal and monetary policy changes such as raising interest rates. The fund may be subject to heightened interest rate risk when the Fed raises interest rates. Recent and potential future changes in government monetary policy may affect interest rates. It is difficult to accurately predict the timing, frequency or magnitude of potential interest rate increases or decreases by the Fed and the evaluation of macro-economic and other conditions that could cause a change in approach in the future. If the Fed and other central banks increase the federal funds rate and equivalent rates, such increases generally will cause market interest rates to rise and could cause the value of a fund’s investments, and the fund’s NAV, to decline, potentially suddenly and significantly. As a result, the fund may experience high redemptions and, as a result, increased portfolio turnover, which could increase the costs that the fund incurs and may negatively impact the fund’s performance.
In addition, as the Fed increases the target Fed funds rate, any such rate increases, among other factors, could cause markets to experience continuing high volatility. A significant increase in interest rates may cause a decline in the market for equity securities. These events and the possible resulting market volatility may have an adverse effect on the fund.
Political turmoil within the United States and abroad may also impact the fund. Although the U.S. government has honored its credit obligations, it remains possible that the United States could default on its obligations. While it is impossible to predict the consequences of such an unprecedented event, it is likely that a default by the United States would be highly disruptive to the U.S. and global securities markets and could significantly impair the
13

value of the fund’s investments. Similarly, political events within the United States at times have resulted, and may in the future result, in a shutdown of government services, which could negatively affect the U.S. economy, decrease the value of many fund investments, and increase uncertainty in or impair the operation of the U.S. or other securities markets. In recent years, the U.S. renegotiated many of its global trade relationships and imposed or threatened to impose significant import tariffs. These actions could lead to price volatility and overall declines in U.S. and global investment markets.
Uncertainties surrounding the sovereign debt of a number of EU countries and the viability of the EU have disrupted and may in the future disrupt markets in the United States and around the world. If one or more countries leave the EU or the EU dissolves, the global securities markets likely will be significantly disrupted. On January 31, 2020, the UK left the EU, commonly referred to as “Brexit,” the UK ceased to be a member of the EU, and the UK and EU entered into a Trade and Cooperation Agreement. While the full impact of Brexit is unknown, Brexit has already resulted in volatility in European and global markets. There remains significant market uncertainty regarding Brexit’s ramifications, and the range and potential implications of possible political, regulatory, economic, and market outcomes are difficult to predict.
A widespread health crisis such as a global pandemic could cause substantial market volatility, exchange trading suspensions and closures, which may lead to less liquidity in certain instruments, industries, sectors or the markets generally, and may ultimately affect fund performance. For example, the coronavirus (COVID-19) pandemic has resulted and may continue to result in significant disruptions to global business activity and market volatility due to disruptions in market access, resource availability, facilities operations, imposition of tariffs, export controls and supply chain disruption, among others. While many countries have lifted some or all restrictions related to the coronavirus (COVID-19) and the United States ended the public health emergency and national emergency declarations relating to the coronavirus (COVID-19) pandemic on May 11, 2023, the continued impact of coronavirus (COVID-19) and related variants is uncertain. The impact of a health crisis and other epidemics and pandemics that may arise in the future, could affect the global economy in ways that cannot necessarily be foreseen at the present time. A health crisis may exacerbate other pre-existing political, social and economic risks. Any such impact could adversely affect the fund’s performance, resulting in losses to your investment.
Political and military events, including in Ukraine, North Korea, Russia, Venezuela, Iran, Syria, and other areas of the Middle East, and nationalist unrest in Europe and South America, also may cause market disruptions.
As a result of continued political tensions and armed conflicts, including the Russian invasion of Ukraine commencing in February of 2022, the extent and ultimate result of which are unknown at this time, the United States and the EU, along with the regulatory bodies of a number of countries, have imposed economic sanctions on certain Russian corporate entities and individuals, and certain sectors of Russia’s economy, which may result in, among other things, the continued devaluation of Russian currency, a downgrade in the country’s credit rating, and/or a decline in the value and liquidity of
Russian securities, property or interests. These sanctions could also result in the immediate freeze of Russian securities and/or funds invested in prohibited assets, impairing the ability of a fund to buy, sell, receive or deliver those securities and/or assets. These sanctions or the threat of additional sanctions could also result in Russia taking counter measures or retaliatory actions, which may further impair the value and liquidity of Russian securities. The United States and other nations or international organizations may also impose additional economic sanctions or take other actions that may adversely affect Russia-exposed issuers and companies in various sectors of the Russian economy. Any or all of these potential results could lead
Russia's economy into a recession. Economic sanctions and other actions against Russian institutions, companies, and individuals resulting from the ongoing conflict may also have a substantial negative impact on other economies and securities markets both regionally and globally, as well as on companies with operations in the conflict region, the extent to which is unknown at this time. The United States and the EU have also imposed similar sanctions on Belarus for its support of Russia’s invasion of Ukraine. Additional sanctions may be imposed on Belarus and other countries that support
Russia. Any such sanctions could present substantially similar risks as those resulting from the sanctions imposed on Russia, including substantial negative impacts on the regional and global economies and securities markets.
In addition, there is a risk that the prices of goods and services in the United States and many foreign economies may decline over time, known as deflation. Deflation may have an adverse effect on stock prices and creditworthiness and may make defaults on debt more likely. If a country’s economy slips into a deflationary pattern, it could last for a prolonged period and may be difficult to reverse. Further, there is a risk that the present value of assets or income from investments will be less in the future, known as inflation. Inflation rates may change frequently and drastically as a result of various factors, including unexpected shifts in the domestic or global economy, and a fund’s investments may be affected, which may reduce a fund's performance. Further, inflation may lead to the rise in interest rates, which may negatively affect the value of debt instruments held by the fund, resulting in a negative impact on a fund's performance. Generally, securities issued in emerging markets are subject to a greater risk of inflationary or deflationary forces, and more developed markets are better able to use monetary policy to normalize markets.
Investment Restrictions

A fund's investment restrictions are subject to, and may be impacted and limited by, the federal securities laws, rules and regulations, including the
1940 Act and Rule 18f-4 thereunder.
The investment policies and strategies of the fund described in this SAI and the Prospectus, except for the nine investment restrictions designated as fundamental policies under this caption, are not fundamental and may be changed by the Board without shareholder approval.
Fundamental Investment Restrictions
As referred to above, the following nine investment restrictions of the fund are designated as fundamental policies and as such cannot be changed without the approval of the holders of a majority of the fund’s outstanding voting securities, which as used in this SAI means the lesser of (a) 67% of the
14

shares of the fund present or represented by proxy at a meeting if the holders of more than 50% of the outstanding shares are present or represented at the meeting or (b) more than 50% of outstanding shares of the fund. As a matter of fundamental policy, the fund may not:
(1)
Borrow money, provided that the fund may (i) borrow amounts not exceeding 5% of the value of its total assets (not including the amount borrowed) for temporary purposes and (ii) issue senior securities, as defined in the 1940 Act, to the extent permitted under the 1940 Act.
(2)
Pledge, hypothecate, mortgage or otherwise encumber its assets, except to secure borrowings permitted by the preceding paragraph. Collateral arrangements with respect to margin or futures contracts and options are not deemed to be pledges or other encumbrances for purposes of this restriction.
(3)
Purchase securities on margin, except the fund may obtain such short-term credits as may be necessary for the clearance of security transactions and may make margin deposits in connection with transactions in options, futures contracts and options on such contracts.
(4)
Make short sales of securities or maintain a short position for the account of the fund, unless at all times when a short position is open the fund owns an equal amount of such securities or owns securities which, without payment of any further consideration, are convertible into or exchangeable for securities of the same issue as, and in equal amounts to, the securities sold short.
(5)
Underwrite securities issued by other persons, except to the extent that in connection with the disposition of its portfolio investments it may be deemed to be an underwriter under the federal securities laws.
(6)
Purchase or sell real estate, although the fund may purchase securities of issuers which deal in real estate, securities which are secured by interests in real estate and securities representing interests in real estate.
(7)
Purchase or sell commodities or commodity contracts, except that the fund may purchase or sell financial futures contracts and related options.
(8)
Make loans, except by purchase of debt obligations in which the fund may invest consistent with its investment policies, by entering into repurchase agreements, or through the lending of its portfolio securities.
(9)
Purchase or retain the securities of any issuer if, to the knowledge of the fund, those officers and Trustees of the fund and officers and Directors of the Advisor who each own beneficially more than .50 of 1% of the securities of that issuer together own more than 5% of such issuer.
(10)
Invest in securities of any issuer if, immediately after such investment, more than 5% of the total assets of the fund (taken at current value) would be invested in the securities of such issuer or acquire more than 10% of the outstanding voting securities of any issuer, provided that this limitation does not apply to obligations issued or guaranteed as to interest and principal by the U.S. Government or its agencies or instrumentalities or to repurchase agreements secured by such obligations and that up to 25% of the fund's total assets (at current value) may be invested without regard to this limitation.
(11)
Invest more than 25% of the value of its total assets in the securities of issuers primarily engaged in any one industry except the utilities industry, provided that this limitation does not apply to obligations issued or guaranteed as to interest and principal by the U.S. Government or its agencies or instrumentalities or to repurchase agreements secured by such obligations or to bank money market instruments.
(12)
Buy or sell oil, gas or other mineral leases, rights or royalty contracts although it may purchase securities of issuers which deal in, represent interests in or are secured by interests in such leases, rights or contracts.
(13)
Purchase securities of any issuer for the purpose of exercising control or management, except in connection with a merger, consolidation, acquisition or reorganization.
In regard to restriction (1), the fund may borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions which otherwise might require untimely dispositions of fund securities. The 1940 Act currently requires that the fund have 300% asset coverage at the time of borrowing with respect to all borrowings other than temporary borrowings.
With respect to restriction (10), a diversified fund, as to at least 75% of the value of its total assets, generally may not, except with respect to government securities and securities of other investment companies, invest more than 5% of its total assets in the securities, or own more than 10% of the outstanding voting securities, of any one issuer. In determining the issuer of a municipal security, each state, each political subdivision, agency, and instrumentality of each state and each multi-state agency of which such state is a member is considered a separate issuer. In the event that securities are backed only by assets and revenues of a particular instrumentality, facility or subdivision, such entity is considered the issuer.
For purposes of construing restriction (11), securities of the U.S. government, its agencies, or instrumentalities are not considered to represent industries. Tax-exempt municipal obligations backed by the credit of a governmental entity also are not considered to represent industries.
Whenever an investment policy or investment restriction set forth in the Prospectus or this SAI states a maximum percentage of assets that may be invested in any security or other asset or describes a policy regarding quality standards, such percentage limitation or standard shall be determined immediately after and as a result of the fund’s acquisition of such security or asset. Accordingly, any later increase or decrease resulting from a change in values, assets or other circumstances or any subsequent rating change made by a rating agency (or as determined by the Subadvisor if the security is not rated by a rating agency) will not compel the fund to dispose of such security or other asset. Notwithstanding the foregoing, the fund must always be in compliance with the borrowing policies set forth above.
Portfolio Turnover

The Advisor may, from time to time, make short-term investments when it believes such investments are in the best interest of the fund. The fund’s annual rate of portfolio turnover may vary from year to year as well as within a year. A high rate of portfolio turnover (100% or more) generally involves correspondingly greater brokerage commission expenses, which must be borne directly by the fund and could generate short-term capital gain taxable
15

as ordinary income, which could have a negative impact on the fund’s performance over time. Portfolio turnover is calculated by dividing the lesser of purchases or sales of fund securities during the fiscal year by the monthly average of the value of the fund’s securities. (Excluded from the computation are all securities, including options, with maturities at the time of acquisition of one year or less.) The portfolio turnover rate for the fund for the fiscal years ended October 31, 2024 and October 31, 2023 was 27% and 26%, respectively.
Those Responsible for Management

The business of the fund is managed by the Board, including certain Trustees who are not “interested persons” (as defined in the 1940 Act) of the fund
(the “Independent Trustees”). The Trustees elect officers who are responsible for the day-to-day operations of the fund and who execute policies formulated by the Trustees. Several of the Trustees and officers of the fund also are officers or directors of the Advisor. Each Trustee oversees the fund and other funds in the John Hancock Fund Complex (as defined below).
The tables below present certain information regarding the Trustees and officers of the fund, including their principal occupations which, unless specific dates are shown, are of at least five years’ duration. In addition, the tables include information concerning other directorships held by each Trustee in other registered investment companies or publicly traded companies. Information is listed separately for each Trustee who is an “interested person” (as defined in the 1940 Act) of the fund (each a “Non-Independent Trustee”) and the Independent Trustees. As of October 31, 2024, the John Hancock
Fund Complex consisted of 185 funds (including separate series of series mutual funds). The address of each Trustee and officer of the fund is 200
Berkeley Street, Boston, Massachusetts 02116. The Board consists of 12 members.

Name (Birth Year)	Current Position(s) with the Trust 1	Principal Occupation(s) and Other Directorships During the Past 5 Years	Number of Funds in John Hancock Fund Complex Overseen by Trustee
Non-Independent Trustees
Andrew G. Arnott 2 (1971)	Trustee (since 2017)
Global Head of Retail for Manulife (since 2022); Head of Wealth and
Asset Management, United States and Europe, for John Hancock and
Manulife (2018-2023); Director and Chairman, John Hancock
Investment Management LLC (2005-2023, including prior positions);
Director and Chairman, John Hancock Variable Trust Advisers LLC
(2006-2023, including prior positions); Director and Chairman, John
Hancock Investment Management Distributors LLC (2004-2023,
including prior positions); President of various trusts within the John
Hancock Fund Complex (since 2007, including prior positions).
Trustee of various trusts within the John Hancock Fund Complex (since
2017).
			182
Paul Lorentz 2 (1968)	Trustee (since 2022)	Global Head, Manulife Wealth and Asset Management (since 2017); General Manager, Manulife, Individual Wealth Management and Insurance (2013–2017); President, Manulife Investments (2010–2016). Trustee of various trusts within the John Hancock Fund Complex (since 2022).	179

Name (Birth Year)	Current Position(s) with the Trust 1	Principal Occupation(s) and Other Directorships During the Past 5 Years	Number of Funds in John Hancock Fund Complex Overseen by Trustee
Independent Trustees
William K. Bacic (1956)	Trustee (since 2024)	Director, Audit Committee Chairman, and Risk Committee Member, DWS USA Corp. (formerly, Deutsche Asset Management) (2018-2024); Senior Partner, Deloitte & Touche LLP (1978- retired 2017, including prior positions), specializing in the investment management industry. Trustee of various trusts within the John Hancock Fund Complex (since 2024).	179
16

Name (Birth Year)	Current Position(s) with the Trust 1	Principal Occupation(s) and Other Directorships During the Past 5 Years	Number of Funds in John Hancock Fund Complex Overseen by Trustee
Independent Trustees
James R. Boyle (1959)	Trustee (since 2015)	Board Member, United of Omaha Life Insurance Company (since 2022); Board Member, Mutual of Omaha Investor Services, Inc. (since 2022); Foresters Financial, Chief Executive Officer (2018–2022) and board member (2017–2022); Manulife Financial and John Hancock, more than 20 years, retiring in 2012 as Chief Executive Officer, John Hancock and Senior Executive Vice President, Manulife Financial. Trustee of various trusts within the John Hancock Fund Complex (2005–2014 and since 2015).	179
William H. Cunningham (1944)	Trustee (since 2005)	Professor, University of Texas, Austin, Texas (since 1971); former Chancellor, University of Texas System and former President of the University of Texas, Austin, Texas; Director (since 2006), Lincoln National Corporation (insurance); Chairman of the Board, Nuclein (since 2020); Director, Southwest Airlines (2000 - 2024). Trustee of various trusts within the John Hancock Fund Complex (since 1986).	182
Noni L. Ellison (1971)	Trustee (since 2022)
Senior Vice President, General Counsel & Corporate Secretary,
Tractor Supply Company (rural lifestyle retailer) (since 2021);
General Counsel, Chief Compliance Officer & Corporate
Secretary, Carestream Dental, L.L.C. (2017–2021); Associate
General Counsel & Assistant Corporate Secretary, W.W. Grainger,
Inc. (global industrial supplier) (2015–2017); Board Member,
Goodwill of North Georgia, 2018 (FY2019)–2020 (FY2021);
Board Member, Howard University School of Law Board of Visitors
(since 2021); Board Member, University of Chicago Law School
Board of Visitors (since 2016); Board member, Children’s
Healthcare of Atlanta Foundation Board (2021–2023); Board
Member, Congressional Black Caucus Foundation (since 2024).
Trustee of various trusts within the John Hancock Fund Complex
(since 2022).
			179
Grace K. Fey (1946)	Trustee (since 2012)	Chief Executive Officer, Grace Fey Advisors (since 2007); Director and Executive Vice President, Frontier Capital Management Company (1988–2007); Director, Fiduciary Trust (since 2009). Trustee of various trusts within the John Hancock Fund Complex (since 2008).	185
Dean C. Garfield (1968)	Trustee (since 2022)
Vice President, Netflix, Inc. (2019–2024); President & Chief
Executive Officer, Information Technology Industry Council
(2009–2019); NYU School of Law Board of Trustees (since
2021); Member, U.S. Department of Transportation, Advisory
Committee on Automation (since 2021); President of the
United States Trade Advisory Council (2010–2018); Board
Member, College for Every Student (2017–2021); Board
Member, The Seed School of Washington, D.C. (2012–2017);
Advisory Board Member of the Block Center for Technology and
Society (since 2019).
Trustee of various trusts within the John Hancock Fund Complex
(since 2022).
			179
17

Name (Birth Year)	Current Position(s) with the Trust 1	Principal Occupation(s) and Other Directorships During the Past 5 Years	Number of Funds in John Hancock Fund Complex Overseen by Trustee
Independent Trustees
Deborah C. Jackson (1952)	Trustee (since 2008) and Vice Chairperson of the Board (since 2025)
President, Cambridge College, Cambridge, Massachusetts
(2011–2023); Board of Directors, Amwell Corporation (since
2020); Board of Directors, Massachusetts Women’s Forum
(2018–2020); Board of Directors, National Association of
Corporate Directors/New England (2015–2020); Chief Executive
Officer, American Red Cross of Massachusetts Bay (2002–2011);
Board of Directors of Eastern Bank Corporation (since 2001);
Board of Directors of Eastern Bank Charitable Foundation (since
2001);   Board of Directors of Boston Stock Exchange
(2002–2008); Board of Directors of Harvard Pilgrim Healthcare
(health benefits company) (2007–2011).
Trustee (since 2008) and Vice Chairperson of the Board (since
2025) of various trusts within the John Hancock Fund Complex.
			182
Hassell H. McClellan (1945)	Trustee (since 2012) and Chairperson of the Board (since 2017)	Trustee of Berklee College of Music (since 2022); Director/Trustee, Virtus Funds (2008–2020); Director, The Barnes Group (2010–2021); Associate Professor, The Wallace E. Carroll School of Management, Boston College (retired 2013). Trustee (since 2005) and Chairperson of the Board (since 2017) of various trusts within the John Hancock Fund Complex.	185
Frances G. Rathke (1960)	Trustee (since 2020)	Director, Audit Committee Chair, Oatly Group AB (plant-based drink company) (since 2021); Director, Audit Committee Chair and Compensation Committee Member, Green Mountain Power Corporation (since 2016); Director, Treasurer and Finance & Audit Committee Chair, Flynn Center for Performing Arts (since 2016); Director and Audit Committee Chair, Planet Fitness (since 2016); Chief Financial Officer and Treasurer, Keurig Green Mountain, Inc. (2003–retired 2015). Trustee of various trusts within the John Hancock Fund Complex (since 2020).	179
Thomas R. Wright (1961)	Trustee (since 2024)	Chief Operating Officer, JMP Securities (2020-2023); Director of Equities, JMP Securities (2013-2023); Executive Committee Member, JMP Group (2013-2023); Global Head of Trading, Sanford C. Bernstein & Co. (2004-2012); and Head of European Equity Trading and Salestrading, Merrill, Lynch & Co. (1998-2004, including prior positions). Trustee of various trusts within the John Hancock Fund Complex (since 2024).	179
(1)
Mr. Boyle, Dr. Cunningham, Ms. Fey, Mr. Lorentz, and Dr. McClellan serve as Trustees for a term expiring in 2026; Ms. Ellison and Ms. Rathke serve as Trustees for a term expiring in 2027; Mr. Bacic and Mr. Wright serve as Trustees for a term expiring in 2027; Mr. Arnott, Mr. Garfield and Ms. Jackson serve as Trustees for a term expiring in 2028; Mr. Boyle has served as Trustee at various times prior to date listed in the table.
(2)
The Trustee is a Non-Independent Trustee due to his position with the Advisor and certain of its affiliates.
Correspondence intended for any of the Trustees may be sent to the attention of the individual Trustee or to the Board c/o the Secretary of the fund at
200 Berkeley Street, Boston, Massachusetts 02116-2805. All communications addressed to the Board or individual Trustee will be logged and sent to the Board or individual Trustee. The Secretary may determine not to forward any letter to Trustees that does not relate to the business of the fund.
Principal Officers who are not Trustees
The following table presents information regarding the current principal officers of the Trust who are not Trustees, including their principal occupations which, unless specific dates are shown, are of at least five years’ duration. Each of the officers is an affiliated person of the Advisor. All of the officers listed are officers or employees of the Advisor or its affiliates. All of the officers also are officers of all of the other funds for which the Advisor serves as investment advisor.

18

Name (Birth Year)	Current Position(s) with the Trust 1	Principal Occupation(s) During the Past 5 Years
Kristie M. Feinberg (1975)	President (Chief Executive Officer and Principal Executive Officer) (since 2023)
Head of Wealth & Asset Management, U.S. and Europe, for John Hancock and Manulife
(since 2023); Director and Chairman, John Hancock Investment Management LLC (since
2023); Director and Chairman, John Hancock Variable Trust Advisers LLC (since 2023);
Director and Chairman, John Hancock Investment Management Distributors LLC (since
2023); CFO and Global Head of Strategy, Manulife Investment Management (2021–2023,
including prior positions); CFO Americas & Global Head of Treasury, Invesco, Ltd., Invesco
US (2019–2020, including prior positions); Senior Vice President, Corporate Treasurer and
Business Controller, OppenheimerFunds (2001–2019, including prior positions); President
(Chief Executive Officer and Principal Executive Officer) of various trusts within the John
Hancock Fund Complex (since 2023, including prior positions).

Fernando A. Silva (1977)	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) (since 2024)
Director, Fund Administration and Assistant Treasurer, John Hancock Funds (2016-2020);
Assistant Treasurer, John Hancock Investment Management LLC and John Hancock Variable
Trust Advisers LLC (since 2020); Assistant Vice President, John Hancock Life & Health
Insurance Company, John Hancock Life Insurance Company (U.S.A.) and John Hancock Life
Insurance Company of New York (since 2021); Chief Financial Officer (Principal Financial
Officer and Principal Accounting Officer) of various trusts within the John Hancock Fund
Complex (since 2024).

Salvatore Schiavone (1965)	Treasurer (2007-2009 and since 2010, including prior positions)
Assistant Vice President, John Hancock Financial Services (since 2007); Vice President,
John Hancock Investment Management LLC and John Hancock Variable Trust Advisers LLC
(since 2007); Treasurer of various trusts within the John Hancock Fund Complex (since
2007, including prior positions).

Christopher (Kit) Sechler (1973)	Secretary and Chief Legal Officer (since 2018)
Vice President and Deputy Chief Counsel, John Hancock Investment Management  (since
2015); Assistant Vice President and Senior Counsel (2009–2015), John Hancock
Investment Management; Assistant Secretary of John Hancock Investment Management
LLC and John Hancock Variable Trust Advisers LLC (since 2009); Chief Legal Officer and
Secretary of various trusts within the John Hancock Fund Complex (since 2009, including prior positions).

Trevor Swanberg (1979)	Chief Compliance Officer (since 2020)
Chief Compliance Officer, John Hancock Investment Management LLC  and John Hancock
Variable Trust Advisers LLC (since 2020); Deputy Chief Compliance Officer, John Hancock
Investment Management LLC and John Hancock Variable Trust Advisers LLC (2019–2020);
Assistant Chief Compliance Officer, John Hancock Investment Management LLC and John
Hancock Variable Trust Advisers LLC (2016–2019); Vice President, State Street Global
Advisors (2015–2016); Chief Compliance Officer of various trusts within the John Hancock
Fund Complex (since 2016, including prior positions).

Each officer holds office for an indefinite term until his or her successor is duly elected and qualified or until he/she dies, retires, resigns, is removed or becomes disqualified.
Additional Information about the Trustees
In addition to the description of each Trustee’s Principal Occupation(s) and Other Directorships set forth above, the following provides further information about each Trustee’s specific experience, qualifications, attributes or skills with respect to the Trust. The information in this section should not be understood to mean that any of the Trustees is an “expert” within the meaning of the federal securities laws.
The Board believes that the different perspectives, viewpoints, professional experience, education, and individual qualities of each Trustee represent a diversity of experiences and a variety of complementary skills and expertise. Each Trustee has experience as a Trustee of the Trust as well as experience as a Trustee of other John Hancock funds. It is the Trustees’ belief that this allows the Board, as a whole, to oversee the business of the funds and the other funds in the John Hancock Fund Complex in a manner consistent with the best interests of the funds' shareholders. When considering potential nominees to fill vacancies on the Board, and as part of its annual self-evaluation, the Board reviews the mix of skills and other relevant experiences of the Trustees.
Independent Trustees
William K. Bacic –

As a retired Certified Public Accountant, Mr. Bacic served as New England Managing Partner of a major independent registered public accounting firm, as well as a member of its U.S. Executive Committee, and has deep financial and accounting expertise. He served as the lead partner on the firm’s largest financial services companies, primarily focused on the investment management industry and mutual funds. He also has expertise in corporate governance and regulatory matters as well as prior experience serving as a board member and audit committee chair of a large global asset management company.
19

James R. Boyle –

Mr. Boyle has high-level executive, financial, operational, governance, regulatory and leadership experience in the financial services industry, including in the development and management of registered investment companies, variable annuities, retirement and insurance products.
Mr. Boyle is the former President and CEO of a large international fraternal life insurance company and is the former President and CEO of multi-line life insurance and financial services companies. Mr. Boyle began his career as a Certified Public Accountant with Coopers & Lybrand.
William H. Cunningham –

Mr. Cunningham has management and operational oversight experience as a former Chancellor and President of a major university. Mr. Cunningham regularly teaches a graduate course in corporate governance at the law school and at the Red McCombs School of Business at The University of Texas at Austin. He also has oversight and corporate governance experience as a current and former director of a number of operating companies, including an insurance company.
Noni L. Ellison –

As a senior vice president, general counsel, and corporate secretary with over 25 years of executive leadership experience, Ms. Ellison has extensive management and business expertise in legal, regulatory, compliance, operational, quality assurance, international, finance and governance matters.
Grace K. Fey –

Ms. Fey has significant governance, financial services, and asset management industry expertise based on her extensive non-profit board experience, as well as her experience as a consultant to non-profit and corporate boards, and as a former director and executive of an investment management firm.
Dean C. Garfield –

As a former president and chief executive officer of a leading industry organization and current vice-president of a leading international company, Mr. Garfield has significant global executive operational, governance, regulatory, and leadership experience. He also has experience as a leader overseeing and implementing global public policy matters including strategic initiatives.
Deborah C. Jackson –

Ms. Jackson has leadership, governance, management, and operational oversight experience as the lead director of a large bank, former president of a college, and as the former chief executive officer of a major charitable organization. She also has expertise in financial services matters and oversight and corporate governance experience as a current and former director of various other corporate organizations, including an insurance company, a regional stock exchange, a telemedicine company, and non-profit entities.
Hassell H. McClellan –

As a former professor of finance and policy in the graduate management department of a major university, a director of a public company, and as a former director of several privately held companies, Mr. McClellan has experience in corporate and financial matters. He also has experience as a director of other investment companies not affiliated with the Trust.
Frances G. Rathke –

Through her former positions in senior financial roles, as a former Certified Public Accountant, and as a consultant on strategic and financial matters, Ms. Rathke has experience as a leader overseeing, conceiving, implementing, and analyzing strategic and financial growth plans, and financial statements. Ms. Rathke also has experience in the auditing of financial statements and related materials. In addition, she has experience as a director of various organizations, including a publicly traded company and a non-profit entity.
Thomas R. Wright –

As a retired Chief Operating Officer of a significant capital markets firm and a former Director of Equities and Executive Committee
Member, Mr. Wright has deep executive, investment banking, portfolio management, securities brokerage, and equity research expertise. Mr. Wright has also served as the Global Head of Trading and Head of European Equity Trading and Salestrading at an investment bank and asset manager and has substantial securities industry and international trading and markets expertise.
Non-Independent Trustees
Andrew G. Arnott –

As current and former President of various trusts within the John Hancock Fund Complex, and through his positions as Global Head of Retail for Manulife, and Trustee of the John Hancock Fund Complex, Mr. Arnott has experience in the management of investments, registered investment companies, variable annuities and retirement products, enabling him to provide management input to the Board.
Paul Lorentz –

Through his position as the Global Head of Manulife Wealth and Asset Management, Mr. Lorentz has experience with retirement, retail and asset management solutions offered by Manulife worldwide, enabling him to provide management input to the Board.
Duties of Trustees; Committee Structure
The Trust is organized as a Massachusetts business trust. Under the Declaration of Trust, the Trustees are responsible for managing the affairs of the
Trust, including the appointment of advisors and subadvisors. Each Trustee has the experience, skills, attributes or qualifications described above (see
“Principal Occupation(s) and Other Directorships” and “Additional Information about the Trustees” above). The Board appoints officers who assist in managing the day-to-day affairs of the Trust. The Board met 5 times during the fiscal year ended October 31, 2024.
The Board has appointed an Independent Trustee as Chairperson. The Chairperson presides at meetings of the Trustees and may call meetings of the
Board and any Board committee whenever he deems it necessary. The Chairperson participates in the preparation of the agenda for meetings of the
Board and the identification of information to be presented to the Board with respect to matters to be acted upon by the Board. The Chairperson also acts as a liaison with the funds' management, officers, attorneys, and other Trustees generally between meetings. The Chairperson may perform such other functions as may be requested by the Board from time to time. The Board also has designated a Vice Chairperson to serve in the absence of the
Chairperson. Except for any duties specified herein or pursuant to the Trust’s Declaration of Trust or By-laws, or as assigned by the Board, the designation of a Trustee as Chairperson or Vice Chairperson does not impose on that Trustee any duties, obligations or liability that are greater than the
20

duties, obligations or liability imposed on any other Trustee, generally. The Board has designated a number of standing committees as further described below, each of which has a Chairperson. The Board also may designate working groups or ad hoc committees as it deems appropriate.
The Board believes that this leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview, and it allocates areas of responsibility among committees or working groups of Trustees and the full Board in a manner that enhances effective oversight. The Board considers leadership by an Independent Trustee as Chairperson to be integral to promoting effective independent oversight of the funds' operations and meaningful representation of the shareholders’ interests, given the specific characteristics and circumstances of the funds. The Board also believes that having a super-majority of Independent Trustees is appropriate and in the best interest of the funds' shareholders. Nevertheless, the Board also believes that having interested persons serve on the Board brings corporate and financial viewpoints that are, in the Board’s view, helpful elements in its decision-making process. In addition, the Board believes that Messrs. Arnott, Boyle, and Lorentz as current or former senior executives of the Advisor (or of their parent company, Manulife Financial Corporation), and of other affiliates of the Advisor, provide the Board with the perspective of the Advisor in managing and sponsoring all of the Trust’s series. The leadership structure of the Board may be changed, at any time and in the discretion of the Board, including in response to changes in circumstances or the characteristics of the Trust.
Board Committees
The Board has established an Audit Committee; Compliance Committee; Contracts, Legal & Risk Committee; Nominating and Governance Committee;
and Investment Committee. The current membership of each committee is set forth below.
Audit Committee.

The Board has a standing Audit Committee composed solely of Independent Trustees (Messrs. Bacic and Cunningham and Ms.
Rathke). Ms. Rathke serves as Chairperson of this Committee. Ms. Rathke and Mr. Bacic have each been designated by the Board as an “audit committee financial expert,” as defined in SEC rules. This Committee reviews the internal and external accounting and auditing procedures of the Trust and, among other things, considers the selection of an independent registered public accounting firm for the Trust, approves all significant services proposed to be performed by its independent registered public accounting firm and considers the possible effect of such services on its independence.
This Committee met 4 times during the fiscal year ended October 31, 2024.
Compliance Committee.

The Board also has a standing Compliance Committee (Ms. Fey, Mr. Garfield and Ms. Jackson). Ms. Fey serves as
Chairperson of this Committee. This Committee reviews and makes recommendations to the full Board regarding certain compliance matters relating to the Trust. This Committee met 4 times during the fiscal year ended October 31, 2024.
Contracts, Legal & Risk Committee.

The Board also has a standing Contracts, Legal & Risk Committee (Mr. Boyle, Ms. Ellison, and Mr. Wright). Mr.
Boyle serves as Chairperson of this Committee. This Committee oversees the initiation, operation, and renewal of the various contracts between the
Trust and other entities. These contracts include advisory and subadvisory agreements, custodial and transfer agency agreements and arrangements with other service providers. The Committee also reviews the significant legal affairs of the funds, as well as any significant regulatory and legislative actions or proposals affecting or relating to the funds or their service providers. The Committee also assists the Board in its oversight role with respect to the processes pursuant to which the Advisor and the subadvisors identify, manage and report the various risks that affect or could affect the funds.
This Committee met 4 times during the fiscal year ended October 31, 2024.
Nominating and Governance Committee.

The Board also has a Nominating and Governance Committee composed of all of the Independent
Trustees. This Committee will consider nominees recommended by Trust shareholders. Nominations should be forwarded to the attention of the
Secretary of the Trust at 200 Berkeley Street, Boston, Massachusetts 02116. Any shareholder nomination must be submitted in compliance with all of the pertinent provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in order to be considered by this
Committee. This Committee met 5 times during the fiscal year ended October 31, 2024.
Investment Committee.

The Board also has an Investment Committee composed of all of the Trustees. The Investment Committee has four subcommittees with the Trustees divided among the four subcommittees (each an “Investment Sub-Committee”). Messrs. Boyle and Cunningham and
Mses. Ellison and Jackson serve as Chairpersons of the Investment Sub-Committees. Each Investment Sub-Committee reviews investment matters relating to a particular group of funds in the John Hancock Fund Complex and coordinates with the full Board regarding investment matters. The
Investment Committee met 5 times during the fiscal year ended October 31, 2024.
Annually, the Board evaluates its performance and that of its Committees, including the effectiveness of the Board’s Committee structure.
Risk Oversight
As registered investment companies, the funds are subject to a variety of risks, including investment risks (such as, among others, market risk, credit risk and interest rate risk), financial risks (such as, among others, settlement risk, liquidity risk and valuation risk), compliance risks, and operational risks. As a part of its overall activities, the Board oversees the funds' risk management activities that are implemented by the Advisor, the funds' CCO and other service providers to the funds. The Advisor has primary responsibility for the funds' risk management on a day-to-day basis as a part of its overall responsibilities. Each fund's subadvisor, subject to oversight of the Advisor, is primarily responsible for managing investment and financial risks as a part of its day-to-day investment responsibilities, as well as operational and compliance risks at its firm. The Advisor and the CCO also assist the
Board in overseeing compliance with investment policies of the funds and regulatory requirements and monitor the implementation of the various compliance policies and procedures approved by the Board as a part of its oversight responsibilities.
The Advisor identifies to the Board the risks that it believes may affect the funds and develops processes and controls regarding such risks. However, risk management is a complex and dynamic undertaking and it is not always possible to comprehensively identify and/or mitigate all such risks at all
21

times since risks are at times impacted by external events. In discharging its oversight responsibilities, the Board considers risk management issues throughout the year with the assistance of its various Committees as described below. Each Committee meets at least quarterly and presents reports to the Board, which may prompt further discussion of issues concerning the oversight of the funds' risk management. The Board as a whole also reviews written reports or presentations on a variety of risk issues as needed and may discuss particular risks that are not addressed in the Committee process.
The Board has established an Investment Committee, which consists of four Investment Sub-Committees. Each Investment Sub-Committee assists the
Board in overseeing the significant investment policies of the relevant funds and the performance of their subadvisors. The Advisor monitors these policies and subadvisor activities and may recommend changes in connection with the funds to each relevant Investment Sub-Committee in response to subadvisor requests or other circumstances. On at least a quarterly basis, each Investment Sub-Committee reviews reports from the Advisor regarding the relevant funds' investment performance, which include information about investment and financial risks and how they are managed, and from the
CCO or his/her designee regarding subadvisor compliance matters. In addition, each Investment Sub-Committee meets periodically with the portfolio managers of the funds' subadvisors to receive reports regarding management of the funds, including with respect to risk management processes.
The Audit Committee assists the Board in reviewing with the independent auditors, at various times throughout the year, matters relating to the funds'
financial reporting. In addition, this Committee oversees the process of each fund’s valuation of its portfolio securities, assisted by the Advisor's Pricing
Committee (composed of officers of the Advisor), which calculates fair value determinations pursuant to procedures established by the Advisor and adopted by the Board.
With respect to valuation, the Advisor provides periodic reports to the Board and Investment Committee that enables the Board to oversee the Advisor, as each fund's valuation designee, in assessing, managing and reviewing material risks associated with fair valuation determinations, including material conflicts of interest. In addition, the Board reviews the Advisor's performance of an annual valuation risk assessment under which the Advisor seeks to identify and enumerate material valuation risks which are or may be impactful to the funds including, but not limited to (1) the types of investments held
(or intended to be held) by the funds, giving consideration to those investments' characteristics; (2) potential market or sector shocks or dislocations which may affect the ongoing valuation operations; (3) the extent to which each fair value methodology uses unobservable inputs; (4) the proportion of each fund's investments that are fair valued as determined in good faith, as well as their contributions to a fund's returns; (5) the use of fair value methodologies that rely on inputs from third-party service providers; and (6) the appropriateness and application of the methods for determining and calculating fair value. The Advisor reports any material changes to the risk assessment, along with appropriate actions designed to manage such risks, to the Board.
The Compliance Committee assists the Board in overseeing the activities of the Trusts' CCO with respect to the compliance programs of the funds, the
Advisor, the subadvisors, and certain of the funds' other service providers (the Distributor and transfer agent). This Committee and the Board receive and consider periodic reports from the CCO throughout the year, including the CCO’s annual written report, which, among other things, summarizes material compliance issues that arose during the previous year and any remedial action taken to address these issues, as well as any material changes to the compliance programs.
The Contracts, Legal & Risk Committee assists the Board in its oversight role with respect to the processes pursuant to which the Advisor and the subadvisors identify, assess, manage and report the various risks that affect or could affect the funds. This Committee reviews reports from the funds'
Advisor on a periodic basis regarding the risks facing the funds, and makes recommendations to the Board concerning risks and risk oversight matters as the Committee deems appropriate. This Committee also coordinates with the other Board Committees regarding risks relevant to the other
Committees, as appropriate.
As required by rule 18f-4 under the 1940 Act, funds that engage in derivatives transactions, other than limited derivatives users, generally must adopt and implement written derivatives risk management program (the “Derivatives Risk Management Program”), that is reasonably designed to manage the funds' derivatives risks, while taking into account the funds' derivatives and other investments. This program includes risk guidelines, stress testing, internal reporting and escalation and periodic review of the program. To the extent that the funds invest in derivatives, on a quarterly and annual, the
Advisor will provide the Board with written reports that address the operation, adequacy and effectiveness of the funds' Derivatives Risk Management
Program, which is generally designed to assess and manage derivatives risk.
In addressing issues regarding the funds' risk management between meetings, appropriate representatives of the Advisor communicate with the
Chairperson of the Board, the relevant Committee Chair, or the Trusts' CCO, who is directly accountable to the Board. As appropriate, the Chairperson of the Board, the Committee Chairs and the Trustees confer among themselves, with the Trusts' CCO, the Advisor, other service providers, external fund counsel, and counsel to the Independent Trustees, to identify and review risk management issues that may be placed on the full Board’s agenda and/or that of an appropriate Committee for review and discussion.
In addition, in its annual review of the funds' advisory, subadvisory and distribution agreements, the Board reviews information provided by the Advisor, the subadvisors and the Distributor relating to their operational capabilities, financial condition, risk management processes and resources.
The Board may, at any time and in its discretion, change the manner in which it conducts its risk oversight role.
The Advisor also has its own, independent interest in risk management. In this regard, the Advisor has appointed a Risk and Investment Operations
Committee, consisting of senior personnel from each of the Advisor’s functional departments. This Committee reports periodically to the Board and the
Contracts, Legal & Risk Committee on risk management matters. The Advisor’s risk management program is part of the overall risk management
22

program of John Hancock, the Advisor’s parent company. John Hancock’s Chief Risk Officer supports the Advisor’s risk management program, and at the
Board’s request will report on risk management matters.
Compensation of Trustees
The fund pays fees to its Independent Trustees. Trustees also are reimbursed for travel and other out-of-pocket expenses. Each Independent Trustee receives in the aggregate from the fund and the other closed-end funds in the John Hancock fund Complex an annual retainer of $40,000.
The following table provides information regarding the compensation paid by the fund and the other investment companies in the John Hancock Fund
Complex to the Independent Trustees for their services during the fund’s fiscal year ended October 31, 2024.
Compensation Table
1

Name of Trustee	Total Compensation from Trust ($)	Total Compensation from Trust and the John Hancock Fund Complex ($) 2
Independent Trustees
William K. Bacic 3	$2,200	$191,880
James R. Boyle	$4,200	$471,520
William H. Cunningham	$4,200	$546,520
Noni L. Ellison	$4,200	$451,520
Grace K. Fey	$4,200	$704,020
Dean C. Garfield	$4,200	$451,520
Deborah C. Jackson	$4,200	$559,020
Hassell H. McClellan	$4,200	$859,220
Steven R. Pruchansky 4	$4,200	$471,520
Frances G. Rathke	$4,200	$511,520
Gregory A. Russo 5	$2,367	$242,500
Thomas R. Wright 3	$2,200	$191,880
Non-Independent Trustees
Andrew G. Arnott	$0	$0
Paul Lorentz	$0	$0
1
The Trust does not have a pension or retirement plan for any of its Trustees or officers.
2
There were approximately 185 series in the John Hancock Fund Complex as of October 31, 2024.
3
Appointed to serve as Trustee effective August 1, 2024.
4
Mr. Pruchansky retired as Trustee effective December 31, 2024.
5
Mr. Russo retired as Trustee effective August 1, 2024.
Trustee Ownership of Shares of the Fund
The table below sets forth the aggregate dollar range of equity securities beneficially owned by the Trustees in the fund and in all John Hancock funds overseen by each Trustee as of December 31, 2024. The information as to beneficial ownership is based on statements furnished to the fund by the
Trustees. Each of the Trustees has all voting and investment powers with respect to the shares indicated.

Trust/Funds	Premium Dividend Fund	Total – John Hancock Fund Complex
Independent Trustees
William K. Bacic 1	None	None
James R. Boyle	$10,001 - $50,000	Over $100,000
William H. Cunningham	$10,001 - $50,000	Over $100,000
Noni L. Ellison	$10,001 - $50,000	Over $100,000
Grace K. Fey	$10,001 - $50,000	Over $100,000
Dean C. Garfield	$10,001 - $50,000	Over $100,000
Deborah C. Jackson	$10,001 - $50,000	Over $100,000
Hassell H. McClellan	$10,001 - $50,000	Over $100,000
23

Trust/Funds	Premium Dividend Fund	Total – John Hancock Fund Complex
Frances G. Rathke	$10,001 - $50,000	Over $100,000
Thomas R. Wright 1	None	None
Non-Independent Trustees
Andrew G. Arnott	None	Over $100,000
Paul Lorentz	None	None
1
Appointed to serve as Trustee effective August 1, 2024.
Shareholders of The FUND

As of March 17, 2025, the officers and Trustees of the fund as a group owned beneficially less than 1% of the outstanding shares of the fund.
To the best knowledge of the fund, the shareholders (principal holders) listed below owned more than 5% of the fund’s shares as of March 17, 2025.
Information related to these shareholders is as of the date indicated and may be different as of March 17, 2025. A shareholder who owns beneficially more than 25% of the fund is deemed to be a control person of that fund and can determine the outcome of a shareholder meeting with respect to a proposal directly affecting that share class.

Name and Address of Owner	Amount	Percent
First Trust Portfolios L.P. 120 East Liberty Drive Suite 400 Wheaton, IL 60187	2,747,052	5.59% 1
1
As of September 30, 2024.
Investment Advisory and Other Services

A discussion regarding the basis for the Trustees’ approval of the Advisory Agreement and the Subadvisory Agreements is available in the fund’s most recent shareholder report for the fiscal year ended October 31.
The Advisor
The Advisor is a Delaware limited liability company whose principal offices are located at 200 Berkeley Street, Boston, Massachusetts 02116 and
serves as the fund’s investment advisor. The Advisor is registered with the SEC as an investment advisor under the Advisers Act.
Founded in 1968, the Advisor is an indirect principally owned subsidiary of John Hancock Life Insurance Company (U.S.A.), a subsidiary of Manulife
Financial Corporation (“Manulife Financial” or the “Company”). Manulife Financial is the holding company of The Manufacturers Life Insurance Company
(the “Life Company”) and its subsidiaries. John Hancock Life Insurance Company (U.S.A.) and its subsidiaries (“John Hancock”) today offer a broad range of financial products and services, including whole, term, variable, and universal life insurance, as well as college savings products, mutual funds, fixed and variable annuities, long-term care insurance and various forms of business insurance. Additional information about John Hancock may be found on the Internet at johnhancock.com.
The Advisor contractually agrees to waive a portion of its management fee and/or reimburse expenses for the fund and certain other John Hancock funds according to an asset level breakpoint schedule that is based on the aggregate net assets of all the funds participating in the waiver or reimbursement, including the fund (the participating portfolios). This waiver equals, on an annualized basis, 0.0100% of that portion of the aggregate net assets of all the participating portfolios that exceeds $75 billion but is less than or equal to $125 billion; 0.0125% of that portion of the aggregate net assets of all the participating portfolios that exceeds $125 billion but is less than or equal to $150 billion; 0.0150% of that portion of the aggregate net assets of all the participating portfolios that exceeds $150 billion but is less than or equal to $175 billion; 0.0175% of that portion of the aggregate net assets of all the participating portfolios that exceeds $175 billion but is less than or equal to $200 billion; 0.0200% of that portion of the aggregate net assets of all the participating portfolios that exceeds $200 billion but is less than or equal to $225 billion; and 0.0225% of that portion of the aggregate net assets of all the participating portfolios that exceeds $225 billion. The amount of the reimbursement is calculated daily and allocated among all the participating portfolios in proportion to the daily net assets of each participating portfolio. During its most recent fiscal year, the fund’s reimbursement amounted to 0.01% of the fund’s average daily net assets. This agreement expires on July 31, 2026, unless renewed by mutual agreement of the fund and the Advisor based upon a determination that this is appropriate under the circumstances at that time.
The Advisor’s parent company has been helping individuals and institutions work toward their financial goals since 1862. The Advisor offers investment solutions managed by institutional money managers, taking a disciplined team approach to portfolio management and research, leveraging the expertise of seasoned investment professionals. The Advisor has been managing closed-end funds since 1971. As of December 31, 2024, the Advisor had total assets under management of approximately $165.2 billion.
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Manulife Financial Corporation is a leading international financial services group with principal operations in Asia, Canada and the United States.
Operating primarily as John Hancock in the United States and Manulife elsewhere, it provides financial protection products and advice, insurance, as well as wealth and asset management services through its extensive network of solutions for individuals, groups and institutions. Its global headquarters are in Toronto, Canada, and it trades as ‘MFC’ on the Toronto Stock Exchange, New York Stock Exchange (the “NYSE”), and the Philippine
Stock Exchange, and under '945' in Hong Kong. Manulife Financial Corporation can be found on the Internet at manulife.com.
The Advisor serves as investment advisor to the fund and is responsible for monitoring the subadvisor’s services to the fund.
Advisory Agreement
The fund has entered into an amended and restated investment management contract dated June 30, 2020 (the “Advisory Agreement”) with the
Advisor. As compensation for its advisory services under the Advisory Agreement, the Advisor receives a fee from the fund, calculated and paid daily, at an annual rate of the fund’s average daily managed assets.
The following table shows the advisory fee that the fund incurred and paid to the Advisor for the last three fiscal years ended October 31, 2024,
October 31, 2023, and October 31, 2022.

Advisory Fee Paid in Fiscal Year Ended
	2024 ($)	2023 ($)	2022 ($)
Gross Fees	7,873,806	7,658,885	8,182,609
Waivers	(83,144)	(76,238)	(88,647)
Net Fees	7,790,662	7,582,645	8,093,962
Pursuant to the Advisory Agreement and subject to the general supervision of the Trustees, the Advisor selects, contracts with, and compensates the
Subadvisor to manage the investments and determine the composition of the assets of the fund; provided, that any contract with a Subadvisor (a
“Subadvisory Agreement”) shall be in compliance with and approved as required by the 1940 Act, except for such exemptions therefrom as may be granted to the fund or the Advisor. The Advisor monitors the Subadvisor’s management of the fund’s investment operations in accordance with the investment objectives and related investment policies of the fund, reviews the performance of the Subadvisor and reports periodically on such performance to the Board.
Pursuant to the Advisory Agreement, the Advisor has entered into a Subadvisory Agreement with the Subadvisor to provide day-to-day portfolio management of the fund and to implement the fund’s portfolio management strategies and investment objective. The Advisory Agreement provides that the Advisor may terminate the Subadvisory Agreement entered into and directly assume any functions performed by the Subadvisor, upon approval of the Board.
The fund pays all expenses of its organization, operations and business.
The Advisory Agreement had an initial period of two years and continues from year to year so long as such continuance is approved at least annually: (i)
by the vote of a majority of the Independent Trustees; and (ii) either by the Board or by the vote of a majority of the outstanding shares of the fund.
The Advisory Agreement may be terminated at any time without penalty upon sixty (60) days’ written notice by the Board or the Advisor, as applicable, or by the vote of the majority of the outstanding shares of the fund. The Advisory Agreement will terminate automatically in the event of its assignment. The
Subadvisory Agreement terminates automatically upon the termination of the Advisory Agreement.
The Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties to the fund under such agreements on the part of the Advisor, the Advisor shall not be liable to the fund or to any shareholder for any loss sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the fund.
Administration Agreement
The fund has entered into an administration contract dated May 6, 1992 (the “Administration Agreement”) with JHIM, under which the fund receives
Non-Advisory Services. These “Non-Advisory Services” include, but are not limited to, preparing tax returns, preparing and transmitting periodic reports to shareholders, preparing and submitting filings with the SEC and other regulatory authorities, maintaining fund records, providing personnel and clerical services, and other services that are not investment advisory in nature.
The fund pays a monthly fee to JHIM equal to 0.10% of the fund’s average weekly net assets for such Non-Advisory Services under the Administration
Agreement. The following table shows the expenses incurred by JHIM in providing services under the Administration Agreement for the last three fiscal years ended October 31, 2024, October 31, 2023, and October 31, 2022.

Administration Fee Paid in Fiscal Year Ended
	2024 ($)	2023 ($)	2022 ($)
Gross Fees	981,495	968,256	1,069,050
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The Administration Agreement had an initial period of two years and continues from year to year so long as such continuance is specifically approved at least annually by a majority of the Board and a majority of the Independent Trustees. The fund or JHIM may terminate the Administration Agreement at any time without penalty upon 60 days’ written notice to the other party. The Administration Agreement may be amended by mutual written agreement of the parties, without obtaining shareholder approval.
JHIM is not liable for any error of judgment or mistake of law or for any loss suffered by the fund in connection with the matters to which the
Administration Agreement relates, except losses resulting from willful misfeasance, bad faith or gross negligence by JHIM in the performance of its duties or from reckless disregard by JHIM of its obligations under the Administration Agreement.
The Subadvisor
Subadvisory Agreement.

The Advisor entered into a Subadvisory Agreement dated December 31, 2005 with the Subadvisor (the “Subadvisory
Agreement”). The Subadvisor handles the fund’s portfolio management activity, subject to oversight by the Advisor. The Subadvisor is a wholly owned subsidiary of John Hancock Life Insurance Company (U.S.A.) (a subsidiary of Manulife Financial Corporation). As of December 31, 2024, the
Subadvisor had total assets under management of approximately $218.6 billion. The Subadvisor is located at 197 Clarendon Street Boston MA 02116.
Under the terms of the Subadvisory Agreement, the Subadvisor is responsible for managing the investment and reinvestment of the assets of the fund, subject to the supervision and control of the Board and the Advisor.
The Subadvisory Agreement had an initial period of two years and continues from year to year so long as such continuance is approved at least annually:
(i) by the Board or by the holders of a majority of its outstanding voting securities and (ii) by a majority of the Trustees who are not “interested persons”
(as defined in the 1940 Act) of any party to the Subadvisory Agreement. The Subadvisory Agreement terminates automatically in the event of its assignment or upon termination of the Advisory Agreement and may be terminated without penalty upon 60 days’ written notice at the option of the
Advisor, the Subadvisor, by the Board or by a vote of a majority of the fund’s outstanding shares. As discussed above, the Advisor may terminate the
Subadvisory Agreement and directly assume responsibility for the services provided by the Subadvisor upon approval by the Board without the need for approval of the shareholders of the fund.
The Subadvisory Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations and duties thereunder, the Subadvisor is not liable for any error or judgment or mistake of law or for any loss suffered by the fund.
Both the Advisor and the Subadvisor are controlled by Manulife Financial. Advisory arrangements involving an affiliated subadvisor may present certain potential conflicts of interest. Manulife Financial benefits not only from the net advisory fee retained by the Advisor, but also from the subadvisory fee paid by the Advisor to the Subadvisor. Consequently, Manulife may be viewed as benefiting financially from the appointment of or continued service of the Subadvisor to manage the fund. However, both the Advisor, in recommending to the Board the appointment or continued service of an affiliated subadvisor, and the Subadvisor have a fiduciary duty to act in the best interests of the fund and its shareholders. The Independent Trustees are aware of and monitor these potential conflicts of interest.
Portfolio Manager Information
The subadvisor handles the fund’s portfolio management activities, subject to oversight by the Advisor. The individuals jointly and primarily responsible for the day-to-day management of the fund’s portfolio are listed below.
The following tables present information regarding accounts other than the fund for which each portfolio manager has day-to-day management responsibilities. Accounts are grouped into three categories: (i) other investment companies, (ii) other pooled investment vehicles, and (iii) other accounts. To the extent that any of these accounts pay advisory fees based on account performance, information on those accounts is specifically broken out. In addition, any assets denominated in foreign currencies have been converted into U.S. dollars using the exchange rates as of the applicable date. Also shown below the chart is each portfolio manager’s investment in the fund.
The following table reflects approximate information as of October 31, 2024:

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets $Million	Number of Accounts	Total Assets $Million	Number of Accounts	Total Assets $Million
Joseph H. Bozoyan, CFA	5	3,361	7	674	1	37
James Gearhart, CFA	7	4,809	14	3,257	1	37
Jonas Grazulis, CFA	7	4,809	14	3,257	1	37
Caryn E. Rothman, CFA	8	4,923	16	4,262	4	336
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Performance-Based Fees for Other Accounts Managed

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets $Million	Number of Accounts	Total Assets $Million	Number of Accounts	Total Assets $Million
Joseph H. Bozoyan, CFA	0	0	0	0	0	0
James Gearhart, CFA	0	0	0	0	0	0
Jonas Grazulis, CFA	0	0	0	0	0	0
Caryn E. Rothman, CFA	0	0	0	0	0	0
Portfolio Manager Ownership of Shares of the Fund
The following table indicates as of October 31, 2024, the value of shares beneficially owned by the portfolio managers in the fund.

Portfolio Manager	Range of Beneficial Ownership in the Fund
Joseph H. Bozoyan, CFA	$10,001-$50,000
James Gearhart, CFA	$1-$10,000
Jonas Grazulis, CFA	None
Caryn E. Rothman, CFA	$1-$10,000
Potential Conflicts of Interest
When a portfolio manager is responsible for the management of more than one account, the potential arises for the portfolio manager to favor one account over another. The principal types of potential conflicts of interest that may arise are discussed below. For the reasons outlined below, the funds do not believe that any material conflicts are likely to arise out of a portfolio manager’s responsibility for the management of the funds as well as one or more other accounts. The Advisor and Manulife IM (US) (the “Subadvisor”) have adopted procedures that are intended to monitor compliance with the policies referred to in the following paragraphs. Generally, the risks of such conflicts of interests are increased to the extent that a portfolio manager has a financial incentive to favor one account over another. The Advisor and Subadvisor have structured their compensation arrangements in a manner that is intended to limit such potential for conflicts of interests. See “Compensation” below.
●
A portfolio manager could favor one account over another in allocating new investment opportunities that have limited supply, such as initial public offerings and private placements. If, for example, an initial public offering that was expected to appreciate in value significantly shortly after the offering was allocated to a single account, that account may be expected to have better investment performance than other accounts that did not receive an allocation on the initial public offering. The Subadvisor has policies that require a portfolio manager to allocate such investment opportunities in an equitable manner and generally to allocate such investments proportionately among all accounts with similar investment objectives.
●
A portfolio manager could favor one account over another in the order in which trades for the accounts are placed. If a portfolio manager determines to purchase a security for more than one account in an aggregate amount that may influence the market price of the security, accounts that purchased or sold the security first may receive a more favorable price than accounts that made subsequent transactions. The less liquid the market for the security or the greater the percentage that the proposed aggregate purchases or sales represent of average daily trading volume, the greater the potential for accounts that make subsequent purchases or sales to receive a less favorable price. When a portfolio manager intends to trade the same security for more than one account, the policies of the Subadvisor generally require that such trades be “bunched,” which means that the trades for the individual accounts are aggregated and each account receives the same price. There are some types of accounts as to which bunching may not be possible for contractual reasons (such as directed brokerage arrangements). Circumstances may also arise where the trader believes that bunching the orders may not result in the best possible price. Where those accounts or circumstances are involved, the Subadvisor will place the order in a manner intended to result in as favorable a price as possible for such client.
●
A portfolio manager could favor an account if the portfolio manager’s compensation is tied to the performance of that account rather than all accounts managed by the portfolio manager. If, for example, the portfolio manager receives a bonus based upon the performance of certain accounts relative to a benchmark while other accounts are disregarded for this purpose, the portfolio manager will have a financial incentive to seek to have the accounts that determine the portfolio manager’s bonus achieve the best possible performance to the possible detriment of other accounts.
Similarly, if the Subadvisor receives a performance-based advisory fee, the portfolio manager may favor that account, whether or not the performance of that account directly determines the portfolio manager’s compensation. The investment performance on specific accounts is not a factor in determining the portfolio manager’s compensation. See “Compensation” below. Neither the Advisor nor the Subadvisor receives a performance-based fee with respect to any of the accounts managed by the portfolio managers.
●
A portfolio manager could favor an account if the portfolio manager has a beneficial interest in the account, in order to benefit a large client or to compensate a client that had poor returns. For example, if the portfolio manager held an interest in an investment partnership that was one of the accounts managed by the portfolio manager, the portfolio manager would have an economic incentive to favor the account in which the portfolio manager held an interest. The Subadvisor imposes certain trading restrictions and reporting requirements for accounts in which a portfolio manager or certain family members have a personal interest in order to confirm that such accounts are not favored over other accounts.
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●
If the different accounts have materially and potentially conflicting investment objectives or strategies, a conflict of interest may arise. For example, if a portfolio manager purchases a security for one account and sells the same security short for another account, such trading pattern could disadvantage either the account that is long or short. In making portfolio manager assignments, the Subadvisor seeks to avoid such potentially conflicting situations. However, where a portfolio manager is responsible for accounts with differing investment objectives and policies, it is possible that the portfolio manager will conclude that it is in the best interest of one account to sell a portfolio security while another account continues to hold or increase the holding in such security.
Compensation
The Subadvisor has adopted a system of compensation for portfolio managers and others involved in the investment process that is applied systematically among investment professionals. At the Subadvisor, the structure of compensation of investment professionals is currently comprised of the following basic components: base salary and short- and long-term incentives. The following describes each component of the compensation package for the individuals identified as a portfolio manager for the funds.
●
Base salary. Base compensation is fixed and normally reevaluated on an annual basis. The Subadvisor seeks to set compensation at market rates, taking into account the experience and responsibilities of the investment professional.
●
Incentives. Only investment professionals are eligible to participate in the short- and long-term incentive plan. Under the plan, investment professionals are eligible for an annual cash award. The plan is intended to provide a competitive level of annual bonus compensation that is tied to the investment professional achieving superior investment performance and aligns the financial incentives of the Subadvisor and the investment professional. Any bonus under the plan is completely discretionary, with a maximum annual bonus that may be well in excess of base salary. Payout of a portion of this bonus may be deferred for up to five years. While the amount of any bonus is discretionary, the following factors are generally used in determining bonuses under the plan:
●
Investment Performance:
The investment performance of all accounts managed by the investment professional over one, three and five-year periods are considered. The pre-tax performance of each account is measured relative to an appropriate peer group benchmark identified in the table below (for example a Morningstar large cap growth peer group if the fund invests primarily in large cap stocks with a growth strategy). With respect to fixed income accounts, relative yields are also used to measure performance. This is the most heavily weighted factor.
●
Financial Performance:
The profitability of the Subadvisor and its parent company are also considered in determining bonus awards.
●
Non-Investment Performance:
To a lesser extent, intangible contributions, including the investment professional’s support of client service and sales activities, new fund/strategy idea generation, professional growth and development, and management, where applicable, are also evaluated when determining bonus awards.
●
In addition to the above, compensation may also include a revenue component for an investment team derived from a number of factors including, but not limited to, client assets under management, investment performance, and firm metrics.
●
Manulife equity awards. A limited number of senior investment professionals may receive options to purchase shares of Manulife Financial stock.
Generally, such option would permit the investment professional to purchase a set amount of stock at the market price on the date of grant. The option can be exercised for a set period (normally a number of years or until termination of employment) and the investment professional would exercise the option if the market value of Manulife Financial stock increases. Some investment professionals may receive restricted stock grants, where the investment professional is entitled to receive the stock at no or nominal cost, provided that the stock is forgone if the investment professional’s employment is terminated prior to a vesting date.
●
Deferred Incentives. Investment professionals may receive deferred incentives which are fully invested in strategies managed by the team/individual as well as other Manulife Investment Management strategies.
The Subadvisor also permits investment professionals to participate on a voluntary basis in a deferred compensation plan, under which the investment professional may elect on an annual basis to defer receipt of a portion of their compensation until retirement. Participation in the plan is voluntary.
Other Services
Proxy voting
The fund’s proxy voting policies and procedures (the “fund’s Procedures”) delegate to the subadvisor the responsibility to vote all proxies relating to securities held by the fund in accordance with the Subadvisor’s proxy voting policies and procedures. The subadvisor has a duty to vote such proxies in the best interests of the fund and its shareholders. Complete descriptions of the fund’s Procedures and the proxy voting procedures of the subadvisor are set forth in Appendix B to this SAI.
It is possible that conflicts of interest could arise for the subadvisor when voting proxies. Such conflicts could arise, for example, when the subadvisor or its affiliate has a client or other business relationship with the issuer of the security being voted or with a third party that has an interest in the vote. A conflict of interest also could arise when the fund, its investment advisor or principal underwriter or any of their affiliates has an interest in the vote.
In the event that the subadvisor becomes aware of a material conflict of interest, the fund’s Procedures generally require the subadvisor to follow any conflicts procedures that may be included in the Subadvisor’s proxy voting procedures. The conflict procedures generally will include one or more of the following:
(a)
voting pursuant to the recommendation of a third party voting service;
(b)
voting pursuant to pre-determined voting guidelines; or
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(c)
referring voting to a special compliance or oversight committee.
The specific conflicts procedures of the subadvisor are set forth in the Subadvisor’s proxy voting procedures included in Appendix B. While these conflicts procedures may reduce, they will not necessarily eliminate, any influence on proxy voting of conflicts of interest.
Although the subadvisor has a duty to vote all proxies on behalf of the fund, it is possible that the subadvisor may not be able to vote proxies under certain circumstances. For example, it may be impracticable to translate in a timely manner voting materials that are written in a foreign language or to travel to a foreign country when voting in person rather than by proxy is required. In addition, if the voting of proxies for shares of a security prohibits the subadvisor from trading the shares in the marketplace for a period of time, the subadvisor may determine that it is not in the best interests of the fund to vote the proxies. The subadvisor also may choose not to recall securities that have been lent in order to vote proxies for shares of the security since the fund would lose security lending income if the securities were recalled.
Information regarding how the fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30th is available:
(1) without charge, upon request, by calling 800-225-5291; (2) on www.jhinvestments.com; and (3) on the SEC’s website at sec.gov.
Determination of Net Asset Value

The fund’s net asset value per Common Share (“NAV”) is normally determined each business day at the close of regular trading on the NYSE (typically
4:00

p.m.
Eastern Time, on each business day that the NYSE is open) by dividing the fund’s net assets by the number of Common Shares outstanding. In case of emergency or other disruption resulting in the NYSE not opening for trading or the NYSE closing at a time other than the regularly scheduled close, the NAV may be determined as of the regularly scheduled close of the NYSE pursuant to the Advisor's Valuation Policies and Procedures. The time at which shares and transactions are priced and until which orders are accepted may vary to the extent permitted by the Securities and Exchange
Commission and applicable regulations. On holidays or other days when the NYSE is closed, the NAV is not calculated. Trading of securities that are primarily listed on foreign exchanges may take place on weekends and U.S. business holidays on which the fund’s NAV is not calculated. Consequently, the fund’s portfolio securities may trade and the NAV of the fund’s Common Shares may be significantly affected on days when a shareholder will not be able to purchase or sell the fund’s Common Shares.
The Board has designated the fund’s Advisor as the valuation designee to perform fair value functions for the fund in accordance with the Advisor's valuation policies and procedures. As valuation designee, the Advisor will determine the fair value, in good faith, of securities and other assets held by the fund for which market quotations are not readily available and, among other things, will assess and manage material risks associated with fair value determinations, select, apply and test fair value methodologies, and oversee and evaluate pricing services and other valuation agents used in valuing the fund's investments. The Advisor is subject to Board oversight and reports to the Board information regarding the fair valuation process and related material matters. The Advisor carries out its responsibilities as valuation designee through its Pricing Committee.
Portfolio securities are valued by various methods that are generally described below. Portfolio securities also may be fair valued by the Advisor’s
Pricing Committee in certain instances pursuant to procedures established by the Advisor and adopted by the Board. Equity securities are generally valued at the last sale price or, for certain markets, the official closing price as of the close of the relevant exchange. Securities not traded on a particular day are valued using last available bid prices. A security that is listed or traded on more than one exchange is typically valued at the price on the exchange where the security was acquired or most likely will be sold. In certain instances, the Pricing Committee may determine to value equity securities using prices obtained from another exchange or market if trading on the exchange or market on which prices are typically obtained did not open for trading as scheduled, or if trading closed earlier than scheduled, and trading occurred as normal on another exchange or market. Equity securities traded principally in foreign markets are typically valued using the last sale price or official closing price in the relevant exchange or market, as adjusted by an independent pricing vendor to reflect fair value as of the close of the NYSE. On any day a foreign market is closed and the NYSE is open, any foreign securities will typically be valued using the last price or official closing price obtained from the relevant exchange on the prior business day adjusted based on information provided by an independent pricing vendor to reflect fair value as of the close of the NYSE. Debt obligations are typically valued based on evaluated prices provided by an independent pricing vendor. The value of securities denominated in foreign currencies is converted into U.S. dollars at the exchange rate supplied by an independent pricing vendor. Forward foreign currency contracts are valued at the prevailing forward rates which are based on foreign currency exchange spot rates and forward points supplied by an independent pricing vendor.
Exchange-traded options are valued at the mid-price of the last quoted bid and ask prices. Futures contracts whose settlement prices are determined as of the close of the NYSE are typically valued based on the settlement price, while other futures contracts are typically valued at the last traded price on the exchange on which they trade as of the close of the NYSE. Foreign equity index futures that trade in the electronic trading market subsequent to the close of regular trading may be valued at the last traded price in the electronic trading market as of the close of the NYSE, or may be fair valued based on fair value adjustment factors provided by an independent pricing vendor in order to adjust for events that may occur between the close of foreign exchanges or markets and the close of the NYSE. Swaps and unlisted options are generally valued using evaluated prices obtained from an independent pricing vendor. Shares of open-end investment companies that are not exchange-traded funds (“ETFs”) held by the fund are valued based on the NAVs of such other investment companies.
Pricing vendors may use matrix pricing or valuation models that utilize certain inputs and assumptions to derive values, including transaction data, broker-dealer quotations, credit quality information, general market conditions, news, and other factors and assumptions. The fund may receive different prices when it sells odd-lot positions than it would receive for sales of institutional round lot positions. Pricing vendors generally value securities assuming orderly transactions of institutional round lot sizes, but the fund may hold or transact in such securities in smaller, odd lot sizes.
29

The Pricing Committee engages in oversight activities with respect to the fund’s pricing vendors, which includes, among other things, monitoring significant or unusual price fluctuations above predetermined tolerance levels from the prior day, back-testing of pricing vendor prices against actual trades, conducting periodic due diligence meetings and reviews, and periodically reviewing the inputs, assumptions and methodologies used by these vendors. Nevertheless, market quotations, official closing prices, or information furnished by a pricing vendor could be inaccurate, which could lead to a security being valued incorrectly.
If market quotations, official closing prices, or information furnished by a pricing vendor are not readily available or are otherwise deemed unreliable or not representative of the fair value of such security because of market- or issuer-specific events, a security will be valued at its fair value as determined in good faith by the Board’s valuation designee, the Advisor. In certain instances, therefore, the Pricing Committee may determine that a reported valuation does not reflect fair value, based on additional information available or other factors, and may accordingly determine in good faith the fair value of the assets, which may differ from the reported valuation.
Fair value pricing of securities is intended to help ensure that the fund’s NAV reflects the fair market value of the fund’s portfolio securities as of the close of regular trading on the NYSE (as opposed to a value that no longer reflects market value as of such close). The use of fair value pricing has the effect of valuing a security based upon the price the fund might reasonably expect to receive if it sold that security in an orderly transaction between market participants, but does not guarantee that the security can be sold at the fair value price. Further, because of the inherent uncertainty and subjective nature of fair valuation, a fair valuation price may differ significantly from the value that would have been used had a readily available market price for the investment existed and these differences could be material.
Regarding the fund’s investment in an open-end investment company that is not an ETF, which (as noted above) is valued at such investment company’s
NAV, the prospectus for such investment company explains the circumstances and effects of fair value pricing for that investment company.
Portfolio Brokerage

Pursuant to the Subadvisory Agreement, the Subadvisor is responsible for placing all orders for the purchase and sale of portfolio securities of the fund.
The Subadvisor has no formula for the distribution of the fund’s brokerage business; rather it places orders for the purchase and sale of securities with the primary objective of obtaining the most favorable overall results for the fund and the Subadvisor’s other clients. The cost of securities transactions for the fund primarily consists of brokerage commissions or dealer or underwriter spreads. Fixed-income securities and money market instruments generally are traded on a net basis and normally do not involve either brokerage commissions or transfer taxes.
Occasionally, securities may be purchased directly from the issuer. For securities traded primarily in the OTC market, the Subadvisor will, where possible, deal directly with dealers who make a market in the securities unless better prices and execution are available elsewhere. Such dealers usually act as principals for their own account.
Brokerage Commissions Paid
The following table shows the aggregate amount of brokerage commissions paid by the fund for the last three fiscal years ended October 31, 2024,
October 31, 2023, and October 31, 2022.

October 31, 2024	October 31, 2023	October 31, 2022
$112,978	$169,959	$18,670
No brokerage commissions paid by the fund during the last three fiscal years were to any broker that: (i) is an affiliated person of the fund; (ii) is an affiliated person of an affiliated person of the fund; or (iii) has an affiliated person that is an affiliated person of the fund, Advisor, Subadvisor, or principal underwriter.
Approved Trading Counterparties
The Subadvisor maintains and periodically updates a list of approved trading counterparties. Portfolio managers may execute trades only with pre-approved broker-dealer/counterparties. A sub-group of the Subadvisor’s Brokerage Practices Committee, through a delegation from the
Subadvisor’s Senior Investment Policy Committee, reviews and approves all broker-dealers/counterparties.
Selection of Brokers, Dealers, and Counterparties
In placing orders for purchase and sale of securities and selecting trading counterparties (including banks or broker-dealers) to effect these transactions, the Subadvisor seeks prompt execution of orders at the most favorable prices reasonably obtainable. The Subadvisor will consider a number of factors when selecting trading counterparties, including the overall direct net economic result to the fund (including commissions, which may not be the lowest available, but which ordinarily will not be higher than the generally prevailing competitive range), the financial strength, reputation and stability of the counterparty, the efficiency with which the transaction is effected, the ability to effect the transaction when a large block trade is involved, the availability of the counterparty to stand ready to execute possibly difficult transactions in the future, and other matters involved in the receipt of brokerage and research services.
The Subadvisor periodically prepares and maintains a list of broker-dealer firms that have been deemed to provide valuable research as determined periodically by the investment staff, together with a suggested non-binding amount of brokerage commissions (“non-binding target”) to be allocated to
30

each of these research firms, subject to certain requirements. Neither the Subadvisor nor any client has an obligation to any research firm if the amount of brokerage commissions paid to the research firms is less than the applicable non-binding target.
In seeking best execution, traders have a variety of venues available for execution. Traders may, in their discretion, use algorithmic strategies through direct market access (“DMA”) tools and electronic crossing networks (“ECNs”). DMA allows the trader to act in the market without a full service or other broker. ECNs give the trader additional options when searching for liquidity and the ability to trade block positions in a more efficient manner. In selecting a broker, dealer or trading venue, traders consider the full range of available trading platforms in seeking best execution.
Best Execution
The Subadvisor owes a duty to its clients to seek best execution when executing trades on behalf of clients. “Best execution” generally is understood to mean the most favorable cost or net proceeds reasonably obtainable under the circumstances. The Subadvisor is not obligated to choose the broker-dealer offering the lowest available commission rate if, in the Subadvisor’s reasonable judgment, there is a material risk that the total cost or proceeds from the transaction might be less favorable than may be obtained elsewhere, or, if a higher commission is justified by the trading provided by the broker-dealer, or if other considerations dictate using a different broker-dealer. Negotiated commission rates generally will reflect overall execution requirements of the transaction without regard to whether the broker may provide other services in addition to execution.
The Subadvisor may pay higher or lower commissions to different brokers that provide different categories of services. Under this approach, the
Subadvisor periodically may classify different brokers in different categories based on execution abilities, the quality of research, brokerage services, block trading capability, speed and responsiveness, or other services provided by the brokers. Some examples of these categories may include, without limitation, full service brokers, alternative trading systems, client commission and execution-only brokers.
The reasonableness of brokerage commission is evaluated on an ongoing basis and at least annually on a formal basis.
When more than one broker-dealer is believed to be capable of providing the best combination of price and execution with respect to a particular portfolio transaction, the Subadvisor often selects a broker-dealer that furnishes research and other related services or products. The amount of brokerage allotted to a particular broker-dealer is not made pursuant to any binding agreement or commitment with any selected broker-dealer.
However, the Subadvisor maintains an internal allocation procedure to identify those broker-dealers who have provided us with effective research and the amount of research provided, and the Subadvisor endeavors to direct sufficient commissions to it to ensure the continued receipt of research that the Subadvisor believes is useful.
Soft Dollar Considerations
The Subadvisor may pay for research and brokerage services with the commission dollars generated by fund account transactions (known as “soft dollar benefits”), subject to certain conditions. Further, the Subadvisor may cause the fund to pay up in return for soft dollar benefits (pay commissions, markups or markdowns higher than those charged by other broker-dealers).
The research provided may be either proprietary (created and provided by the broker-dealer, including tangible research products as well as access to analysts, traders and issuers) or third-party (created by a third party, but provided by broker-dealer). Proprietary research is generally part of a “bundle”
of brokerage and research and the research is not separately priced. In the case of third party research, the cost of products and services is generally more transparent, and payment is made by the broker to the preparer in “hard dollars.” The Subadvisor may receive both proprietary and third party research and execution services.
The Subadvisor considers three factors with respect to all third-party research and execution services received through soft dollars:
●
Whether the product or service is eligible research or brokerage under SEC rules and regulations;
●
Whether an eligible product or service actually provides “lawful and appropriate assistance” in the performance of the Subadvisor’s investment decision-making responsibilities; and
●
Whether the amount of the commission paid is reasonable in light of the value of the product or service provided by the broker-dealer (viewed in terms of the particular transaction or the Subadvisor’s overall responsibilities with respect to the Subadvisor’s client accounts).
Research services currently purchased with soft dollars include: reports on the economy, industries, sectors and individual companies or issuers;
introduction to issuers, invitations to trade conferences, statistical information; statistical models; political and country analyses; reports on legal developments affecting portfolio securities; information on technical market actions; and credit analyses.
The overriding consideration in selecting brokers to execute trade orders is the maximization of client profits through a combination of controlling transaction and securities costs and seeking the most effective use of brokers’ proprietary research and execution capabilities, while maintaining relationships with those broker-dealers who consistently provide superior service. When the Subadvisor uses client brokerage commissions (or markups or markdowns) to obtain research or other products or services, the Subadvisor receives a soft dollar benefit because the Subadvisor does not have to produce or pay for the research, products or services. The Subadvisor may have an incentive to select a broker-dealer based on the Subadvisor’s interest in receiving research or other products or services, rather than on the Subadvisor’s clients’ interest in receiving most favorable execution.
Any research received is used to service all clients to which it is applicable, whether or not the client’s commissions were used to obtain the research.
For example, commissions of equity clients may be used to obtain research that is used with respect to fixed-income clients. The Subadvisor does not
31

attempt to allocate the relative costs or benefits of research among client accounts because the Subadvisor believe that, in the aggregate, the research the Subadvisor receives benefits clients and assists the Subadvisor in fulfilling its overall duty to its clients.
The Subadvisor does not enter into any agreement or understanding with any broker-dealer which would obligate it to direct a specific amount of brokerage transactions or commissions in return for such services. However, certain broker-dealers may state in advance the amount of brokerage commissions they expect for certain services and the applicable cash equivalent.
The Subadvisor may seek to obtain client commission benefits through client commission arrangements in compliance with applicable laws and regulations. Under these types of arrangements, the Subadvisor can request that executing brokers allocate a portion of total commissions paid to a pool of “credits” maintained by the broker that can be used to obtain client commission benefits. After accumulating a number of credits within the pool, the Subadvisor may subsequently direct that those credits be used to pay appropriate parties in return for eligible client commission benefits provided by the broker to the Subadvisor.
In summary, as noted above, the Sub advisor has three types of “soft dollar” arrangements through which the Subadvisor receives benefits:
(1)
Full service brokers – In addition to receiving execution services, the Subadvisor also receives a variety of research and related services from these brokers, including, for example, proprietary research reports on companies, markets or investment related reports, meetings with senior management teams of companies, and discussions with the broker’s analysis and market experts.
(2)
Client commission arrangements (“CCA”) - Through CCA arrangements with brokers with whom the Subadvisor places equity trades for execution, the Subadvisor generates commission credits with these CCA brokers that the Subadvisor can direct and use to compensate third party research providers, including other brokers, for research received. The level of compensation to such research providers is determined by the equity portfolio management teams using a quarterly voting process. The number of votes determines the relative level of compensation paid to a research provider.
(3)
Third party research vendors - The Subadvisor may have soft dollar arrangements. Under these arrangements, the Subadvisor will identify research services that it wants to obtain and subject to the approval of the soft dollar broker, the soft dollar broker will directly contract with research providers for services provided to the Subadvisor. When the Subadvisor executes equity trades with the soft dollar broker, the soft dollar broker allocates and pays a portion of the commission to the research providers.
Trade Aggregation by the Subadvisor
Because investment decisions often affect more than one client, the Subadvisor frequently will attempt to acquire or dispose of the same security for more than one client at the same time. The Subadvisor, to the extent permitted by applicable law, regulations and advisory contracts, may aggregate purchases and sales of securities on behalf of its various clients for which it has discretion, provided that in the Subadvisor’s opinion, all client accounts are treated equitably and fairly and that block trading will result in a more favorable overall execution. Trades will not be combined when a client has directed transactions to a particular broker-dealer or when the Subadvisor determines that combined orders would not be efficient or practical.
When appropriate, the Subadvisor will allocate such block orders at the average price obtained or according to a system that the Subadvisor considers to be fair to all clients over time. Generally speaking, such allocations are made on the basis of proportional capital under management in the respective client accounts.
Affiliated Underwriting Transactions by the Subadvisor
The Board has approved procedures in conformity with Rule 10f-3 under the 1940 Act whereby the fund may purchase securities that are offered in underwritings in which an affiliate of the Advisor or a subadvisor participates. These procedures prohibit the fund from directly or indirectly benefiting an Advisor or subadvisor affiliate in connection with such underwritings. In addition, for underwritings where an Advisor or subadvisor affiliate participates as a principal underwriter, certain restrictions may apply that could, among other things, limit the amount of securities that the fund could purchase.
Commission Recapture Program
The Board has approved the fund’s participation in a commission recapture program. Commission recapture is a form of institutional discount brokerage that returns commission dollars directly to the fund. It provides a way to gain control over the commission expenses incurred by the subadvisor, which can be significant over time and thereby reduces expenses, improves cash flow and conserves assets. The fund can derive commission recapture dollars from both equity trading commissions and fixed-income (commission equivalent) spreads. From time to time, the Board reviews whether participation in the recapture program is in the best interests of the fund.
Additional Information Concerning Taxes

The following discussion of U.S. federal income tax matters is based on the advice of K&L Gates LLP, counsel to the fund. The fund intends to elect to be treated and to qualify each year as a regulated investment company (“RIC”) under the Code.
To qualify as a RIC for income tax purposes, the fund must derive at least 90% of its annual gross income from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in stock, securities and currencies, and net income derived from an interest in a qualified publicly traded partnership. A “qualified publicly traded partnership” is a publicly traded partnership that meets
32

certain requirements with respect to the nature of its income. To qualify as a RIC, the fund must also satisfy certain requirements with respect to the diversification of its assets. The fund must have, at the close of each quarter of the taxable year, at least 50% of the value of its total assets represented by cash, cash items, U.S. government securities, securities of other regulated investment companies, and other securities that, in respect of any one issuer, do not represent more than 5% of the value of the assets of the fund nor more than 10% of the voting securities of that issuer. In addition, at those times not more than 25% of the market value (or fair value if market quotations are unavailable) of the fund’s assets can be invested in securities
(other than United States government securities or the securities of other regulated investment companies) of any one issuer, or of two or more issuers, which the fund controls and which are engaged in the same or similar trades or businesses or related trades or businesses, or of one or more qualified publicly traded partnerships. If the fund fails to meet the annual gross income test described above, the fund will nevertheless be considered to have satisfied the test if (i) (a) such failure is due to reasonable cause and not due to willful neglect and (b) the fund reports the failure, and (ii) the fund pays an excise tax equal to the excess non-qualifying income. If the fund fails to meet the asset diversification test described above with respect to any quarter, the fund will nevertheless be considered to have satisfied the requirements for such quarter if the fund cures such failure within 6 months and either (i) such failure is de minimis or (ii) (a) such failure is due to reasonable cause and not due to willful neglect and (b) the fund reports the failure and pays an excise tax.
As a RIC, the fund generally will not be subject to U.S. federal income tax on its investment company taxable income (as that term is defined in the Code, but without regard to the deductions for dividends paid) and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes in each taxable year to its shareholders; provided that it distributes at least the sum of 90% of its investment company taxable income and 90% of its net tax-exempt interest income for such taxable year. The fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income, net tax-exempt interest income and net capital gain. In order to avoid incurring a nondeductible 4% U.S. federal excise tax obligation, the Code requires that the fund distribute (or be deemed to have distributed) by December 31 of each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for such year, (ii) 98.2% of its capital gain net income (which is the excess of its realized net long-term capital gain over its realized net short-term capital loss), generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards and (iii) 100% of any ordinary income and capital gain net income from the prior year (as previously computed) that were not paid out during such year and on which the fund paid no U.S. federal income tax.
Under current law, provided that the fund qualifies as a RIC for U.S. federal income tax purposes, the fund should not be liable for any income, corporate excise or franchise tax in the Commonwealth of Massachusetts.
If the fund does not qualify as a RIC or fails to satisfy the 90% distribution requirement for any taxable year, subject to the opportunity to cure such failures under applicable provisions of the Code as described above, the fund’s taxable income will be subject to corporate income taxes, and distributions from earnings and profits, including distributions of net capital gain (if any), will generally constitute ordinary dividend income for
U.S. federal income tax purposes. To the extent so designated by the fund, such distributions generally would be eligible (i) to be treated as qualified dividend income in the case of individual and other noncorporate shareholders and (ii) for the dividends received deduction (“DRD”) in the case of corporate shareholders. In addition, in order to requalify for taxation as a RIC, the fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make certain distributions.
For U.S. federal income tax purposes, distributions paid out of the fund’s current or accumulated earnings and profits will, except in the case of distributions of qualified dividend income and capital gain dividends described below, be taxable as ordinary dividend income. Certain income distributions paid by the fund (whether paid in cash or reinvested in additional fund shares) to individual taxpayers that are attributable to the fund’s qualified dividend income and capital gain are taxed at rates applicable to net long-term capital gains (maximum rates of 20% 15%, or 0% for individuals depending on the amount of their taxable income for the year). This tax treatment applies only if certain holding period requirements and other requirements are satisfied by the shareholder and the dividends are attributable to qualified dividend income received by the fund itself. For this purpose, “qualified dividend income” means dividends received by the fund from United States corporations and “qualified foreign corporations,”
provided that the fund satisfies certain holding period and other requirements in respect of the stock of such corporations. An additional 3.8% Medicare tax will also apply in the case of some individuals.
Shareholders receiving any distribution from the fund in the form of additional shares pursuant to the dividend reinvestment plan will be treated as receiving a taxable distribution in an amount equal to the fair market value of the shares received, determined as of the reinvestment date.
Distributions of net capital gain, if any, reported as capital gains dividends are taxable to a shareholder as long-term capital gains, regardless of how long the shareholder has held fund shares. A distribution of an amount in excess of the fund’s current and accumulated earnings and profits will be treated by a shareholder as a return of capital which is applied against and reduces the shareholder’s basis in his or her shares. To the extent that the amount of any such distribution exceeds the shareholder’s basis in his or her shares, the excess will be treated by the shareholder as gain from a sale or exchange of the shares. Distributions of gains from the sale of investments that the fund owned for one year or less will be taxable as ordinary income.
A fund generally may elect to defer a late-year ordinary loss (generally, the sum of its (i) net ordinary loss, if any, from the sale, exchange or other taxable disposition of property, attributable to the portion, if any, of the taxable year after October 31, and its (ii) other net ordinary loss, if any, attributable to the portion, if any, of the taxable year after December 31) as if incurred in the succeeding taxable year.
The fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, it may designate the retained amount as undistributed capital gains in a notice to its shareholders who will be treated as if each received a distribution of his pro rata share of such gain, with the result that each shareholder will (i) be required to report his pro rata share of such gain on his tax return as
33

long-term capital gain, (ii) receive a refundable tax credit for his pro rata share of tax paid by the fund on the gain and (iii) increase the tax basis for his shares by an amount equal to the deemed distribution less the tax credit.
Selling shareholders generally will recognize gain or loss in an amount equal to the difference between the shareholder’s adjusted tax basis in the shares sold and the sale proceeds. If the shares are held as a capital asset, the gain or loss will be a capital gain or loss. The current maximum tax rate applicable to net capital gains recognized by individuals and other non-corporate taxpayers is (i) the same as the maximum ordinary income tax rate for gains recognized on the sale of capital assets held for one year or less, or (ii) for gains recognized on the sale of capital assets held for more than one year (as well as certain capital gain distributions) (20%, 15%, or 0% for individuals depending on the amount of their taxable income for the year). An additional 3.8% Medicare tax will also apply in the case of some individuals.
Any loss realized upon the sale or exchange of fund shares with a holding period of six months or less will be treated as a long-term capital loss to the extent of any capital gain distributions received (or amounts designated as undistributed capital gains) with respect to such shares. In addition, all or a portion of a loss realized on a sale or other disposition of fund shares may be disallowed under “wash sale” rules to the extent the shareholder acquires other shares of the fund (whether through the reinvestment of distributions or otherwise) within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of the Common Shares. Any disallowed loss will result in an adjustment to the shareholder’s tax basis in some or all of the other shares acquired.
Sales charges paid upon a purchase of shares cannot be taken into account for purposes of determining gain or loss on a sale of the shares before the
91st day after their purchase to the extent a sales charge is reduced or eliminated in a subsequent acquisition of shares of the fund (or of another fund), during the period beginning on the date of such sale and ending on January 31 of the calendar year following the calendar year in which such sale was made, pursuant to the reinvestment or exchange privilege. Any disregarded amounts will result in an adjustment to the shareholder’s tax basis in some or all of any other shares acquired.
For federal income tax purposes, a fund is permitted to carry forward a net capital loss incurred in any year to offset net capital gains, if any, in any subsequent year until such loss carry forwards have been fully used. Capital losses carried forward will retain their character as either short-term or long-term capital losses. The fund’s ability to utilize capital losses in a given year or in total may be limited. To the extent subsequent net capital gains are offset by such losses, they would not result in federal income tax liability to the fund and would not be distributed as such to shareholders.
Below are the capital loss carryforwards available to the fund as of October 31, 2024 to the extent provided by regulations, to offset future net realized capital gains:

Fund	Short-term Losses	Long-term Losses	Total
John Hancock Premium Dividend Fund	None	None	None
Certain net investment income received by an individual having adjusted gross income in excess of $200,000 (or $250,000 for married individuals filing jointly) will be subject to a tax of 3.8%. Undistributed net investment income of trusts and estates in excess of a specified amount will also be subject to this tax. Dividends and capital gains distributed by the fund, and gain realized on redemption of fund shares, will constitute investment income of the type subject to this tax.
Only a small portion, if any, of the distributions from the fund may qualify for the dividends-received deduction for corporations, subject to the limitations applicable under the Code. The qualifying portion is limited to properly designated distributions attributed to dividend income (if any) the fund receives from certain stock in U.S. domestic corporations and the deduction is subject to holding period requirements and debt-financing limitations under the Code.
If the fund should have dividend income that qualifies for the reduced tax rate applicable to qualified dividend income, the maximum amount allowable will be designated by the fund. This amount will be reflected on Form 1099-DIV for the current calendar year.
Dividends and distributions on the fund’s shares generally are subject to U.S. federal income tax as described herein to the extent they do not exceed the fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of shares purchased at a time when the fund’s net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when the fund’s net asset value also reflects unrealized losses. Certain distributions declared in October, November or December to shareholders of record of such month and paid in the following
January will be taxed to shareholders as if received on December 31 of the year in which they were declared. In addition, certain other distributions made after the close of a taxable year of the fund may be “spilled back” and treated as paid by the fund (except for purposes of the non-deductible 4%
U.S. federal excise tax) during such taxable year. In such case, shareholders will be treated as having received such dividends in the taxable year in which the distributions were actually made.
The fund will inform shareholders of the source and tax status of all distributions promptly after the close of each calendar year.
The fund (or its administrative agent) is required to report to the IRS and furnish to shareholders the cost basis information and holding period for the fund’s shares purchased on or after January 1, 2012, and repurchased by the fund on or after that date. The fund will permit shareholders to elect from among several permitted cost basis methods. In the absence of an election, the fund will use a default cost basis method. The cost basis method a shareholder elects may not be changed with respect to a repurchase of shares after the settlement date of the repurchase. Shareholders should consult
34

with their tax advisors to determine the best permitted cost basis method for their tax situation and to obtain more information about how the new cost basis reporting rules apply to them.
The benefits of the reduced tax rates applicable to long-term capital gains and qualified dividend income may be impacted by the application of the alternative minimum tax to individual shareholders.
Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Shareholders should consult their tax advisor to determine the suitability of shares of the fund as an investment through such plans.
The fund may invest in debt obligations that are in the lowest rating categories or are unrated, including debt obligations of issuers not currently paying interest or who are in default. Investments in debt obligations that are at risk of or in default present special tax issues for the fund. Tax rules are not entirely clear about issues such as when the fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities and how payments received on obligations in default should be allocated between principal and income, and whether exchanges of debt obligations in a workout context are taxable. These and other issues will be addressed by the fund if it acquires such obligations in order to reduce the risk of distributing insufficient income to preserve its status as a regulated investment company and to seek to avoid becoming subject to federal income or excise tax.
The fund is required to accrue income on any debt securities that have more than a de minimis amount of original issue discount (or debt securities acquired at a market discount, if the fund elects to include market discount in income currently) prior to the receipt of the corresponding cash payments. The mark to market or constructive sale rules applicable to certain options, futures, forwards, short sales or other transactions also may require the fund to recognize income or gain without a concurrent receipt of cash. Additionally, some countries restrict repatriation, which may make it difficult or impossible for the fund to obtain cash corresponding to its earnings or assets in those countries. However, the fund must distribute to shareholders for each taxable year substantially all of its net income and net capital gains, including such income or gain, to qualify as a regulated investment company and avoid liability for any federal income or excise tax. Therefore, the fund may have to dispose of its portfolio securities under disadvantageous circumstances to generate cash, or borrow cash, to satisfy these distribution requirements.
The fund may recognize gain (but not loss) from a constructive sale of certain “appreciated financial positions” if the fund enters into a short sale, offsetting notional principal contract, or forward contract transaction with respect to the appreciated position or substantially identical property.
Appreciated financial positions subject to this constructive sale treatment include interests (including options and forward contracts and short sales) in stock and certain other instruments. Constructive sale treatment does not apply if the transaction is closed out not later than thirty days after the end of the taxable year in which the transaction was initiated, and the underlying appreciated securities position is held unhedged for at least the next sixty days after the hedging transaction is closed.
Gain or loss from a short sale of property generally is considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the fund’s hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date the short sale is entered into, gains on short sales generally are short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the fund for more than one year. In addition, entering into a short sale may result in suspension of the holding period of “substantially identical property” held by the fund.
Gain or loss on a short sale generally will not be realized until such time as the short sale is closed. However, as described above in the discussion of constructive sales, if the fund holds a short sale position with respect to securities that have appreciated in value, and it then acquires property that is the same as or substantially identical to the property sold short, the fund generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property. Similarly, if the fund holds an appreciated financial position with respect to securities and then enters into a short sale with respect to the same or substantially identical property, the fund generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.
The fund’s transactions in futures contracts and options will be subject to special provisions of the Code that, among other things, may affect the character of gains and losses realized by the fund (
i.e
., may affect whether gains or losses are ordinary or capital, or short-term or long-term), may accelerate recognition of income to the fund and may defer fund losses. These rules could, therefore, affect the character, amount and timing of distributions to shareholders. These provisions also (a) will require the fund to mark-to-market certain types of the positions in its portfolio (
i.e
., treat
them as if they were closed out), and (b) may cause the fund to recognize income without receiving cash with which to make distributions in amounts necessary to satisfy the 90% distribution requirement for qualifying to be taxed as a RIC and the distribution requirement for avoiding excise taxes. The fund will monitor its transactions, will make the appropriate tax elections and will make the appropriate entries in its books and records when it acquires any futures contract, option or hedged investment in order to mitigate the effect of these rules and prevent disqualification of the fund from being taxed as a RIC.
For the fund’s options and futures contracts that qualify as “section 1256 contracts,” Code Section 1256 generally will require any gain or loss arising from the lapse, closing out or exercise of such positions to be treated as 60% long-term and 40% short-term capital gain or loss. In addition, the fund generally will be required to “mark to market” (
i.e
., treat as sold for fair market value) each outstanding “section 1256 contract” position at the close of each taxable year (and on October 31 of each year for excise tax purposes). If a “section 1256 contract” held by the fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account
35

under the “mark to market” rules. The fund’s options that do not qualify as “section 1256 contracts” under the Code generally will be treated as equity options governed by Code Section 1234. Pursuant to Code Section 1234, if a written option expires unexercised, the premium received is short-term capital gain to the fund. If the fund enters into a closing transaction, the difference between the premium received for writing the option, and the amount paid to close out its position generally is short-term capital gain or loss. If a call option written by the fund that is not a “section 1256 contract” is cash settled, any resulting gain or loss will be short-term.
The Code contains special rules that apply to “straddles,” defined generally as the holding of “offsetting positions with respect to personal property.” For example, the straddle rules normally apply when a taxpayer holds stock and an offsetting option with respect to such stock or substantially identical stock or securities. In general, investment positions will be offsetting if there is a substantial diminution in the risk of loss from holding one position by reason of holding one or more other positions. If two or more positions constitute a straddle, recognition of a realized loss from one position generally must be deferred to the extent of unrecognized gain in an offsetting position. In addition, long-term capital gain may be recharacterized as short-term capital gain, or short-term capital loss as long-term capital loss. Interest and other carrying charges allocable to personal property that is part of a straddle are not currently deductible but must instead be capitalized. Similarly, “wash sale” rules apply to prevent the recognition of loss by the fund from the disposition of stock or securities at a loss in a case in which identical or substantially identical stock or securities (or an option to acquire such property) is or has been acquired within a prescribed period.
The Code allows a taxpayer to elect to offset gain and loss from positions that are part of a “mixed straddle.” A “mixed straddle” is any straddle in which one or more but not all positions are “section 1256 contracts.” The fund may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily “marking to market” of all open positions in the account and a daily netting of gain and loss from all positions in the account. At the end of a taxable year, the annual net gain or loss from the mixed straddle account are recognized for tax purposes. The net capital gain or loss is treated as 60% long-term and 40% short-term capital gain or loss if attributable to the “section 1256 contract” positions, or all short-term capital gain or loss if attributable to the non-section 1256 contract positions.
Further, certain of the fund’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things,
(i) convert dividends that would otherwise constitute qualified dividend income into short-term capital gain or ordinary income taxed at the higher rate applicable to ordinary income, (ii) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment, (iii) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (iv) convert long-term capital gain into short-term capital gain or ordinary income, (v) convert an ordinary loss or deduction into a capital loss (the deductibility of which is more limited), (vi) cause the fund to recognize income or gain without a corresponding receipt of cash, (vii) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (viii) adversely alter the characterization of certain complex financial transactions, and (ix) produce income that will not qualify as good income for purposes of the 90% annual gross income requirement described above. While it may not always be successful in doing so, the fund will seek to avoid or minimize any adverse tax consequences of its investment practices.
Dividends and interest received, and gains realized, by the fund on non-U.S. securities may be subject to income, withholding or other taxes imposed by foreign countries and United States possessions (collectively “foreign taxes”) that would reduce the return on its securities. Tax conventions between certain countries and the United States, however, may reduce or eliminate foreign taxes, and many foreign countries do not impose taxes on capital gains in respect of investments by U.S. investors. Depending on the number of non-U.S. shareholders in the fund, however, such reduced foreign withholding tax rates may not be available for investments in certain jurisdictions.
The fund may invest in the stock of “passive foreign investment companies” (“PFICs”). A PFIC is any foreign corporation (with certain exceptions) that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, the fund will be subject to U.S. federal income tax on a portion of any “excess distribution” received on the stock of a PFIC or of any gain from disposition of that stock (collectively “PFIC income”), plus interest thereon, even if the fund distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the fund’s investment company taxable income and, accordingly, will not be taxable to it to the extent it distributes that income to its shareholders.
If the fund invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” (“QEF”), then in lieu of the foregoing tax and interest obligation, the fund will be required to include in income each year its pro rata share of the QEF’s annual ordinary earnings and net capital gain—which it may have to distribute to satisfy the distribution requirement and avoid imposition of the excise tax—even if the QEF does not distribute those earnings and gain to the fund. In most instances it will be very difficult, if not impossible, to make this election because of certain of its requirements.
The fund may elect to “mark-to-market” its stock in any PFIC. “Marking-to-market,” in this context, means including in ordinary income each taxable year the excess, if any, of the fair market value of a PFIC’s stock over the fund’s adjusted basis therein as of the end of that year. Pursuant to the election, the fund also would be allowed to deduct (as an ordinary, not capital, loss) the excess, if any, of its adjusted basis in PFIC stock over the fair market value thereof as of the taxable year-end, but only to the extent of any net mark-to-market gains (reduced by any prior deductions) with respect to that stock included by the fund for prior taxable years under the election. The fund’s adjusted basis in each PFIC’s stock with respect to which it has made this election will be adjusted to reflect the amounts of income included and deductions taken thereunder. The reduced rates for “qualified dividend income”
are not applicable to (i) dividends paid by a foreign corporation that is a PFIC, (ii) income inclusions from a QEF election with respect to a PFIC, and (iii)
ordinary income from a “mark-to-market” election with respect to a PFIC.
Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the fund accrues income or receivables or expenses or other liabilities denominated in a non-U.S. currency and the time the fund actually collects such income or receivables or pays such
36

liabilities generally are treated as ordinary income or loss. Similarly, gains or losses on non-U.S. currency forward contracts and the disposition of debt securities denominated in a non-U.S. currency, to the extent attributable to fluctuations in exchange rate between the acquisition and disposition dates, also are treated as ordinary income or loss.
If a shareholder realizes a loss on disposition of the fund’s shares of $2 million or more in any single taxable year (or $4 million or more in any combination of taxable years in which the transaction is entered into and the five succeeding taxable years) for an individual shareholder, corporation or
Trust or $10 million or more in any single taxable year (or $20 million or more in any combination of taxable years in which the transaction is entered into and the five succeeding taxable years) for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886.
Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a
RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper.
Shareholders should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.
Amounts paid by the fund to individuals and certain other shareholders who have not provided the fund with their correct taxpayer identification number
(“TIN”) and certain certifications required by the IRS as well as shareholders with respect to whom the fund has received certain information from the
IRS or a broker may be subject to “backup” withholding of U.S. federal income tax arising from the fund’s taxable dividends and other distributions as well as the gross proceeds of sales of shares, at a rate of 24%. An individual’s TIN generally is his or her social security number. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a shareholder may be refunded or credited against such shareholder’s U.S. federal income tax liability, if any; provided that the required information is furnished to the IRS.
Distributions will not be subject to backup withholding to the extent they are subject to the withholding tax on foreign persons described in the next paragraph.
Dividend distributions are in general subject to a U.S. withholding tax of 30% when paid to a nonresident alien individual, foreign estate or trust, a foreign corporation, or a foreign partnership (“foreign shareholder”). Persons who are resident in a country, such as the U.K., that has an income tax treaty with the U.S. may be eligible for a reduced withholding rate (upon filing of appropriate forms), and are urged to consult their tax advisors regarding the applicability and effect of such a treaty. Distributions of capital gain dividends paid by the fund to a foreign shareholder, and any gain realized upon the sale of fund shares by such a shareholder, will ordinarily not be subject to U.S. taxation, unless the recipient or seller is a nonresident alien individual who is present in the United States for more than 182 days during the taxable year. Such distributions and sale proceeds may be subject, however, to backup withholding, unless the foreign investor certifies his non-U.S. residency status. Also, foreign shareholders with respect to whom income from the fund is “effectively connected” with a U.S. trade or business carried on by such shareholder will in general be subject to
U.S. federal income tax on a net basis on the income derived from the fund at the graduated rates applicable to U.S. citizens, residents or domestic corporations, whether such income is received in cash or reinvested in shares, and, in the case of a foreign corporation, also may be subject to a branch profits tax. Properly-designated dividends are generally exempt from U.S. federal withholding tax where they are (i) “interest-related dividends” paid in respect of the fund’s “qualified net interest income” (generally, the fund’s U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the fund is at least a 10% shareholder, reduced by expenses that are allocable to such income)
or (ii) “short-term capital gain dividends” paid in respect of the fund’s “qualified short-term gains” (generally, the excess of the fund’s net short-term capital gain over the fund’s long-term capital loss for such taxable year). Depending on its circumstances, the fund may report all, some or none of its potentially eligible dividends as such interest-related dividends or as short-term capital gain dividends and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. The fund’s capital gain distributions are also exempt from such withholding. Foreign shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results, and are urged to consult their tax advisors.
The Foreign Account Tax Compliance Act (FATCA), imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (even if the interest is otherwise exempt from the withholding rules described above), dividends and other fixed or determinable annual or periodical income
(“Withholdable Payments”), if paid to a foreign financial institution, unless such institution registers with the IRS and enters into an agreement with the
IRS or a governmental authority in its own jurisdiction to collect and provide substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. The legislation also generally imposes a withholding tax of 30% on
Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. These withholding and reporting requirements generally apply to income payments made after June 30, 2014. A withholding tax that would apply to the gross proceeds from the disposition of certain investment property and that was scheduled to go into effect in 2019 would be eliminated by proposed regulations (having an immediate effect while pending). Holders are urged to consult with their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in the fund.
The foregoing briefly summarizes some of the important U.S. federal income tax consequences to Common Shareholders of investing in Common
Shares, reflects U.S. federal tax law as of the date of this SAI, and does not address special tax rules applicable to certain types of investors, such as corporate and non-U.S. investors. Unless otherwise noted, this discussion assumes that an investor is a United States person and holds Common
Shares as a capital asset. This discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change or differing interpretations by the courts or the IRS retroactively or prospectively.
Investors should consult their tax advisors regarding other U.S. federal, state or local tax considerations that may be applicable to their particular circumstances, as well as any proposed tax law changes.
37

Other Information

The fund is an organization of the type commonly known as a “Massachusetts business trust.” Under Massachusetts law, shareholders of such a trust may, in certain circumstances, be held personally liable as partners for the obligations of the trust. The Declaration of Trust contains an express disclaimer of shareholder liability in connection with fund property or the acts, obligations or affairs of the fund. The Declaration of Trust also provides for indemnification out of fund property of any shareholder held personally liable for the claims and liabilities to which a shareholder may become subject by sole reason of being or having been a shareholder. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the fund itself is unable to meet its obligations. The fund has been advised by its counsel that the risk of any shareholder incurring any liability for the obligations of the fund is remote.
The Declaration of Trust provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law; but nothing in the Declaration of
Trust protects a Trustee against any liability to the fund or its shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office. Voting rights are not cumulative with respect to the election of Trustees, which means that the holders of more than 50% of the shares voting for the election of Trustees can elect 100%
of the Trustees and, in such event, the holders of the remaining less than 50% of the shares voting on the matter will not be able to elect any Trustees.
Effective January 22, 2016, the Board of Trustees of the fund amended and restated in its entirety the Declaration of Trust and the By-Laws for the fund.
The amendments to the Declaration of Trust include, among other changes, provisions that: (i) clarify certain duties, responsibilities, and powers of the
Trustees; and (ii) clarify that shareholders are not intended to be third-party beneficiaries of fund contracts. The amendments to the By-Laws include, among other changes, provisions that: (i) clarify that, other than as provided under federal securities laws, the shareholders may only bring actions involving the fund derivatively; and (ii) provide that any action brought by a shareholder related to the fund will be brought in Massachusetts state or federal court, and that, if a claim is brought in a different jurisdiction and subsequently changed to a Massachusetts venue, the shareholder will be required to reimburse the fund for such expenses. The foregoing description of the Declaration of Trust and By-Laws are qualified in their entirety by the full text of the Declaration of Trust and By-Laws, each effective as of January 22, 2016, which is available by writing to the Secretary of the fund at 200
Berkeley Street, Boston, Massachusetts 02116, and are available on the SEC’s website. The Declaration of Trust also is available on the Secretary of the
Commonwealth of Massachusetts’ website.
Custodian and Transfer Agent

The fund’s portfolio securities are held pursuant to a custodian agreement between the fund and State Street Bank and Trust Company (“State Street”),
One Congress Street, Suite 1, Boston, Massachusetts 02114. Under the custodian agreement, State Street performs custody, foreign custody manager and fund accounting services.
Computershare Shareowner Services LLC, P.O. Box 43006, Providence, RI 02940-3078, is the transfer agent, dividend paying agent and registrar of the fund.
Independent Registered Public Accounting Firm

The
financial statements
of the fund for the fiscal period ended October 31, 2024, including the related financial highlights that appear in the
Prospectus have been audited by PricewaterhouseCoopers LLP (“PwC”) independent registered public accounting firm, as indicated in their report with respect thereto, and are incorporated herein by reference.
PwC is the independent registered public accounting firm for the fund, providing audit services, tax return preparation, and assistance and consultation with respect to the preparation of filings with the SEC.
Financial Statements

The
financial statements
of the fund for the fiscal period ended October 31, 2024, are incorporated herein by reference from  each  fund’s most recent
Annual Report to shareholders filed with the SEC on Form N-CSR pursuant to Rule 30b2-1 under the 1940 Act.
Incorporation by Reference

As noted above, this SAI is part of a registration statement filed with the SEC. Pursuant to General Instruction A.2 of Form N-2, the fund is permitted to
“incorporate by reference” the information filed with the SEC, which means that the fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this SAI, and later information that the fund files with the SEC will automatically update and supersede this information.
The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and
Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering will be incorporated by reference into this SAI and deemed to be part of this SAI from the date of the filing of such reports and documents:
●
The fund’s Prospectus, dated April 11, 2025, filed with this SAI;
●
The fund’s
Annual Report on Form N-CSR,
filed on December 26, 2024;
38

●
The fund’s description of Common Shares on Form 8-A, filed on September 26, 1989.
You may obtain copies of any information incorporated by reference into this SAI, at no charge, by calling 800-225-6020 (toll-free), from the fund’s website
Premium Dividend Fund (PDT) (jhinvestments.com)
, or from the SEC’s website at sec.gov. The fund’s periodic reports filed pursuant to
Section 30(b)(2) of the 1940 Act and Sections 13 and 15(d) of the Exchange Act, as well as the Prospectus and the Statement of Additional
Information, are available on the fund’s
https://www.jhinvestments.com/investments/closed-end-fund/us-equity-funds/premium-dividend-fund-ce-pdt
.
The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, and you also may obtain a copy of any information regarding the fund filed with the SEC from the SEC’s website (sec.gov).
Codes of Ethics

The fund, the Advisor, the subadvisor and John Hancock Investment Management Distributors LLC each have adopted Codes of Ethics that comply with
Rule 17j-1 under the 1940 Act. Each Code of Ethics permits personnel subject to that Code of Ethics to invest in securities, including securities that may be purchased or held by the fund.
These Codes of Ethics are available on the EDGAR Database on the SEC’s website at sec.gov. Copies of these Codes of Ethics may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: public info@sec.gov.
Additional Information

The fund’s Prospectus, any related Prospectus Supplements, and this SAI do not contain all of the information set forth in the Registration Statement that the fund has filed with the SEC. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its
Rules and Regulations. See the cover page of the fund's Prospectus for information about how to obtain a paper copy of the Registration Statement or
SAI without charge.
39

John Hancock Premium Dividend Fund
Statement of Additional Information

April 11, 2025
Investment Advisor
John Hancock Investment Management LLC

200 Berkeley Street

Boston, Massachusetts 02116

1-800-225-6020
Subadvisor
Manulife Investment Management (US) LLC

197 Clarendon Street

Boston, Massachusetts 02116
Custodian
State Street Bank and Trust Company

One Congress Street, Suite 1

Boston, Massachusetts 02114
Transfer Agent
Computershare Shareowner Services, LLC

P.O. Box 43006

Providence, RI 02940-3078
Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP

101 Seaport Boulevard, Suite 500

Boston, Massachusetts 02210
40

Appendix A – Description of Bond Ratings

Descriptions of Credit Rating Symbols and Definitions
The ratings of Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings and Fitch Ratings (“Fitch”) represent their respective opinions as of the date they are expressed and not statements of fact as to the quality of various long-term and short-term debt instruments they undertake to rate. It should be emphasized that ratings are general and are not absolute standards of quality. Consequently, debt instruments with the same maturity, coupon and rating may have different yields while debt instruments of the same maturity and coupon with different ratings may have the same yield.
Ratings do not constitute recommendations to buy, sell, or hold any security, nor do they comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature or taxability of any payments of any security.
In General
Moody’s.

Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities.
Note that the content of this Appendix A, to the extent that it relates to the ratings determined by Moody’s, is derived directly from Moody’s electronic publication of “Ratings Symbols and Definitions” which is available at: https://ratings.moodys.com/api/rmc-documents/53954.
S&P Global Ratings.

An S&P Global Ratings issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P Global Ratings’ view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and this opinion may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.
Issue ratings are an assessment of default risk but may incorporate an assessment of relative seniority or ultimate recovery in the event of default.
Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy.
Note that the content of this Appendix A, to the extent that it relates to the ratings determined by S&P Global Ratings, is derived directly from S&P
Global Ratings’ electronic publication of “S&P’s Global Ratings Definitions,” which is available at: https://www.standardandpoors.com/en_US/web/guest/article/-/view/sourceId/504352.
Fitch.

Fitch Ratings publishes credit ratings that are forward-looking opinions on the relative ability of an entity or obligation to meet financial commitments. Issuer default ratings (IDRs) are assigned to corporations, sovereign entities, financial institutions such as banks, leasing companies and insurers, and public finance entities (local and regional governments). Issue level ratings are also assigned, often include an expectation of recovery and may be notched above or below the issuer level rating. Issue ratings are assigned to secured and unsecured debt securities, loans, preferred stock and other instruments, Structured finance ratings are issue ratings to securities backed by receivables or other financial assets that consider the obligations’ relative vulnerability to default.
Fitch’s credit rating scale for issuers and issues is expressed using the categories ‘AAA’ to ‘BBB’ (investment grade) and ‘BB’ to ‘D’ (speculative grade)
with an additional +/- for AA through CCC levels indicating relative differences of probability of default or recovery for issues. The terms “investment grade” and “speculative grade” are market conventions and do not imply any recommendation or endorsement of a specific security for investment purposes. Investment grade categories indicate relatively low to moderate credit risk, while ratings in the speculative categories signal either a higher level of credit risk or that a default has already occurred.
Note that the content of this Appendix A, to the extent that it relates to the ratings determined by Fitch, is derived directly from Fitch’s electronic publication of “Definitions of Ratings and Other Forms of Opinion” which is available at: https://www.fitchratings.com/products/rating-definitions.
General Purpose Ratings

Long-Term Issue Ratings
Moody’s Global Long-Term Rating Scale
Long-term ratings are assigned to issuers or obligations with an original maturity of eleven months or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Aaa:

Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa:

Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A:

Obligations rated A are considered upper-medium grade and are subject to low credit risk.
Baa:

Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba:

Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B:

Obligations rated B are considered speculative and are subject to high credit risk.
Caa:

Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca:

Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C:

Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Note: Addition of a Modifier 1, 2 or 3:

Moody’s appends numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa.
The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms. By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment.
Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
S&P Global Ratings’ Long-Term Issue Credit Ratings
Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
AAA:

An obligation rated ‘AAA’ has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.
AA:

An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.
A:

An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.
BBB:

An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.
BB, B, CCC, CC and C:

Obligations rated ‘BB’, ‘B’, ‘CCC’ ‘CC’ and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.
BB:

An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.
B:

An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.
CCC:

An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.
CC:

An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P Global
Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.
C:

An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.
D:

An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within the next five business days in the absence of a stated grace period or within the earlier of the stated grace period or the next 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.
Note:

Addition of a Plus (+) or minus (-) sign:
The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.
Dual Ratings –

Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols.

The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+’ or ‘A-1+/A-1’). With U.
S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example,
‘SP-1+/A-1+’).
Fitch Corporate Finance Obligations – Long-Term Rating Scales
Ratings of individual securities or financial obligations of a corporate issuer address relative vulnerability to default on an ordinal scale. In addition, for financial obligations in corporate finance, a measure of recovery given default on that liability is also included in the rating assessment. This notably applies to covered bond ratings, which incorporate both an indication of the probability of default and of the recovery given a default of this debt instrument.
AAA:

Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA:

Very high credit quality. ‘AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A:

High credit quality. ‘A’ ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.
BBB:

Good credit quality. ‘BBB’ ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.
BB:

Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.
B:

Highly speculative. ‘B’ ratings indicate that material credit risk is present.
CCC:

Substantial credit risk. “CCC” ratings indicate that substantial credit risk is present.
CC:

Very high levels of credit risk. “CC” ratings indicate very high levels of credit risk.
C:

Exceptionally high levels of credit risk. “C” indicates exceptionally high levels of credit risk.
Corporate finance defaulted obligations typically are not assigned ‘RD’ or ‘D’ ratings but are instead rated in the ‘CCC’ to ‘C’ rating categories, depending on their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.
Note:

Addition of a Plus (+) or minus (-) sign:
Within rating categories, Fitch may use modifiers. The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. For example, the rating category ‘AA’ has three notch-specific rating levels (‘AA+’; ‘AA’; ‘AA-’; each a rating level). Such suffixes are not added to ‘AAA’ ratings and ratings below the ‘CCC’ category. For the short-term rating category of ‘F1’, a ‘+’ may be appended. For Viability Ratings, the modifiers ‘+’ or ‘-’ may be appended to a rating to denote relative status within categories from ‘aa’ to ‘ccc’.
Corporate And Tax-Exempt Commercial Paper Ratings

Short-Term Issue Ratings
Moody’s Global Short-Term Rating Scale
Ratings assigned on Moody's global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities.
Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:
P-1:

Ratings of Prime-1 reflect a superior ability to repay short-term obligations.
P-2:

Ratings of Prime-2 reflect a strong ability to repay short-term obligations.
P-3:

Ratings of Prime-3 reflect an acceptable ability to repay short-term obligations.
NP:

Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
The following table indicates the long-term ratings consistent with different short-term ratings when such long-term ratings exist. (Note: Structured finance short-term ratings are usually based either on the short-term rating of a support provider or on an assessment of cash flows available to retire the financial obligation).

S&P Global Ratings' Short-Term Issue Credit Ratings
S&P Global Ratings’ short-term issue credit ratings are generally assigned to those obligations considered short-term in the relevant market, typically with an original maturity of no more than 365 days.  Short-term issue credit ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. A long-term issue credit rating is typically assigned to an obligation with an original maturity of greater than 365 days. Ratings are graded into several categories, ranging from ‘A’ for the highest-quality obligations to ‘D’ for the lowest. These categories are as follows:
A-1:

A short-term obligation rated ‘A-1’ is rated in the highest category by S&P Global Ratings. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.
A-2:

A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.
A-3:

A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.
B:

A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.
C:

A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.
D:

A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due,  unless S&P Global Ratings believes that such payments will be made within any stated
grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.
Dual Ratings –

Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols.
The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+’ or ‘A-1+/A-1’). With
U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example,
‘SP-1+/A-1+’).
Fitch's Short-Term Issuer or Obligation Ratings
A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as

“short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to
36 months for obligations in U.S. public finance markets.
F1:

Highest short-term credit quality.

Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added (“+”) to denote any exceptionally strong credit feature.
F2:

Good short-term credit quality.

Good intrinsic capacity for timely payment of financial commitments.
F3:

Fair short-term credit quality.

The intrinsic capacity for timely payment of financial commitments is adequate.
B:

Speculative short-term credit quality.

Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C:

High short-term default risk.

Default is a real possibility.
RD:

Restricted default.

Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.
D:

Default.

Indicates a broad-based default event for an entity, or the default of a short-term obligation.
Tax-Exempt Note Ratings
Moody's U.S. Municipal Short-Term Debt Ratings
While the global short-term ‘prime’ rating scale is applied to US municipal tax-exempt commercial A-8 paper, these programs are typically backed by external letters of credit or liquidity facilities and their short-term prime ratings usually map to the long-term rating of the enhancing bank or financial institution and not to the municipality’s rating. Other short-term municipal obligations, which generally have different funding sources for repayment, are rated using two additional short-term rating scales (i.e., the MIG and VMIG scale discussed below).
The Municipal Investment Grade (MIG) scale is used to rate US municipal bond anticipation notes of up to five years maturity. Municipal notes rated on the MIG scale may be secured by either pledged revenues or proceeds of a take-out financing received prior to note maturity. MIG ratings expire at the maturity of the obligation, and the issuer’s long-term rating is only one consideration in assigning the MIG rating. MIG ratings are divided into three levels—MIG 1 through MIG 3—while speculative grade short-term obligations are designated SG.
MIG 1:

This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2:

This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3:

This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG:

This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
Variable Municipal Investment Grade (VMIG) ratings of demand obligations with unconditional liquidity support are mapped from the short-term debt rating (or counterparty assessment) of the support provider, or the underlying obligor in the absence of third party liquidity support, with VMIG 1 corresponding to P-1, VMIG 2 to P-2, VMIG 3 to P-3 and SG to not prime. For example, the VMIG rating for an industrial revenue bond with Company XYZ as the underlying obligor would normally have the same numerical modifier as Company XYZ’s prime rating. Transitions of VMIG ratings of demand obligations with conditional liquidity support, as shown in the diagram below, differ from transitions on the Prime scale to reflect the risk that external liquidity support will terminate if the issuer’s long-term rating drops below investment grade.
VMIG 1:

This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 2:

This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 3:

This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections.
SG:

This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections.

*
For VRDBs supported with conditional liquidity support, short-term ratings transition down at higher long-term ratings to reflect the risk of termination of liquidity support as a result of a downgrade below investment grade.
VMIG ratings of VRDBs with unconditional liquidity support reflect the short-term debt rating (or counterparty assessment) of the liquidity support provider with VMIG 1 corresponding to P-1, VMIG 2 to P-2, VMIG 3 to P-3 and SG to not prime.
For more complete discussion of these rating transitions, please see Annex B of Moody’s Methodology titled Variable Rate Instruments Supported by
Conditional Liquidity Facilities.

US Municipal Short-Term Versus Long-Term Ratings
NOTES	LONG-TERM RATING	DEMAND OBLIGATIONS WITH CONDITIONAL LIQUIDITY SUPPORT
MIG 1	Aaa Aa1 Aa2 Aa3 A1 A2	VMIG 1
MIG 2	A3	VMIG 2
MIG 3	Baa1 Baa2 Baa3	VMIG 3* SG
SG	Ba1, Ba2, Ba3 B1, B2, B3 Caa1, Caa2, Caa3 Ca, C
*
For SBPA-backed VRDBs, the rating transitions are higher to allow for distance to downgrade to below investment grade due to the presence of automatic termination events in the SBPAs.
S&P Global Ratings’ Municipal Short-Term Note Ratings
An S&P Global Ratings municipal note rating reflects S&P Global Ratings’ opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, S&P Global Ratings’ analysis will review the following considerations:
●
Amortization schedule – the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and
●
Source of payment – the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.
Note rating symbols are as follows:
SP-1:

Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+)
designation.
SP-2:

Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.
SP-3:

Speculative capacity to pay principal and interest.
D:

'D' is assigned upon failure to pay the note when due, completion of a distressed debt restructuring, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.
Fitch Public Finance Ratings
See FITCH SHORT-TERM ISSUER OR OBLIGATIONS RATINGS above.

Appendix B – Proxy Voting Policies and Procedures

The Trust Procedures and the proxy voting procedures of the Advisor and the subadvisor are set forth in Appendix B.
C-1

05E: Proxy Voting Policies and Procedures for the Adviser General Compliance Policies for Trust & Adviser Section 5: Fiduciary Standards & Affiliated Persons Issues Applies to Adviser Risk Theme Proxy Voting Policy Owner Jim Interrante Effective Date 08-20-2024

Overview

The SEC adopted Rule 206(4)-6 under the Advisers Act, which requires investment advisers with voting authority to adopt and implement written policies and procedures that are reasonably designed to ensure that the investment adviser votes client securities in the best interest of clients. The procedures must include how the investment adviser addresses material conflicts that may arise between the interests of the investment adviser and those of its clients. The Advisers are registered investment advisers under the Advisers Act and serve as the investment advisers to the Funds. The Advisers generally retain one or more sub-advisers to manage the assets of the Funds, including voting proxies with respect to a Fund’s portfolio securities. From time to time, however, the Advisers may elect to manage directly the assets of a Fund, including voting proxies with respect to such Fund’s portfolio securities, or a Fund’s Board may otherwise delegate to the Advisers authority to vote such proxies. Rule 206(4)-6 under the Advisers Act requires that a registered investment adviser adopt and implement written policies and procedures reasonably designed to ensure that it votes proxies with respect to a client’s securities in the best interest of the client.

Firms are required by Advisers Act Rule 204-2(c)(2) to maintain records of their voting policies and procedures, a copy of each proxy statement that the investment adviser receives regarding client securities, a record of each vote cast by the investment adviser on behalf of a client, a copy of any document created by the investment adviser that was material to making a decision how to vote proxies on behalf of a client, and a copy of each written client request for information on how the adviser voted proxies on behalf of the client, as well as a copy of any written response by the investment adviser to any written or oral client request for information on how the adviser voted that client’s proxies.

Investment companies must disclose information about the policies and procedures used to vote proxies on the investment company’s portfolio securities and must file the fund’s entire proxy voting record with the SEC annually on Form N-PX.

Advisers that are subject to the reporting requirements of Section 13(f) of the Securities Exchange Act of 1934 (the “Exchange Act”) are required by Exchange Act Rule 14Ad-1 to file Form N-PX annually to report how they voted proxies regarding certain executive compensation matters (known as “say-on-pay” matters). However, an Adviser that has a disclosed policy of not voting proxies, and that did not in fact vote during the reporting period, must only complete a notice report filing on Form N-PX marking the appropriate box on the cover page to confirm these facts.

Pursuant thereto, the Advisers have adopted and implemented these proxy voting policies and procedures (the “Proxy Procedures”).

Policy

It is the Advisers’ policy to comply with Rule 206(4)-6 and Rule 204-2(c)(2) under the Advisers Act and Rule 14Ad-1 under the Exchange Act as described above. In general, the Advisers delegate proxy voting decisions to the sub-advisers managing the funds. If an instance occurs where a conflict of interest arises between the shareholders and a particular sub-adviser, however, the Adviser retains the right to influence and/or direct the conflicting proxy voting decisions.

Filing of Proxy Voting Record on Form N-PX

The Advisers will annually file their proxy voting notice report with the SEC on Form N-PX. The Form N-PX shall be filed for the twelve months ended June 30 no later than August 31 of that year. The Investment Standards & Monitoring (ISM) CoE Team, supported by the Legal Department supporting the Advisers, is responsible for the annual filing.

05E. Advisers Proxy Voting Policy

Regulatory Requirement

Rule 206(4)-6 under the Advisers Act and Rule 14Ad-1 under the Exchange Act

Reporting

Form N-PX: The ISM CoE Team will file Form N-PX for each twelve-month period ending on June 30. The filing must be submitted to the SEC on or before August 31 of each year.

Advisers will provide the Board with notice and a copy of any amendments or revisions to the Procedures and will report quarterly to the Board all material changes to these Proxy Procedures.

The CCO’s annual written compliance report to the Board will contain a summary of material changes to the Proxy Procedures during the period covered by the report.

If the Advisers or the Designated Person vote any proxies in a manner inconsistent with either these Proxy Procedures or a Fund’s proxy voting policies and procedures, the CCO will provide the Board with a report detailing such exceptions.

Procedure

Fiduciary Duty

The Advisers have a fiduciary duty to vote proxies on behalf of a Fund in the best interest of the Fund and its shareholders.

Voting of Proxies - Advisers

The Advisers will vote proxies with respect to a Fund’s portfolio securities when authorized to do so by the Fund and subject to the Fund’s proxy voting policies and procedures and any further direction or delegation of authority by the Fund’s Board. The decision on how to vote a proxy will be made by the person(s) to whom the Advisers have from time to time delegated such responsibility (the “Designated Person”). The Designated Person may include the Fund’s portfolio manager(s) or a Proxy Voting Committee, as described below.

When voting proxies with respect to a Fund’s portfolio securities, the following standards will apply:

•	The Designated Person will vote based on what it believes is in the best interest of the Fund and its shareholders and in accordance with the Fund’s investment guidelines.

•

Each voting decision will be made independently. To assist with the analysis of voting issues and/or to carry out the actual voting process the Designated Person may enlist the services of (1) reputable professionals (who may include persons employed by or otherwise associated with the Advisers or any of its affiliated persons) or (2) independent proxy evaluation services such as Institutional Shareholder Services. However, the ultimate decision as to how to vote a proxy will remain the responsibility of the Designated Person.

•

The Advisers believe that a good management team of a company will generally act in the best interests of the company. Therefore, the Designated Person will take into consideration as a key factor in voting proxies with respect to securities of a company that are held by the Fund the quality of the company’s management. In general, the Designated Person will vote as recommended by company management except in situations where the Designated Person believes such recommended vote is not in the best interests of the Fund and its shareholders.

•	As a general principle, voting with respect to the same portfolio securities held by more than one Fund should be consistent among those Funds having substantially the same investment mandates.

•

The Advisers will provide the Fund, from time to time in accordance with the Fund’s proxy voting policies and procedures and any applicable laws and regulations, a record of the Advisers’ voting of proxies with respect to the Fund’s portfolio securities.

Material Conflicts of Interest

In carrying out its proxy voting responsibilities, the Advisers will monitor and resolve potential material conflicts (“Material Conflicts”) between the interests of (a) a Fund and (b) the Advisers or any of its affiliated persons. Affiliates of the Advisers include Manulife Financial Corporation and its subsidiaries. Material Conflicts may arise, for example, if a proxy vote relates to matters involving any of these companies or other issuers in which the Advisers or any of their affiliates has a substantial equity or other interest.

If the Advisers or a Designated Person become aware that a proxy voting issue may present a potential Material Conflict, the issue will be referred to the Advisers’ Legal Department and/or the Office of the CCO. If the Legal Department and/or the Office of the CCO, as applicable determines that a potential Material Conflict does exist, a Proxy Voting Committee will be appointed to consider and resolve the issue. The Proxy Voting Committee may make any determination that it considers reasonable and may, if it chooses, request the advice of an independent, third-party proxy service on how to vote the proxy.

Voting Proxies of Underlying Funds of a Fund of Funds

The Advisers or the Designated Person will vote proxies with respect to the shares of a Fund that are held by another Fund that operates as a Fund of Funds”) in the manner provided in the proxy voting policies and procedures of the Fund of Funds (including such policies and procedures relating to material conflicts of interest) or as otherwise directed by the board of trustees or directors of the Fund of Funds.

Proxy Voting Committee(s)

The Advisers will from time to time, and on such temporary or longer-term basis as they deem appropriate, establish one or more Proxy Voting Committees. A Proxy Voting Committee shall include the Advisers’ CCO and may include legal counsel. The terms of reference and the procedures under which a Proxy Voting Committee will operate will be reviewed from time to time by the Legal and Compliance Department. Records of the deliberations and proxy voting recommendations of a Proxy Voting Committee will be maintained in accordance with applicable law, if any, and these Proxy Procedures. Requested shareholder proposals or other Shareholder Advocacy must be submitted for consideration pursuant to the Shareholder Advocacy Policy and Procedures.

Voting of Proxies - SubAdvisers

In the case of proxies voted by a sub-adviser to a Fund pursuant to the Fund’s proxy voting procedures, the Advisers will request the sub-adviser to certify to the Advisers that the sub-adviser has voted the Fund’s proxies as required by the Fund’s proxy voting policies and procedures and that such proxy votes were executed in a manner consistent with these Proxy Procedures and to provide the Advisers with a report detailing any instances where the sub-adviser voted any proxies in a manner inconsistent with the Fund’s proxy voting policies and procedures. The CCO of the Advisers will then report to the Board on a quarterly basis regarding the sub-adviser certification and report to the Board any instance where the sub-adviser voted any proxies in a manner inconsistent with the Fund’s proxy voting policies and procedures.

The Fund Administration Department maintains procedures affecting all administration functions for the mutual funds. These procedures detail the disclosure and administration of the Trust’s proxy voting records.

05E. Advisers Proxy Voting Policy

The Trust’s Chief Legal Counsel is responsible for including, in the SAI of each Trust, information about the proxy voting of the Advisers and each sub-adviser.

Reporting to Fund Boards

The CCO of the Advisers will provide the Board with a copy of these Proxy Procedures, accompanied by a certification that represents that the Proxy Procedures have been adopted by the Advisers in conformance with Rule 206(4)-6 under the Advisers Act. Thereafter, the Advisers will provide the Board with notice and a copy of any amendments or revisions to the Procedures and will report quarterly to the Board all material changes to these Proxy Procedures.

The CCO’s annual written compliance report to the Board will contain a summary of material changes to the Proxy Procedures during the period covered by the report.

If the Advisers or the Designated Person vote any proxies in a manner inconsistent with either these Proxy Procedures or a Fund’s proxy voting policies and procedures, the CCO will provide the Board with a report detailing such exceptions.

Form N-PX Preparation and Filing:

The Advisers will be responsible for oversight and completion of the filing of the Advisers’ notice reports on Form N-PX with the SEC. The ISM CoE Team will prepare the EDGAR version of Form N-PX and will submit it to the applicable Adviser for review and approval prior to filing with the SEC. The ISM CoE Team will file Form N-PX for each twelve-month period ending on June 30. The filing must be submitted to the SEC on or before August 31 of each year.

Key Contacts

Investment Compliance

Escalation/Reporting Violations

All John Hancock employees are required to report any known or suspected violation of this policy to the CCO of the Funds.

Related Policies and Procedures

N/A

Document Retention Requirements

The Advisers will retain (or arrange for the retention by a third party of) such records relating to proxy voting pursuant to these Proxy Procedures as may be required from time to time by applicable law and regulations, including the following:

1.	These Proxy Procedures and all amendments hereto;

2.	All proxy statements received regarding Fund portfolio securities;

3.	Records of all votes cast on behalf of a Fund;

4.	Records of all Fund requests for proxy voting information;

5.	Any documents prepared by the Designated Person or a Proxy Voting Committee that were material to or memorialized the basis for a voting decision;

6.	All records relating to communications with the Funds regarding Conflicts; and

7.	All minutes of meetings of Proxy Voting Committees.

The Office of the CCO, and/or the Legal Department are responsible for maintaining the documents set forth above as needed and deemed appropriate. Such documents will be maintained in the Office of the CCO, and/or the Legal Department for the period set forth in the Records Retention Schedule.

Version History
Date	Effective Date	Approving Party
1	01-01-2012
2	02-01-2015
3	Sept. 2015
4	05-01-2017
5	12-01-2019
6	08-20-2024	CCO

07H: Proxy Voting Procedures

General Compliance Policies for Trust & Adviser

Section 7: Disclosures, Filings, and Reporting

Applies to	Trust
Risk Theme	Proxy Voting
Policy Owner	Jim Interrante
Effective Date	08-20-2024

07H. Proxy Voting Procedures

Overview

Each fund of the Trust or any other registered investment company (or series thereof) (each, a “fund”) is required to disclose its proxy voting policies and procedures in its registration statement and, pursuant to Rule 30b1-4 under the 1940 Act, file annually with the Securities and Exchange Commission and make available to shareholders its actual proxy voting record.

Investment Company Act

An investment company is required to disclose in its SAI either (a) a summary of the policies and procedures that it uses to determine how to vote proxies relating to portfolio securities or (b) a copy of its proxy voting policies.

A fund is also required by Rule 30b1-4 of the Investment Company Act of 1940 to file Form N-PX annually with the SEC, which contains a record of how the fund voted proxies relating to portfolio securities. For each matter relating to a portfolio security considered at any shareholder meeting, Form N-PX is required to include, among other information, the name of the issuer of the security, a brief identification of the matter voted on, whether and how the fund cast its vote, and whether such vote was for or against management. In addition, a fund is required to disclose in its SAI and its annual and semi-annual reports to shareholders that such voting record may be obtained by shareholders, either by calling a toll-free number , through the fund’s website, or on the Securities and Exchange Commission’s website at www.sec.gov.

Advisers Act

Under Advisers Act Rule 206(4)-6, investment advisers are required to adopt proxy voting policies and procedures, and investment companies typically rely on the policies of their advisers or sub-advisers.

Policy

The Majority of the Independent Board of Trustees (the “Board”) of each registered investment company of the Trusts, has adopted these proxy voting policies and procedures (the “Trust Proxy Policy”).

It is the Advisers’ policy to comply with Rule 206(4)-6 of the Advisers Act and Rule 30b1-4 of the 1940 Act as described above. In general, Advisers defer proxy voting decisions to the sub-advisers managing the Funds. It is the policy of the Trusts to delegate the responsibility for voting proxies relating to portfolio securities held by a Fund to the Fund’s respective Adviser or, if the Fund’s Adviser has delegated portfolio management responsibilities to one or more investment sub-adviser(s), to the fund’s sub-adviser(s), subject to the Board’s continued oversight. The sub-adviser for each Fund shall vote all proxies relating to securities held by each Fund and in that connection, and subject to any further policies and procedures contained herein, shall use proxy voting policies and procedures adopted by each sub-adviser in conformance with Rule 206(4)-6 under the Advisers Act.

If an instance occurs where a conflict of interest arises between the shareholders and the designated sub-adviser, however, Advisers retain the right to influence and/or direct the conflicting proxy voting decisions in the best interest of shareholders.

Delegation of Proxy Voting Responsibilities

It is the policy of the Trust to delegate the responsibility for voting proxies relating to portfolio securities held by a fund to the fund’s investment adviser (“adviser”) or, if the fund’s adviser has delegated portfolio management responsibilities to one or more investment sub-adviser(s), to the fund’s sub-adviser(s), subject to the Board’s continued oversight. The sub-adviser for each fund shall vote all proxies relating to securities held by each fund and in that connection, and subject to any further policies and procedures contained herein, shall use proxy voting policies and procedures adopted by each sub-adviser in conformance with Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

07H. Proxy Voting Procedures

Except as noted below under Material Conflicts of Interest, the Trust Proxy Policy with respect to a Fund shall incorporate that adopted by the Fund’s sub-adviser with respect to voting proxies held by its clients (the “Sub-adviser Proxy Policy”). Each Sub-adviser Policy, as it may be amended from time to time, is hereby incorporated by reference into the Trust Proxy Policy. Each sub-adviser to a Fund is directed to comply with these policies and procedures in voting proxies relating to portfolio securities held by a fund, subject to oversight by the Fund’s adviser and by the Board. Each Adviser to a Fund retains the responsibility, and is directed, to oversee each sub-adviser’s compliance with these policies and procedures, and to adopt and implement such additional policies and procedures as it deems necessary or appropriate to discharge its oversight responsibility. Additionally, the Trust’s Chief Compliance Officer (“CCO”) shall conduct such monitoring and supervisory activities as the CCO or the Board deems necessary or appropriate in order to appropriately discharge the CCO’s role in overseeing the sub-advisers’ compliance with these policies and procedures.

The delegation by the Board of the authority to vote proxies relating to portfolio securities of the funds is entirely voluntary and may be revoked by the Board, in whole or in part, at any time.

Voting Proxies of Underlying Funds of a Fund of Funds

A.	Where the Fund of Funds is not the Sole Shareholder of the Underlying Fund

With respect to voting proxies relating to the shares of an underlying fund (an “Underlying Fund”) held by a Fund of the Trust operating as a fund of funds (a “Fund of Funds”) in reliance on Section 12(d)(1)(G) of the 1940 Act where the Underlying Fund has shareholders other than the Fund of Funds which are not other Fund of Funds, the Fund of Funds will vote proxies relating to shares of the Underlying Fund in the same proportion as the vote of all other holders of such Underlying Fund shares.

B.	Where the Fund of Funds is the Sole Shareholder of the Underlying Fund

In the event that one or more Funds of Funds are the sole shareholders of an Underlying Fund, the Adviser to the Fund of Funds or the Trusts will vote proxies relating to the shares of the Underlying Fund as set forth below unless the Board elects to have the Fund of Funds seek voting instructions from the shareholders of the Funds of Funds in which case the Fund of Funds will vote proxies relating to shares of the Underlying Fund in the same proportion as the instructions timely received from such shareholders.

1.	Where Both the Underlying Fund and the Fund of Funds are Voting on Substantially Identical Proposals

In the event that the Underlying Fund and the Fund of Funds are voting on substantially identical proposals (the “Substantially Identical Proposal”), then the Adviser or the Fund of Funds will vote proxies relating to shares of the Underlying Fund in the same proportion as the vote of the shareholders of the Fund of Funds on the Substantially Identical Proposal.

2.	Where the Underlying Fund is Voting on a Proposal that is Not Being Voted on by the Fund of Funds

(a)	Where there is No Material Conflict of Interest Between the Interests of the Shareholders of the Underlying Fund and the Adviser Relating to the Proposal

In the event that the Fund of Funds is voting on a proposal of the Underlying Fund and the Fund of Funds is not also voting on a substantially identical proposal and there is no material conflict of interest between the interests of the shareholders of the Underlying Fund and the Adviser relating to the Proposal, then the Adviser will vote proxies relating to the shares of the Underlying Fund pursuant to its Proxy Voting Procedures.

(b)	Where there is a Material Conflict of Interest Between the Interests of the Shareholders of the Underlying Fund and the Adviser Relating to the Proposal

In the event that the Fund of Funds is voting on a proposal of the Underlying Fund and the Fund of Funds is not also voting on a substantially identical proposal and there is a material conflict of interest between the interests of the shareholders of the Underlying Fund and the Adviser relating to the Proposal, then the Fund of Funds will seek voting instructions from the shareholders of the Fund of Funds on the proposal and will vote proxies relating to shares of the Underlying Fund in the same proportion as the instructions timely received from such shareholders. A material conflict is generally defined as a proposal involving a matter in which the Adviser or one of its affiliates has a material economic interest.

Material Conflicts of Interest

If (1) a sub-adviser to a Fund becomes aware that a vote presents a material conflict between the interests of (a) shareholders of the Fund; and (b) the Fund’s Adviser, sub-adviser, principal underwriter, or any of their affiliated persons, and (2) the sub-adviser does not propose to vote on the particular issue in the manner prescribed by its Sub-adviser Proxy Policy or the material conflict of interest procedures set forth in its Sub-adviser Proxy Policy are otherwise triggered, then the sub-adviser will follow the material conflict of interest procedures set forth in its Sub-adviser Proxy Policy when voting such proxies.

If a Sub-adviser Proxy Policy provides that in the case of a material conflict of interest between Fund shareholders and another party, the sub-adviser will ask the Board to provide voting instructions, the sub-adviser shall vote the proxies, in its discretion, as recommended by an independent third party, in the manner prescribed by its Sub-adviser Proxy Policy or abstain from voting the proxies.

Proxy Voting Committee(s)

The Advisers will from time to time, and on such temporary or longer-term basis as they deem appropriate, establish one or more Proxy Voting Committees. A Proxy Voting Committee shall include the Advisers’ CCO and may include legal counsel. The terms of reference and the procedures under which a Proxy Voting Committee will operate will be reviewed from time to time by the Legal and Compliance Department. Records of the deliberations and proxy voting recommendations of a Proxy Voting Committee will be maintained in accordance with applicable law, if any, and these Proxy Procedures. Requested shareholder proposals or other Shareholder Advocacy in the name of a Fund must be submitted for consideration pursuant to the Shareholder Advocacy Policy and Procedures.

Securities Lending Program

Certain of the Funds participate in a securities lending program with the Trusts through an agent lender. When a Fund’s securities are out on loan, they are transferred into the borrower’s name and are voted by the borrower, in its discretion. Where a sub-adviser determines, however, that a proxy vote (or other shareholder action) is materially important to the client’s account, the sub-adviser should request that the agent recall the security prior to the record date to allow the sub-adviser to vote the securities.

Disclosure of Proxy Voting Policies and Procedures in the Trust’s Statement of Additional Information (“SAI”)

The Trust shall include in its SAI a summary of the Trust Proxy Policy and of the Sub-adviser Proxy Policy included therein. (In lieu of including a summary of these policies and procedures, the Trust may include each full Trust Proxy Policy and Sub-adviser Proxy Policy in the SAI.)

07H. Proxy Voting Procedures

Disclosure of Proxy Voting Policies and Procedures in Annual and Semi-Annual Shareholder Reports

The Trusts shall disclose in annual and semi-annual shareholder reports that a description of the Trust Proxy Policy, including the Sub-adviser Proxy Policy, and the Trusts’ proxy voting record for the most recent 12 months ended June 30 are available on the Securities and Exchange Commission’s (“SEC”) website, and without charge, upon request, by calling a specified toll-free telephone number. The Trusts will send these documents within three business days of receipt of a request, by first-class mail or other means designed to ensure equally prompt delivery. The Fund Administration Department is responsible for preparing appropriate disclosure regarding proxy voting for inclusion in shareholder reports and distributing reports. The Legal Department supporting the Trusts is responsible for reviewing such disclosure once it is prepared by the Fund Administration Department.

Filing of Proxy Voting Record on Form N-PX

The Trusts will annually file their complete proxy voting record with the SEC on Form N-PX. The Form N-PX shall be filed for the twelve months ended June 30 no later than August 31 of that year. The Fund Administration department, supported by the Legal Department supporting the Trusts, is responsible for the annual filing.

Regulatory Requirement

Rule 206(4)-6 of the Advisers Act and Rule 30b1-4 of the 1940 Act

Reporting

Disclosures in SAI: The Trusts shall disclose in annual and semi-annual shareholder reports that a description of the Trust Proxy Policy, including the Sub-adviser Proxy Policy, and the Trusts’ proxy voting record for the most recent 12 months ended June 30.

Form N-PX: The proxy voting service will file Form N-PX for each twelve-month period ending on June 30. The filing must be submitted to the SEC on or before August 31 of each year.

Procedure

Review of Sub-advisers’ Proxy Voting

The Trusts have delegated proxy voting authority with respect to Fund portfolio securities in accordance with the Trust Policy, as set forth above.

Consistent with this delegation, each sub-adviser is responsible for the following:

1.

Implementing written policies and procedures, in compliance with Rule 206(4)-6 under the Advisers Act, reasonably designed to ensure that the sub-adviser votes portfolio securities in the best interest of shareholders of the Trusts.

2.

Providing the Advisers with a copy and description of the Sub-adviser Proxy Policy prior to being approved by the Board as a sub-adviser, accompanied by a certification that represents that the Sub-adviser Proxy Policy has been adopted in conformance with Rule 206(4)-6 under the Advisers Act. Thereafter, providing the Advisers with notice of any amendment or revision to that Sub-adviser Proxy Policy or with a description thereof. The Advisers are required to report all material changes to a Sub-adviser Proxy Policy quarterly to the Board. The CCO’s annual written compliance report to the Board will contain a summary of the material changes to each Sub-adviser Proxy Policy during the period covered by the report.

3.

Providing the Adviser with a quarterly certification indicating that the sub-adviser did vote proxies of the funds and that the proxy votes were executed in a manner consistent with the Sub-adviser Proxy Policy. If the sub-adviser voted any proxies in a manner inconsistent with the Sub-adviser Proxy Policy, the sub-adviser will provide the Adviser with a report detailing the exceptions.

Adviser Responsibilities

The Trusts have retained a proxy voting service to coordinate, collect, and maintain all proxy-related information, and to prepare and file the Trust’s reports on Form N-PX with the SEC.

The Advisers, in accordance with their general oversight responsibilities, will periodically review the voting records maintained by the proxy voting service in accordance with the following procedures:

1.	Receive a file with the proxy voting information directly from each sub-adviser on a quarterly basis.

2.	Select a sample of proxy votes from the files submitted by the sub-advisers and compare them against the proxy voting service files for accuracy of the votes.

3.	Deliver instructions to shareholders on how to access proxy voting information via the Trust’s semi-annual and annual shareholder reports.

The Fund Administration Department, in conjunction with the Legal Department supporting the Trusts, is responsible for the foregoing procedures.

Proxy Voting Service Responsibilities

Proxy voting services retained by the Trusts are required to undertake the following procedures:

•	Aggregation of Votes:

The proxy voting service’s proxy disclosure system will collect fund-specific and/or account-level voting records, including votes cast by multiple sub-advisers or third-party voting services.

•	Reporting:

The proxy voting service’s proxy disclosure system will provide the following reporting features:

1.	multiple report export options;

2.	report customization by fund-account, portfolio manager, security, etc.; and

3.	account details available for vote auditing.

•	Form N-PX Preparation and Filing:

The Advisers will be responsible for oversight and completion of the filing of the Trusts’ reports on Form N-PX with the SEC. The proxy voting service will prepare the EDGAR version of Form N-PX and will submit it to the adviser for review and approval prior to filing with the SEC. The proxy voting service will file Form N-PX for each twelve-month period ending on June 30. The filing must be submitted to the SEC on or before August 31 of each year. The Fund Administration Department, in conjunction with the Legal Department supporting the Trusts, is responsible for the foregoing procedures.

The Fund Administration Department in conjunction with the CCO oversees compliance with this policy.

The Fund Administration Department maintains operating procedures affecting the administration and disclosure of the Trusts’ proxy voting records.

The Trusts’ Chief Legal Counsel is responsible for including in the Trusts’ SAI information regarding the Advisers’ and each sub-advisers proxy voting policies as required by applicable rules and form requirements.

Key Contacts

Investment Compliance

Escalation/Reporting Violations

All John Hancock employees are required to report any known or suspected violation of this policy to the CCO of the Funds.

07H. Proxy Voting Procedures

Related Policies and Procedures

7B Registration Statements and Prospectuses

Document Retention Requirements

The Fund Administration Department and The CCO’s Office is responsible for maintaining all documentation created in connection with this policy. Documents will be maintained for the period set forth in the Records Retention Schedule. See Compliance Policy: Books and Records.

Version History
Date	Effective Date	Approving Party
1	01-01-2012
2	02-01-2015
3	09-01-2015
4	12-10-2019
5	08-20-2024	CCO

Global proxy voting policy and procedures February 2025 edition

Executive summary

Each investment team at Manulife Investment Management (Manulife IM)1 is responsible for investing in line with its investment strategy and clients’ objectives. Manulife IM’s approach to proxy voting leverages the skills and knowledge of multiple individuals and teams across the company, including those with expertise on investments, legal matters, corporate governance, environmental matters, social issues, and investment stewardship. Manulife IM’s proxy voting practices align with our organizational structure and consider financially material factors in support of long-term value.

This global proxy voting policy and procedures (policy) applies to each of the Manulife IM advisory affiliates listed in Appendix A. In seeking to adhere to local regulatory requirements of the jurisdiction in which an advisory affiliate operates, additional procedures specific to that affiliate may be implemented to ensure compliance, where applicable. The policy is not intended to cover every possible situation that may arise in the course of business, but rather to act as a decision-making guide. It is therefore subject to change and interpretation from time to time as facts and circumstances dictate.

Manulife IM sets forth broad proxy voting guidelines in our separate Manulife IM global proxy voting guidelines (the guidelines). The guidelines express our general approach to specific proxy voting proposals and subject matter and are intended to be read in conjunction with our various issue-specific statements.2 The guidelines are an important public disclosure reflecting what we, as fiduciaries, believe drive long-term value, and we vote consistently with those principles. While the guidelines broadly indicate our approach to voting on environmental, social, and governance (ESG) integrated strategies,3 we also maintain some additional and differentiated voting guidelines for our thematic strategies. Our thematic strategies are those investment strategies that focus on specific ESG issues or trends.4 An active decision to invest in a company reflects a positive conviction in the investee company and usually in the incumbent management team and, therefore, we often support management’s voting recommendations, but management recommendations are only one of the factors we consider. Public disclosure of our voting guidelines is intended to assist portfolio company management in understanding our perspective and ensure an effective dialogue. Manulife IM applies these guidelines with discretion, such that investment professionals may consider the facts and circumstances of individual ballot items.

1

Manulife Investment Management is the unified global brand for Manulife’s global wealth and asset management business, which serves individual investors and institutional clients in three businesses: retirement, retail, and institutional asset management (public markets and private markets).

2	Our issue-specific statements include, as examples, our climate change statement, our nature statement, and our executive compensation statement.
3	Including ESG integration and quantitative screening.
4	Including sustainable, sustainable thematic, and impact (e.g., clean energy, climate mitigation).

Statement of policy

•	The right to vote is a basic component of share ownership and is an important control. Where clients delegate proxy voting authority to Manulife IM, Manulife IM has an obligation to manage voting rights in a manner consistent with our fiduciary responsibilities.

•	Manulife IM seeks to achieve the stated objective of the investment strategy for our clients throughout the investment process, including through proxy voting and wider stewardship.

•	We encourage good corporate governance at companies as we believe it enhances longer-term resilience by positioning companies to best manage risks and supporting long-term shareholder value.

•	Where we believe that sustainability factors can materially affect financial value, we integrate financially material sustainability risks and opportunities into our investing processes.

•	We look to establish constructive relationships with boards of companies in which we invest and look to integrate those dialogues into our proxy voting decision-making process.[5]
•	We strive to leverage a range of expertise in our company across our decision-making.

•	Where Manulife IM is granted and accepts responsibility for voting proxies for client accounts, we will seek to ensure proxies are received, voted, or not voted with a view to maximize the economic value.

•	Manulife IM has implemented processes to prevent and mitigate identified potential conflicts.

•	Manulife IM will disclose information about our proxy voting policies and procedures to our clients.

•	By articulating public positions on a range of issues, developed by an appropriate range of expertise, Manulife IM articulates our opinion on how a range of issues may affect investors financially.

•	Manulife IM will maintain records relating to proxy voting.

Standards

Scope of proxy voting authority

Manulife IM’s authority to vote proxies is determined by our agreements with clients. Where Manulife IM is granted and accepts responsibility for voting proxies for client accounts, we will seek to ensure proxies are received and voted in the best interests of clients with a view to maximize the economic value of their investments unless we determine that it is in the best interests of clients to refrain from voting a given proxy. We believe that our proxy voting policies and procedures are reasonably designed to ensure that proxy voting is conducted in the best interest of clients and in accordance with our fiduciary duties and any applicable rules and regulations.

When clients have granted Manulife IM authority to vote securities in their accounts, we will vote in accordance with our proxy voting policy and standards, and clients cannot direct our vote in a particular proxy solicitation. Clients who have not provided us authority to vote securities in their accounts should reach out to their other service providers. We will not generally provide advice on proxy voting to clients who have not granted us voting authority.

Receipt of ballots and proxy materials

Except in instances in which a client retains voting authority, Manulife IM will instruct custodians of client accounts to forward all proxy statements and materials received in respect of client accounts to the proxy voting service provider. Proxies received are reconciled against the client’s holdings, and the custodian bank will be notified if proxies have not been forwarded to the proxy service provider when due.

Use of a proxy voting services provider

Manulife IM has deployed the services of a proxy voting services provider to ensure the timely casting of votes, to provide relevant and timely proxy voting research to inform our voting decisions, and to keep associated records. In addition to fulfilling other responsibilities, the proxy voting service provider has been engaged by Manulife IM to:

5	For more information on our engagement activities please see the Manulife Investment Management global issuer engagement policy.

•	provide research and make voting recommendations, taking into account the product’s strategy. Manulife IM has adopted the Institutional Shareholder Services (ISS) Benchmark Policy for our ESG integrated strategies3 and the ISS Sustainability Policy for our thematic strategies.4 These policies were selected as their underlying principles, and recommendations are aligned with the strategies with which they are paired. Both policies are reviewed on a regular basis to ensure broad alignment with the various Manulife IM issue-specific statements;

•	ensure proxies are voted and submitted in a timely manner;

•	provide alerts when companies file additional materials related to proxy voting matters;

•	perform other administrative functions of proxy voting;

•	maintain records of proxy statements and provide copies of such proxy statements promptly on request;

•	maintain records of votes cast; and

•	provide recommendations with respect to proxy voting matters in general.

Through the proxy voting execution process, the proxy voting services provider populates initial recommended voting decisions using the relevant policy that considers a range of issues.

These voting recommendations are then submitted, processed, and ultimately tabulated. Manulife IM retains the authority and operational functionality to submit different voting instructions after these initial recommendations from the proxy voting services provider have been submitted based on Manulife IM’s assessment of each situation. As Manulife IM reviews voting recommendations and decisions, as articulated below, Manulife IM may change voting instructions based on those reviews.

Vote review and decision process

The firm actively reviews voting options where Manulife IM holds a significant ownership position in an investment. A significant ownership position in an investment is defined as those cases in which Manulife IM holds at least 2% of a company’s issued share capital in aggregate across all Manulife IM client accounts. The investment professionals may also review other proxy voting items for their holdings and may make voting suggestions and/or determinations as discussed further below. Where Manulife IM holds a significant ownership position in a company, the investment professional is notified of the matter and the related voting proposals are reviewed.

Manulife IM investment professionals apply the expertise of individuals across the organization in conducting proxy voting research and providing advice. Any such advice is supplemental to the research and recommendations provided by our proxy voting services provider and review by investment professionals.

Manulife IM investment professionals may seek internal review by and advice from the sustainability team when it considers the facts and circumstances of an individual ballot item. After considering all available information, the investment professional will make a voting decision. Where the vote is different from the initial recommendation provided by the proxy voting services provider, the sustainability team will execute the change and record the rationale for the decision.

On occasion, there may be proxy votes that are not within the research and recommendation coverage universe of the proxy voting services provider. Investment professionals responsible for the proxy votes will provide voting recommendations to the Manulife IM proxy operations team, which will execute the votes accordingly.

Securities lending

Manulife IM clients retain the authority and may choose to lend shareholdings. Manulife IM, however, generally retains the ability to restrict shares from being lent and to recall shares on loan in order to preserve proxy voting rights. Manulife IM is focused in particular on preserving voting rights for companies in which the firm holds 2% or more of a company’s voting shares aggregated across client accounts. Manulife IM has a process in place to systematically restrict and recall shares on a best-efforts basis for those companies in which we own an aggregate of 2% or more across all Manulife IM client accounts.

Where Manulife IM may refrain from voting

Manulife IM may refrain from voting a proxy where we have agreed with a client in advance to limit the situations in which we will execute votes. Manulife IM may also refrain from voting due to logistical considerations that may have a detrimental effect on our ability to vote. These issues may include, but are not limited to:

•	costs associated with voting the proxy exceed the expected benefits to clients;

•	underlying securities that have been lent out pursuant to a client’s securities that are on loan according to a client’s securities lending program and have not been subject to recall;

•	short notice of a shareholder meeting;

•	requirements to vote proxies in person;

•	restrictions on a nonnational’s ability to exercise votes, determined by local market regulation;

•	restrictions on the sale of securities in proximity to the shareholder meeting (i.e., share blocking);

•	requirements to disclose commercially sensitive information that may be made public (i.e., reregistration);

•	requirements to provide local agents with the power of attorney to facilitate the voting instructions (such proxies are voted on a best-efforts basis);

•	insufficient information available to confirm Manulife IM is authorized to execute voting rights for certain shares; or

•	the inability of a client’s custodian to forward and process proxies electronically.

Manulife IM does not engage in empty voting

Manulife IM does not engage in the practice of empty voting.6 Manulife IM advisory affiliates are prohibited from creating large hedge positions solely to gain the vote while avoiding economic exposure to the market. Manulife IM will not knowingly vote borrowed shares (shares borrowed for short sales and hedging transactions).

6

Empty voting is a term embracing a variety of factual circumstances that result in a partial, or total, separation of the right to vote at a shareholders meeting from beneficial ownership of the shares on the meeting date.

Conflicts of interest

Manulife IM has a fiduciary duty to our clients. We recognize that conflicts of interest may arise in our proxy voting activities, and we seek to identify, disclose, and mitigate potential conflicts in accordance with our fiduciary responsibilities.

We have identified the following potential conflicts of interest related to our proxy voting activities:

•	Voting at a company that is the sponsor of one of our institutional clients or where the company otherwise has a material commercial relationship with either Manulife Financial Corporation (MFC) or another member of the Manulife group, and Manulife IM could be unduly influenced by the relationship

•	Manulife IM employees could have a material relationship with a company, which could affect voting activities

Manulife IM has implemented processes to prevent and mitigate identified potential conflicts:

•	Each Manulife IM employee is subject to a global code of ethics and general principles of business conduct, which reinforces fiduciary obligations and reminds employees of the requirement to put the interests of our clients first. Where a material conflict is identified between an employee and a company, the conflict must be disclosed to the employee’s manager and our legal/compliance departments as needed to determine if it is appropriate for such employee to influence vote decisions for that company.
•	Manulife IM uses an organizational structure that separates reporting lines for the sustainability team and investment professionals from sales and vendor functions in order to minimize real, or potential, conflicts of interest and to help ensure that voting is conducted in the best interest of the underlying clients.

•	Voting decisions are executed independently of our parent company, MFC, or any of its related entities.

Voting shares of MFC

MFC is the publicly listed parent company of Manulife IM. Generally, legislation restricts the ability of a public company (and its subsidiaries) to hold shares in itself within its own accounts. Accordingly, the MFC share investment policy outlines the limited circumstances in which MFC, or its subsidiaries, may or may not invest or hold shares in MFC on behalf of MFC or its subsidiaries.7

The MFC share investment policy does not apply to investments made on behalf of unaffiliated third parties, which remain assets of the client.8 Such investing may be restricted, however, by specific client guidelines, other Manulife IM policies, or other applicable laws.

Where Manulife IM is charged with voting MFC shares, we will seek to either vote shares in line with the voting recommendations of our external proxy voting service provider or not execute those votes in order to mitigate any conflict of interest.

7

This includes general funds, affiliated segregated funds or separate accounts, and affiliated mutual / pooled funds. 8 This includes assets managed or advised for unaffiliated third parties, such as unaffiliated mutual/pooled funds and unaffiliated institutional advisory portfolios.

Policy responsibility and oversight

The public markets sustainability committee (SC) oversees and monitors this policy and Manulife IM’s proxy voting function, as well as the third-party proxy voting service provider.

Manulife IM’s proxy operations team is responsible for the daily administration of proxy voting operational matters while the sustainability team is responsible for research and analysis of voting decisions and execution of changed votes. Significant proxy voting issues identified by Manulife IM’s proxy operations team are escalated to the sustainability team and may be reviewed by compliance and the SC.

The SC is responsible for the proper oversight of any service providers hired by Manulife IM to assist it in the proxy voting process. This oversight includes:

•	Annual due diligence: Manulife IM conducts an annual due diligence review of the proxy voting service provider. This oversight includes an evaluation of the service provider’s industry reputation, points of risk, compliance with laws and regulations, and technology infrastructure. Manulife IM also reviews the service provider’s capabilities to meet Manulife IM’s requirements, including reporting competencies, the adequacy and quality of the service provider’s staffing and personnel, the quality and accuracy of sources of data and information, the strength of policies and procedures that enable it to make proxy voting recommendations based on current and accurate information, and the strength of policies and procedures to address conflicts of interest of the service provider related to its voting recommendations.

•	Regular updates: Manulife IM requests that the proxy voting service provider deliver updates regarding any business changes that alter the service provider’s ability to provide independent proxy voting advice and services aligned with our policies.

Recordkeeping and reporting

Manulife IM provides clients with a copy of the proxy voting policy on request, and the proxy voting policy is also available on our website. Manulife IM describes our proxy voting processes to our clients in the relevant or required disclosure documents and discloses to our clients the process to obtain information on how Manulife IM voted that client’s proxies.

Manulife IM keeps records of our proxy voting activities, which include proxy voting policies and procedures, records of votes cast on behalf of clients, records of client requests for proxy voting information, and any documents generated in making a vote decision. These documents may be available for inspection by regulatory authorities or government agencies.

Manulife IM discloses voting records, and those records are updated on a monthly basis. The voting records generally reflect the voting decisions made for retail, institutional, and other client funds in the aggregate.

Policy amendments and exceptions

This policy is subject to periodic review by the SC in addition to a review a minimum of every three years. The SC may recommend and approve amendments to this policy.

Any deviation from this policy will only be permitted with the prior approval of the global chief investment officer in consultation with the chief sustainability officer, Manulife IM.

Appendix A

Manulife IM advisory affiliates in scope of policy and investment management business only

Manulife Investment Management Limited

Manulife Investment Management (North America) Limited

Manulife Investment Management (Hong Kong) Limited

PT Manulife Aset Manajemen Indonesia1

Manulife Investment Management (Japan) Limited

Manulife Investment Management (Malaysia) Bhd. Manulife Investment Management and Trust Corporation

Manulife Investment Management (Singapore) Pte. Ltd.

Manulife IM (Switzerland) LLC

Manulife Investment Management (Taiwan) Co., Ltd.1

Manulife Investment Management (Europe) Limited

Manulife Investment Management (US) LLC

1

By reason of certain local regulations and laws with respect to voting, for example, manual/physical voting processes or the absence of a third-party proxy voting service provider for those jurisdictions, PT Manulife Aset Manajemen Indonesia does not engage a third-party service provider to assist in their proxy voting processes. Manulife Investment Management (Taiwan) Co., Ltd. uses the third-party proxy voting service provider to execute votes for non-Taiwanese entities only.

GLBL-86315 03/25 AODA